Exhibit 4.9

1. Shipbroker N/A	2.Place and date 21 March 2022

3.Owners/Place of business (Cl. 1)

SEA 289 LEASING CO. LIMITED, a company incorporated under the laws of Hong Kong with limited liability whose registered office is at27/F, Three Exchange Square, 8 Connaught Place, Hong Kong

4.Bareboat Charterers/Place of business (Cl. 1)

ARK MARINE S.A., a corporation incorporated and existing under the laws of the Republic of the Marshall Islands with Entity Number 109613 and with its registered address at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960

5.Vessel’s name, call sign and flag (Cl. 1 and 3) Vessel name: Hull No. 3211 Call Sign: 9920758 Flag: Marshall Islands or otherwise agreed between Parties
6. Type of Vessel VLCC	7.GT/NT 154,500/106,657
8.When/Where built 2022 Hyundai Heavy Industries, South Korea	9.Total DWT (abt.) in metric tons on summer freeboard 300,000
10. Classification Society (Cl. 3) DNV	11. Date of last special survey by the Vessel’s classification society N/A
12 Further particulars of Vessel (also indicate minimum number of months’ validity of class certificates agreed acc. to Cl. 3) N/A
13. Port or Place of delivery (Cl. 3) Back to back with MOA delivery	14. Time for delivery (Cl. 4) See Clause 34, back to back with MOA delivery	15. Cancelling date (Cl. 5) See definition of “Cancelling Date” and Clause 33
16. Port or Place of redelivery (Cl. 15) See Clauses 41and 42	17. No. of months’ validity of trading and class certificates upon redelivery (Cl. 15) Six (6) months
18. Running days’ notice if other than stated in Cl. 4	19. Frequency of dry-docking (Cl. 10(g)) In accordance with Approved Classification Society or requirements of Flag State
20. Trading limits (Cl. 6) Worldwide within International Navigating Limits and excluding any war listed area declared by the Joint War Committee
21. Charter period (Cl. 2) See Clause 32	22. Charter hire (Cl. 11) See Clause 36
23. New class and other safety requirements (state percentage of Vessel’s insurance value acc. to Box 29)(Cl. 10(a)(ii)) N/A
24. Rate of interest payable acc. to Cl. 11 (f) and, if applicable, acc. to PART IV See Clause 37	25. Currency and method of payment (Cl. 11) Dollars/Bank transfer
26. Place of payment; also state beneficiary and bank account (Cl. 11) See Clause 36	27. Bank guarantee/bond (sum and place) (Cl. 24) (optional) N/A
28. Mortgage(s), if any (state whether 12(a) or (b) applies; if 12(b) applies state date of Financial Instrument and name of Mortgagee(s)/Place of business) (Cl. 12) N/A	29. Insurance (hull and machinery and war risks) (state value acc. to Cl. 13(f) or, if applicable, acc. to Cl. 14(k)) (also state if Cl. 14 applies) See Clause 39
30. Additional insurance cover, if any, for Owners’ account limited to (Cl. 13(b) or, if applicable, Cl. 14(g)) See Clause 39	31. Additional insurance cover, if any, for Charterers’ account limited to (Cl. 13(b) or, if applicable, Cl. 14(g)) See Clause 39
32. Latent defects (only to be filled in if period other than stated in Cl. 3) N/A	33. Brokerage commission and to whom payable (Cl. 27) N/A

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org.

First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

34. Grace period (state number of clear banking days) (Cl. 28) N/A	35. Dispute Resolution (state 30(a), 30(b) or 30(c); if 30(c) agreed Place of Arbitration must be stated (Cl. 30) (c) Clause 30 not applicable. See Clause 65
36. War cancellation (indicate countries agreed) (Cl. 26(f)) N/A
37. Newbuilding Vessel (indicate with “yes” or “no” whether PART III applies) (optional) Yes, Part III does not apply	38. Name and place of Builders (only to be filled in if PART III applies) N/A
39. Vessel’s Yard Building No. (only to be filled In if PART III applies) N/A	40. Date of Building Contract (only to be filled in if PART III applies) N/A
41. Liquidated damages and costs shall accrue to (state party acc. to Cl. 1) a) N/A b) N/A c) N/A
42. Hire/Purchase agreement (indicate with “yes” or “no” whether PART IV applies) (optional) No, Part IV does not apply	43. Bareboat Charter Registry (indicate with “yes” or “no” whether PART V applies) (optional) No
44. Flag and Country of the Bareboat Charter Registry (only to be filled in if PART V applies) N/A	45. Country of the Underlying Registry (only to be filled In if PART V applies) N/A
46. Number of additional clauses covering special provisions, If agreed Clause 32 to Clause 66

PREAMBLE It is mutually agreed that this Contract shall be performed subject to the conditions contained in this Charter which shall Include PART I and PART II. In the event of a conflict of conditions, the provisions of PART I shall prevail over those of PART II to the extent of such conflict but no further. It Is further mutually agreed that PART III and/or PART IV and/or PART V shall only apply and only form part of this Charter if expressly agreed and stated in Boxes 37, 42 and 43. If PART III and/or PART IV and/or PART V apply, it is further agreed that in the event of a conflict of conditions, the provisions of PART I and PART II shall prevail over those of PART III and/or PART IV and/or PART V to the extent of such conflict but no further. It is further agreed that the Additional Clauses as indicated in Box 45 above, appended to and integrated in this Charter supplement Part I and II of this Charter. In the event of a conflict, the Additional Clauses shall prevail.

Signature (Owners)	/s/ Wong Wai Sum	Signature (Charterers)	/s/ Thaleia Kalalati
	Wong Wai Sum		Thaleia Kalalati
	Attorney-in-Fact		Attorney-in-Fact

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org.

First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART II

BARECON 2001 Standard Bareboat Charter

1	1. Definitions		~~61~~	~~(not applicable when Part III applies, as indicated in Box 37)~~
2	In this Charter, the following terms shall have the		~~62~~	~~(a) Should the Vessel not be delivered latest by the~~
3	meanings hereby assigned to them:		~~63~~	~~cancelling date indicated in Box 15, the Charterers shall~~
4	“The Owners” shall mean the party identified in Box 3;		~~64~~	~~have the option of cancelling this Charter by giving the~~
5	“The Charterers” shall mean the party identified in Box 4;		~~65~~	~~Owners notice of cancellation within thirty-six (36)~~
6	“The Vessel” shall mean the vessel named in Box 5 and		~~66~~	~~running hours after the cancelling date stated in Box~~
7	with particulars as stated in Boxes 6 to 12.		~~67~~	~~15, failing which this Charter shall remain in full force~~
8	“Financial Instrument” has the meaning ascribed to it in		~~68~~	~~and effect.~~
	Clause 66.1.~~means the mortgage, deed of~~		~~69~~	~~(b) If it appears that the Vessel will be delayed beyond~~
9	~~covenant or other such financial security instrument as~~		~~70~~	~~the cancelling date, the Owners may, as soon as they~~
10	~~annexed to this Charter and stated in Box 28.~~		~~71~~	~~are in a position to state with reasonable certainty the~~
			~~72~~	~~day on which the Vessel should be ready, give notice~~
11	2 Charter Period		~~73~~	~~thereof to the Charterers asking whether they will~~
12	In consideration of the hire detailed in Box 22,		~~74~~	~~exercise their option of cancelling, and the option must~~
13	the Owners have agreed to let and the Charterers have		~~75~~	~~then be declared within one hundred and sixty-eight~~
14	agreed to hire the Vessel for the period stated in Box 21		~~76~~	~~(168) running hours of the receipt by the Charterers of~~
15	~~(“The Charter Period”).~~ See also Clause 32.		~~77~~	~~such notice or within thirty-six (36) running hours after~~
			~~78~~	~~the cancelling date, whichever is the earlier. If the~~
16	3. Delivery		~~79~~	~~Charterers do not then exercise their option of cancelling,~~
17	(not applicable when Part III applies, as indicated in Box 37)		~~80~~	~~the seventh day after the readiness date stated in the~~
18	~~(a) The Owners shall before and at the time of delivery~~		~~81~~	~~Owners’ notice shall be substituted for the cancelling~~
~~19~~	~~exercise due diligence to make the Vessel seaworthy~~		~~82~~	~~date indicated in Box 15 for the purpose of this Clause 5.~~
~~20~~	~~And in every respect ready in hull, machinery and~~		~~83~~	~~(c) Cancellation under this Clause 5 shall be without~~
~~21~~	~~equipment for service under this Charter.~~		~~84~~	~~prejudice to any claim the Charterers may otherwise have~~
22	The Vessel shall be delivered by the Owners and taken		~~85~~	~~on the Owners under this Charter.~~
23	over by the Charterers at the port or place indicated in			
24	Box 13. ~~in such ready safe berth as the Charterers may~~		86	6. Trading Restrictions (See also Clauses 39.9(d) and 53.1(c))
25	~~direct.~~		87	The Vessel shall be employed in lawful trades for the
26	~~(b) The Vessel shall be properly documented on~~		88	carriage of suitable lawful merchandise within the trading
~~27~~	~~delivery in accordance with the laws of the flag State~~		89	limits indicated in Box 20.
~~28~~	~~indicated in Box 5 and the requirements of the~~		90	The Charterers undertake not to employ the Vessel or
~~29~~	~~classification society stated in Box 10. The Vessel upon~~		91	suffer the Vessel to be employed otherwise than in
~~30~~	~~delivery shall have her survey cycles up to date and~~		92	conformity with the terms of the contracts of insurance
~~31~~	~~trading and class certificates valid for at least the number~~		93	(including any warranties expressed or implied therein)
~~32~~	~~of months agreed in Box 12.~~ 		94	without first obtaining the consent of the insurers to such
33	(c) The delivery of the Vessel by the Owners and the		95	employment and complying with such requirements as
34	taking over of the Vessel by the Charterers shall		96	to extra premium or otherwise as the insurers may
35	constitute a full performance by the Owners of all the		97	prescribe.
36	Owners’ obligations under this Clause 3, and thereafter		98	The Charterers also undertake not to employ the Vessel
37	the Charterers shall not be entitled to make or assert		99	or suffer her employment in any trade or business which
38	any claim against the Owners on account of any		100	is forbidden by the law of any country to which the Vessel
39	conditions, representations or warranties expressed or		101	may sail or is otherwise illicit or in carrying illicit or
40	implied with respect to the Vessel. ~~but the Owners shall~~		102	prohibited goods or in any manner whatsoever which
~~41~~	~~be liable for the cost of but not the time for repairs or~~		103	may render her liable to condemnation, destruction,
~~42~~	~~renewals occasioned by latent defects in the Vessel,~~		104	seizure or confiscation.
~~43~~	~~her machinery or appurtenances, existing at the time of~~		105	Notwithstanding any other provisions contained in this
~~44~~	~~delivery under this Charter, provided such defects have~~		106	Charter it is agreed that nuclear fuels or radioactive
~~45~~	~~manifested themselves within twelve (12) months after~~	
~~46~~	~~delivery unless otherwise provided in Box 32.~~		107	products or waste are specifically excluded from the
			108	cargo permitted to be loaded or carried under this
47	4. Time for Delivery (See Clause 34)		109	Charter. This exclusion does not apply to radio-isotopes
~~48~~	~~(not applicable when Part III applies, as indicated in Box 37)~~		110	used or intended to be used for any industrial,
~~49~~	~~The Vessel shall not be delivered before the date~~		111	commercial, agricultural, medical or scientific purposes
~~50~~	~~indicated in Box 14 without the Charterers’ consent and~~		112	provided the Owners’ prior approval has been obtained
~~51~~	~~the Owners shall exercise due diligence to deliver the~~		113	to loading thereof.
~~52~~	~~Vessel not later than the date indicated in Box 15.~~			
~~53~~	~~Unless otherwise agreed in Box 18, the Owners shall~~		114	7. Surveys on Delivery and Redelivery (See Clauses 41.8 and 41.9)
~~54~~	~~give the Charterers not less than thirty (30) running days’~~		~~115~~	~~(not applicable when Part III applies, as indicated in Box 37)~~
~~55~~	~~preliminary and not less than fourteen (14) running days’~~		~~116~~	~~The Owners and Charterers shall each appoint~~
~~56~~	~~definite notice of the date on which the Vessel is~~		~~117~~	~~surveyors for the purpose of determining and agreeing~~
~~57~~	~~expected to be ready for delivery.~~		~~118~~	~~in writing the condition of the Vessel at the time of~~
~~58~~	~~The Owners shall keep the Charterers closely advised~~			
~~59~~	~~of possible changes in the Vessel’s position.~~		~~119~~	~~delivery and redelivery hereunder (if applicable). The~~
				~~Owners shall~~
60	5. Cancelling (See Clause 33)			

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org.

First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART II

BARECON 2001 Standard Bareboat Charter

~~120~~	~~bear all expenses of the On-hire Survey including loss~~		181	Society indicated in Box 10 and maintain all other
~~121~~	~~of time, if any, and the Charterers shall bear all expenses~~		182	necessary certificates in force at all times.
~~122~~	~~of the Off-hire Survey including loss of time, if any, at~~			
~~123~~	~~the daily equivalent to the rate of hire or pro rata thereof.~~		183	(ii) New Class and Other Safety Requirements - In the
			184	event of any improvement, structural changes or
~~124~~	8. Inspection (See Clause 54)		185	new equipment becoming necessary for the
~~125~~	~~The Owners shall have the right at any time after giving~~		186	continued operation of the Vessel by reason of new
~~126~~	~~reasonable notice to the Charterers to inspect or survey~~		187	class requirements or by compulsory legislation, the costs
~~127~~	~~the Vessel or instruct a duly authorised surveyor to carry~~			of compliance shall be for the Charterers’ account.
~~128~~	~~out such survey on their behalf:-~~		~~188~~	~~costing (excluding the Charterers’ loss of time)~~
~~129~~	~~(a) to ascertain the condition of the Vessel and satisfy~~		~~189~~	~~more than the percentage stated in Box 23, or if~~
~~130~~	~~themselves that the Vessel is being properly repaired~~		~~190~~	~~Box 23 is left blank, 5 per cent. of the Vessel’s~~
~~131~~	~~and maintained. The costs and fees for such inspection~~		~~191~~	~~insurance value as stated in Box 29, then the~~
~~132~~	~~or survey shall be paid by the Owners unless the Vessel~~		~~192~~	~~extent, if any, to which the rate of hire shall be varied~~
~~133~~	~~is found to require repairs or maintenance in order to~~		~~193~~	~~and the ratio in which the cost of compliance shall~~
~~134~~	~~achieve the condition so provided;~~		~~194~~	~~be shared between the parties concerned in order~~
~~135~~	~~(b) in dry-dock if the Charterers have not dry-docked~~		~~195~~	~~to achieve a reasonable distribution thereof as~~
~~136~~	~~Her in accordance with Clause 10(g). The costs and fees~~		~~196~~	~~between the Owners and the Charterers having~~
~~137~~	~~for such inspection or survey shall be paid by the~~ 		~~197~~	~~regard, inter alia, to the length of the period~~
~~138~~	~~Charterers; and~~		~~198~~	~~remaining under this Charter shall, in the absence~~
~~139~~	~~(c) for any other commercial reason they consider~~		~~199~~	~~of agreement, be referred to the dispute resolution~~
~~140~~	~~necessary (provided it does not unduly interfere with~~		~~200~~	~~method agreed in Clause 30.~~
~~141~~	~~the commercial operation of the Vessel). The costs and~~			
~~142~~	~~fees for such inspection and survey shall be paid by the~~		201	(iii) Financial Security - The Charterers shall maintain
~~143~~	~~Owners.~~		202	financial security or responsibility in respect of third
~~144~~	~~All time used in respect of inspection, survey or repairs~~		203	party liabilities as required by any government,
~~145~~	~~shall be for the Charterers’ account and form part of the~~		204	including federal, state or municipal or other division
~~146~~	~~Charter Period.~~		205	or authority thereof, to enable the Vessel, without
~~147~~	~~The Charterers shall also permit the Owners to inspect~~		206	penalty or charge, lawfully to enter, remain at, or
~~148~~	~~the Vessel’s log books whenever requested and shall~~		207	leave any port, place, territorial or contiguous
~~149~~	~~whenever required by the Owners furnish them with full~~		208	waters of any country, state or municipality in
~~150~~	~~information regarding any casualties or other accidents~~		209	performance of this Charter without any delay. This
~~151~~	~~or damage to the Vessel.~~		210	obligation shall apply whether or not such
			211	requirements have been lawfully imposed by such
152	9. Inventories, Oil and Stores		212	government or division or authority thereof.
~~153~~	~~A complete inventory of the Vessel’s entire equipment,~~		213	The Charterers shall make and maintain all arrange-
~~154~~	~~outfit including spare parts, appliances and of all~~		214	ments by bond or otherwise as may be necessary to
~~155~~	~~consumable stores on board the Vessel shall be made~~		215	satisfy such requirements at the Charterers’ sole
~~156~~	~~by the Charterers in conjunction with the Owners on~~		216	expense and the Charterers shall indemnify the Owners
~~157~~	~~delivery and again on redelivery of the Vessel. The~~		217	against all consequences whatsoever (including loss of
~~158~~	~~Charterers and the Owners, respectively, shall at the~~		218	time) for any failure or inability to do so.
~~159~~	~~time of delivery and redelivery take over and pay for all~~		219	(b) Operation of the Vessel - The Charterers shall at
~~160~~	~~bunkers, lubricating oil, unbroached provisions, paints,~~		220	their own expense and by their own procurement man,
~~161~~	~~ropes and other consumable stores (excluding spare~~		221	victual, navigate, operate, supply, fuel and, whenever
~~162~~	~~parts) in the said Vessel at the then current market prices~~		222	required, repair the Vessel during the Charter Period
~~163~~	~~at the ports of delivery and redelivery, respectively. The~~		223	and they shall pay all charges and expenses of every
~~164~~	~~Charterers shall ensure that all spare parts listed in the~~		224	kind and nature whatsoever incidental to their use and
~~165~~	~~inventory and used during the Charter Period are~~		225	operation of the Vessel under this Charter, including
~~166~~	~~replaced at their expense prior to redelivery of the~~		226	annual ~~flag State~~ fees of the Flag State and any foreign
~~167~~	~~Vessel.~~			general
			227	municipality and/or state taxes. The Master, officers
168	10. Maintenance and Operation		228	and crew of the Vessel shall be the servants of the Charterers
169	(a)(i) Maintenance and Repairs - During the Charter		229	for all purposes whatsoever, even if for any reason
170	Period the Vessel shall be in the full possession		230	appointed by the Owners.
171	and at the absolute disposal for all purposes of the		231	Charterers shall comply with the regulations regarding
172	Charterers and under their complete control in		232	officers and crew in force in the country of the Vessel’s
173	every respect. The Charterers shall maintain the		233	flag or any other applicable law.
174	Vessel, her machinery, boilers, appurtenances and		234	(c) The Charterers shall keep the Owners ~~and the~~
175	spare parts in a good state of repair, in efficient		235	~~mortgagee(s)~~ advised of the intended employment,
176	operating condition and in accordance with good		236	planned dry-docking and major repairs of the Vessel,
177	commercial maintenance practice and, ~~except as~~		237	as reasonably required.
178	~~provided for in Clause 14(l),~~ if applicable, at their		238	(d) Flag and Name of Vessel - During the Charter
179	own expense they shall at all times keep the		239	Period, the Charterers shall have the liberty to paint the
180	Vessel’s Classification ~~Class~~ fully up to date with the		240	Vessel in their own colours, install and display their
	Classification		241	funnel insignia and fly their own house flag. The

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First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART II

BARECON 2001 Standard Bareboat Charter

242	Charterers shall also have the liberty, with the Owners’		~~292~~	~~punctually in accordance with the terms of this Charter~~
243	consent~~, which shall not be unreasonably withheld or~~		~~293~~	~~in respect of which time shall be of the essence.~~
	~~delayed~~, to		~~294~~	~~(b) The Charterers shall pay to the Owners for the hire~~
244	change the flag and/or the name of the Vessel during		~~295~~	~~of the Vessel a lump sum in the amount indicated in~~
245	the Charter Period (with all fees, costs and expenses		~~296~~	~~Box 22 which shall be payable not later than every thirty~~
	arising in relation thereto for the Charterers’		~~297~~	~~(30) running days in advance, the first lump sum being~~
	account). Painting and re-painting, instalment		~~298~~	~~payable on the date and hour of the Vessel’s delivery to~~
246	and re-instalment, registration and re-registration, if		~~299~~	~~the Charterers. Hire shall be paid continuously~~
247	required by the Owners, shall be at the Charterers’		~~300~~	~~throughout the Charter Period.~~
248	expense and time.		~~301~~	~~(c) Payment of hire shall be made in cash without~~
249	(e) Changes to the Vessel - See Clause 53.1(k). ~~Subject to~~		~~302~~	~~discount in the currency and in the manner indicated in~~
	~~Clause 10(a)(ii),~~ 		~~303~~	~~Box 25 and at the place mentioned in Box 26.~~
~~250~~	~~the Charterers shall make no structural changes in the~~		~~304~~	~~(d) Final payment of hire, if for a period of less than~~
~~251~~	~~Vessel or changes in the machinery, boilers, appurten-~~		~~305~~	~~thirty (30) running days, shall be calculated proportionally~~
~~252~~	~~ances or spare parts thereof without in each instance~~		~~306~~	~~according to the number of days and hours remaining~~
~~253~~	~~first securing the Owners’ approval thereof. If the Owners~~		~~307~~	~~before redelivery and advance payment to be effected~~
~~254~~	~~so agree, the Charterers shall, if the Owners so require,~~		~~308~~	~~accordingly.~~
~~255~~	~~restore the Vessel to its former condition before the~~		~~309~~	~~(e) Should the Vessel be lost or missing, hire shall~~
~~256~~	~~termination of this Charter.~~		~~310~~	~~cease from the date and time when she was lost or last~~
257	(f) Use of the Vessel’s Outfit, Equipment and		~~311~~	~~heard of. The date upon which the Vessel is to be treated~~
258	Appliances - The Charterers shall have the use of all		~~312~~	~~as lost or missing shall be ten (10) days after the Vessel~~
259	outfit, equipment, and appliances on board the Vessel		~~313~~	~~was last reported or when the Vessel is posted as~~
260	at the time of delivery, provided the same or their		~~314~~	~~missing by Lloyd’s, whichever occurs first. Any hire paid~~
261	substantial equivalent shall be returned to the Owners		~~315~~	~~in advance to be adjusted accordingly.~~
262	on redelivery in the same good order and condition as		~~316~~	~~(f) Any delay in payment of hire shall entitle the~~
263	when received, ordinary wear and tear excepted. The		~~317~~	~~Owners to interest at the rate per annum as agreed~~
264	Charterers shall from time to time during the Charter		~~318~~	~~in Box 24. If Box 24 has not been filled in, the three months~~
265	Period replace, renew or substitute such items of		~~319~~	~~Interbank offered rate in London (LIBOR or its successor)~~
	equipment as shall be so		~~320~~	~~for the currency stated in Box 25, as quoted by the British~~
266	damaged or worn as to be unfit for use. The Charterers		~~321~~	~~Bankers’ Association (BBA) on the date when the hire~~
267	are to procure that all repairs to or replacement of any		~~322~~	~~fell due, increased by 2 per cent., shall apply.~~
268	damaged, worn or lost parts or equipment be effected		~~323~~	~~(g) Payment of interest due under sub-clause 11(f)~~
269	in such manner (both as regards workmanship and		~~324~~	~~shall be made within seven (7) running days of the date~~
270	quality of materials) as not to diminish the value of the		~~325~~	~~of the Owners’ invoice specifying the amount payable~~
271	Vessel ~~provided that the Vessel’s value not to be~~		~~326~~	~~or, in the absence of an invoice, at the time of the next~~
	~~diminished if the repairs or replacement are effected~~		~~327~~	~~hire payment date.~~
	~~in accordance with the Classification Society and/or~~	
	~~the respective makers’ recommendations~~. Title of any		328	12. Mortgage (See Clause 62)
	equipment so replaced, renewed or substituted shall		~~329~~	~~(only to apply if Box 28 has been appropriately filled in)~~
	vest in and remain with the Owners. The Charterers		~~330~~	~~*)(a) The Owners warrant that they have not effected~~
	have the right to fit additional		~~331~~	~~any mortgage(s) of the Vessel and that they shall not~~
272	equipment at their expense and risk but the Charterers		~~332~~	~~effect any mortgage(s) without the prior consent of the~~
273	shall remove such equipment at the end of the period if		~~333~~	~~Charterers, which shall not be unreasonably withheld.~~
274	requested by the Owners. See also Clause 53.1(k). Any		~~334~~	~~*)(b) The Vessel chartered under this Charter is financed~~
	equipment including radio		~~335~~	~~by a mortgage according to the Financial Instrument.~~
275	equipment on hire on the Vessel at time of delivery shall		~~336~~	~~The Charterers undertake to comply, and provide such~~
276	be kept and maintained by the Charterers and ~~the~~		~~337~~	~~information and documents to enable the Owners to~~
277	~~Charterers shall assume the obligations and liabilities~~		~~338~~	~~comply, with all such instructions or directions in regard~~
278	~~of the Owners under any lease contracts in connection~~		~~339~~	~~to the employment, insurances, operation, repairs and~~
279	~~therewith and~~ shall reimburse the Owners for all		~~340~~	~~maintenance of the Vessel as laid down in the Financial~~
280	expenses incurred in connection therewith, also for any		~~341~~	~~Instrument or as may be directed from time to time during~~
281	new equipment required in order to comply with radio		~~342~~	~~the currency of the Charter by the mortgagee(s) in~~
282	regulations.		~~343~~	~~conformity with the Financial Instrument. The Charterers~~
283	(g) Periodical Dry-Docking - The Charterers shall dry-		~~344~~	~~confirm that, for this purpose, they have acquainted~~
284	dock the Vessel and clean and paint her underwater		~~345~~	~~themselves with all relevant terms, conditions and~~
285	parts whenever the same may be necessary, but not		~~346~~	~~provisions of the Financial Instrument and agree to~~
286	less than once during the period stated in Box 19 or, if		~~347~~	~~acknowledge this in writing in any form that may be~~
287	Box 19 has been left blank, every sixty (60) calendar		~~348~~	~~required by the mortgagee(s). The Owners warrant that~~
288	months after delivery or such other period as may be		~~349~~	~~they have not effected any mortgage(s) other than stated~~
289	required by the Classification Society or flag State.		~~350~~	~~in Box 28 and that they shall not agree to any~~
			~~351~~	~~amendment of the mortgage(s) referred to in Box 28 or~~
290	11. Hire (See Clause 36)			
~~291~~	~~(a) The Charterers shall pay hire due to the Owners~~		~~352~~	~~effect any other mortgage(s) without the prior consent~~

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First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART II

BARECON 2001 Standard Bareboat Charter

~~353~~	~~of the Charterers, which shall not be unreasonably~~		406	(d) Subject to the provisions of the Financial Instru-
~~354~~	~~withheld.~~		407	ments and Clause 43, if any, should the Vessel become a
~~355~~	~~*)(Optional, Clauses 12(a) and 12(b) are alternatives;~~			Total Loss, ~~an actual,~~
~~356~~	~~indicate alternative agreed in Box 28).~~		408	~~constructive, compromised or agreed total loss under~~
			~~409~~	~~the insurances required under sub-clause 13(a),~~ all
357	13. Insurance and Repairs (See also Clause 39)		410	insurance payments for such loss shall be paid to the
358	(a) During the Charter Period the Vessel shall be kept		411	Owners (or, if applicable, the Owners’ Financiers) in
359	insured in accordance with Clause 39 and~~by the~~			accordance with the agreed loss payable clauses. ~~who~~
	~~Charterers at their expense against hull~~			~~shall distribute the moneys between the~~
~~360~~	~~and machinery, war and Protection and Indemnity risks~~		~~412~~	~~Owners and the Charterers according to their respective~~
~~361~~	~~(and any risks against which it is compulsory to insure~~		~~413~~	~~interests.~~ The Charterers undertake to notify the Owners
~~362~~	~~for the operation of the Vessel,~~ including but not limited			and the Owners’ Financiers,
	to maintaining		414	~~and the mortgagee(s), if any,~~ of any occurrences in
363	financial security in accordance with sub-clause		415	consequence of which the Vessel is likely to become a
364	10(a)(iii)) in such form as the Owners shall in writing		416	~~t~~Total ~~l~~Loss. ~~as defined in this Clause.~~
365	approve, which approval shall not be un-reasonably		417	(e) The Owners shall upon the request of the
366	withheld. Such insurances shall be arranged by the		418	Charterers, promptly execute such documents as may
367	Charterers to protect the interests of both the Owners		419	be required to enable the Charterers to abandon the
368	and the Charterers and the Owners’ Financiers		420	Vessel to insurers and claim a constructive total loss.
	~~mortgagee(s)~~ (if any), and		421	(f) For the purpose of insurance coverage against hull
369	The Charterers shall be at liberty to protect under such		422	and machinery and war risks under the provisions of
370	insurances the interests of any managers they may		423	sub-clause 13(a), the value of the Vessel is the sum
371	appoint provided such manager has entered into a		424	indicated in Clause 39.~~Box 29.~~
manager’s undertaking in form and substance
	acceptable to the Owners and the Owners’ Financiers		425	14. Insurance, Repairs and Classification
	(if any). Insurance policies shall cover the Owners , the		~~426~~	~~(Optional, only to apply if expressly agreed and stated~~
	mortgagee(s) (if any)~~,~~ and		~~427~~	~~in Box 29, in which event Clause 13 shall be considered~~
372	the Charterers according to their respective interests.		~~428~~	~~deleted).~~
373	Subject to the provisions of the agreed loss payable		~~429~~	~~(a) During the Charter Period the Vessel shall be kept~~
	clauses, ~~Financial Instrument, if~~		~~430~~	~~insured by the Owners at their expense against hull and~~
374	~~any,~~ and the approval of the Owners and the insurers,		~~431~~	~~machinery and war risks under the form of policy or~~
375	the Charterers shall effect all insured repairs and shall		~~432~~	~~policies attached hereto. The Owners and/or insurers~~
376	undertake settlement and reimbursement from the		~~433~~	~~shall not have any right of recovery or subrogation~~
377	insurers of all costs in connection with such repairs as		~~434~~	~~against the Charterers on account of loss of or any~~
378	well as insured charges, expenses and liabilities to the		~~435~~	~~damage to the Vessel or her machinery or appurt-~~
379	extent of coverage under the insurances herein provided		~~436~~	~~enances covered by such insurance, or on account of~~
380	for.		~~437~~	~~payments made to discharge claims against or liabilities~~
381	The Charterers also to remain responsible for and to		~~438~~	~~of the Vessel or the Owners covered by such insurance.~~
382	effect repairs and settlement of costs and expenses		~~439~~	~~Insurance policies shall cover the Owners and the~~
383	incurred thereby in respect of all other repairs not		~~440~~	~~Charterers according to their respective interests.~~
384	covered by the insurances and/or not exceeding any		~~441~~	~~(b) During the Charter Period the Vessel shall be kept~~
385	possible franchise(s) or deductibles provided for in the		~~442~~	~~insured by the Charterers at their expense against~~
386	insurances.		~~443~~	~~Protection and Indemnity risks (and any risks against~~
387	All time used for repairs under the provisions of sub-		~~444~~	~~which it is compulsory to insure for the operation of the~~
388	clause 13(a) ~~and for repairs of latent defects according~~		~~445~~	~~Vessel, including maintaining financial security in~~
389	~~to Clause 3(c) above~~, including any deviation, shall be		~~446~~	~~accordance with sub-clause 10(a)(iii)) in such form as~~
390	for the Charterers’ account.		~~447~~	~~the Owners shall in writing approve which approval shall~~
391	(b~~) If the conditions of the above insurances permit~~		~~448~~	~~not be unreasonably withheld.~~
~~392~~	~~additional insurance to be placed by the parties, such~~		~~449~~	~~(c) In the event that any act or negligence of the~~
~~393~~	~~cover shall be limited to the amount for each party set~~		~~450~~	~~Charterers shall vitiate any of the insurance herein~~
~~394~~	~~out in Box 30 and Box 31, respectively.~~ The ~~Owners or~~		~~451~~	~~provided, the Charterers shall pay to the Owners all~~
395	~~the~~ Charterers ~~as the case may be~~ shall immediately		~~452~~	~~losses and indemnify the Owners against all claims and~~
396	furnish the ~~other party~~Owners with particulars of any		~~453~~	~~demands which would otherwise have been covered by~~
	additional		~~454~~	~~such insurance.~~
397	insurance effected, including copies of any cover notes			
398	or policies and the written consent of the insurers of		~~455~~	~~(d) The Charterers shall, subject to the approval of the~~
399	any such required insurance in any case where the		~~456~~	~~Owners or Owners’ Underwriters, effect all insured~~
400	consent of such insurers is necessary.		~~457~~	~~repairs, and the Charterers shall undertake settlement~~
401	(c) The Charterers shall upon the request of the		~~458~~	~~of all miscellaneous expenses in connection with such~~
402	Owners, provide information and promptly execute such		~~459~~	~~repairs as well as all insured charges, expenses and~~
403	documents as may be required to enable the Owners to		~~460~~	~~liabilities, to the extent of coverage under the insurances~~
404	comply with the insurance provisions of the Financial		~~461~~	~~provided for under the provisions of sub-clause 14(a).~~
405	Instrument (if any).		~~462~~	~~The Charterers to be secured reimbursement through~~
			~~463~~	~~the Owners’ Underwriters for such expenditures upon~~

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org.

First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART II

BARECON 2001 Standard Bareboat Charter

~~464~~	~~presentation of accounts.~~		~~525~~	~~notified immediately to the Owners.~~
			~~526~~	~~The Charterers warrant that they will not permit the~~
~~465~~	~~(e) The Charterers to remain responsible for and to~~		~~527~~	~~Vessel to commence a voyage (including any preceding~~
~~466~~	~~effect repairs and settlement of costs and expenses~~		~~528~~	~~ballast voyage) which cannot reasonably be expected~~
~~467~~	~~incurred thereby in respect of all other repairs not~~		~~529~~	~~to be completed in time to allow redelivery of the Vessel~~
~~468~~	~~covered by the insurances and/or not exceeding any~~		~~530~~	~~within the Charter Period. Notwithstanding the above,~~
~~469~~	~~possible franchise(s) or deductibles provided for in the~~		~~531~~	~~should the Charterers fail to redeliver the Vessel within~~
~~470~~	~~insurances.~~		~~532~~	~~The Charter Period, the Charterers shall pay the daily~~
			~~533~~	~~equivalent to the rate of hire stated in Box 22 plus 10~~
~~471~~	~~(f) All time used for repairs under the provisions of~~		~~534~~	~~per cent. or to the market rate, whichever is the higher,~~
~~472~~	~~sub-clauses 14(d) and 14(e) and for repairs of latent~~		~~535~~	~~for the number of days by which the Charter Period is~~
~~473~~	~~defects according to Clause 3 above, including any~~		~~536~~	~~exceeded. All other terms, conditions and provisions of~~
~~474~~	~~deviation, shall be for the Charterers’ account and shall~~		~~537~~	~~this Charter shall continue to apply.~~
~~475~~	~~form part of the Charter Period.~~		~~538~~	~~Subject to the provisions of Clause 10, the Vessel shall~~
~~476~~	~~The Owners shall not be responsible for any expenses~~		~~539~~	~~be redelivered to the Owners in the same or as good~~
~~477~~	~~as are incident to the use and operation of the Vessel~~		~~540~~	~~structure, state, condition and class as that in which she~~
~~478~~	~~for such time as may be required to make such repairs.~~		~~541~~	~~was delivered, fair wear and tear not affecting class~~
			~~542~~	~~excepted.~~
~~479~~	~~(g) If the conditions of the above insurances permit~~		~~543~~	~~The Vessel upon redelivery shall have her survey cycles~~
~~480~~	~~additional insurance to be placed by the parties such~~		~~544~~	~~up to date and trading and class certificates valid for at~~
~~481~~	~~cover shall be limited to the amount for each party set~~		~~545~~	~~least the number of months agreed in Box 17.~~
~~482~~	~~out in Box 30 and Box 31, respectively. The Owners or~~
~~483~~	~~the Charterers as the case may be shall immediately~~		546	16. Non-Lien
~~484~~	~~furnish the other party with particulars of any additional~~		547	The Charterers will not suffer, nor permit to be continued,
~~485~~	~~insurance effected, including copies of any cover notes~~		548	any lien or encumbrance incurred by them or their
~~486~~	~~or policies and the written consent of the insurers of~~		549	agents, which might have priority over the title and
~~487~~	~~any such required insurance in any case where the~~		550	interest of the Owners in the Vessel. The Charterers
~~488~~	~~consent of such insurers is necessary.~~		551	further agree to fasten to the Vessel in a conspicuous
			552	place and to keep so fastened during the Charter Period
~~489~~	~~(h) Should the Vessel become an actual, constructive,~~		553	a notice reading as follows:
~~490~~	~~compromised or agreed total loss under the insurances~~		554	“This Vessel is the property of (name of Owners). It is
~~491~~	~~required under sub-clause 14(a), all insurance payments~~		555	under charter to (name of Charterers) and by the terms
~~492~~	~~for such loss shall be paid to the Owners, who shall~~		556	of the Charter Party neither the Charterers nor the
~~493~~	~~distribute the moneys between themselves and the~~		557	Master have any right, power or authority to create, incur
~~494~~	~~Charterers according to their respective interests.~~		558	or permit to be imposed on the Vessel any lien
~~495~~	~~(i) If the Vessel becomes an actual, constructive,~~		559	whatsoever.”
~~496~~	~~compromised or agreed total loss under the insurances~~	
~~497~~	~~arranged by the Owners in accordance with sub-clause~~		560	17. Indemnity (See indemnity clauses in Additional
~~498~~	~~14(a), this Charter shall terminate as of the date of such~~			Clauses)
~~499~~	~~loss.~~		~~561~~	~~(a) The Charterers shall indemnify the Owners against~~
~~500~~	~~(j) The Charterers shall upon the request of the~~		~~562~~	~~any loss, damage or expense incurred by the Owners~~
~~501~~	~~Owners, promptly execute such documents as may be~~		~~563~~	~~arising out of or in relation to the operation of the Vessel~~
~~502~~	~~required to enable the Owners to abandon the Vessel~~		~~564~~	~~by the Charterers, and against any lien of whatsoever~~
~~503~~	~~to the insurers and claim a constructive total loss.~~		~~565~~	~~nature arising out of an event occurring during the~~
~~504~~	~~(k) For the purpose of insurance coverage against hull~~		~~566~~	~~Charter Period. If the Vessel be arrested or otherwise~~
~~505~~	~~and machinery and war risks under the provisions of~~		~~567~~	~~detained by reason of claims or liens arising out of her~~
~~506~~	~~sub-clause 14(a), the value of the Vessel is the sum~~		~~568~~	~~operation hereunder by the Charterers, the Charterers~~
~~507~~	~~indicated in Box 29.~~		~~569~~	~~shall at their own expense take all reasonable steps to~~
~~508~~	~~(l) Notwithstanding anything contained in sub-clause~~		~~570~~	~~secure that within a reasonable time the Vessel is~~
~~509~~	~~10(a), it is agreed that under the provisions of Clause~~		~~571~~	~~released, including the provision of bail.~~
~~510~~	~~14, if applicable, the Owners shall keep the Vessel’s~~		~~572~~	~~Without prejudice to the generality of the foregoing, the~~
~~511~~	~~Class fully up to date with the Classification Society~~		~~573~~	~~Charterers agree to indemnify the Owners against all~~
~~512~~	~~indicated in Box 10 and maintain all other necessary~~		~~574~~	~~consequences or liabilities arising from the Master,~~
~~513~~	~~certificates in force at all times.~~		~~575~~	~~officers or agents signing Bills of Lading or other~~
			~~576~~	~~documents.~~
514	15. Redelivery (See Clauses 41 and 42)			
~~515~~	~~At the expiration of the Charter Period the Vessel shall~~		~~577~~	~~(b) If the Vessel be arrested or otherwise detained by~~
~~516~~	~~be redelivered by the Charterers to the Owners at a~~		~~578~~	~~reason of a claim or claims against the Owners, the~~
~~517~~	~~safe and ice-free port or place as indicated in Box 16, in~~		~~579~~	~~Owners shall at their own expense take all reasonable~~
~~518~~	~~such ready safe berth as the Owners may direct. The~~		~~580~~	~~steps to secure that within a reasonable time the Vessel~~
~~519~~	~~Charterers shall give the Owners not less than thirty~~		~~581~~	~~is released, including the provision of bail.~~
~~520~~	~~(30) running days’ preliminary notice of expected date,~~		~~582~~	~~In such circumstances the Owners shall indemnify the~~
~~521~~	~~range of ports of redelivery or port or place of redelivery~~		~~583~~	~~Charterers against any loss, damage or expense~~
~~522~~	~~and not less than fourteen (14) running days’ definite~~		~~584~~	~~incurred by the Charterers (including hire paid under~~
~~523~~	~~notice of expected date and port or place of redelivery.~~		~~585~~	~~this Charter) as a direct consequence of such arrest or~~
~~524~~	~~Any changes thereafter in the Vessel’s position shall be~~		~~586~~	~~detention.~~

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org.

First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART II

BARECON 2001 Standard Bareboat Charter

~~587~~	~~18. Lien~~		648	(a) In the event of the Requisition for Hire of the Vessel
~~588~~	~~The Owners to shall have a lien upon all cargoes, sub-hires~~		649	by any governmental or other competent authority
~~589~~	~~and sub-freights belonging or due to the Charterers or~~		650	(hereinafter referred to as “Requisition for Hire”)
~~590~~	~~any sub-charterers and any Bill of Lading freight for all~~		651	irrespective of the date during the Charter Period when
~~591~~	~~claims under this Charter., and the Charterers to have a~~		652	“Requisition for Hire” may occur and irrespective of the
~~592~~	~~lien on the Vessel for all moneys paid in advance and~~		653	length thereof and whether or not it be for an indefinite
~~593~~	~~not earned.~~		654	or a limited period of time, and irrespective of whether it
			655	may or will remain in force for the remainder of the
594	19. Salvage		656	Charter Period, this Charter shall not be deemed thereby
595	All salvage and towage performed by the Vessel shall		657	or thereupon to be frustrated or otherwise terminated
596	be for the Charterers’ benefit and the cost of repairing		658	and the Charterers shall continue to pay the stipulated
597	damage occasioned thereby shall be borne by the		659	hire in the manner provided by this Charter until the time
598	Charterers.		660	when the Charter would have terminated pursuant to
			661	any of the provisions hereof. ~~always provided however~~
599	20. Wreck Removal		662	~~that in the event of “Requisition for Hire” any Requisition~~
600	In the event of the Vessel becoming a wreck or		~~663~~	~~Hire or compensation received or receivable by the~~
601	obstruction to navigation the Charterers shall indemnify		~~664~~	~~Owners shall be payable to the Charterers during the~~
602	the Owners against any sums whatsoever which the		~~665~~	~~remainder of the Charter Period or the period of the~~
603	Owners shall become liable to pay and shall pay in		~~666~~	~~“Requisition for Hire” whichever be the shorter.~~
604	consequence of the Vessel becoming a wreck or		667	~~(b) In the event of the Owners being deprived of their~~
605	obstruction to navigation.		668	~~ownership in the Vessel by any Compulsory Acquisition~~
			669	~~of the Vessel or requisition for title by any governmental~~
606	21. General Average		670	~~or other competent authority (hereinafter referred to as~~
607	The Owners shall not contribute to General Average.		671	~~“Compulsory Acquisition”), then, irrespective of the date~~
			672	~~during the Charter Period when “Compulsory Acqui-~~
608	22. Assignment, Sub-Charter and Sale (See Clause 62)		673	~~sition” may occur, this Charter shall be deemed~~
~~609~~	~~(a) The Charterers shall not assign this Charter nor~~		674	~~terminated as of the date of such “Compulsory~~
~~610~~	~~sub-charter the Vessel on a bareboat basis except with~~		675	~~Acquisition”. In such event Charter Hire to be considered~~
~~611~~	~~the prior consent in writing of the Owners, which shall~~		676	~~as earned and to be paid up to the date and time of~~
~~612~~	~~not be unreasonably withheld, and subject to such terms~~		677	~~such “Compulsory Acquisition”.~~
~~613~~	~~and conditions as the Owners shall approve.~~			
~~614~~	~~(b) The Owners shall not sell the Vessel during the~~		678	26. War
~~615~~	~~currency of this Charter except with the prior written~~		679	(a) ~~Subject to the provisions of the Financial~~
~~616~~	~~consent of the Charterers, which shall not be unreason-~~			~~Instruments (if any) Ff~~For the purpose of this Clause, the
~~617~~	~~ably withheld, and subject to the buyer accepting an~~			words “War
~~618~~	~~assignment of this Charter.~~		680	Risks” shall include any war (whether actual or
			681	threatened), act of war, civil war, hostilities, revolution,
619	23. Contracts of Carriage		682	rebellion, civil commotion, warlike operations, the laying
620	*)(a) The Charterers are to procure that all documents		683	of mines (whether actual or reported), acts of piracy,
621	issued during the Charter Period evidencing the terms		684	acts of terrorists, acts of hostility or malicious damage,
622	and conditions agreed in respect of carriage of goods		685	blockades (whether imposed against all vessels or
623	shall contain a paramount clause incorporating any		686	imposed selectively against vessels of certain flags or
624	legislation relating to carrier’s liability for cargo		687	ownership, or against certain cargoes or crews or
625	compulsorily applicable in the trade; if no such legislation		688	otherwise howsoever), by any person, body, terrorist or
626	exists, the documents shall incorporate the Hague-Visby		689	political group, or the Government of any state
627	Rules. The documents shall also contain the New Jason		690	whatsoever, which may be dangerous or are likely to be
628	Clause and the Both-to-Blame Collision Clause.		691	or to become dangerous to the Vessel, her cargo, crew
~~629~~	~~*)(b) The Charterers are to procure that all passenger~~		692	or other persons on board the Vessel.
~~630~~	~~tickets issued during the Charter Period for the carriage~~			
~~631~~	~~of passengers and their luggage under this Charter shall~~		693	(b) The Vessel, unless the written consent of the
~~632~~	~~contain a paramount clause incorporating any legislation~~		694	Owners be first obtained and adequate insurances are
~~633~~	~~relating to carrier’s liability for passengers and their~~			in place (such adequacy to be determined by the
~~634~~	~~luggage compulsorily applicable in the trade; if no such~~			Owners acting reasonably), shall not continue to or go
~~635~~	~~legislation exists, the passenger tickets shall incorporate~~		695	through any port, place, area or zone (whether of land
~~636~~	~~the Athens Convention Relating to the Carriage of~~		696	or sea), or any waterway or canal, where it reasonably
~~637~~	~~Passengers and their Luggage by Sea, 1974, and any~~		697	appears that the Vessel, her cargo, crew or other
~~638~~	~~protocol thereto.~~		698	persons on board the Vessel, in the reasonable
~~639~~	~~*)Delete as applicable.~~		699	judgement of the Owners, may be, or are likely to be,
			700	exposed to War Risks. Should the Vessel be within any
640	~~24. Bank Guarantee~~		701	such place as aforesaid, which only becomes danger-
641	~~(Optional, only to apply if Box 27 filled in)~~		702	ous, or is likely to be or to become dangerous, after her
642	~~The Charterers undertake to furnish, before delivery of~~		703	entry into it, the Owners shall have the right to require
643	~~the Vessel, a first class bank guarantee or bond in the~~		704	the Vessel to leave such area.
644	~~sum and at the place as indicated in Box 27 as guarantee~~			
645	~~for full performance of their obligations under this~~		705	(c) The Vessel shall not load contraband cargo, or to
646	~~Charter.~~	

647	25. Requisition/Acquisition	
			706	pass through any blockade, whether such blockade be

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org.

First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART II

BARECON 2001 Standard Bareboat Charter

707	imposed on all vessels, or is imposed selectively in any		~~769~~	~~the actual expenses of the Brokers and a reasonable~~
708	way whatsoever against vessels of certain flags or		~~770~~	~~fee for their work.~~
709	ownership, or against certain cargoes or crews or		~~771~~	~~If the full hire is not paid owing to breach of the Charter~~
710	otherwise howsoever, or to proceed to an area where		~~772~~	~~by either of the parties the party liable therefor shall~~
711	she shall be subject, or is likely to be subject to		~~773~~	~~indemnify the Brokers against their loss of commission.~~
712	a belligerent’s right of search and/or confiscation.		~~774~~	~~Should the parties agree to cancel the Charter, the~~
~~713~~	~~(d) If the insurers of the war risks insurance, when~~		~~775~~	~~Owners shall indemnify the Brokers against any loss of~~
~~714~~	~~Clause 14 is applicable, should require payment of~~		~~776~~	~~commission but in such case the commission shall not~~
~~715~~	~~premiums and/or calls because, pursuant to the~~ 		~~777~~	~~exceed the brokerage on one year’s hire.~~
~~716~~	~~Charterers’ orders, the Vessel is within, or is due to enter~~
~~717~~	~~and remain within, any area or areas which are specified~~		778	28. Termination (See Clauses 41, 42 and 47)
~~718~~	~~by such insurers as being subject to additional premiums~~		~~779~~	~~(a) Charterers’ Default~~
~~719~~	~~because of War Risks, then such premiums and/or calls~~		~~780~~	~~The Owners shall be entitled to withdraw the Vessel from~~
~~720~~	~~shall be reimbursed by the Charterers to the Owners at~~		~~781~~	~~the service of the Charterers and terminate the Charter~~
~~721~~	~~the same time as the next payment of hire is due.~~		~~782~~	~~with immediate effect by written notice to the Charterers if:~~
722	(e) The Charterers shall have the liberty:		~~783~~	~~(i) the Charterers fail to pay hire in accordance with~~
723	(i) to comply with all orders, directions, recommend-		~~784~~	~~Clause 11. However, where there is a failure to~~
724	ations or advice as to departure, arrival, routes,		~~785~~	~~make punctual payment of hire due to oversight,~~
725	sailing in convoy, ports of call, stoppages,		~~786~~	~~negligence, errors or omissions on the part of the~~
726	destinations, discharge of cargo, delivery, or in any		~~787~~	~~Charterers or their bankers, the Owners shall give~~
727	other way whatsoever, which are given by the		~~788~~	~~the Charterers written notice of the number of clear~~
728	Government of the Nation under whose flag the		~~789~~	~~banking days stated in Box 34 (as recognised at~~
729	Vessel sails, or any other Government, body or		~~790~~	~~the agreed place of payment) in which to rectify~~
730	group whatsoever acting with the power to compel		~~791~~	~~the failure, and when so rectified within such~~
731	compliance with their orders or directions;		~~792~~	~~number of days following the Owners’ notice, the~~
732	(ii) to comply with the orders, directions or recom-		~~793~~	~~payment shall stand as regular and punctual.~~
733	mendations of any war risks underwriters who have		~~794~~	~~Failure by the Charterers to pay hire within the~~
734	the authority to give the same under the terms of		~~795~~	~~number of days stated in Box 34 of their receiving~~
735	the war risks insurance;		~~796~~	~~the Owners’ notice as provided herein, shall entitle~~
736	(iii) to comply with the terms of any resolution of the		~~797~~	~~the Owners to withdraw the Vessel from the service~~
737	Security Council of the United Nations, any		~~798~~	~~of the Charterers and terminate the Charter without~~
738	directives of the European Community, the effective		~~799~~	~~further notice;~~
739	orders of any other Supranational body which has		~~800~~	~~(ii) the Charterers fail to comply with the requirements of:~~
740	the right to issue and give the same, and with		~~801~~	~~(1) Clause 6 (Trading Restrictions)~~
741	national laws aimed at enforcing the same to which		~~802~~	~~(2) Clause 13(a) (Insurance and Repairs)~~
742	the Owners are subject, and to obey the orders		~~803~~	~~provided that the Owners shall have the option, by~~
743	and directions of those who are charged with their		~~804~~	~~written notice to the Charterers, to give the~~
744	enforcement.		~~805~~	~~Charterers a specified number of days grace within~~
745	(f) In the event of outbreak of war ~~(whether there be a~~		~~806~~	~~which to rectify the failure without prejudice to the~~
~~746~~	~~declaration of war or not) (i) between any two or more~~		~~807~~	~~Owners’ right to withdraw and terminate under this~~
~~747~~	~~of the following countries: the United States of America;~~		~~808~~	~~Clause if the Charterers fail to comply with such~~
~~748~~	~~Russia; the United Kingdom; France; and the People’s~~		~~809~~	~~notice;~~
~~749~~	~~Republic of China, (ii) between any two or more of the~~		~~810~~	~~(iii) the Charterers fail to rectify any failure to comply~~
~~750~~	~~countries stated in Box 36, both the Owners and the~~		~~811~~	~~with the requirements of sub-clause 10(a)(i)~~
~~751~~	~~Charterers shall have the right to cancel this Charter,~~		~~812~~	~~(Maintenance and Repairs) as soon as practically~~
~~752~~	~~whereupon the Charterers shall redeliver the Vessel to~~		~~813~~	~~possible after the Owners have requested them in~~
~~753~~	~~the Owners in accordance with Clause 15, if the Vessel~~		~~814~~	~~writing so to do and in any event so that the Vessel’s~~
~~754~~	~~has cargo on board after discharge thereof at~~		~~815~~	~~insurance cover is not prejudiced.~~
~~755~~	~~destination, or if debarred under this Clause from~~		~~816~~	~~(b) Owners’ Default~~
~~756~~	~~reaching or entering it at a near, open and safe port as~~		~~817~~	~~If the Owners shall by any act or omission be in breach~~
~~757~~	~~directed by the Owners, or if the Vessel has no cargo~~		~~818~~	~~of their obligations under this Charter to the extent that~~
~~758~~	~~on board, at the port at which the Vessel then is or if at~~		~~819~~	~~the Charterers are deprived of the use of the Vessel~~
~~759~~	~~sea at a near, open and safe port as directed by the~~		~~820~~	~~and such breach continues for a period of fourteen (14)~~
~~760~~	~~Owners. In all cases~~ hire shall continue to be paid in		~~821~~	~~running days after written notice thereof has been given~~
761	accordance with Clause 11 ~~and except as aforesaid~~ all		~~822~~	~~by the Charterers to the Owners, the Charterers shall~~
762	other provisions of this Charter shall apply until		~~823~~	~~be entitled to terminate this Charter with immediate effect~~
763	~~redelivery~~ the end of the Charter Period.		~~824~~	~~by written notice to the Owners.~~
			~~825~~	~~(c) Loss of Vessel~~
764	27. Commission		~~826~~	~~This Charter shall be deemed to be terminated if the~~
~~765~~	~~The Owners to pay a commission at the rate indicated~~		~~827~~	~~Vessel becomes a total loss or is declared as a~~
~~766~~	~~in Box 33 to the Brokers named in Box 33 on any hire~~		~~828~~	~~constructive or compromised or arranged total loss. For~~
~~767~~	~~paid under the Charter. If no rate is indicated in Box 33,~~		~~829~~	~~the purpose of this sub-clause, the Vessel shall not be~~
~~768~~	~~the commission to be paid by the Owners shall cover~~		~~830~~	~~deemed to be lost unless she has either become an~~

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First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART II

BARECON 2001 Standard Bareboat Charter

~~831~~	~~actual total loss or agreement has been reached with~~		~~888~~	~~unless the other party appoints its own arbitrator and~~
~~832~~	~~her underwriters in respect of her constructive,~~		~~889~~	~~gives notice that it has done so within the 14 days~~
~~833~~	~~compromised or arranged total loss or if such agreement~~		~~890~~	~~specified. If the other party does not appoint its own~~
~~834~~	~~with her underwriters is not reached it is adjudged by a~~		~~891~~	~~arbitrator and give notice that it has done so within the~~
~~835~~	~~competent tribunal that a constructive loss of the Vessel~~		~~892~~	~~14 days specified, the party referring a dispute to~~
~~836~~	~~has occurred.~~		~~893~~	~~arbitration may, without the requirement of any further~~
~~837~~	~~(d) Either party shall be entitled to terminate this~~		~~894~~	~~prior notice to the other party, appoint its arbitrator as~~
~~838~~	~~Charter with immediate effect by written notice to the~~		~~895~~	~~sole arbitrator and shall advise the other party~~
~~839~~	~~other party in the event of an order being made or~~		~~896~~	~~accordingly. The award of a sole arbitrator shall be~~
~~840~~	~~resolution passed for the winding up, dissolution,~~		~~897~~	~~binding on both parties as if he had been appointed by~~
~~841~~	~~liquidation or bankruptcy of the other party (otherwise~~		~~898~~	~~agreement.~~
~~842~~	~~than for the purpose of reconstruction or amalgamation)~~		~~899~~	~~Nothing herein shall prevent the parties agreeing in~~
~~843~~	~~or if a receiver is appointed, or if it suspends payment,~~		~~900~~	~~writing to vary these provisions to provide for the~~
~~844~~	~~ceases to carry on business or makes any special~~		~~901~~	~~appointment of a sole arbitrator.~~
~~845~~	~~arrangement or composition with its creditors.~~		~~902~~	~~In cases where neither the claim nor any counterclaim~~
~~846~~	~~(e) The termination of this Charter shall be without~~		~~903~~	~~exceeds the sum of US$50,000 (or such other sum as~~
~~847~~	~~prejudice to all rights accrued due between the parties~~		~~904~~	~~the parties may agree) the arbitration shall be conducted~~
~~848~~	~~prior to the date of termination and to any claim that~~		~~905~~	~~in accordance with the LMAA Small Claims Procedure~~
~~849~~	~~either party might have.~~		~~906~~	~~current at the time when the arbitration proceedings are~~
			~~907~~	~~commenced.~~
850	29. Repossession (See also Clauses 41, 42 and 47)			
	In the event the Vessel is due for redelivery pursuant		~~908~~	~~*)(b) This Contract shall be governed by and construed~~
	to Clause 41 or Owners have made a request for		~~909~~	~~in accordance with Title 9 of the United States Code~~
	redelivery of the Vessel in accordance with the		~~910~~	~~and the Maritime Law of the United States and any~~
	applicable provisions of Clause 42.1,		~~911~~	~~dispute arising out of or in connection with this Contract~~
851	~~In the event of the termination of this Charter in~~		~~912~~	~~shall be referred to three persons at New York, one to~~
~~852~~	~~accordance with the applicable provisions of Clause 28,~~		~~913~~	~~be appointed by each of the parties hereto, and the third~~
853	the Owners shall have the right to repossess the Vessel		~~914~~	~~by the two so chosen; their decision or that of any two~~
854	from the Charterers at her current or next port of call, or		~~915~~	~~of them shall be final, and for the purposes of enforcing~~
855	at a port or place convenient to them without hindrance		~~916~~	~~any award, judgement may be entered on an award by~~
856	or interference by the Charterers, courts or local		~~917~~	~~any court of competent jurisdiction. The proceedings~~
857	authorities. Pending physical repossession of the Vessel		~~918~~	~~shall be conducted in accordance with the rules of the~~
858	in accordance with this Clause 29, the Charterers shall		~~919~~	~~Society of Maritime Arbitrators, Inc.~~
859	hold the Vessel as gratuitous bailee only to the Owners and		~~920~~	~~In cases where neither the claim nor any counterclaim~~
	the Charterers shall procure that the master and crew		~~921~~	~~exceeds the sum of US$50,000 (or such other sum as~~
	follow the directions of the Owners .		~~922~~	~~the parties may agree) the arbitration shall be conducted~~
860	~~The Owners shall arrange for an authorised represent-~~		~~923~~	~~in accordance with the Shortened Arbitration Procedure~~
~~861~~	~~ative to board the Vessel as soon as reasonably~~		~~924~~	~~of the Society of Maritime Arbitrators, Inc. current at~~
~~862~~	~~practicable following the termination of the Charter. The~~		~~925~~	~~the time when the arbitration proceedings are commenced.~~
~~863~~	~~Vessel shall be deemed to be repossessed by the~~			
~~864~~	~~Owners from the Charterers upon the boarding of the~~		~~926~~	~~*)(c) This Contract shall be governed by and construed~~
~~865~~	~~Vessel by the Owners’ representative.~~ All arrangements		~~927~~	~~in accordance with the laws of the place mutually agreed~~
866	and expenses relating to the settling of wages,		~~928~~	~~by the parties and any dispute arising out of or in~~
867	disembarkation and repatriation of the Charterers’		~~929~~	~~connection with this Contract shall be referred to~~
868	Master, officers and crew shall be the sole responsibility		~~930~~	~~arbitration at a mutually agreed place, subject to the~~
869	of the Charterers.		~~931~~	~~procedures applicable there.~~
			~~932~~	~~(d) Notwithstanding (a), (b) or (c) above, the parties~~
870	30. Dispute Resolution (See Clause 65)		~~933~~	~~may agree at any time to refer to mediation any~~
~~871~~	~~*)(a) This Contract shall be governed by and construed~~		~~934~~	~~difference and/or dispute arising out of or in connection~~
~~872~~	~~in accordance with English law and any dispute arising~~		~~935~~	~~with this Contract.~~
~~873~~	~~out of or in connection with this Contract shall be referred~~		~~936~~	~~In the case of a dispute in respect of which arbitration~~
~~874~~	~~to arbitration in London in accordance with the Arbitration~~		~~937~~	~~has been commenced under (a), (b) or (c) above, the~~
~~875~~	~~Act 1996 or any statutory modification or re-enactment~~		~~938~~	~~following shall apply:~~
~~876~~	~~thereof save to the extent necessary to give effect to~~		~~939~~	~~(i) Either party may at any time and from time to time~~
~~877~~	~~the provisions of this Clause.~~		~~940~~	~~elect to refer the dispute or part of the dispute to~~
~~878~~	~~The arbitration shall be conducted in accordance with~~		~~941~~	~~mediation by service on the other party of a written~~
~~879~~	~~the London Maritime Arbitrators Association (LMAA)~~		~~942~~	~~notice (the “Mediation Notice”) calling on the other~~
~~880~~	~~Terms current at the time when the arbitration proceed-~~		~~943~~	~~party to agree to mediation.~~
~~881~~	~~ings are commenced.~~		~~944~~	~~(ii) The other party shall thereupon within 14 calendar~~
~~882~~	~~The reference shall be to three arbitrators. A party~~		~~945~~	~~days of receipt of the Mediation Notice confirm that~~
~~883~~	~~wishing to refer a dispute to arbitration shall appoint its~~		~~946~~	~~they agree to mediation, in which case the parties~~
~~884~~	~~arbitrator and send notice of such appointment in writing~~		~~947~~	~~shall thereafter agree a mediator within a further~~
~~885~~	~~to the other party requiring the other party to appoint its~~		~~948~~	~~14 calendar days, failing which on the application~~
~~886~~	~~own arbitrator within 14 calendar days of that notice and~~		~~949~~	~~of either party a mediator will be appointed promptly~~
~~887~~	~~stating that it will appoint its arbitrator as sole arbitrator~~		~~950~~	~~by the Arbitration Tribunal (“the Tribunal”) or such~~

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org.

First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART II

BARECON 2001 Standard Bareboat Charter

~~951~~	~~person as the Tribunal may designate for that~~		~~973~~	~~incurred in the mediation and the parties shall share~~
~~952~~	~~purpose. The mediation shall be conducted in such~~		~~974~~	~~equally the mediator’s costs and expenses.~~
~~953~~	~~place and in accordance with such procedure and~~		~~975~~	~~(vii) The mediation process shall be without prejudice~~
~~954~~	~~on such terms as the parties may agree or, in the~~		~~976~~	~~and confidential and no information or documents~~
~~955~~	~~event of disagreement, as may be set by the~~		~~977~~	~~disclosed during it shall be revealed to the Tribunal~~
~~956~~	~~mediator.~~		~~978~~	~~except to the extent that they are disclosable under~~
~~957~~	~~(iii) If the other party does not agree to mediate, that~~		~~979~~	~~the law and procedure governing the arbitration.~~
~~958~~	~~fact may be brought to the attention of the Tribunal~~		~~980~~	~~(Note: The parties should be aware that the mediation~~
~~959~~	~~and may be taken into account by the Tribunal when~~		~~981~~	~~process may not necessarily interrupt time limits.)~~
~~960~~	~~allocating the costs of the arbitration as between~~		~~982~~	~~(e) If Box 35 in Part I is not appropriately filled in, sub-clause~~
~~961~~	~~the parties.~~		~~983~~	~~30(a) of this Clause shall apply. Sub-clause 30(d) shall~~
~~962~~	~~(iv) The mediation shall not affect the right of either~~		~~984~~	~~apply in all cases.~~
~~963~~	~~party to seek such relief or take such steps as it~~		~~985~~	~~*)Sub-clauses 30(a), 30(b) and 30(c) are alternatives;~~
~~964~~	~~considers necessary to protect its interest.~~		~~986~~	~~indicate alternative agreed in Box 35.~~
~~965~~	~~(v) Either party may advise the Tribunal that they have~~	
~~966~~	~~agreed to mediation. The arbitration procedure shall~~		987	31. Notices (See Clause 46)
~~967~~	~~continue during the conduct of the mediation but~~		~~988~~	~~(a) Any notice to be given by either party to the other~~
~~968~~	~~the Tribunal may take the mediation timetable into~~		~~989~~	~~party shall be in writing and may be sent by fax, telex,~~
~~969~~	~~account when setting the timetable for steps in the~~		~~990~~	~~registered or recorded mail or by personal service.~~
~~970~~	~~arbitration.~~		~~991~~	~~(b) The address of the Parties for service of such~~
~~971~~	~~(vi) Unless otherwise agreed or specified in the~~		~~992~~	~~communication shall be as stated in Boxes 3 and 4~~
~~972~~	~~mediation terms, each party shall bear its own costs~~		~~993~~	~~respectively.~~

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org.

First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART III

PROVISIONS TO APPLY FOR NEWBUILDING VESSELS ONLY

(Optional, only to apply if expressly agreed and stated in Box 37)

1	~~Specifications and Building Contract~~		~~62~~	~~Builders have estimated that the Vessel will be ready for~~
~~2~~	~~(a) The Vessel shall be constructed in accordance with~~		~~63~~	~~delivery to the Owners as therein provided but the delivery~~
~~3~~	~~the Building Contract (hereafter called “the Building~~		~~64~~	~~date for the purpose of this Charter shall be the date when~~
~~4~~	~~Contract”) as annexed to this Charter, made between the~~		~~65~~	~~the Vessel is in fact ready for delivery by the Builders after~~
~~5~~	~~Builders and the Owners and in accordance with the~~		~~66~~	~~completion of trials whether that be before or after as~~
~~6~~	~~specifications and plans annexed thereto, such Building~~		~~67~~	~~indicated in the Building Contract. The Charterers shall not~~
~~7~~	~~Contract, specifications and plans having been counter-~~		~~68~~	~~be entitled to refuse acceptance of delivery of the Vessel~~
~~8~~	~~signed as approved by the Charterers.~~		~~69~~	~~and upon and after such acceptance, subject to Clause~~
~~9~~	~~(b) No change shall be made in the Building Contract or~~		~~70~~	~~1(d), the Charterers shall not be entitled to make any claim~~
~~10~~	~~in the specifications or plans of the Vessel as approved by~~		~~71~~	~~against the Owners in respect of any conditions,~~
~~11~~	~~the Charterers as aforesaid, without the Charterers’~~		~~72~~	~~representations or warranties, whether express or implied,~~
~~12~~	~~consent.~~		~~73~~	~~as to the seaworthiness of the Vessel or in respect of delay~~
~~13~~	~~(c) The Charterers shall have the right to send their~~		~~74~~	~~in delivery.~~
~~14~~	~~representative to the Builders’ Yard to inspect the Vessel~~		~~75~~	~~(b) If for any reason other than a default by the Owners~~
~~15~~	~~during the course of her construction to satisfy themselves~~		~~76~~	~~under the Building Contract, the Builders become entitled~~
~~16~~	~~that construction is in accordance with such approved~~		~~77~~	~~under that Contract not to deliver the Vessel to the Owners,~~
~~17~~	~~specifications and plans as referred to under sub-clause~~		~~78~~	~~the Owners shall upon giving to the Charterers written~~
~~18~~	~~(a) of this Clause.~~		~~79~~	~~notice of Builders becoming so entitled, be excused from~~
~~19~~	~~(d) The Vessel shall be built in accordance with the~~		~~80~~	~~giving delivery of the Vessel to the Charterers and upon~~
~~20~~	~~Building Contract and shall be of the description set out~~		~~81~~	~~receipt of such notice by the Charterers this Charter shall~~
~~21~~	~~therein. Subject to the provisions of sub-clause 2(c)(ii)~~		~~82~~	~~cease to have effect.~~
~~22~~	~~hereunder, the Charterers shall be bound to accept the~~		~~83~~	~~(c) If for any reason the Owners become entitled under~~
~~23~~	~~Vessel from the Owners, completed and constructed in~~		~~84~~	~~the Building Contract to reject the Vessel the Owners shall,~~
~~24~~	~~accordance with the Building Contract, on the date of~~		~~85~~	~~before exercising such right of rejection, consult the~~
~~25~~	~~delivery by the Builders. The Charterers undertake that~~		~~86~~	~~Charterers and thereupon~~
~~26~~	~~having accepted the Vessel they will not thereafter raise~~		~~87~~	~~(i) if the Charterers do not wish to take delivery of the Vessel~~
~~27~~	~~any claims against the Owners in respect of the Vessel’s~~		~~88~~	~~they shall inform the Owners within seven (7) running days~~
~~28~~	~~performance or specification or defects, if any.~~		~~89~~	~~by notice in writing and upon receipt by the Owners of such~~
~~29~~	~~Nevertheless, in respect of any repairs, replacements or~~		~~90~~	~~notice this Charter shall cease to have effect; or~~
~~30~~	~~defects which appear within the first 12 months from~~		~~91~~	~~(ii) if the Charterers wish to take delivery of the Vessel~~
~~31~~	~~delivery by the Builders, the Owners shall endeavour to~~		~~92~~	~~they may by notice in writing within seven (7) running days~~
~~32~~	~~compel the Builders to repair, replace or remedy any defects~~		~~93~~	~~require the Owners to negotiate with the Builders as to the~~
~~33~~	~~or to recover from the Builders any expenditure incurred in~~		~~94~~	~~terms on which delivery should be taken and/or refrain from~~
~~34~~	~~carrying out such repairs, replacements or remedies.~~		~~95~~	~~exercising their right to rejection and upon receipt of such~~
~~35~~	~~However, the Owners’ liability to the Charterers shall be~~		~~96~~	~~notice the Owners shall commence such negotiations and/~~
~~36~~	~~limited to the extent the Owners have a valid claim against~~		~~97~~	~~or take delivery of the Vessel from the Builders and deliver~~
~~37~~	~~the Builders under the guarantee clause of the Building~~		~~98~~	~~her to the Charterers;~~
~~38~~	~~Contract (a copy whereof has been supplied to the~~		~~99~~	~~(iii) in no circumstances shall the Charterers be entitled to~~
~~39~~	~~Charterers). The Charterers shall be bound to accept such~~		~~100~~	~~reject the Vessel unless the Owners are able to reject the~~
~~40~~	~~sums as the Owners are reasonably able to recover under~~		~~101~~	~~Vessel from the Builders;~~
~~41~~	~~this Clause and shall make no further claim on the Owners~~		~~102~~	~~(iv) if this Charter terminates under sub-clause (b) or (c) of~~
~~42~~	~~for the difference between the amount(s) so recovered and~~		~~103~~	~~this Clause, the Owners shall thereafter not be liable to the~~
~~43~~	~~the actual expenditure on repairs, replacement or~~		~~104~~	~~Charterers for any claim under or arising out of this Charter~~
~~44~~	~~remedying defects or for any loss of time incurred.~~		~~105~~	~~or its termination.~~
~~45~~	~~Any liquidated damages for physical defects or deficiencies~~		~~106~~	~~(d) Any liquidated damages for delay in delivery under the~~
~~46~~	~~shall accrue to the account of the party stated in Box 41(a)~~		~~107~~	~~Building Contract and any costs incurred in pursuing a claim~~
~~47~~	~~or if not filled in shall be shared equally between the parties.~~		~~108~~	~~therefor shall accrue to the account of the party stated in~~
~~48~~	~~The costs of pursuing a claim or claims against the Builders~~		~~109~~	~~Box 41(c) or if not filled in shall be shared equally between~~
~~49~~	~~under this Clause (including any liability to the Builders)~~		~~110~~	~~the parties.~~
~~50~~	~~shall be borne by the party stated in Box 41(b) or if not~~			
~~51~~	~~filled in shall be shared equally between the parties.~~		~~111~~	~~3. Guarantee Works~~
			~~112~~	~~If not otherwise agreed, the Owners authorise the~~
~~52~~	~~2. Time and Place of Delivery~~		~~113~~	~~Charterers to arrange for the guarantee works to be~~
~~53~~	~~(a) Subject to the Vessel having completed her~~		~~114~~	~~performed in accordance with the building contract terms,~~
~~54~~	~~acceptance trials including trials of cargo equipment in~~		~~115~~	~~and hire to continue during the period of guarantee works.~~
~~55~~	~~accordance with the Building Contract and specifications~~		~~116~~	~~The Charterers have to advise the Owners about the~~
~~56~~	~~to the satisfaction of the Charterers, the Owners shall give~~		~~117~~	~~performance to the extent the Owners may request.~~
~~57~~	~~and the Charterers shall take delivery of the Vessel afloat~~			
~~58~~	~~when ready for delivery and properly documented at the~~		~~118~~	~~4. Name of Vessel~~
~~59~~	~~Builders’ Yard or some other safe and readily accessible~~		~~119~~	~~The name of the Vessel shall be mutually agreed between~~
~~60~~	~~dock, wharf or place as may be agreed between the parties~~		~~120~~	~~the Owners and the Charterers and the Vessel shall be~~
~~61~~	~~hereto and the Builders. Under the Building Contract the~~		

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org.

First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART III

PROVISIONS TO APPLY FOR NEWBUILDING VESSELS ONLY

(Optional, only to apply if expressly agreed and stated in Box 37)

~~121~~	~~painted in the colours, display the funnel insignia and fly~~		~~128~~	~~shall bear all survey expenses and all other costs, if any,~~
~~122~~	~~the house flag as required by the Charterers.~~		~~129~~	~~including the cost of docking and undocking, if required,~~
			~~130~~	~~as well as all repair costs incurred. The Charterers shall~~
~~123~~	~~5. Survey on Redelivery~~		~~131~~	~~also bear all loss of time spent in connection with any~~
~~124~~	~~The Owners and the Charterers shall appoint surveyors~~		~~132~~	~~docking and undocking as well as repairs, which shall be~~
~~125~~	~~for the purpose of determining and agreeing in writing the~~		~~133~~	~~paid at the rate of hire per day or pro rata.~~
~~126~~	~~condition of the Vessel at the time of re-delivery.~~			
~~127~~	~~Without prejudice to Clause 15 (Part II), the Charterers~~			

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org.

First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART IV

HIRE/PURCHASE AGREEMENT

(Optional, only to apply if expressly agreed and stated in Box 42)

1	~~On expiration of this Charter and provided the~~		~~27~~	~~shall be for Sellers’ account.~~
	~~Charterers~~		~~28~~	~~In exchange for payment of the last month’s hire~~
~~2~~	~~have fulfilled their obligations according to Part I and II~~		~~29~~	~~instalment the Sellers shall furnish the Buyers with a~~
~~3~~	~~as well as Part III, if applicable, it is agreed, that on~~		~~30~~	~~Bill of Sale duly attested and legalized, together with a~~
~~4~~	~~payment of the final payment of hire as per Clause 11~~		~~31~~	~~certificate setting out the registered encumbrances, if~~
~~5~~	~~the Charterers have purchased the Vessel with~~		~~32~~	~~any. On delivery of the Vessel the Sellers shall provide~~
~~6~~	~~everything belonging to her and the Vessel is fully paid~~		~~33~~	~~for deletion of the Vessel from the Ship’s Register and~~
~~7~~	~~for.~~		~~34~~	~~deliver a certificate of deletion to the Buyers.~~
~~8~~	~~In the following paragraphs the Owners are referred to~~		~~35~~	~~The Sellers shall, at the time of delivery, hand to the~~
~~9~~	~~as the Sellers and the Charterers as the Buyers.~~		~~36~~	~~Buyers all classification certificates (for hull, engines,~~
~~10~~	~~The Vessel shall be delivered by the Sellers and taken~~		~~37~~	~~anchors, chains, etc.), as well as all plans which may~~
~~11~~	~~over by the Buyers on expiration of the Charter.~~		~~38~~	~~be in Sellers’ possession.~~
~~12~~	~~The Sellers guarantee that the Vessel, at the time of~~		~~39~~	~~The Wireless Installation and Nautical Instruments,~~
~~13~~	~~delivery, is free from all encumbrances and maritime~~		~~40~~	~~unless on hire, shall be included in the sale without any~~
~~14~~	~~liens or any debts whatsoever other than those arising~~		~~41~~	~~extra payment.~~
~~15~~	~~from anything done or not done by the Buyers or any~~		~~42~~	~~The Vessel with everything belonging to her shall be at~~
~~16~~	~~existing mortgage agreed not to be paid off by the time~~		~~43~~	~~Sellers’ risk and expense until she is delivered to the~~
~~17~~	~~of delivery. Should any claims, which have been incurred~~		~~44~~	~~Buyers, subject to the conditions of this Contract and~~
~~18~~	~~prior to the time of delivery be made against the Vessel,~~		~~45~~	~~the Vessel with everything belonging to her shall be~~
~~19~~	~~the Sellers hereby undertake to indemnify the Buyers~~		~~46~~	~~delivered and taken over as she is at the time of delivery,~~
~~20~~	~~against all consequences of such claims to the extent it~~		~~47~~	~~after which the Sellers shall have no responsibility for~~
~~21~~	~~can be proved that the Sellers are responsible for such~~		~~48~~	~~possible faults or deficiencies of any description.~~
~~22~~	~~claims. Any taxes, notarial, consular and other charges~~		~~49~~	~~The Buyers undertake to pay for the repatriation of the~~
~~23~~	~~and expenses connected with the purchase and~~		~~50~~	~~Master, officers and other personnel if appointed by the~~
~~24~~	~~registration under Buyers’ flag, shall be for Buyers’~~		~~51~~	~~Sellers to the port where the Vessel entered the Bareboat~~
~~25~~	~~account. Any taxes, consular and other charges and~~		~~52~~	~~Charter as per Clause 3 (Part II) or to pay the equivalent~~
~~26~~	~~expenses connected with closing of the Sellers’ register,~~		~~53~~	~~cost for their journey to any other place.~~

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org.

First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART V

PROVISIONS TO APPLY FOR VESSELS REGISTERED IN A BAREBOAT CHARTER REGISTRY

(Optional, only to apply if expressly agreed and stated in Box 43)

1	~~1. Definition~~		~~17~~	~~3. Termination of Charter by Default~~
~~2~~	~~For the purpose of this PART V, the following terms shall~~		~~18~~	~~If the Vessel chartered under this Charter is registered~~
~~3~~	~~have the meanings hereby assigned to them:~~		~~19~~	~~in a Bareboat Charter Registry as stated in Box 44, and~~
~~4~~	~~“The Bareboat Charter Registry” shall mean the registry~~		~~20~~	~~if the Owners shall default in the payment of any amounts~~
~~5~~	~~of the State whose flag the Vessel will fly and in which~~		~~21~~	~~due under the mortgage(s) specified in Box 28, the~~
~~6~~	~~the Charterers are registered as the bareboat charterers~~		~~22~~	~~Charterers shall, if so required by the mortgagee, direct~~
~~7~~	~~during the period of the Bareboat Charter.~~		~~23~~	~~the Owners to re-register the Vessel in the Underlying~~
~~8~~	~~“The Underlying Registry” shall mean the registry of the~~		~~24~~	~~Registry as shown in Box 45.~~
~~9~~	~~state in which the Owners of the Vessel are registered~~		~~25~~	~~In the event of the Vessel being deleted from the~~
~~10~~	~~as Owners and to which jurisdiction and control of the~~		~~26~~	~~Bareboat Charter Registry as stated in Box 44, due to a~~
~~11~~	~~Vessel will revert upon termination of the Bareboat~~		~~27~~	~~default by the Owners in the payment of any amounts~~
~~12~~	~~Charter Registration.~~		~~28~~	~~due under the mortgage(s), the Charterers shall have the~~
			~~29~~	~~right to terminate this Charter forthwith and without~~
~~13~~	~~2. Mortgage~~		~~30~~	~~prejudice to any other claim they may have against the~~
~~14~~	~~The Vessel chartered under this Charter is financed by~~		~~31~~	~~Owners under this Charter.~~
~~15~~	~~a mortgage and the provisions of Clause 12(b) (Part II)~~			
~~16~~	~~shall apply.~~			

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org.

First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

EXECUTION VERSION

ADDITIONAL CLAUSES TO BARECON 2001

CLAUSE 32 – CHARTER PERIOD

32.1	The period of this Charter (the “Charter Period”) shall, subject to the terms of this Charter, continue for a period of seven (7) years starting from the Commencement Date.
32.2	Notwithstanding the fact that the Charter Period shall commence on the Commencement Date, this Charter shall be:
(a)	in full force and effect; and
(b)	valid, binding and enforceable against the parties hereto,

with effect from the date hereof until the end of the Charter Period (subject to the terms of this Charter).

CLAUSE 33 – CANCELLATION

33.1	If:
(a)	the Vessel is not delivered by the Charterers as sellers to the Owners as buyers under the MOA by the Cancelling Date (or such later date as the parties to the MOA may agree);
(b)	it becomes unlawful for the Charterers as sellers and the Owners as buyers to perform or comply with any or all of their obligations under the MOA; or
(c)	the MOA expires, is cancelled, terminated, rescinded or suspended or otherwise ceases to remain in full force and effect for any reason (in whole or in part),

then this Charter shall immediately terminate and be cancelled (without prejudice to Clause 57 (Indemnities) and without the need for either the Owners or the Charterers to take any action whatsoever), provided that the Owners shall be entitled to retain all fees and expenses paid by the Charterers pursuant to Clause 44 (Fees and Expenses) (and without prejudice to Clause 44 (Fees and Expenses) and any clause of the MOA, if such fees have not been paid, the Charterers shall forthwith pay such fees and expenses to the Owners in accordance with Clause 44 (Fees and Expenses)) and such payment shall be irrevocable and unconditional and is acknowledged by the Charterers to be proportionate as to amount, having regard to the legitimate interest of the Owners, in protecting against the Owners’ risk of the Charterers failing to perform its obligations under this Charter. For the avoidance of doubt, the termination of the Charter shall not prejudice the operation of any provision of any Leasing Document which is expressed to survive the termination or cancellation of this Charter.

CLAUSE 34 – DELIVERY AND CHARTER OF VESSEL

34.1	This Charter is part of a transaction involving the sale, purchase and charter back of the Vessel and constitutes one of the Leasing Documents.
34.2	The obligation of the Owners to charter the Vessel to the Charterers hereunder is subject to and conditional upon:

(a)	no Termination Event or Potential Termination Event having occurred on the date of this Charter and on the Commencement Date;
(b)	the representations and warranties contained in Clause 48 (Representations and Warranties) being true and correct on the date hereof and on the Commencement Date;
(c)	the Vessel being delivered to the Head Sellers pursuant to the Shipbuilding Contract;
(d)	the Vessel being delivered to the Charterers under the Head MOA;
(e)	the Vessel being delivered to the Owners pursuant to the MOA;
(f)	the Delivery occurring on or before the Cancelling Date; and
(g)	the Owners having received from the Charterers:
(i)

on or before the date falling one (1) Business Day prior to the Prepositioning Date (or such other period as the Owners may otherwise agree), the documents or evidence set out in Part A of Schedule 2 (Conditions Precedent) in form and substance satisfactory to them; and

(ii)

on the Commencement Date and prior to or simultaneously with the Owners executing a dated and timed copy of the protocol of delivery and acceptance evidencing delivery of the Vessel under the MOA and a dated and timed copy of the Acceptance Certificate, the documents or evidence set out in Part B of Schedule 2 (Conditions Precedent) in form and substance satisfactory to them, and if any of the documents listed in sub-paragraph (g) above are not in the English language then they shall be accompanied by an English translation where required by the Owners.

34.3

On delivery to and acceptance by the Owners (in their capacity as buyers) of the Vessel from the Charterers (in their capacity as sellers) under the MOA, the Vessel shall be deemed to have been delivered to, and accepted without reservation by, the Charterers under this Charter and the Charterers shall become and be entitled to the possession and use of the Vessel on and subject to the terms and conditions of this Charter on the same day as the delivery date of the Vessel under the MOA.

34.4

On Delivery, as evidence of the commencement of the Charter Period, the Charterers shall sign and deliver to the Owners, the Acceptance Certificate. The Charterers shall be deemed to have accepted the Vessel under this Charter, and the commencement of the Charter Period having started, on Delivery even if, for whatever reason, the Acceptance Certificate is not signed.

34.5

The Charterers shall not be entitled for any reason whatsoever to refuse to accept delivery of the Vessel under this Charter once the Vessel has been delivered to and accepted by the Owners (in their capacity as buyers) from the Charterers (in their capacity as sellers) under the MOA, and the Owners shall not be liable for any losses, costs or expenses whatsoever or howsoever arising including without limitation, any loss of profit or any loss or otherwise:

(a)	resulting directly or indirectly from any defect or alleged defect in the Vessel or any failure of the Vessel; or

2

(b)	arising from any delay in the commencement of the Charter Period or any failure of the Charter Period to commence.

34.6The Owners shall not be obliged to deliver the Vessel to the Charterers with any bunkers and unused lubricating oils and hydraulic oils and greases in storage tanks and unopened drums of the Vessel except for such items which are already on the Vessel on Delivery. The Owners shall not be responsible for the fitness, quality or quantity of any such bunkers and unused lubricating oils and hydraulic oils and greases and the Charterers shall make no claim against Owners in respect of the same.

34.7

The Charterers shall procure receipt by the Owners of the conditions subsequent set out in Part C of Schedule 2 in a form and substance satisfactory to the Owners within the time periods permitted therein.

CLAUSE 35 – QUIET ENJOYMENT

35.1	Subject to the terms of any QEL and provided that:
(a)	the Charterers do not breach any term of this Charter or any other Leasing Document to which they are a party; and
(b)	no Termination Event or Total Loss has occurred,

the Owners hereby agree not to disturb or interfere with the Charterers’ lawful use, possession and quiet enjoyment of the Vessel during the Charter Period.

CLAUSE 36 – CHARTERHIRE AND ADVANCE CHARTERHIRE

36.1

In consideration of the Owners agreeing to charter the Vessel to the Charterers under this Charter at the request of the Charterers, the Charterers hereby irrevocably and unconditionally agree to pay to the Owners the Charterhire, the Advance Charterhire and all other amounts payable under this Charter in accordance with the terms of this Charter.

36.2

The Charterers shall pay to the Owners on the Commencement Date, an amount which is equal to the difference between the Purchase Price and the Owners’ Costs as of the Commencement Date (the “Advance Charterhire”). The Charterers shall be deemed to have paid the Advance Charterhire to the Owners on the Commencement Date by the Owners (as buyers under the MOA) setting off an amount equal to the Advance Charterhire against a corresponding amount of the Purchase Price payable by the Owners to the Charterers (as sellers) under the MOA.

36.3	The Advance Charterhire shall not bear interest and shall be non-refundable.
36.4	Following Delivery and commencing from the Commencement Date, the Charterers shall pay Charterhire in arrears in quarterly instalments on each Payment Date. Each instalment shall consist of:
(a)	a capital element of Charterhire (the “Fixed Charterhire”) which shall be in an amount equivalent to 1/28 of the difference between the Opening Capital Balance and the Expiry Owners’ Costs; and
(b)	a variable element of Charterhire (the “Variable Charterhire”) which shall be calculated by applying the aggregate of:

3

(i)	the applicable Interest Rate for the relevant Hire Period; and
(ii)	the Margin,

to the Owners’ Costs on the immediately preceding Payment Date (or, in the case of the First Payment Date only, on the Commencement Date) for the Hire Period ending on the relevant Payment Date by reference to the actual number of days elapsed.

36.5	Charterhire shall be payable in arrears on the following dates (each a “Payment Date”):
(a)	the first instalment of Charterhire shall be payable on the date falling three (3) months after the Commencement Date (the “First Payment Date”); and
(b)

each subsequent instalment of Charterhire (other than the last instalment of Charterhire) shall be payable quarterly thereafter, with the final instalment of Charterhire payable on the last day of the Charter Period, such that there are a total of twenty eight (28) Payment Dates during the Charter Period.

36.6

Payment of Charterhire on any Payment Date shall be made in same day available funds and received by the Owners by not later than 5.00 pm (Shanghai time). Any payment of Charterhire which is due to be made on a Payment Date which is not also a Business Day shall be made on the previous Business Day instead.

36.7	Time of payment of the Charterhire and any other payments by the Charterers under this Charter shall be of the essence.
36.8	All payments of the Charterhire and any other moneys payable hereunder shall be made in Dollars.
36.9

All payments of the Charterhire and any other moneys payable hereunder shall be payable by the Charterers to the Owners’ designated bank account as the Owners may notify the Charterers in writing from time to time.

36.10	Payment of the Charterhire and any other amounts under this Charter shall be at the Charterers’ risk until receipt by the Owners.
36.11

The Vessel shall not at any time be deemed off-hire and the Charterers’ obligation to pay the Charterhire and any other amounts payable under this Charter (including but not limited to the Termination Sum or the Total Loss Termination Sum) in Dollars shall be absolute and unconditional under any and all circumstances and shall not be affected by any circumstances of any nature whatsoever including but not limited to:

(a)

(except in the case of the Advance Charterhire) any set off, counterclaim, recoupment, defence, claim or other right which the Charterers may at any time have against the Owners or any other person for any reason whatsoever including, without limitation, any act, omission or breach on the part of the Owners under this Charter or any other agreement at any time existing between the Owners and the Charterers;

(b)

any change, extension, indulgence or other act or omission in respect of any indebtedness or obligation of the Charterers, or any sale, exchange, release or surrender of, or other dealing in, any security for any such indebtedness or obligation;

4

(c)	any title defect or encumbrance or any dispossession of the Vessel by title paramount or otherwise;
(d)

any defect in the seaworthiness, condition, value, design, merchantability, operation or fitness for use of the Vessel or the ineligibility of the Vessel for any particular trade or for registration or documentation under the laws of any relevant jurisdiction;

(e)	the Total Loss or any damage to or forfeiture or court marshall’s or other sale of the Vessel if the Termination Sum, Total Loss Termination Sum or any part thereof remains due;
(f)

any libel, attachment, levy, detention, sequestration or taking into custody of the Vessel or any restriction or prevention of or interference with or interruption or cessation in, the use or possession thereof by the Charterers;

(g)	any insolvency, bankruptcy, reorganization, arrangement, readjustment, dissolution, liquidation or similar proceedings by or against the Charterers and any other Obligors;
(h)

any invalidity, unenforceability, lack of due authorization or other defects, or any failure or delay in performing or complying with any of the terms and provisions of this Charter or any of the Leasing Documents by any party to this Charter or any other person;

(i)	any enforcement or attempted enforcement by the Owners of their rights under this Charter or any of the Leasing Documents executed or to be executed pursuant to this Charter;
(j)

any loss of use of the Vessel due to deficiency or default or strike of officers or crew, fire, breakdown, damage, accident, defective cargo or any other cause which would or might but for this provision have the effect of terminating or in any way affecting any obligation of the Charterers under this Charter; or

(k)

any prevention, delay, deviation or disruption in the use of the Vessel resulting from the wide outbreak of any viruses (including the 2019 novel coronavirus), including but not limited to those caused by:

(i)	closure of ports;
(ii)	prohibitions or restrictions against the Vessel calling at or passing through certain ports;
(iii)	restriction in the movement of personnel and/or shortage of labour affecting the operation of the Vessel or the operation of the ports (including stevedoring operations);
(iv)	quarantine regulations affecting the Vessel, its cargo, the crew members or relevant port personnel;
(v)	fumigation or cleaning of the Vessel; or
(vi)

any claims raised by any sub-charterer or manager of the Vessel that a force majeure event or termination event (or any other analogous event howsoever called) has occurred under the relevant charter agreement or management agreement (as the case may be) of the Vessel as a result of the outbreak of such viruses.

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36.12

All stamp duty, value added tax (for the avoidance of doubt, including without limitation, goods and services tax), withholding or other taxes and import and export duties and all other similar types of charges (for the avoidance of doubt any Owner’s income tax liabilities) which may be levied or assessed on or in connection with:

(a)	the operation of this Charter in respect of the hire and all other payments to be made pursuant to this Charter and the remittance thereof to the Owners; and
(b)	the import, export, purchase, delivery and re-delivery of the Vessel,

shall be borne by the Charterers. The Charterers shall pay, if applicable, value added tax and other similar tax levied on any Charterhire and other payments payable under this Charter by addition to, and at the time of payment of, such amounts.

CLAUSE 37 – CHANGES TO INTEREST RATE, DEFAULT INTEREST

37.1	If, in relation to any determination of the Interest Rate prior to a Screen Rate Replacement Event:
(a)

the Owners determine (which determination shall be conclusive and binding) that by reason of circumstances affecting the Relevant Interbank Market generally, adequate and fair means do not or will not exist for ascertaining LIBOR at the beginning of that Hire Period or the same does not reflect the cost of funding of the Owners; and

(b)

the Owners determine (which determination shall be conclusive and binding) that by reason of circumstances affecting the Relevant Interbank Market generally, deposits in Dollars in the required amount for the 3-month period commencing on the first day of that Hire Period are not available to it in the Relevant Interbank Market or from whatever sources it may select to obtain funds for that Hire Period, the Owners shall promptly notify the Charterers accordingly.

37.2

Immediately following the notification referred to in Clause 37.1 above, the Owners and the Charterers, shall negotiate in good faith with a view to agreeing upon a substitute basis for determining the Interest Rate for that Hire Period.

37.3

If a substitute basis is not so agreed pursuant to Clause 37.2 above or after the occurrence of a Screen Rate Replacement Event but prior to the making of any necessary amendment or waiver in accordance with Clause 37.4 below, the Interest Rate shall be the rate per annum equal to the cost certified by the Owners (expressed as an annual rate of interest) of funding the Owners’ Costs during the relevant Hire Period (as reasonably determined by the Owners).

37.4

On or at any time after the occurrence of a Screen Rate Replacement Event, the Owners are entitled to make any amendment or waiver to the terms of the Leasing Documents (at the Charterers’ cost) which relates to:

(a)	providing for the use of a Replacement Benchmark in relation to Dollars in place of (or in addition to) that Screen Rate; and

(b)

(i)	aligning any provision of any Leasing Document to the use of that Replacement Benchmark;

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(ii)

enabling that Replacement Benchmark to be used for the calculation of the Interest Rate under this Charter (including, without limitation, any consequential changes required to enable that Replacement Benchmark to be used for the purposes of this Charter);

(iii)	implementing market conventions applicable to that Replacement Benchmark;
(iv)	providing for appropriate fallback (and market disruption) provisions for that Replacement Benchmark; or
(v)

subject to Clause 37.5 below, adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Benchmark (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation), and pending any such amendment or waiver and the Replacement Benchmark being utilised under the Leasing Documents to calculate the Interest rate, Clause 37.3 shall apply to the calculation of the Interest Rate.

37.5

Upon the Owners’ written notification to the Charterers of the Owners’ intention to negotiate a Replacement Benchmark, the Owners and the Charterers shall enter into negotiations in good faith with a view to agreeing the use of a Replacement Benchmark in relation to dollars in place of that Screen Rate. Such negotiation shall be carried out by each Party in consideration of the then prevailing market practice (including without limitation, SOFR compounded in arrears), factoring into account the economics of the transaction contemplated therein and in particular the Margin initially agreed between Parties. It is hereby agreed that, if the use of a Replacement Benchmark in relation to dollars is not so agreed within ninety (90) days of the Owner’s written notification to the Charterers and the Replacement Benchmark proposed by and acceptable to the Owners is not:

(a)	generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor to the Screen Rate which is subject to replacement at any relevant time; and/or
(b)	SOFR;

and the rates offered by such Replacement Benchmark are substantially higher than those referred to in paragraphs (a) and (b) of this Clause 37.5, then the Charterers shall have the option to purchase back the Vessel from the Owners by paying the Mandatory Sale Price subject to the Owners receiving from the Charterers a notice in writing not earlier than ninety (90) days of the intended Mandatory Sale Date, and this Charter shall terminate in accordance with the procedures set out in Clause 55A (Mandatory Sale).

37.6

If the Charterers fail to make any payment due under this Charter on the due date, they shall pay additional interest on such late payment at a rate which is equal to two per cent. (2%) per annum above the applicable Interest Rate for the relevant Hire Period and the Margin which shall apply prior to, during or following Delivery and shall accrue on a daily basis from the date on which such payment became due up to and excluding the date of payment thereof, and the Charterers and the Owners agree that such default rate is proportionate as to amount, having

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regard to the legitimate interest of the Owners, in protecting against the Owners’ risk of the Charterers failing to perform its obligations under this Charter.

37.7

All interest (including default interest) and any other payments under this Charter which are of an annual or periodic nature shall accrue from day to day and shall be calculated on the basis of the actual number of days elapsed and a three hundred and sixty (360) days’ year.

CLAUSE 38 – POSSESSION OF VESSEL

38.1

The Charterers shall not, without the prior written consent of the Owners, assign, mortgage or pledge the Vessel or any interest therein and shall not permit the creation or existence of any Security Interest thereon (including for any monies paid in advance and not earned, and for any claims for damages arising from any breach by the Owners of this Charter and other amounts due to the Charterers under this Charter) except for the Permitted Security Interests.

38.2

The Charterers shall promptly notify any party (including without limitation, any sub-charterer) (as the Owners may request) in writing that the Vessel is the property of the Owners and the Charterers shall provide the Owners with a copy of such written notification and evidence that such party has received such written notification.

38.3

If the Vessel is arrested, seized, impounded, forfeited, detained or taken out of their possession or control (whether or not pursuant to any distress, execution or other legal process), the Charterers shall procure the immediate release of the Vessel (whether by providing bail or procuring the provision of security or otherwise do such lawful things as the circumstances may require) and shall immediately notify the Owners of such event and shall indemnify the Owners against all losses, costs or charges incurred by the Owners by reason thereof in re-taking possession or otherwise in re-acquiring the Vessel.

38.4

The Charterers shall pay and discharge or cause any sub-charterer of the Vessel to pay and discharge all obligations and liabilities whatsoever which have given or may give rise to liens on or claims enforceable against the Vessel. The Charterers shall take all reasonable steps to prevent (and shall procure that a sub-charterer shall take all reasonable steps to prevent) an arrest of the Vessel.

CLAUSE 39 – INSURANCE

39.1	The Charterers shall procure that insurances for the Vessel are effected:
(a)	in Dollars;
(b)

in the case of fire and usual hull and machinery, marine risks and war risks (including blocking and trapping), on an agreed value basis of at least the higher of (i) one hundred per cent (100%) of then applicable Fair Market Value of the Vessel and (ii) one hundred and twenty per cent (120%) of the then prevailing Owners’ Costs;

(c)

in the case of oil pollution liability risks, for an aggregate amount equal to the higher of (i) US$1,000,000,000 or (ii) the highest level of cover from time to time available under basic protection and indemnity club entry and in the international marine insurance market;

(d)

in the case of protection and indemnity risks, in respect of the full tonnage of the Vessel and with a protection and indemnity club which is a member of the International Group of Protection and Indemnity Clubs;

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(e)

through brokers approved by the Owners and with first class international insurers and/or underwriters acceptable to the Owners and having a Standard & Poor’s rating of BBB+ or above, a Moody’s rating of A or above or an AM Best rating of A- or above or otherwise acceptable to the Owners; and

(f)	otherwise on terms and in form acceptable to the Owners.
39.2	In addition to the terms set out in Clause 13(a) (Insurance and Repairs), the Charterers shall procure that the Obligatory Insurances shall:
(a)

subject always to paragraph (b), name the Owners, the Charterers and the Approved Technical Manager as the only named assureds unless the interest of every other named assured or co-assured is limited:

(i)	in respect of any Obligatory Insurances for hull and machinery and war risks;
(A)	to any provable out-of-pocket expenses that they have incurred and which form part of any recoverable claim on underwriters; and
(B)	to any third party liability claims where cover for such claims is provided by the policy (and then only in respect of discharge of any claims made against them); and
(ii)

in respect of any Obligatory Insurances for protection and indemnity risks, to any recoveries they are entitled to make by way of reimbursement following discharge of any third party liability claims made specifically against them, and every other named assured or co-assured has undertaken in writing to the Owners or the Owners’ Financiers (if any) (in such form as they may require) that any deductible shall be apportioned between the Charterers and every other named assured or co-assured (save for the Owners or the Owners’ Financiers (if any)) in proportion to the gross claims made by or paid to each of them and that they shall do all things necessary and provide all documents, evidence and information to enable the Owners and the Owners’ Financiers (if any) in accordance with the terms of the loss payable clause, to collect or recover any moneys which at any time become payable in respect of the Obligatory Insurances;

(b)	whenever the Owners require in respect of any Owners’ Financiers:
(i)

in respect of fire and other usual marine risks and war risks, name (or be amended to name) the same as additional named assured for their rights and interests, warranted no operational interest and with full waiver of rights of subrogation against such Owners’ Financier, but without such financiers thereby being liable to pay (but having the right to pay) premiums, calls or other assessments in respect of such insurance;

(ii)

in relation to protection and indemnity risks, name (or be amended to name) the same as additional insured or co-assured for their rights and interests to the extent permissible under the relevant protection and indemnity club rules; and

(iii)

name the Owners’ Financiers (if any) and the Owners as respectively the first ranking loss payee and the second ranking loss payee (and in the absence of any Owners’ Financiers, the Owners as first ranking loss payee) in accordance with the terms of the relevant loss payable clauses approved by the Owners’ Financiers and the Owners with

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such directions for payment in accordance with the terms of such relevant loss payable clause, as the Owners and the Owners’ Financiers (if any) may specify;

(c)

provide that all payments by or on behalf of the insurers under the Obligatory Insurances to the Owners and/or the Owners’ Financiers (as applicable) shall be made without set-off, counterclaim, deduction or condition whatsoever;

(d)	provide that such Obligatory Insurances shall be primary without right of contribution from other insurances which may be carried by the Owners or the Owners’ Financiers (if any);
(e)	provide that the Owners and/or the Owners’ Financiers (if any) may make proof of loss if the Charterers fail to do so; and
(f)

provide that if any Obligatory Insurance is cancelled, or if any substantial change is made in the coverage which adversely affects the interest of the Owners and/or the Owners’ Financiers (if any), or if any Obligatory Insurance is allowed to lapse for non-payment of premium, such cancellation, change or lapse shall not be effective with respect to the Owners and/or the Owners’ Financiers (if any) for thirty (30) days after receipt by the Owners and/or the Owners’ Financiers (if any) of prior written notice from the insurers of such cancellation, change or lapse.

39.3	The Charterers shall:
(a)	at least fourteen (14) days prior to Delivery (or such shorter period agreed by the parties), notify in writing the Owners of the terms and conditions of all Insurances;
(b)

at least fourteen (14) days before the expiry of any Obligatory Insurance or otherwise before the change of appointment of any brokers (or other insurers) and any protection and indemnity or war risks association through which Obligatory Insurances are taken from time to time pursuant to this Clause 39 (Insurance), notify the Owners of the brokers (or other insurers) and any protection and indemnity or war risks association through or with whom the Charterers propose to renew or obtain that Obligatory Insurance and of the proposed terms of such renewed or new insurance cover and obtain the Owners’ approval to such matters;

(c)

at least seven (7) days before the expiry of any Obligatory Insurance, procure that such Obligatory Insurance is renewed or to be renewed on its expiry date in accordance with the provisions of this Charter;

(d)

procure that the approved brokers and/or the war risks and protection and indemnity associations with which such a renewal is effected shall promptly after the renewal or the effective date of the new insurance and protection and indemnity cover notify the Owners in writing of the terms and conditions of the renewal; and

(e)

as soon as practicable after the expiry of any Obligatory Insurance and within thirty (30) days after such expiry, deliver to the Owners a letter of undertaking as required by this Charter in respect of such Insurances for the Vessel as renewed pursuant to Clause 39.3 together with copies of the relevant policies or cover notes or entry certificates duly endorsed with the interest of the Owners and/or the Owners’ Financiers (if any).

39.4

The Charterers shall ensure that all insurance companies and/or underwriters, and/or insurance brokers (if any) provide the Owners with copies (or upon the Owners’ request, originals) of policies, cover notes and certificates of entry relating to the Obligatory Insurances

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which they are to effect or renew and letter or letters of undertaking in a form required by the Owners or the Owners’ Financiers (if any) and including undertakings by the insurance companies and/or underwriters that:

(a)	they will have endorsed on each policy, immediately upon issuance, a loss payable clause and a notice of assignment complying with the provisions of this Charter and the Financial Instruments;
(b)

they will hold the benefit of such policies and such insurances, to the order of the Owners and/or the Owners’ Financiers (if any) and/or such other party in accordance with the said loss payable clause;

(c)	they will advise the Owners and the Owners’ Financiers (if any) promptly of any material change to the terms of the Obligatory Insurances of which they are aware;
(d)

they will notify the Owners and the Owners’ Financiers (if any) not less than fourteen (14) days before the expiry of the Obligatory Insurances, in the event of their not having received notice of renewal instructions from the Charterers and, in the event of their receiving instructions to renew, they will promptly notify the Owners and the Owners’ Financiers (if any) of the terms of the instructions; and

(e)

if any of the Obligatory Insurances form part of any fleet cover, the Charterers shall procure that the insurance broker(s), or leading insurer, as the case may be, undertakes to the Owners and the Owners’ Financiers (if any) that such insurance broker or insurer will not set off against any sum recoverable in respect of a claim relating to the Vessel under such Obligatory Insurances any premiums due in respect of any other vessel under any fleet cover of which the Vessel forms a part or any premium due for other insurances, they waive any lien on the policies, or any sums received under them, which they might have in respect of such premiums, and they will not cancel such Obligatory Insurances by reason of non-payment of such premiums or other amounts, and will arrange for a separate policy to be issued in respect of the Vessel forthwith upon being so requested by the Owners or the Owners’ Financiers (if any) and where practicable.

39.5	The Charterers shall ensure that any protection and indemnity and/or war risks associations in which the Vessel is entered provides the Owners and the Owners’ Financiers (if any) with:
(a)	a copy of the certificate of entry for the Vessel as soon as such certificate of entry is issued;
(b)	a letter or letters of undertaking in such form as may be required by the Owners or the Owners’ Financiers (if any) or in such association’s standard form; and
(c)	a certified copy of each certificate of financial responsibility for pollution by oil or other Environmentally Sensitive Material issued by the relevant certifying authority in relation to the Vessel.
39.6	The Charterers shall ensure that all policies relating to the Obligatory Insurances are deposited with the approved brokers (if any) through which the insurances are effected or renewed.
39.7	The Charterers shall procure that all premiums or other sums payable in respect of the Obligatory Insurances are punctually paid and produce all relevant receipts when so required by the Owners.

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39.8	The Charterers shall ensure that any guarantees required by a protection and indemnity or war risks association are promptly issued and remain in full force and effect.
39.9

The Charterers shall neither do nor omit to do (nor permit to be done or not to be done) any act or thing which would or might render any Obligatory Insurance invalid, void, voidable or unenforceable or render any sum payable under an Obligatory Insurance repayable in whole or in part and, in particular:

(a)

the Charterers shall procure that all necessary action is taken and all requirements are complied with which may from time to time be applicable to the Obligatory Insurances, and (without limiting the obligations contained in this Clause) ensure that the Obligatory Insurances are not made subject to any exclusions or qualifications to which the Owners have not given their prior approval (unless such exclusions or qualifications are made in accordance with the rules of a protection and indemnity association which is a member of the International Group of Protection and Indemnity Clubs);

(b)

the Charterers shall not make or permit any changes relating to the classification or the classification society of the Vessel or, subject to procuring the provision of a replacement manager’s undertaking in substantially the same form as the Manager’s Undertaking, any changes to the manager or operator of the Vessel unless such changes have, if required, first been approved by the underwriters of the Obligatory Insurances and the Owners or the Owners’ Financiers (if any);

(c)

the Charterers shall procure that all quarterly or other voyage declarations which may be required by the protection and indemnity risks association in which the Vessel is entered to maintain cover for trading to the United States of America and Exclusive Economic Zone (as defined in the United States Oil Pollution Act 1990 or any other applicable legislation) are made and the Charterers shall promptly provide the Owners with copies of such declarations and a copy of its valid certificate of financial responsibility; and

(d)

the Charterers shall not employ the Vessel, nor allow it to be employed, otherwise than in conformity with the terms and conditions of the Obligatory Insurances, without first obtaining the consent of the insurers and complying with any requirements (as to extra premium or otherwise) which the insurers specify.

39.10

The Charterers shall not make or agree to any material alteration to the terms of any Obligatory Insurance nor waive any right relating to any Obligatory Insurance without the prior written consent of the Owners.

39.11

The Charterers shall not settle, compromise or abandon any claim under any Obligatory Insurance for Total Loss or for a Major Casualty, and shall do all things necessary and provide all documents, evidence and information to enable the Owners to collect or recover any moneys which at any time become payable in respect of the Obligatory Insurances.

39.12	The Charterers shall provide the Owners upon written request, copies of all material communications between the Charterers and:
(a)	the approved brokers;
(b)	the approved protection and indemnity and/or war risks associations; and

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(c)	the approved insurers and/or underwriters,

which relate directly or indirectly to:

(i)	the Charterers’ obligations relating to the Obligatory Insurances including, without limitation, all requisite declarations and payments of additional premiums or calls; and
(ii)

any credit arrangements made between the Charterers and any of the persons referred to in paragraphs (a) or (b) above relating wholly or partly to the effecting or maintenance of the Obligatory Insurances; and

(iii)	any communication with any party involved in case of a claim under any of the Vessel’s insurances.
39.13	The Charterers shall promptly provide the Owners (or any persons which they may designate) with any information which the Owners may request for the purpose of:
(a)	obtaining or preparing any report from an independent marine insurance broker as to the adequacy of the Insurances (including but not limited to the report obtained under Clause 39.16); or
(b)

effecting, maintaining or renewing any such insurances as are referred to in Clause 13(a) (Insurance and Repairs) or this Clause 39 (Insurance) or dealing with or considering any matters relating to any such insurances;

39.14

The Charterers shall upon demand fully indemnify the Owners (including if requested by the Owners, make direct payment to the relevant insurer or broker for the same) in respect of all premiums and other expenses which are incurred by:

(a)

the Owners in connection with or with a view to effecting, maintaining or renewing an innocent owners interest insurance and an innocent owners additional perils insurance or any similar protective shipowner insurance that is taken out in respect of the Vessel; and/or

(b)

the Owners’ Financiers (if any) in connection with or with a view to effecting, maintaining or renewing a mortgagee’s interest insurance, a mortgagee’s additional perils insurance, all protection and indemnity insurance that is taken out in respect of the Vessel, in each case as referred to in paragraphs (a) and (b) above, in an amount not exceeding one hundred and twenty per cent (120%) of the Owners’ Costs from time to time and on such other terms, through such insurers and generally in such manner as the Owners or the Owners’ Financiers (as the case may be) may from time to time consider appropriate.

39.15

The Charterers shall be solely responsible for and indemnify the Owners in respect of all loss or damage to the Vessel (insofar as the Owners shall not be reimbursed by the proceeds of any insurance in respect thereof) however caused occurring at any time or times before physical possession thereof is retaken by the Owners, with only reasonable wear and tear to the Vessel excepted.

39.16

The Charterers shall reimburse or indemnify the Owners for any expenses incurred or to be incurred by the Owners in obtaining a detailed report signed by an independent firm of marine insurance brokers approved by the Owners dealing with the Obligatory Insurances and stating the opinion of such firm as to the adequacy of the Obligatory Insurances:

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(a)	when an agreed form of such detailed report satisfactory to the Owners is obtained as a condition precedent requirement under Part A of Schedule 2 (Conditions Precedent) of this Charter;
(b)

when the Owners procure the issuance of such detailed report no more than once every calendar year, unless a Termination Event has occurred in which case such reports may be procured at the Charterer’s cost at any such time; and

(c)

further from time to time upon the Owners’ demand where, in the Owners’ opinion, at any time during the Charter Period there has been a material change in the terms of the Insurances and/or a change in the circumstances which would materially adversely affect the adequacy of the Obligatory Insurances.

39.17	The Charterers shall:
(a)

keep the Vessel insured at their expense against such other risks (not including loss of hire or earnings risks) which the Owners and the Owners’ Financiers (if any) consider reasonable for a prudent shipowner or operator to insure against for trading, management, operational and/or safety purposes at the relevant time (as notified by the Owners) and which risks are, at that time, generally insured against as market practice by owners or operators of vessels similar to the Vessel and having regard to the availability of such cover in the insurance market at that time; and

(b)

upon demand fully indemnify the Owners in respect of all premiums and other expenses incurred by the Owners in respect of any other insurances which the Owners deem necessary and takes out in respect of the Vessel.

CLAUSE 40 – WARRANTIES RELATING TO VESSEL

40.1

It is expressly agreed and acknowledged that the Owners are not the manufacturer or original supplier of the Vessel but that the Owners (in their capacity as buyers) have purchased the Vessel from the Charterers (in their capacity as sellers) pursuant to the MOA at the request of the Charterers, for the purpose of then chartering the Vessel to the Charterers hereunder and that no condition, term, warranty or representation of any kind is or has been given to the Charterers by or on behalf of the Owners in respect of the Vessel (or any part thereof).

40.2

All conditions, terms or warranties express or implied by the law relating to the specifications, quality, description, merchantability or fitness for any purpose of the Vessel (or any part thereof) or otherwise are hereby expressly excluded.

40.3

The Charterers agree and acknowledge that the Owners shall not be liable for any claim, loss, damage, expense or other liability of any kind or nature caused directly or indirectly by the Vessel or by any inadequacy thereof or the use or performance thereof or any repairs thereto or servicing thereof and the Charterers shall not by reason thereof be released from any liability to pay any Charterhire or other payment due under this Charter.

CLAUSE 41 – TERMINATION AND REDELIVERY

41.1

Upon termination of the leasing of the Vessel under this Charter pursuant to Clause 47.2, the Charterers shall be obliged to pay the Owners the Termination Sum on the Termination Date and it is hereby agreed by the parties hereto that:

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(a)

without prejudice to Clause 42.2, the obligation to pay the Termination Sum is a continuing obligation and shall survive the termination of the leasing of the Vessel under this Charter and shall continue in full force and effect until irrevocably and unconditionally paid in full;

(b)

payment of the Termination Sum is deemed to be proportionate as to amount, having regard to the legitimate interest of the Owners, in protecting against the Owners’ risk of the Charterers failing to perform its obligations under this Charter; and

(c)

the Termination Sum shall, depending on the nature of the Termination Event(s) on the basis of which the Owners serve a Termination Notice, be either an obligation to pay damages following acceptance by the Owners of a breach of condition by the Charterers or an obligation to pay an agreed sum in specified circumstances which do not involve a breach of contract by the Charterers.

41.2

If the Charterers fail to make any payment of the Termination Sum on the Termination Date 37.6 shall apply and the Owners shall be entitled to exercise their rights under Clause 42 (Sale of Vessel by the Owners in the event of Non-Payment of Termination Sum).

41.3

Concurrently with the unconditional and irrevocable payment of the Termination Sum in full pursuant to the terms of this Charter, this Charter shall terminate and the Owners shall (save in the event of Total Loss or in the event that the Vessel has been sold or contracted to be sold pursuant to Clause 42 (Sale of Vessel by the Owners in the event of Non-Payment of Termination Sum)), at the cost of the Charterers, transfer the legal and beneficial ownership of the Vessel on an “as is where is” basis to the Charterers or their nominees free from any registered mortgages, encumbrances, liens, debts or claims incurred or permitted by the Owners (save for those liens, encumbrances and debts incurred by the Charterers or arising out of or in connection with this Charter), and shall execute a bill of sale and a protocol of delivery and acceptance evidencing the same and such sale shall be completed otherwise in accordance with Clause 56.1(a) and 56.1(b).

41.4

The Charterers hereby undertake to indemnify the Owners against any claims incurred in relation to the Vessel prior to such transfer of ownership. Any taxes, notarial, consular and other costs, charges and expenses connected with closing of the Owners’ register shall be for the Charterers’ account.

41.5

On natural expiration of this Charter, unless the Purchase Option Price or the Mandatory Sale Price is paid by the Charterers in accordance with Clause 56 (Sale of the Vessel), the Charterers shall re-deliver the Vessel to the Owners in accordance with Clause 41.6 and shall ensure that they have fulfilled their obligations under this Charter and made payment of all Charterhire and all other moneys pursuant to the terms of this Charter. In such case, the Charterers shall give the Owners not less than 30/20/10/5 running days’ preliminary notice of expected date and range of ports or places of redelivery not less than 5/3/2/1/ running days’ definite notice of expected date and port or place of redelivery. Any changes thereafter in the Vessel’s position shall be notified immediately to the Owners.

41.6

If the Charterers are required to redeliver the Vessel to the Owners pursuant to the terms of this Charter, the Vessel shall be redelivered and taken over safely afloat at a safe and accessible berth or anchorage in such location as the Owners may reasonably require (which, for the avoidance of doubt, shall exclude any war listed area declared by the Joint War Committee). The Charterers shall ensure that, at the time of redelivery to the Owners, the Vessel:

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(a)

be in an equivalent class as she was as at the Commencement Date and without any recommendations or conditions and with valid certificates for not less than six (6) months and free of average damage affecting the Vessel’s classification and in the same or as good structure, state, condition and classification as that in which she was deemed on the Commencement Date, fair wear and tear not affecting the Vessel’s classification excepted;

(b)

has passed her 5-year special survey (if applicable), and subsequent second intermediate surveys and drydock at the Charterers’ time and expense without any overdue recommendations or conditions to the satisfaction of the Approved Classification Society;

(c)	‘has her survey cycles up-to-date and trading and class certificate valid for at least the number of months agreed in Box 17;
(d)

be re-delivered to the Owners together with all spare parts and spare equipment as were on board at the time of Delivery, and any such spare parts and spare equipment on board at the time of re-delivery shall be taken over by the Owners free of charge;

(e)

be free of any cargo and Security Interest (save for the Security Interests granted pursuant to the Financial Instruments, if any) subject to the terms of any sub-charter which the Owners have approved pursuant to the terms of this Charter;

(f)	be free of any crew and officers unless otherwise instructed by the Owners;
(g)

be free of any charter or other employment (unless the Owners wish to retain the continuance of any prevailing charter or as otherwise agreed by the Owners in their absolute discretion or unless such sub-charter has been approved by the Owners pursuant to the terms of this Charter); and

(h)

have such amount of bunkers on board the Vessel as would be sufficient to enable the Vessel to sail to the nearest bunker port in compliance with all bunkering fuel content regulations then applicable in such place of redelivery.

41.7

The Charterers warrant that they will not permit (or request any sub-charterer not to) the Vessel to commence a voyage (including any preceding ballast voyage) which cannot reasonably be expected to be completed in time to allow redelivery of the Vessel within any time period required by this Clause 41 (Termination and Redelivery). Notwithstanding the above, should the Charterers fail to redeliver the Vessel within any time period required by this Clause 41 (Termination and Redelivery), the Charterers shall pay the daily equivalent to the rate of Charterhire plus ten per cent. (10%) or to the market rate, whichever is the higher, for the number of days by which the Charter Period is exceeded.

41.8

If the Charterers are required to redeliver the Vessel to the Owners pursuant to the terms of this Charter other than pursuant to Clause 42.1(a), the Owners and Charterers shall mutually appoint a surveyor (the “Joint Surveyor”) for the purpose of determining and agreeing in writing the condition of the Vessel at the time of such redelivery. The Charterers shall provide the Joint Surveyor with all such facilities and access to the Vessel as may be required to enable the Joint Surveyor to conduct its survey of the Vessel and shall take all such actions as may be reasonably recommended by the Joint Surveyor to ensure that the Vessel shall be redelivered in accordance with Clause 41.6.

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41.9

If the Charterers are required to redeliver the Vessel to the Owners pursuant to Clause 42.1(a), the Owners shall appoint surveyors (the “Owners’ Surveyor”) for the purpose of determining and agreeing in writing the condition of the Vessel at the time of such redelivery. The Charterers shall provide the Owners’ Surveyor with all such facilities and access to the Vessel as may be required to enable the Owners’ Surveyor to conduct its survey of the Vessel and shall take all such actions as may be reasonably recommended by the Owners’ Surveyor to ensure that the Vessel shall be redelivered in accordance with Clause 41.6.

41.10

The Owners shall not be obliged to accept redelivery of the Vessel until the Owners are reasonably satisfied that all conditions for the redelivery of the Vessel under this Charter (including without limitation, Clause 41.6) are met, and the Vessel shall (if the redelivery is at the end of the Charter Period) continue to be on-hire under the terms of this Charter until such redelivery. The Owners reserve all rights to recover from the Charterers any costs, expense and/or liabilities incurred or suffered by them (including without limitation, the costs of any repairs which may be required to restore the Vessel to the condition required by Clause 41.6 as a result of the Vessel not being redelivered in accordance with the terms of this Charter.

41.11

The Owners shall, at the time of the redelivery of the Vessel, take over all bunkers, lubricating oil, unbroached provisions, paints, ropes, other consumable stores and spare parts in the Vessel at no cost to the Owners.

CLAUSE 42 – SALE OF VESSEL BY THE OWNERS IN THE EVENT OF NON-PAYMENT OF TERMINATION SUM

42.1	The Charterers agree that should the Termination Sum not be paid on the Termination Date:
(a)

save as required to comply with this Clause 42.1, the Charterers’ right to possess and operate the Vessel shall immediately cease and (without in any way affecting the Charterers’ obligation to pay the Charterer the Termination Sum and comply with its other obligations under this Charter) the Charterers shall hold the Vessel as gratuitous bailee only to the Owners, the Charterers shall procure that the master and crew follow the orders and directions of the Owners and the Charterers shall, upon the Owners’ request (at Owners’ sole discretion), be obliged to immediately (and at the Charterers’ own cost) redeliver the Vessel to the Owners at such ready and nearest safe port or location as the Owners may require and for the avoidance of doubt, any such redelivery shall not extinguish the Owners’ right to recover the Termination Sum from the Charterers under this Charter;

(b)

the Owners shall be entitled (at Owners’ sole discretion) to operate the Vessel as they may require and may create whatsoever interests thereon, including without limitation charterparties or any other form of employment contracts provided that the Earnings of the Vessel during such period less its operational expenses (the “Net Trading Proceeds”) shall be applied against the Termination Sum and any other amounts payable under the Leasing Documents pursuant to Clause 64 (General Application of Proceeds) provided, that if such use of the Vessel results in the Owners suffering a loss then such losses shall be included in the indemnities contained in Clause 57 (Indemnities) and be added to the Termination Sum; and

(c)

the Owners shall be entitled (at Owners’ sole discretion) to immediately thereafter sell the Vessel to any person on such terms as they deem fit, save that if required by the Charterers or the Guarantor and if agreed by the Owners, the Charterers or the Guarantor may within such reasonable time as specified by the Owners (the “Nomination Period”) first nominate or

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identify a purchaser for the Vessel (a “Nominated Purchaser”) and the Owners may sell the Vessel to such Nominated Purchaser subject to all the following conditions being satisfied:

(i)the Nominated Purchaser is acceptable to the Owners; and

(ii)

the price to be paid by the Nominated Purchaser (after deducting any commissions, taxes and other costs of sale) is equal to or more than the applicable Termination Sum (unless otherwise agreed by the Owners in their absolute discretion) unless the shortfall is paid by any Obligor or member of the Group on or before such sale, and any net sale proceeds (after deducting all fees, taxes, disbursements and any other costs and expenses incurred by the Owners in connection with such sale) (the “Net Sales Proceeds”) derived from any such sale to a Nominated Purchaser or any other person shall be applied towards reduction of the Termination Sum in accordance with Clause 64 (General Application of Proceeds). If the Net Sales Proceeds are not sufficient to settle the Termination Sum in full, the Charterers shall remain liable to pay the shortfall and default interest shall continue to accrue on the unpaid portion of the Termination Sum in accordance with Clause 37.6. The above is without prejudice to all of the Owners’ rights under the Leasing Documents (including to sell the Vessel to any person they deem fit) should there be no agreement as to the Nominated Purchaser.

42.2

Notwithstanding Clause 42.1, the Owners may, by written notice to the Charterers at any time after the expiry of the Nomination Period (if applicable pursuant to Clause 42.1(c) above), elect to retain the Vessel instead of selling the Vessel under Clause 42.1(c) above (with such option to elect to retain the Vessel to take effect from such date as they may nominate after the expiry of the Nomination Period Period (if applicable pursuant to Clause 42.1(c) above) (regardless of date of the notice)), and in doing so, the Owners shall first obtain the Fair Market Value of the Vessel (after deducting any commissions, taxes and costs which would be likely to be incurred in connection with a sale of the Vessel) not later than ten (10) days after the date of such nomination and if the Fair Market Value (less such deductions) of the Vessel is less than the Termination Sum as of the date of the determination of the Fair Market Value, the Charterers shall immediately pay the difference to the Owners upon the Owners’ demand. If the Fair Market Value of the Vessel (subject to the aforesaid deductions) exceeds the Termination Sum as at such date, the Owners shall within thirty (30) days (of the date of the notice) pay the difference to the Charterers.

CLAUSE 43 – TOTAL LOSS

43.1

Throughout the Charter Period, the Charterer shall bear the full risk of any Total Loss of or any other damage to the Vessel howsoever arising. If the Vessel becomes a Total Loss after Delivery, the Charterer shall, subject to Clause 43.2, pay the Total Loss Termination Sum to the Owners on the Total Loss Payment Date. Upon such receipt by the Owners of the Total Loss Termination Sum, this Charter shall terminate (without prejudice to any provision of this Charter expressed to survive termination) but until such receipt, the Charterers shall remain liable to make all payments of Charterhire and all other amounts to the Owners under this Charter, notwithstanding that the Vessel has become a Total Loss.

43.2

Any Total Loss Proceeds unconditionally received by the Owners (or the Owners’ Financiers in accordance with the terms of the relevant loss payable clause) shall be applied in accordance with Clause 64 (General Application of Proceeds) and shall satisfy the obligation of the Charterers to pay the Total Loss Termination Sum to the extent received by the Owners or the

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Owners’ Financiers in accordance with the terms of the relevant loss payable clause). The obligation of the Charterers to pay the Total Loss Termination Sum shall remain unaffected and exist regardless of whether any of the insurers have agreed or refused to meet or has disputed in good faith, the claim for Total Loss.

43.3

If the Total Loss Proceeds unconditionally received by the Owners or the Owners’ Financiers in accordance with the terms of the relevant loss payable clause) are less than the Total Loss Termination Sum, the Charterers shall pay such shortfall to the Owner on the Total Loss Payment Date.

43.4	The Owners shall have no obligation to supply to the Charterers with a replacement vessel following the occurrence of a Total Loss.

CLAUSE 44 – FEES AND EXPENSES

44.1	The Charterers shall pay to the Owners a non-refundable arrangement fee (the “Arrangement Fee”) in the amount and at the times agreed in the Fee Letter.
44.2

All costs and expenses including, but not limited to documented legal costs, expenses and other disbursements reasonably incurred by the Owners and each of their legal counsels in relation to preparing, negotiating and executing this Charter and the Leasing Document, shall be for the account of the Charterers (regardless of whether the transaction contemplated by the Leasing Documents actually completes).

44.3	If:
(a)	the Charterers request an amendment, waiver or consent;
(b)	the Charterers make a request to re-register the Vessel in another Flag State; or
(c)	an amendment is required to address the fact that the Screen Rate is not or is likely not to be available for Dollars,

the Charterers shall, on demand, reimburse the Owners for the amount of all costs and expenses (including legal fees) incurred by the Owners in responding to, evaluating, negotiating or complying with that request or requirement (including, for the avoidance of doubt, any amounts the Owners have to pay under the terms of the Financial Instruments).

44.4

All documented costs and expenses incurred by the Owners in relation to the acquisition, registration of title of the Vessel in the Owners’ name in the Flag State together with any and all fees (including but not limited to any vessel registration and tonnage fees and the Owners’ initial and ongoing registration and maintenance costs if required to be registered as a foreign maritime entity or the appointment of resident agents under the laws of the Flag State) payable by the Owners to register, maintain and/or renew such registration, shall be for the account of the Charterers. Without prejudice to the foregoing, if the Flag State requires the Owners to establish a physical presence or office in the jurisdiction of such Flag State, all fees, costs and expenses payable by the Owners to establish and maintain such physical presence or office shall be for the account of the Charterers. The Charterers shall promptly provide the Owners with evidence of payment of the annual register/tonnage tax amounts payable to the Flag State or any other aforesaid costs, expenses and/or taxes when the same fall due.

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44.5

All documented costs and expenses (including legal fees) incurred by the Owners in relation to the transfer of title of the Vessel by the Owners to the Charterers and the re-delivery of the Vessel by the Charterers to the Owners pursuant to Clause 41 (Termination and Redelivery) shall be for the account of the Charterers.

44.6

The Charterers shall, on demand, pay to the Owners the amount of all documented costs and expenses (including legal fees) incurred by the Owners in connection with the enforcement of, or the preservation of any rights under, any Leasing Document, including, without limitation, any action brought by the Owners to arrest or recover possession of the Vessel, and with any proceedings instituted by or against the Owners as a consequence of it entering into a Leasing Document or enforcing those rights.

CLAUSE 45 – NO WAIVER OF RIGHTS

45.1

No neglect, delay, act, omission or indulgence on the part of either Party in enforcing the terms and conditions of this Charter or any other Leasing Document (to which they are party to) shall prejudice the strict rights of that Party or be construed as a waiver thereof nor shall any single or partial exercise of any right of either party preclude any other or further exercise thereof.

45.2

No right or remedy conferred upon either Party by this Charter or any other Leasing Document shall be exclusive of any other right or remedy provided for herein or by law and all such rights and remedies shall be cumulative.

CLAUSE 46 – NOTICES

46.1

Any notice, certificate, demand or other communication to be served, given, made or sent under or in relation to this Charter shall be in English and in writing and (without prejudice to any other valid method or giving, making or sending the same) shall be deemed sufficiently given or made or sent if sent by registered post or by email to the following respective address:

(a)	to the Owners:	c/o CMB Financial Leasing Co., Ltd. 21F, China Merchants Bank Building No. 1088 Lujiazui Ring Road Shanghai 200120 The People’s Republic of China Attention: Email: Tel:
(b)	to the Charterers:	c/o OET CHARTERING INC. Ethnarchou Makariou & D. Falireos Str. 2 185 47, Neo Faliro, Piraeus, Greece Attention: Email: Tel:

or, if a party hereto changes its address or email address, to such other address (or email address) as that party may notify to the other.

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46.2

Any such communication shall be deemed to have reached the party to whom it was addressed (a) when delivered (in case of a registered letter), or (b) when actually received in readable form (in case of an email). A notice or other such communication received on a non-working day or after 5.00 p.m. in the place of receipt shall be deemed to be served on the next following working day in such place.

CLAUSE 47 – TERMINATION EVENTS

47.1	The Owners and the Charterers hereby agree that any of the following events shall constitute a Termination Event:
(a)

any Obligor fails to pay or the Owners do not receive on the due date any amount payable pursuant to a Leasing Document, unless such failure to pay is caused by a technical error and payment is made within three (3) Business Days of its due date;

(b)

the Charterers breach or omit to observe or perform or procure the performance of any of the undertakings in Clauses 50.1(f), Clause 51 (Financial Covenants), Clause 52 (Valuations), 53.1(b), 53.1(c) and failed to remedy the breach in relation to the Delisting in Clause 50.1(i) above;

(c)

the Charterers fail to obtain and/or maintain the Insurances required under Clause 39(Insurance) in accordance with the provisions thereof (or any insurer in respect of such Insurances cancels the Insurances or disclaims liability with respect thereto);

(d)

any Obligor commits any other breach of, or omits to observe or perform, any of their other obligations or undertakings in any Leasing Document (other than a breach referred to in paragraphs (a) to (c) above) or any Approved Manager breaches any provision of, or omits to observe or perform, any of their obligations or undertakings in any Manager’s Undertaking unless such breach or omission is in the reasonable opinion of the Owners, remediable and the relevant Obligor or Approved Manager remedies such breach or omission to the satisfaction of the Owners within fifteen (15) Business Days of the earlier of (i) the date of the notice thereof from the Owners or (ii) upon the relevant Obligor or Approved Manager becoming aware of the same;

(e)

any representation or warranty made by or on behalf of an Obligor, in or pursuant to any Leasing Document to which it is a party, in the reasonable opinion of the Owners, proves to be materially untrue or misleading when it is made;

(f)	any of the following occurs in relation to any Financial Indebtedness of any Obligor:
(i)	any Financial Indebtedness is not paid when due or not paid within any originally applicable grace period;
(ii)

any Financial Indebtedness is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described) and following the expiry of any applicable grace period;

(iii)

any commitment for any Financial Indebtedness is cancelled or suspended by any of its creditors as a result of an event of default (however described) and following the expiry of any applicable grace period;

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(iv)

any of its creditors becomes entitled to declare any Financial Indebtedness due and payable prior to its specified maturity as a result of an event of default (however described) and following the expiry of any applicable grace period; or

(v)

any overdraft, loan, note issuance, acceptance credit, letter of credit, guarantee, foreign exchange or other facility, or any swap or other derivative contract or transaction, relating to any Financial Indebtedness of such Obligors ceases to be available or becomes capable of being terminated or declared due and payable or cash cover is required or becomes capable of being required, as a result of any termination event or event of default (howsoever defined), provided that no Termination Event will occur under this paragraph (f) in respect of the Guarantor if the aggregate amount of Financial Indebtedness falling within sub-paragraphs (i) to (v) above (for the Guarantor) is less than US$10,000,000 (or its equivalent in any other currency or currencies);

(g)	any of the following occurs in relation to any Obligor:
(i)	it becomes unable to pay its debts as they fall due;
(ii)	any administrative or other receiver is appointed over all or a substantial part of its assets unless as part of a solvent reorganisation which has been approved in writing by the Owners;
(iii)

it makes any formal declaration of bankruptcy or any formal statement to the effect that it is insolvent or likely to become insolvent or a winding up or administration order is made in relation to it, or its members or directors of pass a resolution to the effect that it should be wound up, placed in administration or cease to carry on business or it makes any formal statement to the effect that it is reasonably likely to become insolvent;

(iv)

a petition is presented in any Relevant Jurisdiction for its winding up or administration, or the appointment of a provisional liquidator over it, unless the petition is being contested in good faith and on substantial grounds and is dismissed or withdrawn within twenty one (21) days of the presentation of the petition;

(v)

it petitions a court, or presents any proposal for, any form of judicial or non-judicial suspension or deferral of payments, reorganisation of its debt (or certain of its debt) or arrangement with all or a substantial proportion (by number or value) of their creditors or of any class of them or any such suspension or deferral of payments, reorganisation or arrangement is effected by court order, contract or otherwise;

(vi)

any meeting of its members or directors is summoned for the purpose of considering a resolution or proposal to authorise or take any action of a type described in paragraphs (ii), (iii), (iv) or (v) above;

(vii)	in a country other than England and Wales, any event occurs or any procedure is commenced which is similar to any of the foregoing described in paragraphs (ii), (iii), (iv) or (v) above;

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(viii)	any expropriation, attachment, sequestration, distress or execution (or any analogous process in any jurisdiction) affects any of its asset or assets (other than a Total Loss of the Vessel);
(ix)

it fails to comply with or pay any sum due from it under any final judgment or any final order made or given by a court or tribunal of competent jurisdiction unless the aggregate sum is less than US$10,000,000 in aggregate in respect of the Guarantor; or

(x)	if it suspends or ceases to carry on (or threatens to suspend or cease carrying on) all or a material part of its business,

provided that in the case of an Obligor other than the Charterers and the Guarantor, the occurrence of any of the above events falling within sub-paragraphs (i) to (x) above in respect of such Obligor shall be a Termination Event only if it has or is reasonably likely to have a Material Adverse Effect.

(h)

any consent, approval, authorisation, license or permit necessary to enable the Charterers to operate or charter the Vessel or to enable any Obligor to (i) comply with any provision of a Leasing Document to which it is a party or (ii) ensure that the obligations of that Obligor or Approved Manager under such Leasing Document are legal, valid, binding or enforceable, is not granted, expires without being renewed, is revoked or becomes, at the relevant time, expressly liable to or otherwise subject to automatic revocation or any condition of such a consent, approval, authorisation, license or permit is not fulfilled or waived within any applicable grace period (resulting in such consent, approval, authorisation, licence or permit being, at the relevant time, subject to automatic revocation or expiration);

(i)	any event or circumstance occurs which has or is reasonably likely to have a Material Adverse Effect;
(j)	an Obligor suspends or ceases carrying on its business;
(k)	the Security Interest constituted by any Security Document is in any way imperilled or in jeopardy or this Charter or any Leasing Document or any Security Interest created by a Security Document:
(i)

is cancelled, terminated, rescinded or suspended or otherwise ceases to remain in full force and effect for any reason or no longer constitutes valid, binding and enforceable obligations of any party to that document for any reason whatsoever; or

(ii)	is amended or varied without the prior written consent of the Owners, except for any amendment or variation which is expressly permitted by this Charter or any other relevant Leasing Document;
(l)	any Obligor or any Approved Manager rescinds, repudiates (or purports to rescind or repudiates or purports to repudiate) a Leasing Document;
(m)	it is or has become:
(i)

unlawful or prohibited, whether as a result of the introduction of a new law, an amendment to an existing law or a change in the manner in which an existing law is or will be interpreted or applied; or

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(ii)	contrary to, or inconsistent with, any regulation,

for any Obligor or Approved Manager to maintain or give effect to any of its obligations under any Leasing Document;

(n)	if it becomes unlawful in any applicable jurisdiction for the Owners to perform any of their obligations as contemplated by this Charter or any other Leasing Document to which they are a party;
(o)	any Termination Event (as defined in applicable Other Charter) occurs and is continuing under any Other Charter;
(p)

if as a result of any Sanctions, the Owners or the Owners’ Financiers are prohibited from performing any of their obligations under the Leasing Documents, the Financial Instruments or the transactions contemplated under each of these respective documents;

(q)

any lease, hire purchase agreement, charter or any other financing arrangement in respect of any Fleet Vessel (other than the Vessel and the Other Vessel) is terminated, cancelled or repudiated by the relevant lessor or owner or financier as a consequence of any termination event or event of default (howsoever defined therein).

(r)	if any Obligor:
(i)	is or becomes a Prohibited Person;
(ii)	is owned or controlled by or acting directly or indirectly on behalf of or for the benefit of, a Prohibited Person;
(iii)	owns or controls a Prohibited Person;
(iv)	has a Prohibited Person serving as a director, officer or employee; or

(r)a Change of Control occurs without the prior written consent of the Owners.

47.2

Notwithstanding and without prejudice to Clause 33 (Cancellation), upon the occurrence of any Termination Event which is continuing, the Owners may issue a written notice to the Charterers terminating this leasing of the Vessel under this Charter and demanding payment of the Termination Sum (the “Termination Notice”), whereupon the Charterers shall be obliged to pay the Termination Sum to the Owners on the date specified by the Owners in their sole discretion in the Termination Notice (the “Termination Date”).

47.3

For the avoidance of doubt, notwithstanding any action taken by the Owners following a Termination Event, the Charterers shall remain liable for the outstanding obligations on their part to be performed under this Charter including but not limited to all insurance, operational and maintenance covenants until such time as the Vessel is redelivered to the Owners in accordance with Clause 42 (Sale of Vessel by the Owners in the event of Non-Payment of Termination Sum), or the title is transferred to the Charterers in accordance with Clause 41.3 or the Vessel is sold in accordance with Clause 42 (Sale of Vessel by the Owners in the event of Non-Payment of Termination Sum).

47.4	Without limiting the generality of the foregoing or any other rights of the Owners, if a Termination Event occurs and it is continuing, the Charterers agree and acknowledge that the

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Owners shall have the sole and exclusive right and power to (i) settle, compromise, compound, adjust or defend any action, suit or proceeding relating to or pertaining to the Vessel and this Charter, (ii) make proof of loss, appear in and prosecute any action arising from any policy or policies of insurance maintained pursuant to this Charter, and settle, adjust or compromise any claims for loss, damage or destruction under, or take any other action in respect of, any such policy or policies and/or change or appoint a new manager for the Vessel and the appointment of any originally appointed manager may be terminated immediately without any recourse to the Owners.

47.5

Each Termination Event shall either be a breach of condition by the Charterers where it involves a breach of this Charter or any of the other Leasing Document by the Charterers or shall otherwise be an agreed terminating event, the occurrence of which gives rise to a right of the Owners to terminate the leasing of the Vessel under this Charter and to exercise its rights under this clause.

CLAUSE 48 – REPRESENTATIONS AND WARRANTIES

48.1	The Charterers represent and warrant to the Owners, save as otherwise stated in this Clause, as of the date hereof, and on each day henceforth until the last day of the Charter Period, as follows:
(a)	each of the Obligors is duly incorporated and validly existing under the laws of its jurisdiction of incorporation;
(b)

each Obligor and each Approved Manager has the corporate capacity and has taken all corporate actions to obtain and maintain all consents, approvals, authorisations, licenses or permits necessary or desirable for it:

(i)	to enable it lawfully to enter into, exercise its rights and comply with and perform its obligations under each of the Leasing Documents to which it is a party; and
(ii)	to make each of the Leasing Documents to which it is a party admissible in evidence in its Relevant Jurisdictions;
(c)	all consents, approvals, authorisations, licences or permits referred to in Clause 48(b) remain in full force and effect and nothing has occurred which makes any of them liable to revocation;
(d)

each Leasing Document to which an Obligor and Approved Manager is a party constitutes such Obligor’s and Approved Manager’s legal, valid and binding obligations enforceable against such party (and where expressed to be a deed, shall be enforceable as a deed) in accordance with its respective terms;

(e)	the entry into and performance by each Obligor and the transactions contemplated by, each Leasing Document to which such Obligors and Approved Manager is a party do not and will not conflict with:
(i)

any law or regulation applicable to it (including Anti-Money Laundering Laws, Anti-Bribery and Anti-Corruption Laws, Sanctions or laws relating to anti-trust or collusion and laws relating to human rights violation);

(ii)	its constitutional documents; and

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(iii)	any agreement or instrument binding upon it or any of its assets or constitute a default or termination event (however described) under any such agreement or instrument;
(f)

the choice of governing law as stated in each Leasing Document and the agreement by the relevant parties thereto to refer disputes to the relevant courts or tribunals as stated in such Leasing Document are valid and binding against such parties;

(g)

under the laws of the Relevant Jurisdictions of each Obligor and Approved Manager it is not necessary for any of the Leasing Documents to which it is a party to be registered, filed, recorded, notarised or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, notarial or similar taxes or fees be paid on or in relation to the Leasing Documents to which it is a party or the transactions contemplated by those Leasing Documents except payment of associated fees which registration, filings, taxes and fees will be made and paid promptly after the date of the relevant Leasing Documents to which it is a party;

(h)

each Security Document to which an Obligor or Approved Manager is a party does now or, as the case may be, will upon execution and delivery create, the Security Interests it purports to create over any assets to which such Security Interest, by its terms, relates, and such Security Interests will, when created or intended to be created, be valid and effective;

(i)

no party has any Security Interest (other than the Permitted Security Interests) or any other interest, right or claim over, in or in relation to the Vessel, this Charter, any moneys payable under any Leasing Document or over any assets which are, the subject of the Security Interests created or intended to be created by the Security Documents;

(j)

the obligations of each Obligor, under each Leasing Document to which it is a party, are the direct, general and unconditional obligations of such Obligor and rank at least pari passu with all other present and future unsecured and unsubordinated creditors of each Obligor save for any obligation which is mandatorily preferred by law and not by virtue of any contract;

(k)

all payments which an Obligor is liable to make under any Leasing Document to which such Obligor is a party may be made by such party without deduction or withholding for or on account of any tax payable under the laws of their jurisdiction of incorporation;

(l)	no Obligor has failed to pay all taxes applicable to, or imposed on or in relation to it, its business or if applicable, the Vessel;
(m)	no Obligor has breached any law or regulation which breach has or is reasonably likely to have a Material Adverse Effect;
(n)	in relation to the Shipbuilding Contract:
(i)

all amounts due and payable to the Shipbuilding Contract on or prior to the date hereof have been fully and irrevocably paid to the Builder (receipt of which have been duly acknowledged by the Builder) and there are no outstanding amounts as at the date hereof which are due, owing or payable to the Builder thereunder; and

(ii)

on Delivery of the Vessel, there are no unresolved disputes and/or pending claims for payment between the Builder and the Charterers in respect of the Shipbuilding Contract or the Vessel (unless where notified to the Owners and where accepted by the Owners in writing prior to Delivery);

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(o)

to the best of the Charterers’ knowledge, as at the date of this Charter, no Builder’s default nor buyer’s default under the Shipbuilding Contract has occurred which has not been waived unconditionally which will adversely affect the transfer of title of the Vessel under the MOA and/or chartering of the Vessel under this Charter;

(p)

no Obligor or other member of the Group, nor any of their subsidiaries, directors or officers, affiliates or any employee, has engaged in any activity or conduct which would violate any Anti-Bribery and Anti-Corruption Laws, laws pertaining to anti-terrorism or Anti-Money Laundering Laws in any applicable jurisdiction and each Obligor and Group member has instituted and maintained policies and procedures designed to prevent violation of such laws, regulations and rules;

(q)

no Obligor or other member of the Group, nor any of their subsidiaries, directors or officers, affiliates or employees, has taken or will take any action in furtherance of an offer, payment, promise to pay or authorisation or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any government official (which shall include without limitation, any officer or employee of a government or government owned or controlled entity or of a public international organisation or any person acting in an official capacity for and on behalf of the foregoing or any political party or party official or candidate for public office) to influence official action or secure an improper advantage;

(r)	no Environmental Claim has been made against any Obligor or any other member of the Group;
(s)	no Environmental Incident has occurred and no person has claimed that an Environmental Incident has occurred;
(t)

no Termination Event or Potential Termination Event has occurred and is continuing or might reasonably be expected to result from the entry into and performance of this Charter or any other Leasing Document and no other event or circumstance is outstanding which constitutes a default or a termination event (however described) under any other agreement or instrument which is binding on it or to which its assets are subject;

(u)

no litigation, arbitration or administrative proceedings or investigations (including proceedings or investigations relating to any alleged or actual breach of the ISM Code or of the ISPS Code) of or before any court, arbitral body or agency have been started against any Obligor which has or is reasonably likely to have a Material Adverse Effect;

(v)

the consolidated financial statements delivered pursuant to Clause 49.1(a) are prepared in accordance with IFRS consistently applied and give a true and fair view of (if audited) or fairly represent (if unaudited) the financial condition of each of the Charterers and the Guarantor as at the end of the period to which such financial statements relate;

(w)

since the date of the Original Financial Statements or as the case may be, the date of any more recent financial statements delivered pursuant to Clause 49.1(a), there has been no material adverse change in each of the Charterers and the Guarantor or the Group’s business, assets or financial condition;

(x)	in relation to any information provided by any Obligor (including any information in relation to the Shipbuilding Contract) for the purposes of this Charter:

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(i)	such information was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated;
(ii)	any financial projections contained in such information have been prepared on the basis of recent historical information and on the basis of reasonable assumptions, and
(iii)	nothing has occurred or been omitted from any such information and no information has been given or withheld that results in any such information being untrue or misleading;
(y)

no corporate action, legal proceeding or other procedure or step described in Clause 47.1(g) or circumstances described in Clause 47.1(f) has been taken or exists or, to their knowledge, threatened in relation to an Obligor;

(z)

no Obligors, nor any of its assets are entitled to immunity on the grounds of sovereignty or otherwise from any legal action or proceeding (which shall include, without limitation, suit, attachment prior to judgment, execution or other enforcement);

(aa)

for the purposes of the Regulation, the centre of main interest (as that term is used in Article 3(1) of the Regulation) of each Obligor is situated in its jurisdiction of incorporation and it has no “establishment” (as that term is used in Article 2(10) of the Regulation) in any other jurisdiction;

(bb)	no Obligor is a US Tax Obligor and none of them have established a place of business in the United States of America;
(cc)	no Obligor has established a place of business in the United Kingdom;
(dd)	no Obligor, Approved Manager, sub-charterer and no member of the Group:
(i)	is a Prohibited Person;
(ii)	is owned or controlled by or acting directly or indirectly on behalf of or for the benefit of, a Prohibited Person;
(iii)	owns or controls a Prohibited Person; or
(iv)	has a Prohibited Person serving as a director, officer or, to the best of its knowledge, employee;
(ee)

no Obligor nor its respective directors, member, officers and employee, member of the Group, nor any sub-charterer is in breach of applicable Sanctions, has been or is currently being investigated on compliance with Sanctions, have received notice or are aware of any claim, action, suit or proceeding against any of them with respect to Sanctions, or have taken any action to evade the application of Sanctions; and

(ff)

any factual information provided by the Charterers (or on their behalf) to the Owners was true and accurate (including all information in relation to the Shipbuilding Contract) as at the date it was provided or as the date at which such information was stated.

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CLAUSE 49 – GENERAL INFORMATION UNDERTAKINGS

49.1	The Charterers undertake that they shall comply or procure compliance with the following information undertakings commencing from the date hereof and up to the last day of the Charter Period:
(a)	they will send to the Owners:
(i)

as soon as possible, but in no event later than ninety (90) days after the end of the first half of each financial year of each of the Charterers and the Guarantor, the unaudited semi-annual combined financial accounts of the Guarantor and the unaudited management accounts of the Charterers;

(ii)

as soon as possible, but in no event later than one hundred and eighty (180) days after the end of each financial year of the Guarantor, the audited annual combined financial accounts of the Guarantor and the unaudited management accounts of the Charterers,

(b)

they will procure that each set of financial statements delivered pursuant to Clause 49.1(a) shall be in English and certified by a duly authorised officer of the relevant company as giving a true and fair view (if audited) or fairly representing (if unaudited) its financial condition and operations as at the date as at which those financial statements were drawn up;

(c)

they will promptly provide to the Owners, copies of all notices and minutes relating to any of their extraordinary shareholders’ meetings which are despatched to the shareholders or to their creditors or any class thereof and its constitutional documents where these have been amended or varied (to the extent not contrary to the other provisions of this Charter);

(d)	they will provide the Owners as soon as reasonably practicable upon becoming aware of them, the details of:
(i)

any litigation, arbitration or administrative proceedings or investigations relating to any alleged or actual breach of any Sanctions, laws pertaining to anti-terrorism or Anti-Money Laundering Laws which are current or pending against any Obligor, Approved Manager, other member of the Group, or, to the best knowledge of the Charterers, any sub-charterer;

(ii)

any litigation, arbitration or administrative proceedings or investigations relating to any other matters not referred to in paragraph (i) above (including proceedings or investigations relating to any alleged or actual breach of the ISM Code or of the ISPS Code) in relation to an Obligor; and

(iii)	any Termination Event or Potential Termination Event that has occurred (and the steps, if any, being taken to remedy it);
(e)

they will, promptly upon a request by the Owners, supply to the Owners a certificate signed by an officer on its behalf certifying that no Termination Event or Potential Termination Event has occurred (or if a Termination Event or Potential Termination Event has occurred, specifying the nature of the Potential Termination Event or Termination Event (and the steps, if any, being taken to remedy it);

(f)	they will, as soon as practicable upon the request of the Owners, provide the Owners with any additional financial or other information relating to:

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(i)	themselves, any Obligor and/or the Vessel (including, but not limited to the condition and location of the Vessel, its Earnings and its Insurances);
(ii)	the Security Interests relating to any Leasing Documents;
(iii)	compliance of each Obligor and any Approved Manager with the terms of the Leasing Documents;
(iv)	the financial condition, business and operations of the Obligors; or
(v)	to any other matter relevant to, or to any provision of any Leasing Document to which it is a party,

which may reasonably be requested by the Owners at any time;

(g)

they shall provide details of the Vessel’s management and employment status (including the entry into any pooling arrangements) at least every six (6) months to the Owners upon a request by the Owners; and

(h)

they shall as soon as reasonable practicable notify the Owners in writing if any payments which they or any other Obligor, is liable to make under any Leasing Document is subject to deduction or withholding or any other tax whatsoever;

CLAUSE 50 – GENERAL UNDERTAKINGS

50.1	The Charterers undertake that they shall comply or procure compliance with the following general undertakings commencing from the date hereof and up to the last day of the Charter Period:
(a)

they will, and will procure that each other Obligor and each Approved Manager shall, obtain and promptly renew or procure the provision or renewal of and provide copies of, from time to time, any necessary consents, approvals, authorisations, licenses or permits of any regulatory body or authority for the transactions contemplated under each Leasing Document to which any Obligor and each Approved Manager is a party (including without limitation the sale, chartering and operation of the Vessel);

(b)	they will at their own cost, and will procure and each other Obligor and each Approved Manager, will:
(i)	ensure that any Leasing Document to which they are a party validly creates the obligations and the Security Interests which such Leasing Document purports to create; and
(ii)

without limiting the generality of paragraph (i), promptly register, file, record or enrol any Leasing Document to which they are a party with any court or authority in all Relevant Jurisdictions, pay any stamp duty, registration or similar tax in all Relevant Jurisdictions in respect of any Leasing Document to which they are a party, give any notice or take any other step which, is or has become necessary or desirable for any such Leasing Document to be valid, enforceable or admissible in evidence or to ensure or protect the priority of any Security Interest which such Leasing Document creates;

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(c)

they will not, and will procure each other Obligor and Approved Manager will not, create or permit to subsist any Security Interest over any of its assets which are, the subject of the Security Interests created or intended to be created by the Security Documents, unless with the prior written approval of the Owners and save for Permitted Security Interests;

(d)

they will not, and will procure each Obligor will not, change the location of its centre of main interest (as that term is used in Article 3(1) of the Regulation) from that stated in relation to it under 48.1(aa) and it will create no “establishment” (as that term is used in Article 2(10) of the Regulation) in any other jurisdiction;

(e)

except with the Owners’ prior written consent, they will not, and will procure each other Obligor will not, make a substantial change to the general nature of their respective businesses from that carried on at the date of this Charter;

(f)

except with the Owners’ prior written consent or where expressly permitted under the Leasing Documents, they will not enter into any merger, amalgamation, demerger, solvent reorganisation or corporate reconstruction;

(g)	they will not:
(i)	enter into any borrowing except for loans from affiliates which are unsecured and fully subordinated to the Owners;
(ii)	incur any liabilities or obligations to any party except for those reasonably incurred in the ordinary course of operating, chartering, repairing and maintaining the Vessel;
(iii)	be the creditor in respect of any loan or any form of credit to any person;
(iv)

give or allow any to be outstanding any guarantee or indemnity to or for the benefit of any person in respect of any obligation of any other person or enter into any document under which they assume any liability of any other person other than any guarantee or indemnity given under the Leasing Documents;

(v)	enter into any material agreement other than the Leasing Documents or any other agreement expressly allowed under any term of the Leasing Documents;
(vi)

enter into a single transaction or a series of transactions (whether related or not) to sell, lease, transfer or otherwise dispose of any asset (including without limitation the Vessel, its Earnings or its Insurances); and

(vii)

without prejudice to the above sub-paragraphs (i) to (vi), enter into any transaction (whether with another member of the Group or otherwise) which are, in any respect, less favourable than those which they could obtain an a bargain made at arms’ length;

(h)

they will not, and shall procure that the Guarantor shall not, following the occurrence of a Termination Event which is continuing or where any of the following would result in the occurrence of a Potential Termination Event or Termination Event:

(i)

declare, make or pay any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind) on or in respect of its shares (or any class of its shares including any preferred shares);

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(ii)	repay or distribute any dividend or share premium reserve;
(iii)	pay any management, advisory or other fee to or to the order of any of its shareholders; or
(iv)	redeem, repurchase, defease, retire or repay any of their shares or resolve to do so; and
(i)

they shall procure that a Delisting shall not occur provided that if a Delisting shall occur, then the Charterers shall, promptly and in any event no later than the date falling thirty (30) days from the date of such Delisting, make such prepayments or provide additional security to the satisfaction of the Owners.

CLAUSE 51 – FINANCIAL COVENANTS

51.1	The Charterers undertake that they shall procure that the Guarantor shall comply with the following financial covenants during the Charter Period:
(a)	the Guarantor’s Leverage Ratio shall not exceed seventy five per cent (75%).
(b)

the Guarantor shall maintain Liquid Assets (free of any Security and inclusive of any balances in time deposits) in an amount of not less than the higher of (i) $10,000,000 on an aggregate basis and (ii) $750,000 per Fleet Vessel;

(c)	the Guarantors’ Consolidated Net Worth shall not be less than $100,000,000.
51.2	In this Clause 51 (Financial Covenants):

“Accounting Information” means the annual audited combined financial accounts and the unaudited semi-annual combined financial accounts to be provided to the Owner in accordance with this Charter.

“Adjusted Total Assets” means, at any date, the amount which would be shown as “Total Assets” under the heading “ASSETS” in the balance sheet of the most recent Accounting Information as adjusted for the aggregate difference (positive or negative) between the book value (being the fixed asset value as per the most recent Accounting Information) and the Fleet Market Value minus the Liquid Assets.

“Consolidated Net Worth” means the aggregate of the Consolidated Market Value Adjusted Total Assets less the Consolidated Total Liabilities.

“Consolidated Net Worth” means the aggregate of the Consolidated Market Value Adjusted Total Assets less the Consolidated Total Liabilities.

“Consolidated Current Assets” means the aggregate of the cash and marketable securities, trade and other receivables from persons other than a member of the Group realisable within one year, inventories and prepaid expenses which are to be charged to income within one year less any doubtful debts and any discounts or allowances given, in each case in relation to the Group, as stated in the then most recent and relevant Accounting Information.

“Consolidated Market Value Adjusted Tangible Fixed Assets” means the Fleet Market Value plus the book value (less depreciation computed in accordance with the IFRS consistently

32

applied) on a consolidated basis of all other tangible fixed assets of the Group (excluding the Fleet Vessels), as stated in the then most recent and relevant Accounting Information.

“Consolidated Market Value Adjusted Total Assets” means, at any relevant time, the aggregate of Consolidated Current Assets and Consolidated Market Value Adjusted Tangible Fixed Assets.

“Consolidated Total Liabilities” means the aggregate (as of the date of calculation) of all obligations of the Guarantor then outstanding for the payment or repayment of money as stated under “Total Liabilities” in the financial statements or, as the case may be, management accounts, then most recently required to be delivered pursuant to this Charter including, without limitation:

(a)	any amounts payable by the Guarantor under leases or similar arrangements over their respective periods;
(b)	any credit to the Guarantor from a supplier of goods or under any instalment purchase or other similar arrangement;
(c)	the aggregate amount then outstanding of liabilities and obligations of third parties to the extent that they are guaranteed by the Guarantor;
(d)

any contingent liabilities (including any taxes or other payments under dispute or arbitration) which have been or should be recorded in the notes to the Guarantor’s financial statements or, as the case may be, management accounts; and

(e)any deferred tax liabilities.

“Fleet Market Value” means the aggregate Fair Market Value of the Fleet Vessels, and for the purpose of ascertaining the Fair Market Value of the Fleet Vessel, the definition of Fair Market Value in Clause 66 (Definitions) shall apply.

“Leverage Ratio” means, at any date, the ratio (expressed as a percentage) of:

(i)	the Total Liabilities minus Liquid Assets; and
(ii)	the Adjusted Total Assets.

“Liquid Assets” means, at any date, the amount of cash and cash equivalents which would be shown as “Cash and Cash Equivalents” under the heading “ASSETS” in the balance sheet of the most recent Accounting Information.

“Total Liabilities” means, at any date, the amount which would be shown as “Total current liabilities” plus the amount which would be shown as “Total non-current liabilities”, both under the heading “LIABILITIES AND SHAREHOLDERS’EQUITY” in the balance sheet of the most recent Accounting Information (which, for the avoidance of doubt, shall include potential leasing liabilities and shall only exclude shareholder loans when subordinated, non-interest bearing and not callable at will (minimum one year notice)).

51.3

The Charterers shall promptly notify the Owners if the Guarantor agrees to provide any new financial covenants to a creditor (or to amend existing ones such that they materially differ from the financial covenants under Clause 51.1 above placing such creditor in a position which

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is comparatively more favourable in terms of the financial covenants than the position of the Owners) under the agreements entered into or to be entered into in connection with any Financial Indebtedness owed by the Guarantor or a Group member to such creditor and agrees that it will and shall procure the Guarantor will promptly enter into such necessary documentation as may be required to amend and supplement (as applicable) this Charter and any applicable Leasing Document so as to reflect and incorporate such more favourable financial covenants into this Charter and any applicable Leasing Document (as the case may be).

CLAUSE 52 – VALUATIONS

52.1	The Charterers undertake that they shall comply or procure compliance with the following undertakings commencing from the date hereof and up to the last day of the Charter Period:
(a)	they shall at their cost:
(i)	provide to the Owners valuations of the Vessel (to be addressed to the Owners) to enable the Owners to determine the Initial Market Value of the Vessel;
(ii)

at least once per calendar year as requested by the Owners, provide to the Owners valuations of the Vessel (to be addressed to the Owners) to enable the Owners to determine the Fair Market Value of the Vessel; and

(iii)

at any time as requested by the Owners following the occurrence of a Termination Event or a Potential Termination Event, provide to the Owners valuations of the Vessel (to be addressed to the Owners) to enable the Owners to determine the Fair Market Value of the Vessel; and

(b)

if at any time, the Vessel’s Fair Market Value falls below an amount equivalent to one hundred and eighteen per cent (118%) of the Owners’ Costs (the “LTV Breach”, and the said difference between the Fair Market Value and the Owners’ Costs shall be referred to as the “shortfall” for the purposes of this paragraph) then the Charterers shall, promptly and in any event no later than the date falling thirty (30) days from the date which the valuations relating to the Vessel’s Fair Market Value are received by the Owners, make payment in an amount such as to eliminate the shortfall which payment shall be applied in the Owners’ sole discretion.

CLAUSE 53 – VESSEL UNDERTAKINGS

53.1

The Charterers undertake that they shall comply or procure compliance with the following Vessel and Sanctions related undertakings commencing from the date hereof and up to the last day of the Charter Period:

(a)	they will notify the Owners promptly upon becoming aware:
(i)	that any Environmental Claim has been made against the Charterers or in connection with the Vessel, or that any Environmental Incident has occurred;
(ii)	of any arrest or detention of the Vessel or any exercise or purported exercise of any lien on that Vessel or its Earnings or any requisition of the Vessel for hire;
(iii)	any modification or alteration of the Vessel of a value in excess of $1,000,000;

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(iv)	any casualty or occurrence as a result of which the Vessel has become or is, by the passing of time or otherwise, likely to become, a Major Casualty; and
(v)	that a Total Loss has occurred,

and will keep the Owners fully up-to-date with all developments;

(b)

they will comply, and will procure that each other Obligor, each other member of the Group, and any sub-charterer will comply, with all Sanctions and all laws and regulations relating to them, the Vessel and its construction, ownership, employment, operation, management and registration, including the ISM Code, the ISPS Code (including the maintenance of an ISSC), all Environmental Laws, all Anti-Money Laundering Laws, laws pertaining to anti-terrorism, Anti-Bribery and Anti-Corruption Laws and the laws of the Vessel’s registry, and in particular, they shall effect and maintain a sanctions compliance policy which, inter alia, implements the recommendations of the Sanctions Advisory, to ensure compliance with all such laws and regulations implemented from time to time, including, without limitation they will, and will procure that each other Obligors, each other member of the Group and each sub-charterer will:

(i)	conduct their activities in a manner consistent with US and UN sanctions, as applicable;
(ii)	have sufficient resources in place to ensure execution of and compliance with their own sanctions policies by their personnel, e.g., direct hires, contractors, and staff;
(iii)	ensure subsidiaries and affiliates comply with the relevant policies, as applicable;
(iv)	have relevant controls in place to monitor automatic identification system (AIS) transponders;
(v)	have controls in place to screen and assess onboarding or offloading cargo in areas they determine to present a high risk;
(vi)	have controls to assess authenticity of bills of lading, as necessary; and
(vii)	have controls in place consistent with the Sanctions Advisory,
(c)	without limiting Clause 53.1(b), they will procure that:
(i)

the Vessel shall not be constructed, operated, employed, managed, used by or for the benefit of a Prohibited Person or in trading to or from a Prohibited Country, including calling at any port of a Prohibited Country;

(ii)	the Vessel shall not be used in any manner contrary to Sanctions, or in a manner that creates a risk that an Obligor will become a Prohibited Person;
(iii)	notwithstanding any other provision of this paragraph (c), the Vessel shall not be used in trading in any manner that creates a risk that the Vessel will become a Sanctioned Ship;
(iv)	the Vessel shall not be traded in any manner which would trigger the operation of any sanctions limitation or exclusion clause (or similar) in the Insurances or in any manner

35

which would result or would reasonably be expected to result in any Obligor or the Owners becoming a Prohibited Person; and

(v)

that each charterparty in respect of the Vessel shall contain, for the benefit of the Owners, language which gives effect to the provisions of Clause 53.1(c) as regards Sanctions and of this Clause and which permits refusal of employment or voyage orders if compliance would result in a breach of Sanctions and which prohibits trading to any Prohibited Country;

(d)

they will, promptly notify the Owners and provide all information which may be relevant for the purposes of ascertaining whether the Obligors, the Approved Manager and any sub-charterer are in compliance with all laws and regulations and Sanctions applicable to and/or binding on them, and in particular, they shall notify the Owners in writing immediately upon being aware that any of the Charterers’ shareholders, directors, officers or employees is a Prohibited Person or has otherwise become a target of any Sanctions;

(e)

save with the Owners’ prior consent in writing (such consent not to be unreasonably withheld) they shall not agree or enter into, and shall procure that the Builder does not agree or enter into, any transaction, agreement, document or do or omit to do anything which will have the effect of varying, amending, supplanting or waiving any term of the Shipbuilding Contract relating to the Builder’s Warranties in a material manner;

(f)

save with the Owners’ prior consent in writing, they shall not agree or enter into, and shall procure that each Approved Manager does not agree or enter into, any transaction, arrangement, document or do or omit to do anything which will have the effect of varying, amending, supplementing or waiving any term of the relevant management agreement which would result in an annual increase of the management fee to more than twenty per cent. (20%) of the management fee payable under the relevant management agreement as at the date of this Charter;

(g)	they shall not:
(i)

change an Approved Manager unless such change in appointment is approved in writing by the Owners (such approval not to be unreasonably withheld or delayed) and provided that such substitute Approved Manager has (prior to accepting its appointment) entered into an undertaking in a form substantially similar to the Manager’s Undertaking or in such other form as may be acceptable to the Owners; or

(ii)	terminate or otherwise assign or transfer the relevant management agreement unless with the prior approval in writing by the Owners (such approval not to be unreasonably withheld or delayed);
(h)	with effect from and following Delivery, ensure that the Vessel will be registered in the Flag State under the name of the Owners;
(i)

the Vessel shall be classed with an Approved Classification Society upon Delivery at the highest classification available for vessels of its type and be free of all overdue recommendations or conditions, and maintain such class during the Charter Period;

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(j)

unless with the Owners’ prior written consent (such consent not to be unreasonably withheld or delayed save that such qualification shall not apply following the occurrence of a Termination Event), they shall not deactivate or lay up the Vessel;

(k)	they shall not make any structural change to the Vessel without the prior written consent of the Owners other than a structural change that:
(i)	is mandatorily required by any applicable law and regulation; or
(ii)

relates to the installation of exhaust gas cleaning systems (scrubbers) and/or ballast water treatment systems (and in the case of the ballast water treatment system, the Charterers shall ensure that the same is installed and a USCG certificate of compliance regarding the same issued on a date prior to 1 July 2022); or

(iii)	would not, in the Owners’ reasonable opinion:
(A)	have a material adverse effect on the Vessel’s fitness for purpose;
(B)	materially alter the structure, type or performance characteristics of the Vessel; and/or
(C)	materially diminish the value of the Vessel or have a material adverse effect on the safety, performance or marketability of the Vessel,

and the Charterers shall provide the Owners with at least fifteen (15) days prior written notice of the commencement of any such alterations (as well as notification of such alterations being completed promptly after such completion) and shall provide the Owners with all information (including without limitation, any plans for the proposed modifications, repairs, replacement, installation or alteration, valuation reports and confirmation of class from the Approved Classification Society) as the Owners may require for the purposes of determining the matters set out in paragraphs (i) to (iii) above together with evidence that the Obligatory Insurances have been appropriately updated, and shall indemnify the Owners against all costs and expenses incurred by the Owners in connection with all such proposed modifications, repairs, replacement, installation or alteration of the Vessel and if such modification, repair or replacement or installation is approved or satisfies the requirements of this Clause, once effected, shall form part of the Vessel;

(l)

they will procure that each Approved Manager shall, upon the request of the Owners at the expense of the Charterers, furnish the Owners with an inspection report setting out such matters relating to the condition of the Vessel as the Owners may require on an annual basis and if a Termination Event occurs, at such other frequency as the Owners may otherwise require;

(m)	subject to the other terms of this Charter, the Charterers may freely sub-charter the Vessel save that the Owners’ prior written consent shall be required:
(i)	to any sub-bareboat or demise charter of the Vessel;
(ii)

to any other employment of the Vessel which would constitute an Assignable Sub-Charter (and upon the Owners’ consent the Charterers shall assign their rights and interests in such Assignable Sub-Charter to the Owners); and

37

(iii)	to any employment of the Vessel which does not permit a transfer of the registered ownership of the Vessel without the consent of the applicable sub-charterer;
(n)

they shall procure that all Earnings in connection with the Vessel are paid into the Operating Account and that the Charterers facilitate access by the Owners to information relating to the Operating Account;

(o)	they shall ensure that a minimum amount of $500,000 is maintained in the Operating Account at all times during the Charter Period; and
(p)

they shall, upon the request of the Owners and at the cost of the Charterers, on or before 31st July in each calendar year, supply or procure the supply to the Owners all information necessary in order for the Owners to comply with its or any Owners’ Financiers’ obligations under the Poseidon Principles in respect of the preceding year, including, without limitation, all ship fuel oil consumption data required to be collected and reported in accordance with Regulation 22A of Annex VI and any Statement of Compliance relating to the Vessel for the preceding calendar year and, for the avoidance of doubt, such information shall be “Confidential Information” for the purposes of Clause 63 (Confidentiality) but the Charterers acknowledge that, in accordance with the Poseidon Principles, such information will form part of the information published regarding the Owners’ and/or Owners’ Financiers’ portfolio climate alignment.

(q)	they shall procure that the Vessel is free of encumbrances and liens (save for those created by the Owners or otherwise permitted in writing under the terms of this Charter).

CLAUSE 54 – INSPECTION OF VESSEL

54.1	Without prejudice to Clause 54.2 below, the Owners shall be entitled to inspect or survey the Vessel or instruct a duly authorized surveyor to carry out such survey on their behalf:
(a)	to ascertain the condition of the Vessel and satisfy themselves that the Vessel is being properly repaired and maintained;
(b)	in dry-dock if the Charterers have not dry-docked the Vessel in accordance with Clause 10(g) (Periodical Dry-docking);
(c)	as may be required for classification purposes; and
(d)	for any other commercial reason they consider necessary,

and in doing so, the Charterers shall afford the Owners or their authorised surveyor with all proper facilities in relation to such inspection or survey.

54.2

The Owners shall be entitled to exercise its rights of inspection or survey as described under Clause 54.1 (Inspection of Vessel) once a year (subject to provision of reasonable prior notice) without interference to the operation of the Vessel save that upon the occurrence of a Termination Event or Potential Termination Event, the Owners shall have the right to inspect or survey the Vessel at any time (and for the avoidance of doubt, more than once a year).

54.3	The documented costs and fees for any inspection and survey permitted under this Clause shall be paid by the Charterers.

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54.4	All time used in respect of inspection, survey or repairs pursuant to this Clause shall be for the Charterers’ account and form part of the Charter Period.
54.5

The Charterers shall also permit the Owners to inspect the Vessel’s log books or survey reports whenever requested and shall whenever required by the Owners furnish them with full information regarding any casualties or other accidents or damage to the Vessel.

CLAUSE 55 – PURCHASE OPTION

55.1

The Charterers shall have the option (the “Purchase Option”) to purchase the Vessel on each anniversary date on and from the first (1st) anniversary of the Commencement Date as specified in the Purchase Option Notice (as hereinafter defined) at the applicable Purchase Option Price, subject to the other terms of this Clause 55 (Purchase Option).

55.2	The Purchase Option shall be exercisable only:
(a)

upon the Charterers providing not less than sixty (60) days’ written notice (the “Purchase Option Notice”) to purchase the Vessel on a date specified therein (the “Purchase Option Date”) which shall fall on an anniversary of the Commencement Date on or after the first (1st) anniversary of the Commencement Date or on the last day of the Charter Period (as the case may be) subject to Clause 60.1 (unless otherwise agreed by the Owners); and

(b)	in the absence of the occurrence of a Potential Termination Event or a Termination Event on or prior to either the date of the Purchase Option Notice or the Purchase Option Date.
55.3

The Purchase Option Notice shall be signed by a duly authorised officer or attorney of the Charterers and, once delivered to the Owners, will in each case be irrevocable and the Charterers shall be bound to pay to the Owners the Purchase Option Price on the Purchase Option Date.

55.4	The sale of the Vessel pursuant to the Charterers’ exercise of the Purchase Option shall be conducted in accordance with Clause 56 (Sale of the Vessel).
55.5	If the Charterers do not exercise the Purchase Option on or before the expiration of the Charter Period:
(a)	the Charterers shall pay the Option Premium to Owners on the last day of the Charter Period;
(b)

the Charterers shall on the last day of the Charter Period re-deliver the Vessel to the Owners in accordance with Clause 41.6 and shall ensure that they have fulfilled their obligations under this Charter and made payment of the Option Premium, all Charterhire and all other moneys pursuant to the terms of this Charter; and

(c)

the Owners shall be entitled (at Owners’ sole discretion) to sell or operate the Vessel as they may require. For the avoidance of doubt, the Charterers agree that should the Option Premium not be paid or not be paid in full on its due date for payment under the terms of this Charter, any net proceeds deriving from the sale or operation of the Vessel by the Owners shall not be applied towards reduction of the unpaid Option Premium, Charterhire or any other moneys due pursuant to the terms of this Charter.

CLAUSE 55A – MANDATORY SALE

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If the Mandatory Sale Price becomes payable in accordance with Clause 37.5 (Changes to Interest Rate, Default Interest), the same shall be payable in consideration of the purchase and transfer of the legal and beneficial title of the Vessel pursuant to Clause 56 (Sale of the Vessel). The day on which the Mandatory Sale Price is paid pursuant to Clause 37.5 (Changes to Interest Rate, Default Interest) is a “Mandatory Sale Date” and such transfer of the Vessel provided therein is a “Mandatory Sale”.

CLAUSE 56 – SALE OF THE VESSEL

56.1

The sale of the legal and beneficial interest and title in the Vessel pursuant to the Charterers’ exercise of, as the case may be, the Charterers’ Purchase Option under Clause 55 (Purchase Option) or pursuant to Clause 41.3, or the completion of a Mandatory Sale under Clause 55A (Mandatory Sale) shall be on an “as is where is” and subject to the following terms and conditions:

(a)

no condition, warranty or representation of any kind is or has been given by or on behalf of the Owners in respect of the Vessel or any part thereof, and accordingly the Charterers hereby confirm that they have not, in entering into this Charter, relied on any condition, warranty or representation by the Owners or any person on the Owners’ behalf, express or implied, whether arising by law or otherwise in relation to the Vessel or any part thereof, including, without limitation, warranties or representations as to the description, suitability, quality, merchantability, fitness for any purpose, value, state, condition, appearance, safety, durability, design or operation of any kind or nature of the Vessel or any part thereof, and the benefit of any such condition, warranty or representation by the Owners is hereby irrevocably and unconditionally waived by the Charterers to the extent permissible under applicable law, and the Charterers hereby also waive any rights which they may have in tort in respect of any of the matters referred to above and irrevocably agree that the Owners shall have no greater liability in tort in respect of any such matter than they would have in contract after taking account of all of the foregoing exclusions. No third party making any representation or warranty relating to the Vessel or any part thereof is the agent of the Owners nor has any such third party authority to bind the Owners thereby. Notwithstanding anything contained above, nothing contained herein is intended to obviate, remove or waive any rights or warranties or other claims relating thereto which the Charterers (or their nominee) or the Owners may have against the manufacturer or supplier of the Vessel or any third party;

(b)

the Vessel shall be free from any registered mortgages incurred by the Owners (save for those mortgages, liens, encumbrances and debts arising out of or in connection with this Charter or the Leasing Documents);

(c)

the Purchase Option Price, Termination Sum or Mandatory Sale Price (as applicable) shall be paid by (or on behalf of) the Charterers to the Owners together with (without double counting) unpaid amounts of Charterhire, Breakfunding Costs (if applicable), default interest accruing under Clause 37.637.5 (if applicable), fees, expenses and any other moneys owing by or accrued or due from the Charterers under this Charter on or prior to the Purchase Option Date or the Termination Date or the Mandatory Sale Date (as the case may be) which remain unpaid; and

(d)

concurrently with the Owners receiving irrevocable payment of the Purchase Option Price or the Termination Sum or the Mandatory Sale Price (as applicable) and all other moneys payable under this Charter in full pursuant to the terms of this Charter, the Owners shall (save in the event of Total Loss) (at Charterers’ cost) transfer the legal and beneficial ownership of the Vessel on an “as is where is” basis to the Charterers or their nominees and shall (at Charterers’

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cost) execute a bill of sale and a protocol of delivery and acceptance evidencing the same and any other document strictly necessary to transfer the title of the Vessel, as well as procure the relevant ship registry to issue a certificate of title or any other evidence provided in accordance with the practice of such registry showing that the Vessel shall be free from any registered mortgages in favour of the Owners, to the Charterers and the relevant ship registry of the Vessel under the Charterers’ flag of choice (and to the extent required for such purposes, the Vessel shall be deemed first to have been redelivered to the Owners), provided that the Owners shall not be obliged to do anything which would (in its reasonable opinion) constitute a breach of the applicable QEL (if any). Any fees (including legal fees), costs or disbursements incurred by the Owners in connection with the Charterers’ exercise of the Purchase Option or transfer of the Vessel following payment of the Termination Sum or Mandatory Sale Price (as the case may be) shall be indemnified or reimbursed by the Charterers to the Owners upon the Owners’ demand on or prior to the Purchase Option Date or date of payment of the Termination Sum or Mandatory Sale Date (as applicable).

CLAUSE 57 – INDEMNITIES

57.1

The Charterers shall pay such amounts to the Owners, on the Owners’ demand, in respect of all documented claims, expenses, liabilities, losses, taxes, fees (including but not limited to any vessel registration and tonnage fees) suffered or incurred by or imposed on the Owners arising from this Charter and any Leasing Document, whether prior to, during or after termination of the leasing of this Charter, including without limitation:

(a)	as a result of incorporating the Owners in the relevant jurisdiction selected by the Charterers or required for the purpose of flying the flag of the Vessel in a particular jurisdiction;
(b)

in connection with delivery, possession, performance, control, registration, repair, survey, insurance, maintenance, manufacture, purchase, ownership or operation of the Vessel (including but not limited to any social security contributions);

(c)

in connection with the prevention or release of liens or detention of or requisition, use, operation, redelivery, sale or disposal of the Vessel (or any part of it) and/or whether prior to, during or after termination;

(d)	in connection with delay in the scheduled delivery date of the Vessel under the Shipbuilding Contract;
(e)

in connection with or following the occurrence of a Termination Event or Potential Termination Event (including without limitation, by reason thereof in re-taking possession or otherwise in acquiring the Vessel pursuant to Clause 38.3).

Without prejudice to its generality, this Clause covers any claims, expenses, liabilities and losses which arise, or are asserted, under or in connection with any law relating to safety at sea, the ISM Code, the ISPS Code, the MARPOL Protocol, any Environmental Law or any Sanctions.

57.2

The Charterers hereby irrevocably agree to indemnify and hold harmless the Owners against all consequences or liabilities arising from the master, officers or agents signing bills of lading or other documents and any claim, expense, liability or loss incurred by the Owners in liquidating or employing deposits from the Owners’ Financiers or third parties to fund the acquisition of the Vessel pursuant to the MOA, the Head MOA and/or the Shipbuilding Contract.

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57.3

Notwithstanding anything to the contrary herein (but subject and without prejudice to Clause 33 (Cancellation)) and without prejudice to any right to damages or other claim which the Charterers may have at any time against the Owners under this Charter, the indemnities provided by the Charterers in favour of the Owners shall continue in full force and effect notwithstanding any breach of the terms of this Charter or termination of this Charter pursuant to the terms hereof or termination of this Charter by the Owners.

57.4

All rights which the Charterers have at any time (whether in respect of this Charter or any other transaction) against any Obligors shall be fully subordinated to the rights of the Owners under the Leasing Documents and until the end of this Charter and unless the Owners otherwise direct, the Charterers shall not exercise any rights which it may have (whether in respect of this Charter or any other transaction) by reason of performance by it of its obligations under any Leasing Document or by reason of any amount becoming payable, or liability arising, under this Clause:

(a)	to be indemnified by any Obligor;
(b)	to claim any contribution from any third party providing security for, or any other guarantor of, any Obligor under any Leasing Document;
(c)

to take any benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of any Obligor under any Leasing Document or of any other guarantee or security taken pursuant to, or in connection with, any Leasing Document by any Obligors;

(d)	to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of any Leasing Document;
(e)	to exercise any right of set-off against any Obligor; and/or
(f)	to claim or prove as a creditor of any Obligor,

and if the Charterers receive any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Owners by any Obligor or in connection with any Leasing Document to be repaid in full on trust for the Owners and shall promptly pay or transfer the same to the Owners.

CLAUSE 58 – NO SET-OFF OR TAX DEDUCTION

58.1	All Charterhire and any payment made from the Charterers to enable the Owners to pay all amounts under a Leasing Document shall be paid punctually and:
(a)	without any form of set-off, cross claim, condition or counterclaim;
(b)	free and clear of any tax deduction or withholding unless required by law; and
(c)	net of any bank charges or bank fees.
58.2	Without prejudice to Clause 58.1, if the Owners are required by law to make a tax deduction from any payment:
(a)	the Owners shall notify the Charterers as soon as they become aware of the requirement; and

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(b)

the amount due in respect of the payment shall be increased by the amount necessary to ensure that the Owners receive and retain (free from any liability relating to the tax deduction) a net amount which, after the tax deduction, is equal to the full amount which they would otherwise have received.

58.3

The Charterers shall (within three (3) Business Days of demand by Owners) pay to the Owners an amount equal to the loss, liability or cost which the Owners determine will be or has been (directly or indirectly) suffered for or on account of tax by the Owners in respect of a Leasing Document.

58.4	Clause 58.3 shall not apply:
(a)

with respect to any tax assessed on the Owners under the law of the jurisdiction in which the Owners are incorporated or, if different, the jurisdiction (or jurisdictions) in which the Owners are treated as resident for tax purposes if that tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by the Owners; or

(b)	to the extent a loss, liability or cost is compensated for by an increased payment under Clause 58.2.
58.5

Notwithstanding any other provision to this Charter, if any deduction or withholding or other tax is or will be required to be made by the Charterers or the Owners in respect of a payment to the Owners as a result of the Owners being incorporated in a particular jurisdiction, the Owners shall have the right to transfer their interest in the Vessel (and this Charter) to any person nominated by the Owners and all costs in relation to such transfer shall be for the account of the Charterers.

58.6

If the Charterers compensate the Owners by an increased payment pursuant to Clauses 58.2 or 58.3 and the Owners determine that they have obtained and utilized a tax credit attributable to this increased payment, the Owners shall reimburse the Charterers that increased payment (or part thereof if the tax credit is attributable to only part of such increased payment).

CLAUSE 59 – INCREASED COSTS

59.1	This Clause 59 (Increased Costs) applies if the Owners notify the Charterers that they consider that as a result of:
(a)

the introduction or alteration after the date of this Charter of a law or an alteration after the date of this Charter in the manner in which a law is interpreted or applied (disregarding any effect which relates to the application to payments under this Charter of a tax on the Owners’ overall net income); or

(b)

complying with any regulation (including any which relates to capital adequacy or liquidity controls or which affects the manner in which the Owners allocates capital resources to their obligations under this Charter) which is introduced, or altered, or the interpretation or application of which is altered, after the date of this Charter, the Owners (or a parent company of them) has incurred or will incur an “increased cost”.

59.2	In this Clause 59 (Increased Costs), “increased cost” means, in relation to the Owners:

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(a)

an additional or increased cost incurred as a result of, or in connection with, the Owners or the Owners’ parent company having entered into, or being a party to, this Charter, or funding the acquisition of the Vessel pursuant to the MOA or performing their obligations under this Charter (including as a result of, or in connection with, incorporating itself in a particular jurisdiction as requested by the Charterers or in order to fly a particular flag in respect of the Vessel);

(b)	an additional or increased cost of funding or financing the acquisition of the Vessel pursuant to the MOA; or
(c)	a liability to make a payment or a return forgone, which is calculated by reference to any amounts received or receivable by the Owners under this Charter,

and for the purposes of this Clause, the Owners may in good faith allocate or spread costs an/or losses among their assets and liabilities (or any class of their assets and liabilities) on such basis as they consider appropriate.

59.3

Subject to the terms of Clause 59.1, the Charterers shall pay to the Owners, upon receipt of the Owners’ demand and any evidence thereto (where available to the Owners), the amounts which the Owners from time to time notify the Charterers to be necessary to compensate the Owners for the increased cost.

CLAUSE 60 – MISCELLANEOUS

60.1	Unless otherwise expressly stated to the contrary in this Charter, any payment which is due to be made on a day which is not a Business Day shall be made on the preceding Business Day instead.
60.2

If, at any time, any provision of any Leasing Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions under the law of that jurisdiction nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

60.3

The Charterers waive any rights of sovereign immunity which they or any of their properties may enjoy in any jurisdiction and subjects itself to civil and commercial law with respect to their obligations under this Charter.

60.4	No term of this Charter is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Charter.
60.5

This Charter and each other Leasing Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Charter or that Leasing Document, as the case may be.

CLAUSE 61 – FATCA

61.1	Defined terms

For the purposes of this Clause 61 (FATCA), the following terms shall have the following meanings:

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“Code” means the United States Internal Revenue Code of 1986, as amended.

“FATCA” means:

(a)	sections 1471 to 1474 of the Code or any associated regulations;
(b)

any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or

(c)

any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the IRS, the US government or any governmental or taxation authority in any other jurisdiction.

“FATCA Deduction” means a deduction or withholding from a payment under this Charter or the Leasing Documents required by or under FATCA.

“FATCA Exempt Party” means a Relevant Party that is entitled under FATCA to receive payments free from any FATCA Deduction.

“FATCA Non-Exempt Party” means any Relevant Party who is not a FATCA Exempt Party.

“IRS” means the United States Internal Revenue Service or any successor taxing authority or agency of the United States government.

“Relevant Party” means any of the parties to this Charter and the Leasing Documents.

61.2	FATCA Information
(a)	Subject to paragraph (c) below, each Relevant Party shall, on the date of this Charter, and thereafter within ten (10) Business Days of a reasonable request by another Relevant Party:
(i)	confirm to that other party whether it is a FATCA Exempt Party or is not a FATCA Exempt Party; and
(ii)

supply to the requesting party (with a copy to all other Relevant Parties) such other form or forms (including IRS Form W-8 or Form W-9 or any successor or substitute form, as applicable) and any other documentation and other information relating to its status under FATCA (including its applicable “pass thru percentage” or other information required under FATCA or other official guidance including intergovernmental agreements) as the requesting party reasonably requests for the purpose of the requesting party’s compliance with FATCA.

(b)

If a Relevant Party confirms to any other Relevant Party that it is a FATCA Exempt Party or provides an IRS Form W-8 or W-9 to showing that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, or that the said form provided has ceased to be correct or valid, that party shall so notify all other Relevant Parties or provide the relevant revised form, as applicable, reasonably promptly.

(c)	Nothing in this Clause shall oblige any Relevant Party to do anything which would or, in its reasonable opinion, might constitute a breach of any law or regulation, any policy of that party,

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any fiduciary duty or any duty of confidentiality, or to disclose any confidential information (including, without limitation, its tax returns and calculations); provided, however, that nothing in this paragraph shall excuse any Relevant Party from providing a true, complete and correct IRS Form W-8 or W-9 (or any successor or substitute form where applicable). Any information provided on such IRS Form W-8 or W-9 (or any successor or substitute forms) shall not be treated as confidential information of such party for purposes of this paragraph.

(d)

If a Relevant Party fails to confirm its status or to supply forms, documentation or other information requested in accordance with the provisions of this Charter or the provided information is insufficient under FATCA, then:

(i)

if that party failed to confirm whether it is (and/or remains) a FATCA Exempt Party then such party shall be treated for the purposes of this Charter and the Leasing Documents as if it is a FATCA Non-Exempt Party; and

(ii)

if that party failed to confirm its applicable passthru percentage then such party shall be treated for the purposes of this Charter and the Leasing Documents (and payments made thereunder) as if its applicable passthru percentage is 100%, until (in each case) such time as the party in question provides sufficient confirmation, forms, documentation or other information to establish the relevant facts.

61.3	FATCA Deduction and gross-up by Relevant Party.
(a)

If the representation made by the Charterers under 48.1(bb) proves to be untrue or misleading such that the Charterers are required to make a FATCA Deduction, the Charterers shall make the FATCA Deduction and any payment required in connection with that FATCA Deduction within the time allowed and in the minimum amount required by FATCA.

(b)

If the Charterers are required to make a FATCA Deduction then the Charterers shall increase the payment due from them to the Owners to an amount which (after making any FATCA Deduction) leaves an amount equal to the payment which would have been due if no FATCA Deduction had been required.

(c)

The Charterers shall promptly upon becoming aware that they must make a FATCA Deduction (or that there is any change in the rate or basis of a FATCA Deduction) notify the Owners accordingly. Within thirty (30) days of the Charterers making either a FATCA Deduction or any payment required in connection with that FATCA Deduction, the Charterers shall deliver to the Owners evidence reasonably satisfactory to the Owners that the FATCA Deduction has been made or (as applicable) any appropriate payment paid to the relevant governmental or taxation authority.

61.4	FATCA Deduction by Owners.

The Owners may make any FATCA Deduction they are required by FATCA to make, and any payment required in connection with that FATCA Deduction, and the Owners shall not be required to increase any payment in respect of which they make such a FATCA Deduction or otherwise compensate the recipient for that FATCA Deduction.

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61.5	FATCA Mitigation.

Notwithstanding any other provision to this Charter, if a FATCA Deduction is or will be required to be made by any party under Clause 61.4 in respect of a payment to the Owners as a result of the Owners not being a FATCA Exempt Party, the Owners shall have the right to transfer their interest in the Vessel (and this Charter) to any person nominated by the Owners and all costs in relation to such transfer shall be for the account of the Charterers.

CLAUSE 62 – ASSIGNMENT, TRANSFER AND REFINANCING

62.1	The Charterers shall not assign or transfer (whether by novation or otherwise) their rights and/or obligations under this Charter or any other Leasing Document.
62.2	The Charterers acknowledge that, at any time during the Charter Period:
(a)

the Owners are entitled to enter into certain funding arrangements in relation to the Vessel with the Owners’ Financiers in order to refinance the then outstanding Owners’ Costs (or part thereof), which funding arrangements may be secured, inter alia, by the relevant Financial Instruments;

(b)	the Owners may do any of the following as security for the funding arrangements referred to in paragraph (a) above, in each case without consent of the Charterers but with notice to the Charterers:
(i)	execute a ship mortgage over the Vessel or any other Financial Instrument in favour of the Owners’ Financiers;
(ii)	assign their rights and interests to, in or in connection with this Charter and/or any other Leasing Document in favour of the Owners’ Financiers;
(iii)	assign their rights and interests to, in or in connection with the Insurances, the Earnings and the Requisition Compensation of the Vessel in favour of the Owners’ Financiers; and
(iv)	enter into any other document or arrangement which is necessary to give effect to such financing arrangements.
62.3

The Charterers undertake to comply, and provide such information and documents reasonably required to enable the Owners to comply, with all such instructions or directions in regard to the employment, insurances, operation, repairs and maintenance of the Vessel as laid down in any Financial Instrument or as may be reasonably directed from time to time during the currency of this Charter by the Owners’ Financiers in conformity with any Financial Instrument. The Charterers further agree and acknowledge for themselves all relevant terms, conditions and provisions of each Financial Instrument (if any) and agree to acknowledge this in writing in any form that may be reasonably required by the Owners’ Financiers subject to not imposing to the Charterers any more onerous obligations than those included in the Leasing Documents. The Charterers further agree to enter into any required acknowledgements of assignments and other customary documents as may be required in connection with the Financing Documents.

62.4

The Owners shall, if requested by the Charterers or any applicable sub-charterer, procure that on or around the time a mortgage over the Vessel is executed in favour of Owners’ Financiers, the Owners’ Financiers shall enter into a QEL with the Owners and the Charterers or any

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applicable sub-charterer (in a form to be agreed among the Owners’ Financiers, the Owners, the Charterers and any applicable sub-charterer).

62.5	During the Charter Period, the Owners may procure a:
(a)	change in the registered ownership of the Vessel; and/or
(b)	assign or transfer by novation of any of its rights and obligations under any of the Leasing Documents,

without the consent of the Charterers to any other financial institution, trust, fund, leasing company or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets provided always that such change of ownership or transfer shall not disturb or interfere with the Charterers’ lawful use, possession and quiet enjoyment of the Vessel during the Charter Period. The Charterers shall be liable to the aforesaid new owner of the Vessel for its performance of all obligations under this Charter (as novated) after any such change of the registered ownership from the Owners to such new owner and the Charterers shall procure that any party to a Leasing Document:

(i)	becomes liable to the new of owner of the Vessel for its performance of all obligations pursuant to such Leasing Document; and
(ii)

enters into all necessary documents or takes any necessary actions required for such Leasing Document and any Security Interest created thereunder remaining in full force and effect (or to be novated and/or re-executed) as from the completion of the relevant sale.

62.6

The Charterers agree and undertake to enter into any such usual documents and provide all necessary assistance as the Owners shall require to complete or perfect the transfer of the Vessel (with the benefit and burden of this Charter) or any novation or assignment made pursuant to this Clause 62 (Assignment, Transfer and Re-financing) at no cost for the Charterers.

CLAUSE 63 – CONFIDENTIALITY

The Parties agree to keep the terms and conditions of this Charter and any other Leasing Document (the “Confidential Information”) strictly confidential, provided that a Party may disclose Confidential Information in the following cases:

(a)	it is already known to the public or becomes available to the public other than through the act or omission of the disclosing Party;
(b)	it is required to be disclosed under the applicable laws of any Relevant Jurisdiction or by a governmental order, decree, regulation or rule;
(c)	in filings with a court or arbitral body in proceedings in which the Confidential Information is relevant and in discovery arising out of such proceedings;
(d)	to any other party to a Leasing Document;

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(e)

to (or through) whom a Party assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Leasing Document (as permitted by the terms thereof) provided that such person shall undertake that it would not disclose Confidential information to any other party save for circumstances arising which are similar to those described under this Clause;

(f)	to any of the following persons (on a need to know basis):
(i)	a shareholder or an Affiliate of either Party or a party referred to in paragraph (d);
(ii)	its board of directors, employees or its shareholders;
(iii)	professional advisers retained by a disclosing party;
(iv)	any rating agencies;
(v)	the Approved Classification Society;
(vi)	the ship registry of the Flag State; and
(vii)	in the case of the disclosing party being the Owners, persons advising on, providing or considering the provision of financing to the Owners or an Affiliate of the Owners,

provided that the disclosing party shall exercise due diligence to ensure that no such person shall disclose Confidential Information to any other party save for circumstances arising which are similar to those described under this Clause or such other circumstances as may be permitted by all Parties;

(g)

to any person which is a classification society or other entity which the Owners or the Owners’ Financiers have engaged to make the calculations necessary to enable the Owners and/or the Owners’ Financiers to comply with their reporting obligations under the Poseidon Principles; or

(h)

with the prior written consent of all Parties and if required by any Party, subject to a corresponding confidentiality undertaking obtained from the party to whom the Confidential Information is disclosed to.

CLAUSE 64 – GENERAL APPLICATION OF PROCEEDS

64.1

Any Net Trading Proceeds, Net Sales Proceeds, Total Loss Proceeds, any proceeds realised by the Owners in connection with the enforcement of the Security Documents (unless otherwise specified in the Security Documents) and any proceeds received by the Owners from any Other Owner (as trustee for the Owners) shall be applied in the following order of application against amounts payable under the Leasing Documents:

(a)

firstly, in or towards any amounts outstanding under the Leasing Documents other than the Termination Sum (including but not limited to any costs and expenses incurred in the enforcement of the Security Documents, to the extent these are not covered under the Termination Sum);

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(b)

secondly, in or towards satisfaction of the Charterers’ obligation to pay the Termination Sum (or such portion of it that then remains unpaid) in any order of application in the amounts comprising the Termination Sum as the Owners may determine; and

(c)

thirdly, upon satisfaction in full of all amounts payable to the Owners under the Leasing Documents, in payment of any surplus to the Charterers, but subject always to the terms of the General Assignment.

CLAUSE 65 – GOVERNING LAW AND ENFORCEMENT

65.1	This Charter, and any non-contractual obligations arising out of or in connection with it, shall be governed by English law.
65.2

Any dispute arising out of or in connection with any Leasing Document (including a dispute regarding the existence, validity or termination of any Leasing Document or any non-contractual obligation arising out of or in connection with any Leasing Document) (a “Dispute”) shall be referred to arbitration in London in accordance with the Arbitration Act 1996 or any statutory modification or re-enactment thereof save to the extent necessary to give effect to the provisions of this Clause.

65.3

The arbitration shall be conducted in accordance with the London Maritime Arbitrators Association (LMAA) Terms current at the time when the arbitration proceedings are commenced. The reference shall be to three (3) arbitrators. A Party wishing to refer the Dispute to arbitration shall appoint its arbitrator and send notice of such appointment in writing to the other Party requiring the other Party to appoint its own arbitrator within 14 calendar days of that notice and stating that it will appoint its arbitrator as sole arbitrator unless the other Party appoints its own arbitrator and give notice that it has done so within the fourteen (14) days specified. If the other Party does not appoint its own arbitrator and give notice that it has done so within the fourteen (14) days specified, the Party referring a Dispute to arbitration may, without the requirement of any further prior notice to the other Party, appoint its arbitrator as sole arbitrator and shall advise the other Party accordingly. The award of a sole arbitrator shall be binding on both Parties as if he had been appointed by agreement. Nothing herein shall prevent the Parties agreeing in writing to vary these provisions to provide for the appointment of a sole arbitrator.

65.4

In cases where neither the claim nor any counterclaim exceeds the sum of US$100,000 (or such other sum as the Parties may agree) the arbitration shall be conducted in accordance with the LMAA Small Claims Procedure current at the time when the arbitration proceedings are commenced.

CLAUSE 66 – DEFINITIONS

66.1	In this Charter the following terms shall have the meanings ascribed to them below:

“Acceptance Certificate” means a certificate substantially in the form set out in Schedule 1 (Acceptance Certificate) to be signed by the Charterers at Delivery.

“Account Bank” means ABN AMRO Bank N.V., Netherlands or such other bank approved by the Owners.

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“Account Charge” means the document creating charge(s) over the Operating Account executed or to be executed by the Charterers in favour of the Owners.

“Advance Charterhire” has the meaning as defined under Clause 36.2 of the Charter.

“Affiliate” means in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

“Annex VI” means Annex VI of the Protocol of 1997 to amend the International Convention for the Prevention of Pollution from Ships 1973 (Marpol), as modified by the Protocol of 1978 relating thereto.

“Anti-Bribery and Anti-Corruption Laws” means the US Foreign Corrupt Practices Act of 1977 as amended and the rules and regulations thereunder, the UK Bribery Act of 2010, and/or any similar laws, rules or regulations issued, administered or enforced by the United States, United Kingdom, the European Union or any of its member states, or any other country or governmental agency having jurisdiction over the Owners or any Obligors or their respective subsidiaries.

“Anti-Money Laundering Laws” means all applicable financial record-keeping and reporting requirements, anti-money laundering statutes (including all applicable rules and regulations thereunder) and all applicable related or similar laws, rules, regulations or guidelines, of all jurisdictions including and without limitation, the United States of America, the United Kingdom, Greece, the Republic of the Marshall Islands, Hong Kong and the People’s Republic of China and which in each case are:

(a)	issued, administered or enforced by any governmental agency having jurisdiction over the Charterers or any other Obligors or their respective subsidiaries;
(b)	of any jurisdiction in which the Charterers or any other Obligor conducts business; or
(c)	to which the Charterers or any other Obligor is subjected or subject to.

“Approved Classification Society” means the classification society stipulated in the Shipbuilding Contract or any other classification society which is a member of the International Association of Classification Societies and approved by the Owners in writing.

“Approved Commercial Manager” means OET Chartering Inc. or any other reputable ship management company as may be approved by the Owners in writing prior to its appointment as commercial manager of the Vessel in accordance with this Charter.

“Approved Manager” means the Approved Commercial Manager or the Approved Technical Manager.

“Assignable Sub-charter” means any period time charters relating to the Vessel, whether or not already in existence.

“Approved Technical Manager” means Kyklades Maritime Corporation or any other reputable ship management company as may be approved by the Owners in writing prior to its appointment as technical manager of the Vessel in accordance with this Charter.

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“Approved Valuer” means Clarksons Platou, Simpson Spence Young, Braemar ACM, Arrow, Fearnleys, Maersk Brokers or such other independent and reputable shipbroker nominated by the Charterers and approved by the Owners.

“Arrangement Fee” has the meaning as defined under Clause 44.1.

“Breakfunding Costs” means all breakfunding costs and expenses incurred or payable by the Owners when a repayment or prepayment under the relevant funding arrangement entered into by the Owners for the purpose of financing the Purchase Price (or any part thereof) does not fall on a Payment Date, a Purchase Option Date or a date specified by the Owners in any Termination Notice.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for business in the principal business centres of Shanghai, Singapore, Amsterdam and Piraeus or:

(a)	in respect of a day on which a payment is required to be made or other dealing is due to take place under this Agreement in Dollars, a day on which banks are open in New York City; and
(b)	in respect of any Quotation Day or any date on which LIBOR or (if applicable) any Replacement Benchmark is to be determined, a day on which banks are open in London.

“Builder” has the meaning ascribed to such term in the MOA.

“Builder’s Warranties” means the guarantees and/or warranties provided by the Builder to the Head Sellers under Article IX of the Shipbuilding Contract and assigned by the Head Sellers to the Charterers which the Charterers will on-assign to the Owners pursuant to the Builder’s Warranties Assignment.

“Builder’s Warranties Assignment” means the tripartite assignment executed between (a) the Head Sellers (b) the Charterers and (c) the Owners in relation to the Builder’s Warranties in relation to the Vessel.

“Cancelling Date” has the meaning ascribed to such term in the MOA.

“Change of Control” means:

(a)	the Guarantor ceasing to directly own one hundred percent (100%) of the shares in the Charterers; or
(b)	Mr. Ioannis Alafouzos and Mr. Themistoklis Alafouzos cease to hold less than 35% of the shares (directly or indirectly) of the Guarantor.

“Charter Period” means the period described in Clause 32.1 unless it is terminated earlier in accordance with the provisions of this Charter.

“Charterhire” means each of, as the context may require, all of the instalments of hire payable hereunder on each applicable Payment Date comprising in each case both Fixed Charterhire and Variable Charterhire, as further detailed in Clause 36.

“Commencement Date” means the date on which Delivery takes place.

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“Delisting” means the Guarantor ceasing to be listed on the Oslo Stock Exchange (Oslo Børs).

“Delivery” means the physical and legal delivery of the Vessel from the Owners to the Charterers pursuant to the terms of this Charter.

“Dollars” and “US$” mean the lawful currency for the time being of the United States of America.

“Earnings” means all moneys whatsoever which are now, or later become, payable (actually or contingently) to the Charterers and which arise out of the use or operation of the Vessel, including (but not limited to):

(a)	all freight, hire and passage moneys;
(b)	any compensation payable in the event of requisition of the Vessel for hire;
(c)	any remuneration for salvage and towage services;
(d)	any demurrage and detention moneys;
(e)	damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of the Vessel;
(f)	all moneys which are at any time payable to the Charterers in relation to general average contribution; and
(g)

if and whenever the Vessel is employed on terms whereby any moneys falling within paragraphs (a) to (f) are pooled or shared with any other person, that proportion of the net receipts of the relevant pooling or sharing arrangement which is attributable to the Vessel.

“Environmental Claim” means any claim by any governmental, judicial or regulatory authority or any other person which arises out of an Environmental Incident or an alleged Environmental Incident or which relates to any Environmental Law and, for this purpose, “claim” includes a claim for damages, compensation, contribution, injury, fines, losses and penalties or any other payment of any kind, including in relation to clean-up and removal, whether or not similar to the foregoing; an order or direction to take, or not to take, certain action or to desist from or suspend certain action; and any form of enforcement or regulatory action, including the arrest or attachment of any asset.

“Environmental Incident” means:

(a)

any release, emission, spill or discharge of Environmentally Sensitive Material whether within the Vessel or from the Vessel into any other vessel or into or upon the air, water, land or soils (including the seabed) or surface water; or

(b)

any incident in which Environmentally Sensitive Material is released, emitted, spilled or discharged into or upon the air, water, land or soils (including the seabed) or surface water from a vessel other than the Vessel and which involves a collision between the Vessel and such other vessel or some other incident of navigation or operation, in either case, in connection with which the Vessel is actually or potentially liable to be arrested, attached, detained or injuncted and/or the Vessel and/or any Obligors and/or any

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operator or manager of the Vessel is at fault or allegedly at fault or otherwise liable to any legal or administrative action; or

(c)

any other incident in which Environmentally Sensitive Material is released, emitted, spilled or discharged into or upon the air, water, land or soils (including the seabed) or surface water otherwise than from the Vessel and in connection with which the Vessel is actually or potentially liable to be arrested and/or where any Obligors and/or any operator or manager of the Vessel is at fault or allegedly at fault or otherwise liable to any legal or administrative action.

“Environmental Law” means any present or future law relating to pollution or protection of human health or the environment, to conditions in the workplace, to the carriage, generation, handling, storage, use, release or spillage of Environmentally Sensitive Material or to actual or threatened releases of Environmentally Sensitive Material.

“Environmentally Sensitive Material” means and includes all contaminants, oil, oil products, toxic substances and any other substance (including any chemical, gas or other hazardous or noxious substance) which is (or is capable of being or becoming) polluting, toxic or hazardous.

“Expiry Owners’ Costs” means an amount equal to sixty five per cent. (65%) of the Opening Capital Balance.

“Fair Market Value” means the value of the Vessel determined as follows:

(a)	subject to sub-paragraph (b) below, the arithmetic mean of the valuations shown by two (2) valuation reports each addressed to the Buyers and prepared at the Sellers’ cost:
(i)	on a date no earlier than thirty (30) days prior to the relevant date of valuation;
(ii)	by Approved Valuers one nominated by the Owners and the other nominated by the Charterers (but with the report addressed to the Owners);
(iii)	without physical inspection of the Vessel; and
(iv)	on the basis of a sale for prompt delivery for cash on normal arm’s length commercial terms as between a willing seller and a willing buyer, without taking into account any charter; and
(b)

if there is a discrepancy of five per cent. (5%) or more between the market valuations shown on the two (2) valuation reports obtained pursuant to paragraph (a) above (using the lower valuation figure as the denominator), then a third valuation shall be obtained and prepared on the same terms and conditions as set out under paragraph (a) above (except that the third valuation report additionally required under this sub-paragraph (b) shall be prepared by an Approved Valuer nominated by the Owners), with the arithmetic mean taken from the valuations shown by such three (3) valuation reports.

“Fee Letter” mean the fee letter referred to under Clause 44.1 for payment of the Arrangement Fee.

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“Financial Indebtedness” means, in relation to a person (the “debtor”), a liability of the debtor:

(a)	for principal, interest or any other sum payable in respect of any moneys borrowed or raised by the debtor;
(b)	under any loan stock, bond, note or other security issued by the debtor;
(c)	under any acceptance credit, guarantee or letter of credit facility made available to the debtor;
(d)

under a financial lease, a deferred purchase consideration arrangement (other than deferred payments for assets or services obtained on normal commercial terms in the ordinary course of business) or any other agreement having the commercial effect of a borrowing or raising of money by the debtor;

(e)

under any foreign exchange transaction, any interest or currency swap or any other kind of derivative transaction entered into by the debtor or, if the agreement under which any such transaction is entered into requires netting of mutual liabilities, the liability of the debtor for the net amount; or

(f)

under a guarantee, indemnity or similar obligation entered into by the debtor in respect of a liability of another person which would fall within paragraphs (a) to (e) if the references to the debtor referred to the other person.

“Financial Instruments” means the applicable loan or facility agreement entered into between the Owners (or their affiliate) and the Owners’ Financiers and any mortgage, deed of covenants, assignment in respect of any of the Leasing Documents, assignment in respect of Earnings, Insurances and Requisition Compensation, manager’s undertaking and subordination (including assignment of manager’s interests in the Insurances) or any other financial security instruments granted by the Owners to the Owners’ Financiers as security for the financing or refinancing of the Owners’ acquisition of the Vessel.

“First Payment Date” shall have the meaning as defined under 36.5(a).

“Fixed Charterhire” shall have the meaning as defined under Clause 36.4(a).

“Flag State” means the flag state named in Box 5 of this Charter or any other state or jurisdiction approved in writing by the Owners (whose approval shall not be unreasonably withheld or delayed).

“Fleet Vessel” means any ship or vessel (including, but not limited to, the Vessel and the Other Vessel) from time to time wholly leased, hired, chartered or financed under any lease, hire purchase agreement, charter or any other financing arrangement by affiliates of the Owners and/or the Other Owner to subsidiaries or affiliates of the Guarantor.

“General Assignment” means the assignment agreement executed or to be executed between the Charterers and the Owners in respect of the Vessel, pursuant to which the Charterers shall, inter alia, assign its rights under:

(a)	the Earnings, Insurances, Requisition Compensation in respect of the Vessel; and
(b)	any Assignable Sub-charter;

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in favour of the Owners.

“Group” means the Guarantor and its Subsidiaries (whether directly or indirectly owned) from time to time.

“Guarantee” means the guarantee executed by the Guarantor in favour of the Owners on or about the date hereof.

“Guarantor” means Okeanis Eco Tankers Corp., a corporation incorporated and existing under the laws of the Republic of the Marshall Islands with registration number 96382 and its registered address at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Republic of the Marshall Islands MH 96960.

“Head MOA” means the memorandum of agreement dated 29 June 2021 and made between the Charterers (in their capacity as buyers) and the Head Sellers (in their capacity as sellers), pursuant to which the Head Sellers agreed to sell and the Charterers agreed to purchase the Vessel upon the terms and conditions set out therein.

“Head Sellers” means Felton Enterprises S.A., a corporation incorporated and existing under the laws of the Republic of the Marshall Islands with registration number 106138 and registered address at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro MH 96960.

“Hire Period” means (i) in the case of the first Hire Period, the period commencing on the Commencement Date and ending on the First Payment Date; and (ii) in the case of each subsequent Payment Date, the period of commencing on the last day of the preceding Hire Period and ending on the next occurring Payment Date.

“Holding Company” means, in relation to a person, any other person in relation to which (i) it is a Subsidiary or (ii) it is a Subsidiary of a Subsidiary.

“IAPPC” means a valid international air pollution prevention certificate for the Vessel issued pursuant to the MARPOL Protocol.

“IFRS” means International Financing Reporting Standards.

“Initial Market Value” has the meaning ascribed to such term in the MOA.

“Insurances” means:

(a)

all policies and contracts of insurance, including entries of the Vessel in any protection and indemnity or war risks association, which are effected in respect of the Vessel or otherwise in relation to it whether before, on or after the date of this Charter; and

(b)

all rights and other assets relating to, or derived from, any of the foregoing, including any rights to a return of a premium and any rights in respect of any claim whether or not the relevant policy, contract of insurance or entry has expired on or before the date of this Charter.

“Interest Rate” means:

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(a)	subject to Clause 37.1, for any Hire Period of which the Quotation Day falls before the occurrence of a Screen Rate Replacement Event, LIBOR;
(b)

for any Hire Period of which the Quotation Day falls on or after the occurrence of a Screen Rate Replacement Event but before a Replacement Benchmark is implemented pursuant to Clause 37.4, in accordance with Clause 37.3 (unless otherwise agreed by the Owners); and

(c)	for any Hire Period of which the Quotation Day falls on or after a Replacement Benchmark is implemented pursuant to Clause 37.4, the rate of interest determined under the Replacement Benchmark.

“ISM Code” means the International Safety Management Code (including the guidelines on its implementation), adopted by the International Maritime Organisation Assembly as Resolutions A.741 (18) and A.788 (19), as the same may be amended or supplemented from time to time (and the terms “safety management system”, “Safety Management Certificate” and “Document of Compliance” have the same meanings as are given to them in the ISM Code).

“ISPS Code” means the International Ship and Port Security Code as adopted by the Conference of Contracting Governments to the Safety of Life at Sea Convention 1974 on 13 December 2002 and incorporated as Chapter XI-2 of the Safety of Life at Sea Convention 1974, as the same may be supplemented or amended from time to time.

“ISSC” means a valid international ship security certificate for the Vessel issued pursuant to the ISPS Code.

“Joint Surveyor” shall have the meaning as defined under Clause 41.8.

“Leasing Documents” means this Charter, the Guarantee, the MOA, the Fee Letter, any QEL the Security Documents, any other document designated as a “Leasing Document” as agreed between the Charterers and the Owners and each, as the context may require, the “Leasing Document”.

“LIBOR” means, in relation to a Hire Period:

(a)	the applicable Screen Rate as of the Specified Time for dollars and for a period equal in length to the Hire Period; or
(b)	as otherwise determined pursuant to Clause 37 (Changes to Interest Rate, Default Interest),

and if, in either case, that rate is less than zero, LIBOR shall be deemed to be zero.

“Major Casualty” means any casualty to the Vessel in respect of which the claim or the aggregate of the claims against all insurers, before adjustment for any relevant franchise or deductible, exceeds US$2,000,000 or the equivalent in any other currency.

“Manager’s Undertaking” means, in relation to an Approved Manager, a letter of undertaking to be executed by that Approved Manager in favour of the Owners subordinating the rights of that Approved Manager against the Vessel and the Charterers to the rights of the Owners.

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“Mandatory Sale” has the meaning given to that term in Clause 55A.

“Mandatory Sale Date” has the meaning given to that term in Clause 55A.

“Mandatory Sale Price” means, in respect of the Mandatory Sale Date, the aggregate of:

(a)	the Owners’ Costs prevailing as at the Mandatory Sale Date;
(b)	any Charterhire accrued but unpaid as at the date of payment of the Mandatory Sale Price;
(c)	any Breakfunding Costs including any Swap Costs;
(d)	any documented legal or other costs incurred by the Owners in connection with the exercise of the Mandatory Sale; and
(e)	aside from the amounts described under paragraphs (a) to (d) above, any other moneys due and owing under the Leasing Documents at the Mandatory Sale Date.

“Margin” means two point four five per cent. (2.45%) per annum.

“MARPOL Protocol” means Annex VI (Regulations for the Prevention of Air Pollution from Ships) to the International Convention for the Prevention of Pollution from Ships 1973 (as amended in 1978 and 1997).

“Material Adverse Effect” means, in the reasonable opinion of the Owners, a material adverse effect on:

(a)	the business, operations, property, condition (financial or otherwise) of any Obligor or the Group (taken as a whole); or
(b)	the ability of any Obligor to perform its obligations under any Leasing Document to which it is a party; or
(c)

the validity or enforceability of, or the effectiveness or ranking of any Security Interests granted pursuant to, any of the Leasing Documents or the rights or remedies of the Owners under any of the Leasing Documents.

“MOA” means the memorandum of agreement dated on or about the date of this Charter and made between the Owners (in their capacity as buyers) and the Charterers (in their capacity as sellers), pursuant to which the Charterers agree to sell and the Owners agree to purchase the Vessel upon the terms and conditions set out therein.

“Net Sales Proceeds” has the meaning given to it under Clause 42.1(c).

“Net Trading Proceeds” has the meaning given to it under Clause 42.1(b).

“Nominated Purchaser” has the meaning given to it under Clause 42.1(c).

“Obligatory Insurances” means any insurances of the Vessel required to be effected by or on behalf of the Charterers pursuant to Clause 39.

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“Obligors” means:

(a)	the Charterers;
(b)	the Guarantor;
(c)	the Approved Managers as at the date of this Charter which is an entity within the Group;
(d)	any sub-charterer of the Vessel which is an entity within the Group; and
(e)

any other party providing security for the Charterers’ obligations under this Charter pursuant to a Security Document or otherwise (except any Approved Manager or sub-charterer which are not entities within the Group).

“Opening Capital Balance” shall have the same meaning as defined under the MOA.

“Operating Account” means an interest bearing account opened or to be opened in the name of the Charterers with the Account Bank.

“Option Premium” means an amount of US$1,500,000.

“Original Financial Statements” means in relation to the Guarantor, its audited consolidated financial statements for the fiscal year ended 31 December 2020 and its unaudited consolidated financial statements for the fiscal year ended 31 December 2021.

“Original Jurisdiction” means, in relation to an Obligor, the jurisdiction under whose laws they are incorporated as at the date of this Charter.

“Other Charters” means, in relation to each Other Vessel, each bareboat charterparty dated on or around the date of this Charter which is entered into between each applicable Other Owner and each applicable Other Charterer.

“Other Charterer” means, in relation to an Other Vessel, Theta Navigation Ltd.

“Other Leasing Documents” means the Leasing Documents as defined in the Other Charter.

“Other Owner” means, in relation to an Other Vessel, Sea 290 Leasing Co. Limited.

“Other Vessel” means each, or as the context may require, Hull Number 3212.

“Owners’ Costs” means, on any relevant date, (i) the Opening Capital Balance minus (ii) the aggregate Fixed Charterhire which has been paid by the Charterers and received by the Owners as at such date.

“Owners’ Financier” means any financier providing financing or refinancing facilities to the Owners or any affiliate of the Owners in respect of the Owners’ purchase and/or lease of the Vessel to the Charterers under the terms of the Leasing Documents.

“Owners’ Surveyor” shall have the meaning as defined under Clause 41.9.

“Party” means a party to this Charter, namely the Owners or the Charterers.

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“Payment Date” shall have the meaning as defined under Clause 36.5.

“Permitted Security Interest” means:

(a)	any Security Interest created by a Security Document or a Financial Instrument;
(b)	any lien for unpaid master’s and crew’s wages in accordance with the ordinary course of operation of the Vessel or in accordance with usual reputable maritime practice;
(c)	any lien for salvage;
(d)	any lien for master’s disbursements incurred in the ordinary course of trading;
(e)

any other lien arising by operation of law or otherwise in the ordinary course of the operation, repair or maintenance of the Vessel provided such liens do not secure amounts more than thirty (30) days overdue;

(f)

any Security Interest created in favour of a plaintiff or defendant in any action of the court or tribunal before whom such action is brought as security for costs and expenses where the Owners are prosecuting or defending such action in good faith by appropriate steps; and

(g)

Security Interests arising by operation of law in respect of taxes which are not overdue or for payment of taxes which are overdue for payment but which are being contested by the Owners or the Charterers in good faith by appropriate steps and in respect of which adequate reserves have been made, provided that the foregoing have not arisen due to the default or omission of any Obligor.

“Poseidon Principles” means the financial industry framework for assessing and disclosing the climate alignment of ship finance portfolios published in June 2019 as the same may be amended or replaced to reflect changes in applicable law or regulation or the introduction of or changes to mandatory requirements of the International Maritime Organisation from time to time.

“Potential Termination Event” means, an event or circumstance specified in Clause 47 (Termination Event) which would with the giving of any notice, the lapse of time, and/or a determination of the Owners, constitute a Termination Event.

“Prepositioning Date” shall have the same meaning as defined under the MOA.

“Prohibited Countries” means countries or territories whose government is the target of Sanctions or that is subject to comprehensive country-wide or territory-wide Sanctions (currently and, in any case, as long as the Sanctions remain in place, as regards United States Sanctions, Cuba, Syria, Iran, North Korea, Crimea and Venezuela), including but not limited to or pursuant to the US’s Office of Foreign Assets Control of the U.S.

“Prohibited Person” means any person who is the subject of Sanctions (whether designated by name or by reason of being included in a class of persons to whom the applicable Sanctions apply in accordance with their terms).

“Purchase Option” means the purchase option referred to in Clause 55.1.

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“Purchase Option Date” shall have the meaning ascribed thereto in Clause 55.2.

“Purchase Option Notice” shall have the meaning ascribed thereto in Clause 55.2.

“Purchase Option Price” means, in respect of any Purchase Option Date:

(a)	if the Purchase Option Date falls on or after the first (1st) anniversary of the Commencement Date but prior to the seventh (7th) anniversary of the Commencement Date, the aggregate of:
(i)	the Owners’ Costs prevailing as at the relevant Purchase Option Date;
(ii)	the Relevant Fee (if appliable);
(iii)	any Charterhire accrued but unpaid as at the date of payment of the Purchase Option Price;
(iv)	any Breakfunding Costs including any Swap Costs;
(v)	any documented legal or other costs incurred by the Owners in connection with the exercise of the Purchase Option under Clause 55 (Purchase Option); and
(vi)	aside from the amounts described under paragraphs (i) to (v) above, any other moneys due and owing under the Leasing Documents at the relevant Purchase Option Date;
(b)	if the Purchase Option Date falls on or after the seventh (7th) anniversary of the Commencement Date, the aggregate of:
(i)	the Expiry Owners’ Costs;
(ii)	any Charterhire accrued but unpaid as at the date of payment of the Purchase Option Price;
(iii)	any documented legal or other costs incurred by the Owners in connection with the exercise of the Purchase Option under Clause 55 (Purchase Option); and
(iv)	aside from the amounts described under paragraphs (i) to (iii) above, any other moneys due and owing under the Leasing Documents at the relevant Purchase Option Date.

“Purchase Price” has the meaning given to it in the MOA.

“QEL” means any agreement (entered or, as the context may require, to be entered into) between the Owners, the Owners’ Financiers (if applicable), the Charterers and (if applicable) any sub-charterer.

“Quotation Day” means, in relation to any Hire Period, two (2) Business Days before the first day of that Hire Period unless market practice differs in the Relevant Interbank Market in which

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case the Quotation Day will be determined by the Owners in accordance with market practice in the Relevant Interbank Market.

“Relevant Interbank Market” means the London interbank market or in the case of any Replacement Benchmark, any applicable replacement interbank market.

“Relevant Jurisdiction” means, in relation to an Obligor:

(a)	its Original Jurisdiction;
(b)	any jurisdiction where any property owned by it and charged under a Leasing Document is situated;
(c)	any jurisdiction where it conducts its business; or
(d)	any jurisdiction whose laws govern the perfection of any of the Security Documents entered into by it creating a Security Interest.

“Relevant Nominating Body” means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board.

“Replacement Benchmark” means a benchmark rate which is:

(a)	formally designated, nominated or recommended as the replacement for a Screen Rate by:
(i)	the administrator of that Screen Rate; or
(ii)	any Relevant Nominating Body,

and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the “Replacement Benchmark” will be the replacement under paragraph (ii) above;

(b)	subject to Clause 37.5, in the opinion of the Owners, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor to that Screen Rate; or
(c)	subject to Clause 37.5, in the opinion of the Owners, an appropriate successor to a Screen Rate.

“Relevant Fee” means, in relation to the Vessel, the amount set out corresponding to the relevant Purchase Option Date below:

Relevant Anniversary Date	Relevant Fee (US$)
1st Anniversary	1.5% of the Owners’ Costs
2nd Anniversary	1.25% of the Owners’ Costs

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3rd Anniversary	1% of the Owners’ Costs
4th Anniversary	0.75% of the Owners’ Costs
5th Anniversary	0.5% of the Owners’ Costs
6th Anniversary	0% of the Owners’ Costs

“Requisition Compensation” includes all compensation or other moneys payable by reason of any act or event such as is referred to in paragraph (a) of the definition of “Total Loss”.

“Sanctions” means any sanctions (including US “secondary sanctions”), embargoes, freezing provisions, prohibitions or other restrictions relating to trading, doing business, investment, exporting, financing or making assets available (or other activities similar to or connected with any of the foregoing):

(a)

imposed by law or regulation of the United Kingdom, the Council of the European Union, the United Nations or its Security Council, the People’s Republic of China, the Special Administrative Region of Hong Kong or the United States of America; or

(b)	otherwise imposed by any law or regulation which are applicable to and/or binding on any Obligor.

“Sanctions Advisory” means the Sanctions Advisory for the Maritime Industry, Energy and Metals Sectors, and Related Communities issued May 14, 2020 by the US Department of the Treasury, Department of State and Coast Guard, as may be amended or supplemented, and any similar future advisory.

“Sanctioned Ship” means a ship which is the subject of Sanctions.

“Screen Rate” means the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for dollars for the relevant period displayed on page LIBOR01 or LIBOR02 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters. If such page or service ceases to be available, the Owners may specify another page or service displaying the relevant rate.

“Screen Rate Contingency Period” means twenty (20) days.

“Screen Rate Replacement Event” means, in relation to a Screen Rate:

(a)	the methodology, formula or other means of determining that Screen Rate has, in the opinion of the Owners, materially changed;

(b)

(i)

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(A)	the administrator of that Screen Rate or its supervisor publicly announces that such administrator is insolvent; or
(B)

information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of that Screen Rate is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide that Screen Rate;

(ii)

the administrator of that Screen Rate publicly announces that it has ceased or will cease, to provide that Screen Rate permanently or indefinitely and, at that time, there is no successor administrator to continue to provide that Screen Rate;

(iii)	the supervisor of the administrator of that Screen Rate publicly announces that such Screen Rate has been or will be permanently or indefinitely discontinued; or
(iv)	the administrator of that Screen Rate or its supervisor announces that that Screen Rate may no longer be used; or
(c)

the administrator of that Screen Rate determines that that Screen Rate should be calculated in accordance with its reduced submissions or other contingency or fallback policies or arrangements and either:

(i)	the circumstance(s) or event(s) leading to such determination are not (in the opinion of the Owners) temporary; or
(ii)	that Screen Rate is calculated in accordance with any such policy or arrangement for a period no less than the Screen Rate Contingency Period; or
(d)	in the opinion of the Owners, that Screen Rate is otherwise no longer appropriate for the purposes of calculating interest under this Charter.

“Security Documents” means:

(a)	the Account Charge;
(b)	the General Assignment;
(c)	the Shares Security;
(d)	the Builder’s Warranties Assignment;
(e)	each Manager’s Undertaking; and
(f)	any other security document conferring any Security Interest in respect of the obligations of the Charterers under or in connection with this Charter.

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“Security Interest” means:

(a)	a mortgage, charge (whether fixed or floating) or pledge, any maritime or other lien or any other security interest of any kind;
(b)	the security rights of a plaintiff under an action in rem; or
(c)

any other right which confers on a creditor or potential creditor a right or privilege to receive the amount actually or contingently due to it ahead of the general unsecured creditors of the debtor concerned; however this paragraph (c) does not apply to a right of set off or combination of accounts conferred by the standard terms of business of a bank or financial institution.

“Shareholder” means the Guarantor.

“Shares Security” means a first priority charge/pledge over the shares of the Charterers executed or to be executed by the Shareholder in favour of the Owners.

“Shipbuilding Contract” means the shipbuilding contract dated 28 September 2020 entered into between the Head Sellers (as defined in the MOA) and the Builder (in its capacity as seller) for the construction and purchase of the Vessel as may from time to time be amended, supplemented.

“Shipbuilding Contract Price” means the contract price to be paid by the Head Sellers (as defined in the MOA) to the Builder under the Shipbuilding Contract.

“SOFR” means the secured overnight financing rate (SOFR) administered by the Federal Reserve Bank of New York (or any other person which takes over the administration of that rate) published (before any correction, recalculation or republication by the administrator) by the Federal Reserve Bank of New York (or any other person which takes over the publication of that rate).

“Specified Time” means 11.00am London time on the Quotation Day.

“Statement of Compliance” means a Statement of Compliance related to fuel oil consumption pursuant to regulations 6.6 and 6.7 of Annex VI.

“Subsidiary” means a subsidiary within the meaning of section 1159 of the UK Companies Act 2006.

“Swap Costs” means any amount payable by the Owners or documented costs incurred by the Owners (after netting out any gains) as a result of the termination or close-out of any Treasury Transaction entered into in connection with the Leasing Documents.

“Termination Date” has the meaning given to it under Clause 47.2.

“Termination Event” means any event described in Clause 47 (Termination Events).

“Termination Fee” means one point five per cent. (1.50%) of the Owners’ Costs as at the relevant date.

“Termination Notice” has the meaning given to it under Clause 47.2.

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“Termination Sum” means, in respect of any date (such date being referred to as the “Relevant Date” for the purposes of this definition only), the aggregate of (without double counting amounts that may be included in more than one sub-paragraph below):

(a)	the Owners’ Costs prevailing as at the Relevant Date;
(b)	any Variable Charterhire accrued and unpaid as at the date of payment of the Termination Sum;
(c)	the Termination Fee;
(d)	any Breakfunding Costs including any Swap Costs;
(e)

any and all evidenced and documented direct costs, losses and liabilities incurred by the Owners as a result of the early termination of the leasing under this Charter (including any losses based on estimated market charter rates provided by an Approved Valuer of re-chartering the Vessel to another party other than the Charterers for the period up until the natural expiry of the Charter Period) including but not limited to any legal costs, any agency or broker fees incurred in attempting to re-charter or otherwise dispose of the Vessel;

(f)

any and all documented costs, losses and liabilities incurred by the Owners in locating, repossessing, recovering, repositioning, berthing, insuring and maintaining the Vessel and/or in collecting any payments due under this Charter and/or in obtaining the due performance of the obligations of the Charterers under this Charter or the other Leasing Documents; and

(g)

aside from the amounts described under paragraphs (a) to (f) above, any other moneys due and owing under the Leasing Documents at the Relevant Date including any default interest on amounts under (a) to (f) above.

“Total Loss” means:

(a)

any expropriation, confiscation, requisition (other than a requisition for hire) or acquisition of the Vessel, whether for full consideration, a consideration less than its proper value, a nominal consideration or without any consideration, which is effected by any government or official authority or by any person or persons claiming to be or to represent a government or official authority;

(b)

any requisition for hire, arrest, condemnation, capture, seizure or detention of the Vessel (including any hijacking or theft but excluding any event specified in paragraph (a) of this definition) unless it is redelivered within thirty (30) days to the full control of the Owners or the Charterers; or

(c)	actual, constructive, compromised, agreed or arranged total loss of the Vessel.

“Total Loss Date” means, in relation to the Total Loss of the Vessel:

(a)

in the case of a Total Loss occurring under paragraph (a) of the definition of Total Loss, on the date on which the expropriation, confiscation, requisition or, as the case may be, the acquisition of the Vessel is completed by delivery of the Vessel to the relevant

66

government or official authority or the person or persons claiming to be or to represent the relevant government or official authority;

(b)	in the case of a Total Loss occurring under paragraph (b) of the definition of Total Loss, the date falling on the expiration of such thirty (30) day period;
(c)	in the case of an actual loss of the Vessel, the date on which it occurred; and
(d)	in the case of a constructive, compromised, agreed or arranged total loss of the Vessel, the earliest of:
(i)	the date when the Vessel was last heard of;
(ii)	the date on which a notice of abandonment is given to the insurers; and
(iii)	the date of any compromise, arrangement or agreement made by or on behalf of the Charterers with the insurers in which the insurers agree to treat the Vessel as a Total Loss.

“Total Loss Payment Date” means, following the occurrence of a Total Loss, the earlier of:

(a)	the date falling ninety (90) days after the Total Loss Date or such later date as the Owners may agree; and
(b)	the date on which the Owners receive the Total Loss Proceeds.

“Total Loss Proceeds” means the proceeds of any policy or contract of insurance or any Requisition Compensation in each case arising in respect of a Total Loss.

“Total Loss Termination Sum” means, in respect of any date (such date being referred to as the “Relevant Date” for the purposes of this definition only), the aggregate of (without double counting amounts that may be included in more than one sub-paragraph below):

(a)	the Owners’ Costs prevailing as at the Relevant Date;
(b)	any Variable Charterhire accrued and unpaid as at the date of payment of the Termination Sum;
(c)	any Breakfunding Costs including any Swap Costs;
(d)

any and all evidenced and documented direct costs, losses and liabilities incurred by the Owners as a result of the early termination of the leasing under this Charter (including any losses based on estimated market charter rates provided by an Approved Valuer of re-chartering the Vessel to another party other than the Charterers for the period up until the natural expiry of the Charter Period) including but not limited to any legal costs, any agency or broker fees incurred in attempting to re-charter or otherwise dispose of the Vessel;

(e)

any and all documented costs, losses and liabilities incurred by the Owners in collecting any payments due under this Charter and/or in obtaining the due performance of the obligations of the Charterers under this Charter or the other Leasing Documents; and

67

(f)

aside from the amounts described under paragraphs (a) to (f) above, any other moneys due and owing under the Leasing Documents at the Relevant Date including any default interest on amounts under (a) to (f) above.

“Treasury Transaction” means any derivative transaction entered into in connection with protection against or benefit from any fluctuation in price or rate.

“US” means the United States of America.

“US Tax Obligor” means:

(a)	a person which is resident for tax purposes in the US; or
(b)	a person some or all of whose payments under the Leasing Documents are from sources within the US for US federal income tax purposes.

“Variable Charterhire” shall have the meaning as defined under Clause 36.4(b).

“Vessel” means the VLCC with hull number 3211 and registered or to be registered under the name of the Owners under the Flag State upon Delivery.

66.2	In this Charter:

“agreed form” means, in relation to a document, such document in a form agreed in writing between the Owners and the Charterers;

“asset” includes every kind of property, asset, interest or right, including any present, future or contingent right to any revenues or other payment;

“company” includes any partnership, joint venture and unincorporated association;

“consent” includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration, notarisation and legalisation;

“contingent liability” means a liability which is not certain to arise and/or the amount of which remains unascertained;

“control” over a particular company means the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:

(a)	cast, or control the casting of, fifty one per cent. (51%) or more of the maximum number of votes that might be cast at a general meeting of such company; or
(b)	appoint or remove all, or the majority, of the directors or other equivalent officers of such company; or
(c)	give directions with respect to the operating and financial policies of such company with which the directors or other equivalent officers of such company are obliged to comply;

“document” includes a deed; also a letter or fax or email;

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“expense” means any kind of cost, charge or expense (including all legal costs, charges and expenses) and any applicable value added or other tax;

“law” includes any order or decree, any form of delegated legislation, any treaty or international convention and any regulation or resolution of the Council of the European Union, the European Commission, the United Nations or its Security Council;

“legal or administrative action” means any legal proceeding or arbitration and any administrative or regulatory action or investigation;

“liability” includes every kind of debt or liability (present or future, certain or contingent), whether incurred as principal or surety or otherwise;

“months” shall be construed in accordance with Clause 66.3;

“person” includes any company; any state, political sub-division of a state and local or municipal authority; and any international organisation;

“policy”, in relation to any insurance, includes a slip, cover note, certificate of entry or other document evidencing the contract of insurance or its terms;

“protection and indemnity risks” means the usual risks covered by a protection and indemnity association which is a member of the International Group of Protection and Indemnity Clubs including pollution risks, extended passenger cover and the proportion (if any) of any sums payable to any other person or persons in case of collision which are not recoverable under the hull and machinery policies by reason of the incorporation in them of clause 6 of the International Hull Clauses (1/11/02 or 1/11/03), clause 8 of the Institute Time Clauses (Hulls) (1/10/83) or clause 8 of the Institute Time Clauses (Hulls) (1/11/1995) or the Institute Amended Running Down Clause (1/10/71) or any equivalent provision;

“regulation” includes any regulation, rule, official directive, request or guideline whether or not having the force of law of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation; and

“tax” includes any present or future tax, duty, impost, levy or charge of any kind which is imposed by any state, any political sub-division of a state or any local or municipal authority (including any such imposed in connection with exchange controls), and any connected penalty, interest or fine.

66.3	Meaning of “month”

A period of one or more “months” ends on the day in the relevant calendar month numerically corresponding to the day of the calendar month on which the period started (“the numerically corresponding day”), but:

(a)

on the Business Day following the numerically corresponding day if the numerically corresponding day is not a Business Day or, if there is no later Business Day in the same calendar month, on the Business Day preceding the numerically corresponding day; or

(b)

on the last Business Day in the relevant calendar month, if the period started on the last Business Day in a calendar month or if the last calendar month of the period has no numerically corresponding day;

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and “month” and “monthly” shall be construed accordingly.

66.4	In this Charter:
(a)

references to a Leasing Document or any other document being in the form of a particular appendix or to any document referred to in the recitals include references to that form with any modifications to that form which the Owners approve;

(b)	references to, or to a provision of, a Leasing Document or any other document are references to it as amended or supplemented, whether before the date of this Charter or otherwise;
(c)	references to, or to a provision of, any law include any amendment, extension, re-enactment or replacement, whether made before the date of this Charter or otherwise; and
(d)	words denoting the singular number shall include the plural and vice versa.
66.5	Headings

In interpreting a Leasing Document or any provision of a Leasing Document, all clauses, sub-clauses and other headings in that and any other Leasing Document shall be entirely disregarded.

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EXECUTION PAGE

OWNERS

SIGNED BY Wong Wai Sum	)
for and on behalf of	)
SEA 289 LEASING CO. LIMITED	) /s/ Wong Wai Sum
as attorney-in-fact	)
in the presence of	) Attorney-in-Fact

Witness’ signature:	) /s/ Sandrea Mar
Witness’ name:	) Sandrea Mar
Witness’ address:	) Suites 4610-4619 Jardine House
) 1 Connaught Place, Hong Kong

CHARTERERS

SIGNED BY Thaleia Kalafati	) /s/ Thaleia Kalafati
for and on behalf of	)
ARK MARINE S.A.
as attorney-in-fact	) /s/ Eirini Chaidemenou
in the presence of	) Eirini Chaidemenou
) Attorney at Law
Witness’ signature:	) Athens Bar Association
Witness’ name:	) Eirini Chaidemenou
Witness’ address:	) Athens – Greece, +306976172522

71

SCHEDULE 1

ACCEPTANCE CERTIFICATE

72

SCHEDULE 2

CONDITIONS PRECEDENT

73

Dated: 21 March 2022

ARK MARINE S.A. , a corporation incorporated with Entity Number 109613 and existing under the laws of the Republic of the Marshall Islands with its registered address at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960, hereinafter called the “Sellers”, have agreed to sell, and

SEA 289 LEASING CO. LIMITED, company incorporated under the laws of Hong Kong with limited liability with its registered office at 27/F, Three Exchange Square, 8 Connaught Place Central, Hong Kong, hereinafter called the “Buyers”, have agreed to buy:

Name of vessel: Hull No. 3211

IMO Number: 9920758

Classification Society: DNV

Class Notation: As per Class Certificate

Year of Build: 2022 Builder/Yard: Hyundai Heavy Industries Co., Ltd., South Korea

Flag: Marshall Islands or otherwise agreedPlace of Registration: N/A GT/NT: 154,500 / 106,657 hereinafter called the “Vessel”, on the following terms and conditions:

Definitions

“Agreement” means this memorandum of agreement which shall for the avoidance of doubt, include the rider provisions from Clauses 19 to 31.

“Flag State” means the Republic of the Marshall Islands (state flag state).

“Class” means the class notation referred to above.

“Classification Society” means the Society referred to above.

“Dollars” or “$” mean United States dollars, being the lawful currency of the United States of America.

“In writing” or “written” means a letter handed over from the Sellers to the Buyers or vice versa, a registered letter, e-mail or telefax.

“Parties” means the Sellers and the Buyers.

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copied, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopted by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.

1PURCHASE PRICE - (SEE CLAUSE 19)

2DEPOSIT - INTENTIONALLY OMITTED

3PAYMENT (SEE CLAUSE 19)

4INSPECTION - INTENTIONALLY OMITTED

5TIME AND PLACE OF DELIVERY AND NOTICES - (SEE CLAUSE 24)

6DIVERS INSPECTION / DRYDOCKING - INTENTIONALLY OMITTED

7SPARES, BUNKERS AND OTHER ITEMS

The Sellers shall deliver the Vessel to the Buyers with everything belonging to her on board and on shore. All spare parts and spare equipment including spare tail-end shaft(s) and/or spare propeller(s)/propeller blade(s), if any, belonging to the Vessel at the time of delivery used or unused, whether on board or not shall become the Buyers’ property.

The Sellers are not required to replace spare parts including spare tail-end shaft(s) and spare propeller(s)/propeller blade(s) which are taken out of spare and used as replacement prior to delivery, but the replaced items shall be the property of the Buyers. Stores and provisions and any bunkers, lubricating oils and greases on board the Vessel at the time of Delivery shall be taken over by the Buyers at no cost to the Buyers.

8DOCUMENTATION

At the time of delivery, the Buyers shall provide the Sellers with the following documents:

(i)a copy of Certificate of Registration of the Buyers;

(ii)a copy of resolutions or minutes of the meetings of the board of directors of the Buyers according to which they agree to purchase the Vessel and approving the execution of all documents and the doing of all things necessary to give effect to that; and

(iii)a copy of power of attorney of the Buyers appointing one or more representatives to act on behalf of the Buyers in the performance of this Agreement.

9ENCUMBRANCES

The Sellers warrant that the Vessel, at the time of Delivery, is free from all charters (other than the Bareboat Charter), encumbrances, mortgages and maritime liens or any other debts whatsoever, and is not subject to Port State or other administrative detentions. The Sellers hereby undertake to indemnify the Buyers against all consequences of claims made against the Vessel which have been incurred prior to the time of Delivery.

10TAXES, FEES AND EXPENSES

Any taxes, fees and expenses in connection with the purchase of the Vessel and registration in the Flag State and in connection with the closing of the Sellers’ register shall be for the Sellers’ account.

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copied, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopted by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.

11CONDITION ON DELIVERY

The Vessel with everything belonging to her shall be at the Sellers’ risk and expense until she is delivered to the Buyers but subject to the terms and conditions of this Agreement she shall be delivered and taken over as she was. However, the Vessel shall be delivered free of cargo and free of stowaways with her Class maintained without condition/recommendation*, free of average damage affecting the Vessel’s class, and with her classification certificates and national certificates, as well as all other certificates, valid and unextended without condition/recommendation* by the Classification Society or the relevant authorities at the time of Delivery.

12NAME/MARKINGS - INTENTIONALLY OMITTED

13BUYERS’ DEFAULT- INTENTIONALLY OMITTED

14SELLERS’ DEFAULT

Should the Sellers fail to give notice of the Scheduled Delivery Date by serving a Payment Notice under Clause 24 or fail to be ready to validly complete a legal transfer by the Cancelling Date the Buyers shall have the option of cancelling this Agreement. If after a Payment Notice has been given but before the Buyers have taken delivery, the Vessel ceases to be physically ready for delivery and is not made physically ready again by the Cancelling Date and new Payment Notice given, the Buyers shall retain their option to cancel. Should the Sellers fail to give a Payment Notice by the Cancelling Date or fail to be ready to validly complete a legal transfer as aforesaid they shall make due compensation to the Buyers for their loss and for all expenses together with interest, and this Agreement shall immediately terminate and be cancelled without the need for either Buyers or Sellers to take any action whatsoever.

15BUYERS’ REPRESENTATIVES - INTENTIONALLY OMITTED

16LAW AND ARBITRATION (SEE CLAUSE 30)

17NOTICES - (SEE CLAUSE 25)

18ENTIRE AGREEMENT

The written terms of this Agreement, its Rider Clauses and the Bareboat Charter comprise the entire agreement between the Buyers and the Sellers in relation to the sale and purchase of the Vessel and supersede all previous agreements whether oral or written between the Parties in relation thereto. Each of the Parties acknowledges that in entering into this Agreement it has not relied on and shall have no right or remedy in respect of any statement, representation, assurance or warranty (whether or not made negligently) other than as is expressly set out in this Agreement. Any terms implied into this Agreement by any applicable statute or law are hereby excluded to the extent that such exclusion can legally be made. Nothing in this Clause shall limit or exclude any liability for fraud.

For and on behalf of the Sellers	For and on behalf of the Buyers

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved. Published by BIMCO. No part of this BIMCO SmartCon document may be copied, reproduced or distributed in any form without the prior written permission of the Norwegian Shipbrokers’ Association. Explanatory notes are available from BIMCO at www.bimco.org. Adopted by BIMCO in 1956, revised 1966, 1983, 1986/87, 1993 and 2012.

2

EXECUTION VERSION

RIDER CLAUSES TO MEMORANDUM OF AGREEMENT

DATED 21 MARCH 2022

CLAUSE 19- PAYMENT OF PURCHASE PRICE BY BUYERS

(a)

Subject to the provisions of this Agreement, in consideration of the Buyers agreeing to pay the Purchase Price of the Vessel to the Sellers, the Sellers hereby agree to sell and transfer all rights, title and interest in the Vessel absolutely, with full title guarantee, on the Delivery Date.

(b)

Subject to the provision of a duly completed Payment Notice to be received by the Buyers not later than five (5) Business Days prior to the Prepositioning Date (as hereinafter defined) and fulfilment of the Remittance Conditions Precedent at least one (1) Business Days prior to the Prepositioning Date, the Purchase Price shall be paid in full by the Buyers to the Sellers as follows:

(i)

on the Delivery Date, an amount corresponding to the amount of the Advance Charterhire payable by the Sellers as bareboat charterers of the Vessel to the Buyers as owners under the Bareboat Charter shall be set off against a corresponding amount of the Purchase Price payable under this Agreement; and

(ii)	the balance of the Purchase Price in an amount equal to the Opening Capital Balance shall be paid as follows:
(A)

the Buyers shall, no later than three (3) Business Days prior to the Vessel’s Scheduled Delivery Date (the “Prepositioning Date”) deposit with the Builder’s Bank the Delivery Payment (Builder) on an unallocated basis in a suspense account with SWIFT MT 103 and a SWIFT MT 199 irrevocable conditional release instruction in a form to be reasonably agreed (each such release instruction, the “SWIFT Payment Instructions”). The amount so deposited under the Delivery Payment (Builder) shall be released upon the signing, timing and release of the SBC Protocol of Delivery and Acceptance (to be countersigned by the Sellers and the Buyers) and the fulfilment of the Delivery Conditions Precedent and otherwise in accordance with the terms set out in the SWIFT Payment Instructions; and

(B)

the Buyers shall, by way of a SWIFT MT 103 pay the Delivery Payment (Sellers) to the Sellers’ Bank promptly after and in any case within one (1) Business Day of the release of the Delivery Payment(Builder).

(c)

In case of the prepositioning of amounts in (b)(ii)(A) above, interest calculated on the Delivery Payment (Builder) at the rate of the Overnight USD LIBOR plus 245 basis points (the “Remittance Interest”) shall:

(i)	in the event that the Vessel is delivered to the Buyers on the Delivery Date, accrue as of the Prepositioning Date (inclusive) until the Delivery Date (exclusive); and
(ii)

in the event that the Vessel is not delivered to the Buyers on the Delivery Date, accrue as of the Prepositioning Date until the Delivery Payment (Builder) is returned by the Builder’s Bank to the Buyers in accordance with the SWIFT Payment Instructions (both dates inclusive), and the Sellers shall pay to the Buyers the applicable amount of Remittance Interest as notified by the Buyers to the Sellers within three (3) Business Days of the Buyers’ demand.

CLAUSE 20– FURTHER CONDITIONS

The Buyers’ obligation to purchase the Vessel and the Sellers’ obligation to sell the Vessel are further conditional upon:

(a)	the Vessel being delivered to the Head Sellers pursuant to the Shipbuilding Contract;
(b)	the Vessel being delivered to the Sellers pursuant to the Head MOA;
(c)	the Delivery taking place on a Business Day on or before the Cancelling Date;
(d)	the simultaneous delivery to and acceptance by the Sellers as bareboat charterer of the Vessel in accordance with the terms of the Bareboat Charter; and
(e)

no Potential Termination Event or Termination Event having occurred on the Prepositioning Date or the Delivery Date or which would occur on either such date as a result of the performance by the Sellers or Buyers of their respective obligations under this Agreement.

CLAUSE 21- REPRESENTATIONS AND WARRANTIES OF SELLERS

(a)	The Sellers represent and warrant to the Buyers on the date hereof, the Prepositioning Date and on the Delivery Date that:
(i)

they or the Head Sellers have paid all instalments payable under the Shipbuilding Contract to the Builder (other than the Delivery Instalment (Builder)) and no other amount is due from the Sellers or the Head Sellers to the Builder under the terms of the Shipbuilding Contract;

(ii)

they have entered into the Head MOA with the Head Sellers to obtain good and marketable title to the Vessel at the Delivery Date (hence having good and marketable title to the Vessel at the Delivery Date) as part of an agreed procedure free and clear of Security Interests and they have all requisite power and authority to enter and perform its obligations under such Head MOA;

(iii)	none of the Sellers or any member of the Group:
(A)	is a Prohibited Person;
(B)	is owned or controlled by or acting directly or indirectly on behalf of or for the benefit of, a Prohibited Person;
(C)	owns or controls a Prohibited Person; nor
(D)	has a Prohibited Person serving as a director, officer or, to the best of the Sellers’ knowledge, employee;
(iv)	no part of the Purchase Price nor the Vessel shall be made available, directly or indirectly, to or for the benefit of a Prohibited Person nor shall they be otherwise

2

directly or indirectly, applied in a manner or for a purpose prohibited by Sanctions, or to fund any activity in a Prohibited Country ;

(v)	they are not in breach of any Anti-Money Laundering Laws and they have instituted and maintained systems, controls, policies and procedures designed to:
(AA)	prevent and detect incidences of bribery and corruption, money laundering and terrorism financing; and
(BB)

promote and achieve compliance with Anti-Money Laundering Laws including, but not limited to, ensuring thorough and accurate books and records, and utilisation of commercially reasonable efforts to ensure that Affiliates acting on behalf of the Sellers shall act in compliance with Anti-Money Laundering Laws.

CLAUSE 22– PHYSICAL PRESENCE

If there is any change in the flag state from the Flag State at the date of this Agreement and such new Flag State require the Buyers to have a physical presence or office in the jurisdiction of such Flag State, all documented fees, costs and expense arising out of or in connection with the establishment and maintenance of such physical presence or office by the Buyers shall be borne by the Sellers.

CLAUSE 23- INDEMNITIES

(a)

The Sellers shall indemnify and pay such amounts to the Buyers in respect of all documented costs, claims, expenses, liabilities, losses, taxes, damages and fees (including but not limited to any legal fees, vessel registration and tonnage fees) suffered or incurred by or imposed on the Buyers arising from this Agreement or in connection with the Delivery, registration (including any fees pertaining to the registration of the owners as foreign maritime entities pursuant to the requirements of the Flag State), purchase and inspection of the Vessel by the Buyers or the funding of all or any portion of the Purchase Price (including but not limited to the event that the Delivery Instalments have been deposited in accordance with Clause 19(b)(ii) but not released or returned in accordance with the SWIFT Payment Instructions) for any reason whatsoever), and whether or not the Vessel is in the possession of or the control of the Sellers or otherwise.

(b)

Notwithstanding anything to the contrary herein, the indemnities provided by the Sellers under paragraph (a) above shall continue in full force and effect notwithstanding any breach of the terms of this Agreement or termination of this Agreement pursuant to the terms hereof.

CLAUSE 24– NOTICE, TIME AND PLACE OF DELIVERY

(a)

The Sellers shall keep the Buyers well informed of the proposed Delivery Date of the Vessel (including providing the Buyers with copies of all notices of the delivery schedule received from the Builder) and shall in any event specify the Scheduled Delivery Date and proposed place of delivery in the Payment Notice.

(b)

The Vessel shall be delivered and taken over at the yard of the Builder contemporaneously with the delivery by the Builder to the Sellers in accordance with the Shipbuilding Contract and the Head MOA on the Delivery Date.

3

CLAUSE 25– NOTICES

(a)

Any notice, certificate, demand or other communication to be served, given, made or sent under or in relation to this Agreement shall be in English and in writing and (without prejudice to any other valid method or giving, making or sending the same) shall be deemed sufficiently given or made or sent if sent by registered post or by email to the following respective address:

(A)	to the Buyers:	c/o CMB Financial Leasing Co., Ltd.
21F, China Merchants Bank Building
No. 1088 Lujiazui Ring Road
Shanghai 200120
The People’s Republic of China

Attention:
Email:

Tel :

(B)	to the Sellers:	c/o OET CHARTERING INC.
Ethnarchou Makariou & D. Falireos Str. 2
185 47, Neo Faliro, Piraeus, Greece

Attention:
Email:
Tel :

or, if a party hereto changes its address or email address, to such other address (or email address) as that party may notify to the other.

(b)

Any such communication shall be deemed to have reached the party to whom it was addressed (a) when delivered (in case of a registered letter), or (b) when actually received in readable form (in case of an email). A notice or other such communication received on a non-working day or after 5.00 p.m. in the place of receipt shall be deemed to be served on the next following working day in such place.

CLAUSE 26– NO WAIVER OF RIGHTS

(a)

No neglect, delay, omission or indulgence on the part of the Buyers in enforcing the terms and conditions of this Agreement shall prejudice the strict rights of the Buyers or be construed as a waiver thereof nor shall any single or partial exercise of any right of either party preclude any other or further exercise thereof.

(b)	No right or remedy conferred upon the Buyers by this Agreement shall be exclusive of any other right or remedy provided for herein or by law and all such rights and remedies shall be cumulative.

CLAUSE 27– NO SET-OFF OR TAX DEDUCTION

(a)	Any payment made by the Sellers to the Buyers under this Agreement shall be paid:

4

(i)	without any form of set-off, cross-claim or condition; and
(ii)	free and clear of any tax deduction (other than a FATCA Deduction) or withholding unless required by law.
(b)	Without prejudice to paragraph (a) of this Clause, if the Sellers are required by law to make a tax deduction from any payment:
(i)	the Sellers shall notify the Buyers as soon as they become aware of the requirement; and
(ii)

the amount due in respect of the payment shall be increased by the amount necessary to ensure that the Buyers receive and retain (free from any liability relating to the tax deduction) a net amount which, after the tax deduction, is equal to the full amount which they would otherwise have received.

(c)	In this Clause, “tax deduction” means any deduction or withholding for or on account of any present or future tax.

CLAUSE 28– ASSIGNMENT AND TRANSFER

(a)	The Sellers shall not assign or transfer (whether by novation or otherwise) their rights and/or obligations under this Agreement except with the Buyers’ prior written consent.
(b)

The Buyers may assign or transfer (whether by novation or otherwise) any of their rights under this Agreement in the same way as it may assign or transfer any of their rights under the Bareboat Charter, following which the Sellers shall execute such documents and do all such things as reasonably required by the Buyers to facilitate or effect such assignment or transfer.

(c)	Each of the Sellers and Buyers shall bear their own costs arising from any assignment or transfer as permitted under this Clause.

CLAUSE 29- MISCELLANEOUS

(a)	Unless otherwise expressly stated to the contrary in this Agreement, any payment which is due to be made on a day which is not a Business Day shall be made on the preceding Business Day instead.
(b)

If, at any time, any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions under the law of that jurisdiction nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

(c)

The Sellers waive any rights of sovereign immunity which they or any of their properties may enjoy in any jurisdiction and subjects itself to civil and commercial law with respect to their obligations under this Agreement.

(d)	No term of this Agreement is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Agreement.

5

(e)

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement or that Leasing Document, as the case may be.

CLAUSE 30– GOVERNING LAW AND JURISDICTION

(a)	This Agreement, and any non-contractual obligations arising out of or in connection with it, are governed by English law.
(b)

Any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a “Dispute”) shall be referred to arbitration in London in accordance with the Arbitration Act 1996 or any statutory modification or re-enactment thereof save to the extent necessary to give effect to the provisions of this Clause.

(c)

The arbitration shall be conducted in accordance with the London Maritime Arbitrators Association (LMAA) Terms current at the time when the arbitration proceedings are commenced. The reference shall be to three (3) arbitrators. A Party wishing to refer a Dispute to arbitration shall appoint its arbitrator and send notice of such appointment in writing to the other Party requiring the other Party to appoint its own arbitrator within fourteen (14) calendar days of that notice and stating that it will appoint its arbitrator as sole arbitrator unless the other Party appoints its own arbitrator and give notice that it has done so within the fourteen (14) days specified. If the other Party does not appoint its own arbitrator and give notice that it has done so within the fourteen (14) days specified, the Party referring a Dispute to arbitration may, without the requirement of any further prior notice to the other Party, appoint its arbitrator as sole arbitrator and shall advise the other Party accordingly. The award of a sole arbitrator shall be binding on both Parties as if he had been appointed by agreement. Nothing herein shall prevent the Parties agreeing in writing to vary these provisions to provide for the appointment of a sole arbitrator.

(d)

In cases where neither the claim nor any counterclaim exceeds the sum of US$100,000 (or such other sum as the Parties may agree) the arbitration shall be conducted in accordance with the LMAA Small Claims Procedure current at the time when the arbitration proceedings are commenced.

CLAUSE 31– DEFINITIONS

Unless otherwise specified hereunder, capitalised terms in this Agreement shall have the same meaning as in the Bareboat Charter:

“Approved Valuer” means Clarksons Platou, Simpson Spence Young, Braemar ACM, Arrow, Fearnleys, Maersk Brokers or such other independent and reputable shipbroker nominated by the Sellers and approved by the Buyers.

“Bareboat Charter” means the bareboat charterparty in respect of the Vessel dated on or about the date hereof and entered into between the Buyers as owner and the Sellers as bareboat charterer.

6

“Builder” means Hyundai Heavy Industries Co., Ltd., a company incorporated in South Korea with limited liability and registered address at 1000, Bangeojinsunhwan-doro, Dong-gu, Ulsan, 44032, the Republic of Korea.

“Builder’s Account” means the account as designated and notified by the Builder with the Builder’s Bank in accordance with the Shipbuilding Contract for the purposes of receiving amounts thereunder.

“Builder’s Bank” means such bank or financial institution with which the Builder’s Account is maintained, details of which are notified to the Buyers not less than five (5) Business Days prior to the Prepositioning Date and the identity of which is acceptable to the Buyers.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for business in the principal business centres of Shanghai, Singapore, Amsterdam, Seoul and Piraeus and, in respect of a day on which a payment is required to be made or other dealing is due to take place under this Agreement in Dollars, also a day on which commercial banks are open in New York City.

“Cancelling Date” means 28 May 2022 or such later date as may be agreed by the Buyers in their discretion.

“Delivery” means the passing of the legal and beneficial interest in the Vessel from the Sellers to the Buyers pursuant to the terms of this Agreement.

“Delivery Conditions Precedent” means the conditions precedent detailed in Clause 34.2(g)(ii) of the Bareboat Charter.

“Delivery Date” means the date on which Delivery occurs.

“Delivery Payment (Builder)” means the portion of the Opening Capital Balance which is to be paid to the Builder as the final delivery instalment plus Extra Construction Costs (as defined in the Head MOA) as set out in the Payment Notice.

“Delivery Payment (Sellers)” means the portion of the Opening Capital Balance less the Delivery Payment (Builder) as set out in the Payment Notice.

“Delivery Payments” means the Delivery Payment (Builder) and the Delivery Payment (Sellers) and each, as the case may be, the “Delivery Payment”.

“Dispute” shall have the meaning ascribed thereto under Clause 30(b).

“Dollars” and “US$” mean the lawful currency, for the time being, of the United States of America.

“Head MOA” means the memorandum of agreement dated 29 June 2021 and made between the Charterers (in their capacity as buyers) and the Head Sellers (in their capacity as sellers), pursuant to which the Head Sellers agreed to sell and the Charterers agreed to purchase the Vessel upon the terms and conditions set out therein.

“Head Sellers” means Felton Enterprises S.A., a corporation incorporated and existing under the laws of the Republic of the Marshall Islands with registration number 106138 and with its registered address at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro MH 96960.

“Initial Market Value” means, in relation to the Vessel:

7

(a)	subject to paragraph (b) below, the arithmetic mean of the valuations shown by two (2) valuation reports each addressed to the Buyers and prepared at the Sellers’ cost:
(i)	on a date no earlier than thirty (30) days prior to the Delivery Date;
(ii)	by Approved Valuers one nominated by the Buyers and the other nominated by the Sellers (but with the report addressed to Buyers);
(iii)	without physical inspection of the Vessel; and
(iv)	on the basis of a sale for prompt delivery for cash on normal arm’s length commercial terms as between a willing seller and a willing buyer, without taking into account any charter; and
(b)

if there is a discrepancy of five per cent (5%) or more between the market valuations shown on the two (2) valuation reports obtained pursuant to paragraph (a) above (using the lower valuation figure as the denominator), then a third valuation shall be obtained and prepared on the same terms and conditions as set out under paragraph (a) above (except that the third valuation report additionally required under this sub-paragraph (b) shall be prepared by an Approved Valuer nominated by the Buyers), with the arithmetic mean taken from the valuations shown by such three (3) valuation reports.

“MOA Protocol of Delivery and Acceptance” means the protocol of delivery and acceptance recording the time and date of the Delivery of the Vessel under this Agreement to be signed by the Buyers and the Sellers in substantially the form attached as Schedule 2 (Form of Protocol of Delivery and Acceptance).

“Opening Capital Balance” means an amount which is equal to seventy five per cent. (75%) of the Purchase Price.

“Payment Notice” means the payment notice to be submitted by the Sellers to the Buyers to request for the Buyers’ payment of the Purchase Price, which shall be in the form set out in Schedule 1 (Form of Payment Notice) and which shall be signed by at least one officer or authorised attorney of the Sellers.

“Prepositioning Date” shall have the meaning ascribed thereto under Clause 19(b)(ii).

“Purchase Price” means an amount equal to the lowest of:

(a)	the Initial Market Value; and
(b)	$97,000,000.

“Remittance Conditions Precedent” means the conditions precedent detailed in Clause 34.2(g)(i) of the Bareboat Charter.

“Remittance Interest” shall have the meaning ascribed thereto under Clause 19(c).

“SBC Protocol of Delivery and Acceptance” means the protocol of delivery and acceptance recording the time and date of the Delivery of the Vessel under the Shipbuilding Contract to be signed by the Builder and the Head Seller in the form required under the Shipbuilding Contract.

“Scheduled Delivery Date” means the date of delivery of the Vessel set out in the Payment Notice.

8

“Sellers’ Account” means an account of the Sellers at the Sellers’ Bank.

“Sellers’ Bank” means a bank designated by the Sellers, details of which are notified to the Buyers not less than five (5) Business Days prior to the Prepositioning Date and the identity of which is acceptable to the Buyers.

“Shipbuilding Contract” means the shipbuilding contract dated 28 September 2020 entered into between the Head Sellers (in their capacity as buyers) and the Builder (in its capacity as seller) for the construction and purchase of the Vessel as may from time to time be amended, supplemented.

“SWIFT Payment Instructions” shall have the meaning ascribed thereto under Clause 19(b)(ii).

9

SCHEDULE 1

FORM OF PAYMENT NOTICE

10

SCHEDULE 2

FORM OF PROTOCOL OF DELIVERY AND ACCEPTANCE

11

EXECUTION PAGE

BUYERS

SIGNED BY Wong Wai Sum	)
for and on behalf of	)
SEA 289 LEASING CO. LIMITED	) /s/ Wong Wai Sum
as attorney-in-fact	)
in the presence of	) Attorney-in-Fact

Witness’ signature:	) /s/ Sandrea Mar
Witness’ name:	) Sandrea Mar
Witness’ address:	) Suites 4610-4619 Jardine House
) 1 Connaught Place, Hong Kong

SELLERS

SIGNED BY Thaleia Kalafati	) /s/ Thaleia Kalafati
for and on behalf of	)
ARK MARINE S.A.
as attorney-in-fact	) /s/ Eirini Chaidemenou
in the presence of	) Eirini Chaidemenou
) Attorney at Law
Witness’ signature:	) Athens Bar Association
Witness’ name:	) Eirini Chaidemenou
Witness’ address:	) Athens – Greece, +306976172522

12

EXECUTION VERSION

Dated 26 January 2024

SEA 289 LEASING CO. LIMITED

as Owner

and

ARK MARINE S.A.

as Charterer

and

OKEANIS ECO TANKERS CORP.

as Guarantor and Shareholder

AMENDMENT AND RESTATEMENT DEED

relating to a bareboat charter dated 21 March 2022

as amended, supplemented and restated from time to time including by an amendment and restatement deed dated 29 June 2023 in respect of

one (1) very large crude carrier named m.v. “Nissos Kea”

	Index
Clause		Page

1.	Definitions and Interpretation	1
2	Conditions Precedent	2
3	Representations	2
4	Amendment and Restatement	3
5	Further Assurance	4
6	Costs and Expenses	4
7	Notices	4
8	Counterparts	5
9	Governing Law	5
10	Jurisdiction	5

Schedules

Schedule 1 Conditions Precdent	6
Schedule 2 Form of Effective Date Notice	7

Execution

Execution Pages	9

EXECUTION VERSION

THIS DEED is made on 26 January 2024

PARTIES

(1)SEA 289 LEASING CO. LIMITED, a company incorporated under the laws of Hong Kong with limited liability whose registered office is at 27/F, Three Exchange Square, 8 Connaught Place, Hong Kong as owner (the “Owner”);

(2)ARK MARINE S.A., a corporation incorporated and existing under the laws of the Republic of the Marshall Islands with entity number 109613 and with its registered address at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 as charterer (the “Charterer”); and

(3)OKEANIS ECO TANKERS CORP., a corporation incorporated and existing under the laws of the Republic of the Marshall Islands with registration number 96382 and having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (the “Guarantor” and the “Shareholder”).

BACKGROUND

(A)By the Charter, the Owner agreed to bareboat charter one (1) very large crude carrier named m.v. Nissos Kea (the “Vessel”) to the Charterer pursuant to the terms and conditions contained therein.

(B)Without prejudice and in addition to the Owner’s rights under the Charter and other Transaction Documents, the Parties have agreed to amend and restate the Charter as set out in this Deed as a result of further commercial negotiations between the Owner and the Charterer, with effect as of and from the Effective Date.

OPERATIVE PROVISIONS

1.	DEFINITIONS AND INTERPRETATION
1.1	Definitions

In this Deed:

“Amended and Restated Charter” means the Charter as amended and restated by this Deed pursuant to which the additional clauses of the Charter shall be amended and restated in the form set out in Schedule 3 (Form of Amended and Restated Charter).

“Charter” means the bareboat charter dated 21 March 2022 (as amended and/or supplemented from time to time, including by an amendment and restatement deed dated 29 June 2023) and made between (i) the Owner as owners and (ii) the Charterer as charterers.

“Effective Date” means as of 31 December 2023 provided that the Owner is satisfied that the conditions precedent specified in Clause 2.1 (Conditions Precedent) are fulfilled and issues the Effective Date Notice.

“Effective Date Notice” means the notice by which the Owner notify the Charterer of the occurrence of the Effective Date, in substantially the form set out in Schedule 2 (Form of Effective Date Notice).

“Obligor” means collectively, the Charterer, the Guarantor and the Shareholder, and “Obligors” means each or any of them, as the context may require.

“Party” means a party to this Deed.

1.2	Defined expressions

Defined expressions in the Charter and the other Leasing Documents shall have the same meanings when used in this Deed unless the context otherwise requires or unless otherwise defined in this Deed.

1.3	Application of construction and interpretation provisions of Charter

Clauses 66.1 to 66.5 (definitions) inclusive of the Charter applies to this Deed as if it were expressly incorporated in it with any necessary modifications.

1.4	Designation as a Leasing Document

The Owner and the Charterer designate this Deed as a Leasing Document.

1.5	Third party rights
(a)

Unless provided to the contrary in this Deed, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Deed.

(b)	Notwithstanding any term of any Leasing Document, the consent of any person who is not a party is not required to rescind or vary this Deed at any time.
2	CONDITIONS PRECEDENT
2.1	The occurrence of the Effective Date is subject to:
(a)	no Termination Event or Potential Termination Event having occurred on the date of this Deed and as of the Effective Date;
(b)	the representations and warranties in clause 48 (representations and warranties) of the Charter to be made by the Charterer being true on the date of this Deed and as of the Effective Date; and
(c)	the Owner having received (or waived receipt of) all of the documents and other evidence listed in Schedule 1 (Conditions Precedent) in form and substance satisfactory to the Owner.
2.2	The Owner shall notify the Charterer promptly upon being satisfied as to the satisfaction of the conditions precedent referred to in paragraph 2.1 above by issuing the Effective Date Notice.
3.	REPRESENTATIONS
3.1	Charter representations

The Charterer makes the representations and warranties set out in clause 48 (representations and warranties) of the Charter, as amended and restated by this Deed and updated with appropriate modifications to refer to this Deed, by reference to the circumstances then existing on the date of this Deed and as of the Effective Date.

2

3.2	Leasing Document representations

Each Obligor makes the representations and warranties set out in the Leasing Documents to which it is a party, as amended and restated by this Deed and updated with appropriate modifications to refer to this Deed, by reference to the circumstances then existing on the date of this Deed and as of the Effective Date.

4	AMENDMENT AND RESTATEMENT
4.1	Specific amendments to the Charter

With effect as of and from the Effective Date, the additional clauses of the Charter shall be amended and restated in the form of the Amended and Restated Charter and, as so amended and restated, the Charter shall continue to be binding on each of the parties to it in accordance with its terms as so amended and restated.

4.2	Amendments to Leasing Documents

With effect as of and from the Effective Date, each of the Leasing Documents shall be, and shall be deemed by this Deed to be, amended by the definition of, and references throughout each of the Leasing Documents to, the Charter being construed as if the same referred to the Amended and Restated Charter.

4.3	Obligor Confirmation

As of the Effective Date, each Obligor:

(a)	confirms its acceptance of the Amended and Restated Charter;
(b)	agrees that it is bound as an Obligor (as defined in the Amended and Restated Charter);
(c)

confirms that the definition of, and references throughout each of the Leasing Documents to, the Charter and any of the other Leasing Documents shall be construed as if the same referred to the Charter and those Leasing Documents as amended and restated by this Deed;

(d)	(if it is a Guarantor) confirms that its guarantee and indemnity:
(i)	continues to have full force and effect on the terms of the Amended and Restated Charter; and
(ii)	extends to the obligations of the relevant Obligors under the Leasing Document as amended and restated by this Deed.
4.4	Security confirmation

As of the Effective Date, each Obligor confirms that:

(a)	any Security Interest created by it under the Leasing Documents extends to the obligations of the relevant Obligors under the Leasing Documents as amended and restated by this Deed;
(b)	the obligations of the relevant Obligors under the Amended and Restated Charter are included in the Secured Liabilities (as defined in the Shares Security);

3

(c)	the Security Interests created under the Leasing Documents continues in full force and effect on the terms of the respective Leasing Documents; and
(d)	to the extent that this confirmation creates a new Security Interest, such Security Interest shall be on the terms of the Leasing Documents in respect of which this confirmation is given.
4.5	Leasing Documents to remain in full force and effect

The Leasing Documents shall remain in full force and effect and, from the Effective Date:

(a)	in the case of the Charter as amended and restated pursuant to Clause 4.1 (Specific amendments to the Charter);
(b)	in the case of the Leasing Documents as amended and pursuant to Clause 4.2 (Amendments to Leasing Documents);
(c)	the Charter and the applicable provisions of this Deed will be read and construed as one document;
(d)	each of the Leasing Documents and the applicable provisions of this Deed will be read and construed as one document; and
(e)

except to the extent expressly waived by the amendments effected by this Deed, no waiver is given by this Deed and the Owner expressly reserve all their rights and remedies in respect of any Termination Event under the Leasing Documents

5	FURTHER ASSURANCE
5.1

Each Obligor shall promptly, and in any event within the time period specified by the Owner do all such acts (including procuring or arranging any registration, notarisation or authentication or the giving of any notice) or execute or procure execution of all such documents (including assignments, transfers, mortgages, charges, notices, instructions, acknowledgements, proxies and powers of attorney), as the Owner may specify (and in such form and substance as the Owner may require in favour of the Owner or its nominee(s)) to implement the terms and provisions of this Deed.

5.2

The Owner shall take all such action as is available to them (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any encumbrance conferred or intended to be conferred on the Owner by or pursuant to the Security Documents and the Charter as amended and supplemented by this Deed.

6	COSTS AND EXPENSES
6.1

All costs and expenses (including legal costs and disbursements) incurred by the Owners in the preparation, negotiation, documentation and execution of all documentation in relation to the matters contemplated by this Deed shall be for the account of the Charterer.

7	NOTICES
7.1	Clause 46 (notices) of the Charter, as amended and restated by this Deed apply to this Deed as if it were expressly incorporated in it with any necessary modifications.
7.2	The details of the Guarantor for the purposes of this Deed shall be:

4

OKEANIS ECO TANKERS CORP.

c/o OET CHARTERING INC.

Ethnarchou Makariou & D. Falireos Str. 2

185 47, Neo Faliro, Piraeus, Greece

Attention:

Email:

Tel:

8	COUNTERPARTS

This Deed may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Deed.

9	GOVERNING LAW

This Deed and any non-contractual obligations arising out of or in connection with it are governed by English law.

10	JURISDICTION

Clause 65 (Governing Law and Enforcement) of the Charter applies to this Deed as if it were expressly incorporated in it with any necessary modifications.

IN WITNESS WHEREOF this Deed has been entered into and delivered as a deed, on the date stated at the beginning of this Deed.

5

SCHEDULE 1

Conditions Precedent

6

SCHEDULE 2

FORM OF EFFECTIVE DATE NOTICE

7

SCHEDULE 3

AMENDED AND RESTATED CHARTER (ADDITIONAL CLAUSES MARKED TO INDICATE AMENDMENTS)

8

1. Shipbroker N/A	2.Place and date

3.Owners/Place of business (Cl. 1)

SEA 289 LEASING CO. LIMITED, a company incorporated under the laws of Hong Kong with limited liability whose registered office is at27/F, Three Exchange Square, 8 Connaught Place, Hong Kong

4.Bareboat Charterers/Place of business (Cl. 1)

ARK MARINE S.A., a corporation incorporated and existing under the laws of the Republic of the Marshall Islands with Entity Number 109613 and with its registered address at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960

5.Vessel’s name, call sign and flag (Cl. 1 and 3) Vessel name: Hull No. 3211 Call Sign: 9920758 Flag: Marshall Islands or otherwise agreed between Parties
6. Type of Vessel VLCC	7.GT/NT 154,500/106,657
8.When/Where built 2022 Hyundai Heavy Industries, South Korea	9.Total DWT (abt.) in metric tons on summer freeboard 300,000
10. Classification Society (Cl. 3) DNV	11. Date of last special survey by the Vessel’s classification society N/A
12 Further particulars of Vessel (also indicate minimum number of months’ validity of class certificates agreed acc. to Cl. 3) N/A
13. Port or Place of delivery (Cl. 3) Back to back with MOA delivery	14. Time for delivery (Cl. 4) See Clause 34, back to back with MOA delivery	15. Cancelling date (Cl. 5) See definition of “Cancelling Date” and Clause 33
16. Port or Place of redelivery (Cl. 15) See Clauses 41and 42	17. No. of months’ validity of trading and class certificates upon redelivery (Cl. 15) Six (6) months
18. Running days’ notice if other than stated in Cl. 4	19. Frequency of dry-docking (Cl. 10(g)) In accordance with Approved Classification Society or requirements of Flag State
20. Trading limits (Cl. 6) Worldwide via safe ports/berth/anchorage within International Navigating Limits and always subject to Clause 39 (Insurance) and Clause 53 (Vessel Undertaking)
21. Charter period (Cl. 2) See Clause 32	22. Charter hire (Cl. 11) See Clause 36
23. New class and other safety requirements (state percentage of Vessel’s insurance value acc. to Box 29)(Cl. 10(a)(ii)) N/A
24. Rate of interest payable acc. to Cl. 11 (f) and, if applicable, acc. to PART IV See Clause 37	25. Currency and method of payment (Cl. 11) Dollars/Bank transfer
26. Place of payment; also state beneficiary and bank account (Cl. 11) See Clause 36	27. Bank guarantee/bond (sum and place) (Cl. 24) (optional) N/A
28. Mortgage(s), if any (state whether 12(a) or (b) applies; if 12(b) applies state date of Financial Instrument and name of Mortgagee(s)/Place of business) (Cl. 12) N/A	29. Insurance (hull and machinery and war risks) (state value acc. to Cl. 13(f) or, if applicable, acc. to Cl. 14(k)) (also state if Cl. 14 applies) See Clause 39
30. Additional insurance cover, if any, for Owners’ account limited to (Cl. 13(b) or, if applicable, Cl. 14(g)) See Clause 39	31. Additional insurance cover, if any, for Charterers’ account limited to (Cl. 13(b) or, if applicable, Cl. 14(g)) See Clause 39
32. Latent defects (only to be filled in if period other than stated in Cl. 3)	33. Brokerage commission and to whom payable (Cl. 27) N/A

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org.

First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

N/A
34. Grace period (state number of clear banking days) (Cl. 28) N/A	35. Dispute Resolution (state 30(a), 30(b) or 30(c); if 30(c) agreed Place of Arbitration must be stated (Cl. 30) (c) Clause 30 not applicable. See Clause 65
36. War cancellation (indicate countries agreed) (Cl. 26(f)) N/A
37. Newbuilding Vessel (indicate with “yes” or “no” whether PART III applies) (optional) Yes, Part III does not apply	38. Name and place of Builders (only to be filled in if PART III applies) N/A
39. Vessel’s Yard Building No. (only to be filled in if PART III applies) N/A	40. Date of Building Contract (only to be filled in if PART III applies) N/A
41. Liquidated damages and costs shall accrue to (state party acc. to Cl. 1) a) N/A b) N/A c) N/A
42. Hire/Purchase agreement (indicate with “yes” or “no” whether PART IV applies) (optional) No, Part IV does not apply	43. Bareboat Charter Registry (indicate with “yes” or “no” whether PART V applies) (optional) No
44. Flag and Country of the Bareboat Charter Registry (only to be filled in if PART V applies) N/A	45. Country of the Underlying Registry (only to be filled in if PART V applies) N/A
46. Number of additional clauses covering special provisions, if agreed Clause 32 to Clause 66

PREAMBLE - It is mutually agreed that this Contract shall be performed subject to the conditions contained in this Charter which shall include PART I and PART II. In the event of a conflict of conditions, the provisions of PART I shall prevail over those of PART II to the extent of such conflict but no further. It is further mutually agreed that PART III and/or PART IV and/or PART V shall only apply and only form part of this Charter if expressly agreed and stated in Boxes 37, 42 and 43. If PART III and/or PART IV and/or PART V apply, it is further agreed that in the event of a conflict of conditions, the provisions of PART I and PART II shall prevail over those of PART III and/or PART IV and/or PART V to the extent of such conflict but no further. It is further agreed that the Additional Clauses as indicated in Box 46 above, appended to and integrated in this Charter supplement Part I and II of this Charter. In the event of a conflict, the Additional Clauses shall prevail.

Signature (Owners)	Signature (Charterers)

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org.

First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART II

BARECON 2001 Standard Bareboat Charter

1	1. Definitions		~~61~~	~~(not applicable when Part III applies, as indicated in Box 37)~~
2	In this Charter, the following terms shall have the		~~62~~ 	~~(a) Should the Vessel not be delivered latest by the~~
3	meanings hereby assigned to them:		~~63~~	~~cancelling date indicated in Box 15, the Charterers shall~~
4	“The Owners” shall mean the party identified in Box 3;		~~64~~	~~have the option of cancelling this Charter by giving the~~
5	“The Charterers” shall mean the party identified in Box 4;		~~65~~	~~Owners notice of cancellation within thirty-six (36)~~
6	“The Vessel” shall mean the vessel named in Box 5 and		~~66~~	~~running hours after the cancelling date stated in Box~~
7	with particulars as stated in Boxes 6 to 12.		~~67~~	~~15, failing which this Charter shall remain in full force~~
8	“Financial Instrument” has the meaning ascribed to it in Clause 66.1. ~~means the mortgage, deed of~~		~~68~~	~~and effect.~~
9	~~covenant or other such financial security instrument as~~		~~69~~	~~(b) If it appears that the Vessel will be delayed beyond~~
10	~~annexed to this Charter and stated in Box 28.~~		~~70~~	~~the cancelling date, the Owners may, as soon as they~~
			~~71~~	~~are in a position to state with reasonable certainty the~~
11	2 Charter Period		~~72~~	~~day on which the Vessel should be ready, give notice~~
12	In consideration of the hire detailed in Box 22,		~~73~~	~~thereof to the Charterers asking whether they will~~
13	the Owners have agreed to let and the Charterers have		~~74~~	~~exercise their option of cancelling, and the option must~~
14	agreed to hire the Vessel for the period stated in Box 21		~~75~~	~~then be declared within one hundred and sixty-eight~~
15	~~(“The Charter Period”).~~ See also Clause 32.		~~76~~	~~(168) running hours of the receipt by the Charterers of~~
			~~77~~	~~such notice or within thirty-six (36) running hours after~~
16	3. Delivery		~~78~~	~~the cancelling date, whichever is the earlier. If the~~
17	(not applicable when Part III applies, as indicated in Box 37)		~~79~~	~~Charterers do not then exercise their option of cancelling,~~
18	~~(a) The Owners shall before and at the time of delivery~~		~~80~~	~~the seventh day after the readiness date stated in the~~
~~19~~	~~exercise due diligence to make the Vessel seaworthy~~		~~81~~	~~Owners’ notice shall be substituted for the cancelling~~
~~20~~	~~And in every respect ready in hull, machinery and~~		~~82~~	~~date indicated in Box 15 for the purpose of this Clause 5.~~
~~21~~	~~equipment for service under this Charter.~~		~~83~~	~~(c) Cancellation under this Clause 5 shall be without~~
22	The Vessel shall be delivered by the Owners and taken		~~84~~	~~prejudice to any claim the Charterers may otherwise~~
23	over by the Charterers at the port or place indicated in		~~85~~	~~have on the Owners under this Charter.~~
24	Box 13. ~~in such ready safe berth as the Charterers may~~
25	~~direct.~~		86	6. Trading Restrictions (See also Clauses 39.9(d) and 53.1(c))
26	~~(b) The Vessel shall be properly documented on~~		87	The Vessel shall be employed in lawful trades for the
~~27~~	~~delivery in accordance with the laws of the flag State~~		88	carriage of suitable lawful merchandise within the trading
~~28~~	~~indicated in Box 5 and the requirements of the~~		89	limits indicated in Box 20.
~~29~~	~~classification society stated in Box 10. The Vessel upon~~		90	The Charterers undertake not to employ the Vessel or
~~30~~	~~delivery shall have her survey cycles up to date and~~		91	suffer the Vessel to be employed otherwise than in
~~31~~	~~trading and class certificates valid for at least the number~~		92	conformity with the terms of the contracts of insurance
~~32~~	~~of months agreed in Box 12.~~		93	(including any warranties expressed or implied therein)
33	(c) The delivery of the Vessel by the Owners and the		94	without first obtaining the consent of the insurers to such
34	taking over of the Vessel by the Charterers shall		95	employment and complying with such requirements as
35	constitute a full performance by the Owners of all the		96	to extra premium or otherwise as the insurers may
36	Owners’ obligations under this Clause 3, and thereafter		97	prescribe.
37	the Charterers shall not be entitled to make or assert		98	The Charterers also undertake not to employ the Vessel
38	any claim against the Owners on account of any		99	or suffer her employment in any trade or business which
39	conditions, representations or warranties expressed or		100	is forbidden by the law of any country to which the Vessel
40	implied with respect to the Vessel. ~~but the Owners shall~~		101	may sail or is otherwise illicit or in carrying illicit or
~~41~~	~~be liable for the cost of but not the time for repairs or~~		102	prohibited goods or in any manner whatsoever which
~~42~~	~~renewals occasioned by latent defects in the Vessel,~~		103	may render her liable to condemnation, destruction,
~~43~~	~~her machinery or appurtenances, existing at the time of~~		104	seizure or confiscation.
~~44~~ 	~~delivery under this Charter, provided such defects have~~		105	Notwithstanding any other provisions contained in this
~~45~~ 	~~manifested themselves within twelve (12) months after~~		106	Charter it is agreed that nuclear fuels or radioactive
~~46~~ 	~~delivery unless otherwise provided in Box 32.~~		107	products or waste are specifically excluded from the
			108	cargo permitted to be loaded or carried under this
47	4. Time for Delivery (See Clause 34)		109	Charter. This exclusion does not apply to radio-isotopes
48	~~(not applicable when Part III applies, as indicated in Box 37)~~		110	used or intended to be used for any industrial,
~~49~~	~~The Vessel shall not be delivered before the date~~		111	commercial, agricultural, medical or scientific purposes
~~50~~	~~indicated in Box 14 without the Charterers’ consent and~~		112	provided the Owners’ prior approval has been obtained
~~51~~	~~the Owners shall exercise due diligence to deliver the~~		113	to loading thereof.
~~52~~	~~Vessel not later than the date indicated in Box 15.~~
~~53~~	~~Unless otherwise agreed in Box 18, the Owners shall~~		114	7. Surveys on Delivery and Redelivery (See Clauses 41.8 and 41.9)
~~54~~	~~give the Charterers not less than thirty (30) running days’~~		~~115~~	~~(not applicable when Part III applies, as indicated in Box 37)~~
~~55~~	~~preliminary and not less than fourteen (14) running days’~~		~~116~~	~~The Owners and Charterers shall each appoint~~
~~56~~	~~definite notice of the date on which the Vessel is~~		~~117~~	~~surveyors for the purpose of determining and agreeing~~
~~57~~	~~expected to be ready for delivery.~~		~~118~~	~~in writing the condition of the Vessel at the time of~~
~~58~~	~~The Owners shall keep the Charterers closely advised~~		~~119~~ 	~~delivery and redelivery hereunder (if applicable). The Owners shall~~
~~59~~	~~of possible changes in the Vessel’s position.~~			

60	5. Cancelling (See Clause33)			

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org.

First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART II

BARECON 2001 Standard Bareboat Charter

~~120~~	~~bear all expenses of the On-hire Survey including loss~~		181	Society indicated in Box 10 and maintain all other
~~121~~	~~of time, if any, and the Charterers shall bear all expenses~~		182	necessary certificates in force at all times.
~~122~~	~~of the Off-hire Survey including loss of time, if any, at~~		183	(ii) New Class and Other Safety Requirements - In the
~~123~~	~~the daily equivalent to the rate of hire or pro rata thereof.~~		184	event of any improvement, structural changes or
			185	new equipment becoming necessary for the
124	8. Inspection (See Clause 54)		186	continued operation of the Vessel by reason of new
~~125~~	~~The Owners shall have the right at any time after giving~~		187	class requirements or by compulsory legislation, the costs of compliance shall be for the Charterers’ account.
~~126~~	~~reasonable notice to the Charterers to inspect or survey~~		~~188~~	~~costing (excluding the Charterers’ loss of time)~~
~~127~~	~~the Vessel or instruct a duly authorised surveyor to carry~~		~~189~~	~~more than the percentage stated in Box 23, or if~~
~~128~~	~~out such survey on their behalf:-~~		~~190~~	~~Box 23 is left blank, 5 per cent. of the Vessel’s~~
~~129~~	~~(a) to ascertain the condition of the Vessel and satisfy~~		~~191~~	~~insurance value as stated in Box 29, then the~~
~~130~~	~~themselves that the Vessel is being properly repaired~~		~~192~~	~~extent, if any, to which the rate of hire shall be varied~~
~~131~~	~~and maintained. The costs and fees for such inspection~~		~~193~~	~~and the ratio in which the cost of compliance shall~~
~~132~~	~~or survey shall be paid by the Owners unless the Vessel~~		~~194~~	~~be shared between the parties concerned in order~~
~~133~~	~~is found to require repairs or maintenance in order to~~		~~195~~	~~to achieve a reasonable distribution thereof as~~
~~134~~	~~achieve the condition so provided;~~		~~196~~	~~between the Owners and the Charterers having~~
~~135~~	~~(b) in dry-dock if the Charterers have not dry-docked~~		~~197~~	~~regard, inter alia, to the length of the period~~
~~136~~	~~Her in accordance with Clause 10(g). The costs and fees~~		~~198~~	~~remaining under this Charter shall, in the absence~~
~~137~~	~~for such inspection or survey shall be paid by the~~		~~199~~	~~of agreement, be referred to the dispute resolution~~
~~138~~	~~Charterers; and~~		~~200~~	~~method agreed in Clause 30.~~
~~139~~	~~(c) for any other commercial reason they consider~~		201	(iii) Financial Security - The Charterers shall maintain
~~140~~	~~necessary (provided it does not unduly interfere with~~		202	financial security or responsibility in respect of third
~~141~~	~~the commercial operation of the Vessel). The costs and~~		203	party liabilities as required by any government,
~~142~~	~~fees for such inspection and survey shall be paid by the~~		204	including federal, state or municipal or other division
~~143~~	~~Owners.~~		205	or authority thereof, to enable the Vessel, without
~~144~~	~~All time used in respect of inspection, survey or repairs~~		206	penalty or charge, lawfully to enter, remain at, or
~~145~~	~~shall be for the Charterers’ account and form part of the~~		207	leave any port, place, territorial or contiguous
~~146~~	~~Charter Period.~~		208	waters of any country, state or municipality in
~~147~~	~~The Charterers shall also permit the Owners to inspect~~		209	performance of this Charter without any delay. This
~~148~~	~~the Vessel’s log books whenever requested and shall~~		210	obligation shall apply whether or not such
~~149~~	~~whenever required by the Owners furnish them with full~~		211	requirements have been lawfully imposed by such
~~150~~	~~information regarding any casualties or other accidents~~		212	government or division or authority thereof.
~~151~~	~~or damage to the Vessel.~~		213	The Charterers shall make and maintain all arrange-
			214	ments by bond or otherwise as may be necessary to
152	9. Inventories, Oil and Stores		215	satisfy such requirements at the Charterers’ sole
~~153~~	~~A complete inventory of the Vessel’s entire equipment,~~		216	expense and the Charterers shall indemnify the Owners
~~154~~	~~outfit including spare parts, appliances and of all~~		217	against all consequences whatsoever (including loss of
~~155~~	~~consumable stores on board the Vessel shall be made~~		218	time) for any failure or inability to do so.
~~156~~	~~by the Charterers in conjunction with the Owners on~~		219	(b) Operation of the Vessel - The Charterers shall at
~~157~~	~~delivery and again on redelivery of the Vessel. The~~		220	their own expense and by their own procurement man,
~~158~~	~~Charterers and the Owners, respectively, shall at the~~		221	victual, navigate, operate, supply, fuel and, whenever
~~159~~	~~time of delivery and redelivery take over and pay for all~~		222	required, repair the Vessel during the Charter Period
~~160~~	~~bunkers, lubricating oil, unbroached provisions, paints,~~		223	and they shall pay all charges and expenses of every
~~161~~	~~ropes and other consumable stores (excluding spare~~		224	kind and nature whatsoever incidental to their use and
~~162~~	~~parts) in the said Vessel at the then current market prices~~		225	operation of the Vessel under this Charter, including
~~163~~	~~at the ports of delivery and redelivery, respectively. The~~		226	annual ~~flag State~~ fees of the Flag State and any foreign general
~~164~~	~~Charterers shall ensure that all spare parts listed in the~~		227	municipality and/or state taxes. The Master, officers
~~165~~	~~inventory and used during the Charter Period are~~		228	and crew of the Vessel shall be the servants of the Charterers
~~166~~	~~replaced at their expense prior to redelivery of the~~		229	for all purposes whatsoever, even if for any reason
~~167~~	~~Vessel.~~		230	appointed by the Owners.
			231	Charterers shall comply with the regulations regarding
168	10. Maintenance and Operation		232	officers and crew in force in the country of the Vessel’s
169	(a)(i)Maintenance and Repairs - During the Charter		233	flag or any other applicable law.
170	Period the Vessel shall be in the full possession
171	and at the absolute disposal for all purposes of the		234	(c) The Charterers shall keep the Owners ~~and the~~
172	Charterers and under their complete control in		235	~~mortgagee(s)~~ advised of the intended employment,
173	every respect. The Charterers shall maintain the		236	planned dry-docking and major repairs of the Vessel,
174	Vessel, her machinery, boilers, appurtenances and		237	as reasonably required.
175	spare parts in a good state of repair, in efficient
176	operating condition and in accordance with good		238	(d) Flag and Name of Vessel – During the Charter
177	commercial maintenance practice and, ~~except as~~		239	Period, the Charterers shall have the liberty to paint the
178	~~provided for in Clause 14(l),~~ if applicable, at their		240	Vessel in their own colours, install and display their
179	own expense they shall at all times keep the		241	funnel insignia and fly their own house flag. The
180	Vessel’s Classification ~~Class~~ fully up to date with the Classification

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org.

First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART II

BARECON 2001 Standard Bareboat Charter

242	Charterers shall also have the liberty, with the Owners’		~~292~~	~~punctually in accordance with the terms of this Charter~~
243	consent~~, which shall not be unreasonably withheld or delayed~~, to		~~293~~	~~in respect of which time shall be of the essence.~~
244	change the flag and/or the name of the Vessel during		~~294~~	~~(b) The Charterers shall pay to the Owners for the hire~~
245	the Charter Period (with all fees, costs and expenses arising in relation thereto for the Charterers’ account). Painting and re-painting, instalment		~~295~~	~~of the Vessel a lump sum in the amount indicated in~~
246	and re-instalment, registration and re-registration, if		~~296~~	~~Box 22 which shall be payable not later than every thirty~~
247	required by the Owners, shall be at the Charterers’		~~297~~	~~(30) running days in advance, the first lump sum being~~
248	expense and time.		~~298~~	~~payable on the date and hour of the Vessel’s delivery to~~
			~~299~~	~~the Charterers. Hire shall be paid continuously~~
249	(e) Changes to the Vessel – See Clause 53.1(k). ~~Subject to Clause 10(a)(ii),~~		~~300~~	~~throughout the Charter Period.~~
~~250~~	~~the Charterers shall make no structural changes in the~~		~~301~~	~~(c) Payment of hire shall be made in cash without~~
~~251~~	~~Vessel or changes in the machinery, boilers, appurten-~~		~~302~~	~~discount in the currency and in the manner indicated in~~
~~252~~	~~ances or spare parts thereof without in each instance~~		~~303~~	~~Box 25 and at the place mentioned in Box 26.~~
~~253~~	~~first securing the Owners’ approval thereof. If the Owners~~		~~304~~	~~(d) Final payment of hire, if for a period of less than~~
~~254~~	~~so agree, the Charterers shall, if the Owners so require,~~		~~305~~	~~thirty (30) running days, shall be calculated proportionally~~
~~255~~	~~restore the Vessel to its former condition before the~~		~~306~~	~~according to the number of days and hours remaining~~
~~256~~	~~termination of this Charter.~~		~~307~~	~~before redelivery and advance payment to be effected~~
			~~308~~	~~accordingly.~~
257	(f) Use of the Vessel’s Outfit, Equipment and		~~309~~	~~(e) Should the Vessel be lost or missing, hire shall~~
258	Appliances - The Charterers shall have the use of all		~~310~~	~~cease from the date and time when she was lost or last~~
259	outfit, equipment, and appliances on board the Vessel		~~311~~	~~heard of. The date upon which the Vessel is to be treated~~
260	at the time of delivery, provided the same or their		~~312~~	~~as lost or missing shall be ten (10) days after the Vessel~~
261	substantial equivalent shall be returned to the Owners		~~313~~	~~was last reported or when the Vessel is posted as~~
262	on redelivery in the same good order and condition as		~~314~~	~~missing by Lloyd’s, whichever occurs first. Any hire paid~~
263	when received, ordinary wear and tear excepted. The		~~315~~	~~in advance to be adjusted accordingly.~~
264	Charterers shall from time to time during the Charter		~~316~~	~~(f) Any delay in payment of hire shall entitle the~~
265	Period replace, renew or substitute such items of equipment as shall be so		~~317~~	~~Owners to interest at the rate per annum as agreed~~
266	damaged or worn as to be unfit for use. The Charterers		~~318~~	~~in Box 24. If Box 24 has not been filled in, the three months~~
267	are to procure that all repairs to or replacement of any		~~319~~	~~Interbank offered rate in London (LIBOR or its successor)~~
268	damaged, worn or lost parts or equipment be effected		~~320~~	~~for the currency stated in Box 25, as quoted by the British~~
269	in such manner (both as regards workmanship and		~~321~~	~~Bankers’ Association (BBA) on the date when the hire~~
270	quality of materials) as not to diminish the value of the		~~322~~	~~fell due, increased by 2 per cent., shall apply.~~
271	Vessel ~~provided that the Vessel’s value not to be~~ 		~~323~~	~~(g) Payment of interest due under sub-clause 11(f)~~
	~~diminished if the repairs or replacement are effected~~		~~324~~	~~shall be made within seven (7) running days of the date~~
	~~in accordance with the Classification Society and/or~~		~~325~~	~~of the Owners’ invoice specifying the amount payable~~
	~~the respective makers’ recommendations~~. Title of any		~~326~~	~~or, in the absence of an invoice, at the time of the next~~
	equipment so replaced, renewed or substituted shall		~~327~~	~~hire payment date.~~
	vest in and remain with the Owners. The Charterers			
	have the right to fit additional		328	12. Mortgage (See Clause 62)
272	equipment at their expense and risk but the Charterers		~~329~~	~~(only to apply if Box 28 has been appropriately filled in)~~
273	shall remove such equipment at the end of the period if		~~330~~	~~*) (a) The Owners warrant that they have not effected~~
274	requested by the Owners. See also Clause 53.1(k). Any		~~331~~	~~any mortgage(s) of the Vessel and that they shall not~~
	equipment including radio		~~332~~	~~effect any mortgage(s) without the prior consent of the~~
275	equipment on hire on the Vessel at time of delivery shall		~~333~~	~~Charterers, which shall not be unreasonably withheld.~~
276	be kept and maintained by the Charterers and ~~the~~		~~334~~	~~*) (b) The Vessel chartered under this Charter is financed~~
277	~~Charterers shall assume the obligations and liabilities~~		~~335~~	~~by a mortgage according to the Financial Instrument.~~
			~~336~~	~~The Charterers undertake to comply, and provide such~~
278	~~of the Owners under any lease contracts in connection~~		~~337~~	~~information and documents to enable the Owners to~~
279	~~therewith and~~ shall reimburse the Owners for all		~~338~~	~~comply, with all such instructions or directions in regard~~
280	expenses incurred in connection therewith, also for any		~~339~~	~~to the employment, insurances, operation, repairs and~~
281	new equipment required in order to comply with radio		~~340~~	~~maintenance of the Vessel as laid down in the Financial~~
282	regulations.		~~341~~	~~Instrument or as may be directed from time to time during~~
283	(g) Periodical Dry-Docking - The Charterers shall dry-		~~342~~	~~the currency of the Charter by the mortgagee(s) in~~
284	dock the Vessel and clean and paint her underwater		~~343~~	~~conformity with the Financial Instrument. The Charterers~~
285	parts whenever the same may be necessary, but not		~~344~~	~~confirm that, for this purpose, they have acquainted~~
286	less than once during the period stated in Box 19 or, if		~~345~~	~~themselves with all relevant terms, conditions and~~
287	Box 19 has been left blank, every sixty (60) calendar		~~346~~	~~provisions of the Financial Instrument and agree to~~
288	months after delivery or such other period as may be		~~347~~	~~acknowledge this in writing in any form that may be~~
289	required by the Classification Society or flag State.		~~348~~	~~required by the mortgagee(s). The Owners warrant that~~
			~~349~~	~~they have not effected any mortgage(s) other than stated~~
			~~350~~	~~in Box 28 and that they shall not agree to any~~
290	11. Hire (See Clause 36)		~~351~~	~~amendment of the mortgage(s) referred to in Box 28 or~~
~~291~~	~~(a) The Charterers shall pay hire due to the Owners~~		~~352~~	~~effect any other mortgage(s) without the prior consent~~

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org.

First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART II

BARECON 2001 Standard Bareboat Charter

~~353~~	~~of the Charterers, which shall not be unreasonably~~		406	(d) Subject to the provisions of the Financial Instru-
~~354~~	~~withheld.~~		407	ments and Clause 43, if any, should the Vessel become a Total Loss, an actual,
~~355~~	~~*) (Optional, Clauses 12(a) and 12(b) are alternatives;~~		408	~~constructive, compromised or agreed total loss under~~
~~356~~	~~indicate alternative agreed in Box 28).~~		~~409~~	~~the insurances required under sub-clause 13(a),~~ all
			410	insurance payments for such loss shall be paid to the
357	13. Insurance and Repairs (See also Clause 39)		411	Owners (or, if applicable, the Owners’ Financiers) in accordance with the agreed loss payable clauses. ~~who shall distribute the moneys between the~~
358	(a) During the Charter Period the Vessel shall be kept		~~412~~	~~Owners and the Charterers according to their respective~~
359	insured in accordance with Clause39 and~~by the Charterers at their expense against hull~~		~~413~~	~~interests.~~ The Charterers undertake to notify the Ownersand the Owners’ Financiers,
~~360~~	~~and machinery, war and Protection and Indemnity risks~~		414	~~and the mortgagee(s), if any,~~ of any occurrences in
~~361~~	~~(and any risks against which it is compulsory to insure~~		415	consequence of which the Vessel is likely to become a
~~362~~	~~for the operation of the Vessel,~~ including but not limited to maintaining		416	~~t~~Total ~~l~~Loss. ~~as defined in this Clause.~~
363	financial security in accordance with sub-clause		417	(e) The Owners shall upon the request of the
364	10(a)(iii)) in such form as the Owners shall in writing		418	Charterers, promptly execute such documents as may
365	approve, which approval shall not be un-reasonably		419	be required to enable the Charterers to abandon the
366	withheld. Such insurances shall be arranged by the		420	Vessel to insurers and claim a constructive total loss.
367	Charterers to protect the interests of both the Owners		421	(f) For the purpose of insurance coverage against hull
368	and the Charterers and the Owners’ Financiers ~~mortgagee(s)~~ (if any), and		422	and machinery and war risks under the provisions of
369	The Charterers shall be at liberty to protect under such		423	sub-clause 13(a), the value of the Vessel is the sum
370	insurances the interests of any managers they may		424	indicated in Clause 39. ~~Box 29.~~
371	appoint provided such manager has entered into a
	manager’s undertaking in form and substance		425	14. Insurance, Repairs and Classification
	acceptable to the Owners and the Owners’ Financiers		~~426~~	~~(Optional, only to apply if expressly agreed and stated~~
	(if any). Insurance policies shall cover the Owners, the		~~427~~	~~in Box 29, in which event Clause 13 shall be considered~~
	mortgagee(s) (if any), and		~~428~~	~~deleted).~~
372	the Charterers according to their respective interests.		~~429~~	~~(a) During the Charter Period the Vessel shall be kept~~
373	Subject to the provisions of the agreed loss payable clauses, ~~Financial Instrument, if~~		~~430~~	~~insured by the Owners at their expense against hull and~~
374	~~any,~~ and the approval of the Owners and the insurers,		~~431~~	~~machinery and war risks under the form of policy or~~
375	the Charterers shall effect all insured repairs and shall		~~432~~	~~policies attached hereto. The Owners and/or insurers~~
376	undertake settlement and reimbursement from the		~~433~~	~~shall not have any right of recovery or subrogation~~
377	insurers of all costs in connection with such repairs as		~~434~~	~~against the Charterers on account of loss of or any~~
378	well as insured charges, expenses and liabilities to the		~~435~~	~~damage to the Vessel or her machinery or appurt-~~
379	extent of coverage under the insurances herein provided		~~436~~	~~enances covered by such insurance, or on account of~~
380	for.		~~437~~	~~payments made to discharge claims against or liabilities~~
381	The Charterers also to remain responsible for and to		~~438~~	~~of the Vessel or the Owners covered by such insurance.~~
382	effect repairs and settlement of costs and expenses		~~439~~	~~Insurance policies shall cover the Owners and the~~
383	incurred thereby in respect of all other repairs not		~~440~~	~~Charterers according to their respective interests.~~
384	covered by the insurances and/or not exceeding any		~~441~~	~~(b) During the Charter Period the Vessel shall be kept~~
385	possible franchise(s) or deductibles provided for in the		~~442~~	~~insured by the Charterers at their expense against~~
386	insurances.		~~443~~	~~Protection and Indemnity risks (and any risks against~~
387	All time used for repairs under the provisions of sub-		~~444~~	~~which it is compulsory to insure for the operation of the~~
388	clause 13(a) ~~and for repairs of latent defects according~~		~~445~~	~~Vessel, including maintaining financial security in~~
389	~~to Clause 3(c) above~~, including any deviation, shall be		~~446~~	~~accordance with sub-clause 10(a)(iii)) in such form as~~
390	for the Charterers’ account.		~~447~~	~~the Owners shall in writing approve which approval shall~~
			~~448~~	~~not be unreasonably withheld.~~
391	(b~~) If the conditions of the above insurances permit~~		~~449~~	~~(c) In the event that any act or negligence of the~~
~~392~~	~~additional insurance to be placed by the parties, such~~		~~450~~	~~Charterers shall vitiate any of the insurance herein~~
~~393~~	~~cover shall be limited to the amount for each party set~~		~~451~~	~~provided, the Charterers shall pay to the Owners all~~
~~394~~	~~out in Box 30 and Box 31, respectively.~~ The ~~Owners or~~		~~452~~	~~losses and indemnify the Owners against all claims and~~
395	~~the~~ Charterers ~~as the case may be~~ shall immediately		~~453~~	~~demands which would otherwise have been covered by~~
396	furnish the ~~other party~~Owners with particulars of any additional		~~454~~	~~such insurance.~~
397	insurance effected, including copies of any cover notes		~~455~~	~~(d) The Charterers shall, subject to the approval of the~~
398	or policies and the written consent of the insurers of		~~456~~	~~Owners or Owners’ Underwriters, effect all insured~~
399	any such required insurance in any case where the		~~457~~	~~repairs, and the Charterers shall undertake settlement~~
400	consent of such insurers is necessary.		~~458~~	~~of all miscellaneous expenses in connection with such~~
401	(c) The Charterers shall upon the request of the		~~459~~	~~repairs as well as all insured charges, expenses and~~
402	Owners, provide information and promptly execute such		~~460~~	~~liabilities, to the extent of coverage under the insurances~~
403	documents as may be required to enable the Owners to		~~461~~	~~provided for under the provisions of sub-clause 14(a).~~
404	comply with the insurance provisions of the Financial		~~462~~	~~The Charterers to be secured reimbursement through~~
405	Instrument (if any).		~~463~~	~~the Owners’ Underwriters for such expenditures upon~~

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org.

First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART II

BARECON 2001 Standard Bareboat Charter

~~464~~	~~presentation of accounts.~~	~~525~~	~~notified immediately to the Owners.~~
~~465~~	~~(e) The Charterers to remain responsible for and to~~	~~526~~	~~The Charterers warrant that they will not permit the~~
~~466~~	~~effect repairs and settlement of costs and expenses~~	~~527~~	~~Vessel to commence a voyage (including any preceding~~
~~467~~	~~incurred thereby in respect of all other repairs not~~	~~528~~	~~ballast voyage) which cannot reasonably be expected~~
~~468~~	~~covered by the insurances and/or not exceeding any~~	~~529~~	~~to be completed in time to allow redelivery of the Vessel~~
~~469~~	~~possible franchise(s) or deductibles provided for in the~~	~~530~~ 	~~within the Charter Period. Notwithstanding the above,~~
~~470~~	~~insurances.~~	~~531~~	~~should the Charterers fail to redeliver the Vessel within~~
~~471~~	~~(f) All time used for repairs under the provisions of~~	~~532~~	~~The Charter Period, the Charterers shall pay the daily~~
~~472~~	~~sub-clauses 14(d) and 14(e) and for repairs of latent~~	~~533~~	~~equivalent to the rate of hire stated in Box 22 plus 10~~
~~473~~	~~defects according to Clause 3 above, including any~~	~~534~~	~~per cent. or to the market rate, whichever is the higher,~~
~~474~~	~~deviation, shall be for the Charterers’ account and shall~~	~~535~~	~~for the number of days by which the Charter Period is~~
~~475~~	~~form part of the Charter Period.~~	~~536~~	~~exceeded. All other terms, conditions and provisions of~~
~~476~~	~~The Owners shall not be responsible for any expenses~~	~~537~~	~~this Charter shall continue to apply.~~
~~477~~	~~as are incident to the use and operation of the Vessel~~	~~538~~	~~Subject to the provisions of Clause 10, the Vessel shall~~
~~478~~	~~for such time as may be required to make such repairs.~~	~~539~~	~~be redelivered to the Owners in the same or as good~~
~~479~~	~~(g) If the conditions of the above insurances permit~~	~~540~~	~~structure, state, condition and class as that in which she~~
~~480~~	~~additional insurance to be placed by the parties such~~	~~541~~	~~was delivered, fair wear and tear not affecting class~~
~~481~~	~~cover shall be limited to the amount for each party set~~	~~542~~	~~excepted.~~
~~482~~	~~out in Box 30 and Box 31, respectively. The Owners or~~	~~543~~	~~The Vessel upon redelivery shall have her survey cycles~~
~~483~~	~~the Charterers as the case may be shall immediately~~	~~544~~	~~up to date and trading and class certificates valid for at~~
~~484~~	~~furnish the other party with particulars of any additional~~	~~545~~	~~least the number of months agreed in Box 17.~~
~~485~~	~~insurance effected, including copies of any cover notes~~
~~486~~	~~or policies and the written consent of the insurers of~~	546	16. Non-Lien
~~487~~	~~any such required insurance in any case where the~~	547	The Charterers will not suffer, nor permit to be continued,
~~488~~	~~consent of such insurers is necessary.~~	548	any lien or encumbrance incurred by them or their
~~489~~	~~(h) Should the Vessel become an actual, constructive,~~	549	agents, which might have priority over the title and
~~490~~	~~compromised or agreed total loss under the insurances~~	550	interest of the Owners in the Vessel. The Charterers
~~491~~	~~required under sub-clause 14(a), all insurance payments~~	551	further agree to fasten to the Vessel in a conspicuous
~~492~~	~~for such loss shall be paid to the Owners, who shall~~	552	place and to keep so fastened during the Charter Period
~~493~~	~~distribute the moneys between themselves and the~~	553	a notice reading as follows:
~~494~~	~~Charterers according to their respective interests.~~	554	“This Vessel is the property of (name of Owners). It is
~~495~~	~~(i) If the Vessel becomes an actual, constructive,~~	555	under charter to (name of Charterers) and by the terms
~~496~~	~~compromised or agreed total loss under the insurances~~	556	of the Charter Party neither the Charterers nor the
~~497~~	~~arranged by the Owners in accordance with sub-clause~~	557	Master have any right, power or authority to create, incur
~~498~~	~~14(a), this Charter shall terminate as of the date of such~~	558	or permit to be imposed on the Vessel any lien
~~499~~	~~loss.~~	559	whatsoever.”
~~500~~	~~(j) The Charterers shall upon the request of the~~
~~501~~	~~Owners, promptly execute such documents as may be~~	560	17. Indemnity (See indemnity clauses in Additional Clauses)
~~502~~	~~required to enable the Owners to abandon the Vessel~~	~~561~~	~~(a) The Charterers shall indemnify the Owners against~~
~~503~~	~~to the insurers and claim a constructive total loss.~~	~~562~~	~~any loss, damage or expense incurred by the Owners~~
~~504~~	~~(k) For the purpose of insurance coverage against hull~~	~~563~~	~~arising out of or in relation to the operation of the Vessel~~
~~505~~	~~and machinery and war risks under the provisions of~~	~~564~~	~~by the Charterers, and against any lien of whatsoever~~
~~506~~	~~sub-clause 14(a), the value of the Vessel is the sum~~	~~565~~	~~nature arising out of an event occurring during the~~
~~507~~	~~indicated in Box 29.~~	~~566~~	~~Charter Period. If the Vessel be arrested or otherwise~~
~~508~~	~~(l) Notwithstanding anything contained in sub-clause~~	~~567~~	~~detained by reason of claims or liens arising out of her~~
~~509~~	~~10(a), it is agreed that under the provisions of Clause~~	~~568~~	~~operation hereunder by the Charterers, the Charterers~~
~~510~~	~~14, if applicable, the Owners shall keep the Vessel’s~~	~~569~~	~~shall at their own expense take all reasonable steps to~~
~~511~~	~~Class fully up to date with the Classification Society~~	~~570~~	~~secure that within a reasonable time the Vessel is~~
~~512~~	~~indicated in Box 10 and maintain all other necessary~~	~~571~~	~~released, including the provision of bail.~~
~~513~~	~~certificates in force at all times.~~	~~572~~	~~Without prejudice to the generality of the foregoing, the~~
		~~573~~	~~Charterers agree to indemnify the Owners against all~~
514	15. Redelivery (See Clauses 41 and 42)	~~574~~	~~consequences or liabilities arising from the Master,~~
~~515~~	~~At the expiration of the Charter Period the Vessel shall~~	~~575~~	~~officers or agents signing Bills of Lading or other~~
~~516~~	~~be redelivered by the Charterers to the Owners at a~~	~~576~~	~~documents.~~
~~517~~	~~safe and ice-free port or place as indicated in Box 16, in~~	~~577~~	~~(b) If the Vessel be arrested or otherwise detained by~~
~~518~~	~~such ready safe berth as the Owners may direct. The~~	~~578~~	~~reason of a claim or claims against the Owners, the~~
~~519~~	~~Charterers shall give the Owners not less than thirty~~	~~579~~	~~Owners shall at their own expense take all reasonable~~
~~520~~	~~(30) running days’ preliminary notice of expected date,~~	~~580~~	~~steps to secure that within a reasonable time the Vessel~~
~~521~~	~~range of ports of redelivery or port or place of redelivery~~	~~581~~	~~is released, including the provision of bail.~~
~~522~~	~~and not less than fourteen (14) running days’ definite~~	~~582~~	~~In such circumstances the Owners shall indemnify the~~
~~523~~	~~notice of expected date and port or place of redelivery.~~	~~583~~	~~Charterers against any loss, damage or expense~~
~~524~~	~~Any changes thereafter in the Vessel’s position shall be~~	~~584~~	~~incurred by the Charterers (including hire paid under~~
		~~585~~	~~this Charter) as a direct consequence of such arrest or~~
		~~586~~	~~detention.~~

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org.

First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART II

BARECON 2001 Standard Bareboat Charter

~~587~~	~~18. Lien~~	648	(a) In the event of the Requisition for Hire of the Vessel
~~588~~	~~The Owners to shall have a lien upon all cargoes, sub-hires~~	649	by any governmental or other competent authority
~~589~~	~~and sub-freights belonging or due to the Charterers or~~	650	(hereinafter referred to as “Requisition for Hire”)
~~590~~	~~any sub-charterers and any Bill of Lading freight for all~~	651	irrespective of the date during the Charter Period when
~~591~~	~~claims under this Charter., and the Charterers to have a~~	652	“Requisition for Hire” may occur and irrespective of the
~~592~~	~~lien on the Vessel for all moneys paid in advance and~~	653	length thereof and whether or not it be for an indefinite
~~593~~	~~not earned.~~	654	or a limited period of time, and irrespective of whether it
		655	may or will remain in force for the remainder of the
594	19. Salvage	656	Charter Period, this Charter shall not be deemed thereby
595	All salvage and towage performed by the Vessel shall	657	or thereupon to be frustrated or otherwise terminated
596	be for the Charterers’ benefit and the cost of repairing	658	and the Charterers shall continue to pay the stipulated
597	damage occasioned thereby shall be borne by the	659	hire in the manner provided by this Charter until the time
598	Charterers.	660	when the Charter would have terminated pursuant to
		661	any of the provisions hereof. ~~always provided however~~
599	20. Wreck Removal	662	~~that in the event of “Requisition for Hire” any Requisition~~
600	In the event of the Vessel becoming a wreck or	~~663~~	~~Hire or compensation received or receivable by the~~
601	obstruction to navigation the Charterers shall indemnify	~~664~~	~~Owners shall be payable to the Charterers during the~~
602	the Owners against any sums whatsoever which the	~~665~~	~~remainder of the Charter Period or the period of the~~
603	Owners shall become liable to pay and shall pay in	~~666~~	~~“Requisition for Hire” whichever be the shorter.~~
604	consequence of the Vessel becoming a wreck or	667	~~(b) In the event of the Owners being deprived of their~~
605	obstruction to navigation.	668	~~ownership in the Vessel by any Compulsory Acquisition~~
		669	~~of the Vessel or requisition for title by any governmental~~
606	21. General Average	670	~~or other competent authority (hereinafter referred to as~~
607	The Owners shall not contribute to General Average.	671	~~“Compulsory Acquisition”), then, irrespective of the date~~
		672	~~during the Charter Period when “Compulsory Acqui-~~
608	22. Assignment~~, Sub-Charter and Sale~~ (See Clause 62)	673	~~sition” may occur, this Charter shall be deemed~~
~~609~~	~~(a) The Charterers shall not assign this Charter nor~~	674	~~terminated as of the date of such “Compulsory~~
~~610~~	~~sub-charter the Vessel on a bareboat basis except with~~	675	~~Acquisition”. In such event Charter Hire to be considered~~
~~611~~	~~the prior consent in writing of the Owners, which shall~~	676	~~as earned and to be paid up to the date and time of~~
~~612~~	~~not be unreasonably withheld, and subject to such terms~~	677	~~such “Compulsory Acquisition”.~~
~~613~~	~~and conditions as the Owners shall approve.~~
~~614~~	~~(b) The Owners shall not sell the Vessel during the~~	678	26. War
~~615~~	~~currency of this Charter except with the prior written~~	679	(a) ~~Subject to the provisions of the Financial~~
~~616~~	~~consent of the Charterers, which shall not be unreason-~~		~~Instruments (if any) Ff~~For the purpose of this Clause, the
~~617~~	~~ably withheld, and subject to the buyer accepting an~~		words “War
~~618~~	~~assignment of this Charter.~~	680	Risks” shall include any war (whether actual or
		681	threatened), act of war, civil war, hostilities, revolution,
619	23. Contracts of Carriage	682	rebellion, civil commotion, warlike operations, the laying
620	*) (a) The Charterers are to procure that all documents	683	of mines (whether actual or reported), acts of piracy,
621	issued during the Charter Period evidencing the terms	684	acts of terrorists, acts of hostility or malicious damage,
622	and conditions agreed in respect of carriage of goods	685	blockades (whether imposed against all vessels or
623	shall contain a paramount clause incorporating any	686	imposed selectively against vessels of certain flags or
624	legislation relating to carrier’s liability for cargo	687	ownership, or against certain cargoes or crews or
625	compulsorily applicable in the trade; if no such legislation	688	otherwise howsoever), by any person, body, terrorist or
626	exists, the documents shall incorporate the Hague-Visby	689	political group, or the Government of any state
627	Rules. The documents shall also contain the New Jason	690	whatsoever, which may be dangerous or are likely to be
628	Clause and the Both-to-Blame Collision Clause.	691	or to become dangerous to the Vessel, her cargo, crew
~~629~~	~~*) (b) The Charterers are to procure that all passenger~~	692	or other persons on board the Vessel.
~~630~~	~~tickets issued during the Charter Period for the carriage~~
~~631~~	~~of passengers and their luggage under this Charter shall~~	693	(b) The Vessel, unless ~~the written consent of the~~
~~632~~	~~contain a paramount clause incorporating any legislation~~	~~694~~	~~Owners be first obtained and~~ adequate insurances are
~~633~~	~~relating to carrier’s liability for passengers and their~~		in place (and the Charterers may be required to effect
~~634~~	~~luggage compulsorily applicable in the trade; if no such~~		special, modified or additional insurance in order to
~~635~~	~~legislation exists, the passenger tickets shall incorporate~~		ensure such adequacy at the Charterers’ costs) , shall
~~636~~	~~the Athens Convention Relating to the Carriage of~~		not continue to or go
~~637~~	~~Passengers and their Luggage by Sea, 1974, and any~~	695	through any port, place, area or zone (whether of land
~~638~~	~~protocol thereto.~~	696	or sea), or any waterway or canal, where it reasonably
~~639~~	~~*) Delete as applicable.~~	697	appears that the Vessel, her cargo, crew or other
		698	persons on board the Vessel, in the reasonable
640	~~24. Bank Guarantee~~	699	judgement of the Owners, may be, or are likely to be,
641	~~(Optional, only to apply if Box 27 filled in)~~	700	exposed to War Risks. The Charterers shall provide the
642	~~The Charterers undertake to furnish, before delivery of~~		owners with evidence satisfactory in respect of the
643	~~the Vessel, a first class bank guarantee or bond in the~~		adequacy of such insurances immediately thereafter.
644	~~sum and at the place as indicated in Box 27 as guarantee~~		Should the Vessel be within any
645	~~for full performance of their obligations under this~~	701	such place as aforesaid, which only becomes danger-
646	~~Charter.~~

647	25. Requisition/Acquisition

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org.

First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART II

BARECON 2001 Standard Bareboat Charter

702	ous, or is likely to be or to become dangerous, after her	764	27. Commission
703	entry into it, the Owners shall have the right to require	~~765~~	~~The Owners to pay a commission at the rate indicated~~
704	the Vessel to leave such area.	~~766~~	~~in Box 33 to the Brokers named in Box 33 on any hire~~
705	(c) The Vessel shall not load contraband cargo, or to	~~767~~	~~paid under the Charter. If no rate is indicated in Box 33,~~
706	pass through any blockade, whether such blockade be	~~768~~	~~the commission to be paid by the Owners shall cover~~
707	imposed on all vessels, or is imposed selectively in any	~~769~~	~~the actual expenses of the Brokers and a reasonable~~
708	way whatsoever against vessels of certain flags or	~~770~~	~~fee for their work.~~
709	ownership, or against certain cargoes or crews or	~~771~~	~~If the full hire is not paid owing to breach of the Charter~~
710	otherwise howsoever, or to proceed to an area where	~~772~~	~~by either of the parties the party liable therefor shall~~
711	she shall be subject, or is likely to be subject to	~~773~~	~~indemnify the Brokers against their loss of commission.~~
712	a belligerent’s right of search and/or confiscation.	~~774~~	~~Should the parties agree to cancel the Charter, the~~
~~713~~	~~(d) If the insurers of the war risks insurance, when~~	~~775~~	~~Owners shall indemnify the Brokers against any loss of~~
~~714~~	~~Clause 14 is applicable, should require payment of~~	~~776~~	~~commission but in such case the commission shall not~~
~~715~~	~~premiums and/or calls because, pursuant to the~~	~~777~~	~~exceed the brokerage on one year’s hire.~~
~~716~~	~~Charterers’ orders, the Vessel is within, or is due to enter~~
~~717~~	~~and remain within, any area or areas which are specified~~	778	28. Termination (See Clauses 41, 42 and 47)
~~718~~	~~by such insurers as being subject to additional premiums~~	~~779~~	~~(a) Charterers’ Default~~
~~719~~	~~because of War Risks, then such premiums and/or calls~~	~~780~~	~~The Owners shall be entitled to withdraw the Vessel from~~
~~720~~	~~shall be reimbursed by the Charterers to the Owners at~~	~~781~~	~~the service of the Charterers and terminate the Charter~~
~~721~~	~~the same time as the next payment of hire is due.~~	~~782~~	~~with immediate effect by written notice to the Charterers if:~~
722	(e) The Charterers shall have the liberty:	~~783~~	~~(i) the Charterers fail to pay hire in accordance with~~
723	(i) to comply with all orders, directions, recommend-	~~784~~	~~Clause 11. However, where there is a failure to~~
724	ations or advice as to departure, arrival, routes,	~~785~~	~~make punctual payment of hire due to oversight,~~
725	sailing in convoy, ports of call, stoppages,	~~786~~	~~negligence, errors or omissions on the part of the~~
726	destinations, discharge of cargo, delivery, or in any	~~787~~	~~Charterers or their bankers, the Owners shall give~~
727	other way whatsoever, which are given by the	~~788~~	~~the Charterers written notice of the number of clear~~
728	Government of the Nation under whose flag the	~~789~~	~~banking days stated in Box 34 (as recognised at~~
729	Vessel sails, or any other Government, body or	~~790~~	~~the agreed place of payment) in which to rectify~~
730	group whatsoever acting with the power to compel	~~791~~	~~the failure, and when so rectified within such~~
731	compliance with their orders or directions;	~~792~~	~~number of days following the Owners’ notice, the~~
732	(ii) to comply with the orders, directions or recom-	~~793~~	~~payment shall stand as regular and punctual.~~
733	mendations of any war risks underwriters who have	~~794~~	~~Failure by the Charterers to pay hire within the~~
734	the authority to give the same under the terms of	~~795~~	~~number of days stated in Box 34 of their receiving~~
735	the war risks insurance;	~~796~~	~~the Owners’ notice as provided herein, shall entitle~~
736	(iii) to comply with the terms of any resolution of the	~~797~~	~~the Owners to withdraw the Vessel from the service~~
737	Security Council of the United Nations, any	~~798~~	~~of the Charterers and terminate the Charter without~~
738	directives of the European Community, the effective	~~799~~	~~further notice;~~
739	orders of any other Supranational body which has	~~800~~	~~(ii) the Charterers fail to comply with the requirements of:~~
740	the right to issue and give the same, and with	~~801~~	~~(1) Clause 6 (Trading Restrictions)~~
741	national laws aimed at enforcing the same to which	~~802~~	~~(2) Clause 13(a) (Insurance and Repairs)~~
742	the Owners are subject, and to obey the orders	~~803~~	~~provided that the Owners shall have the option, by~~
743	and directions of those who are charged with their	~~804~~	~~written notice to the Charterers, to give the~~
744	enforcement.	~~805~~	~~Charterers a specified number of days grace within~~
745	(f) In the event of outbreak of war ~~(whether there be a~~	~~806~~	~~which to rectify the failure without prejudice to the~~
~~746~~	~~declaration of war or not) (i) between any two or more~~	~~807~~	~~Owners’ right to withdraw and terminate under this~~
~~747~~	~~of the following countries: the United States of America;~~	~~808~~	~~Clause if the Charterers fail to comply with such~~
~~748~~	~~Russia; the United Kingdom; France; and the People’s~~	~~809~~	~~notice;~~
~~749~~	~~Republic of China, (ii) between any two or more of the~~	~~810~~	~~(iii) the Charterers fail to rectify any failure to comply~~
~~750~~	~~countries stated in Box 36, both the Owners and the~~	~~811~~	~~with the requirements of sub-clause 10(a)(i)~~
~~751~~	~~Charterers shall have the right to cancel this Charter,~~	~~812~~	~~(Maintenance and Repairs) as soon as practically~~
~~752~~	~~whereupon the Charterers shall redeliver the Vessel to~~	~~813~~	~~possible after the Owners have requested them in~~
~~753~~	~~the Owners in accordance with Clause 15, if the Vessel~~	~~814~~	~~writing so to do and in any event so that the Vessel’s~~
~~754~~	~~has cargo on board after discharge thereof at~~	~~815~~	~~insurance cover is not prejudiced.~~
~~755~~	~~destination, or if debarred under this Clause from~~	~~816~~	~~(b) Owners’ Default~~
~~756~~	~~reaching or entering it at a near, open and safe port as~~	~~817~~	~~If the Owners shall by any act or omission be in breach~~
~~757~~	~~directed by the Owners, or if the Vessel has no cargo~~	~~818~~	~~of their obligations under this Charter to the extent that~~
~~758~~	~~on board, at the port at which the Vessel then is or if at~~	~~819~~	~~the Charterers are deprived of the use of the Vessel~~
~~759~~	~~sea at a near, open and safe port as directed by the~~	~~820~~	~~and such breach continues for a period of fourteen (14)~~
~~760~~	~~Owners. In all cases~~ hire shall continue to be paid in	~~821~~	~~running days after written notice thereof has been given~~
761	accordance with Clause 11 ~~and except as aforesaid~~ all	~~822~~	~~by the Charterers to the Owners, the Charterers shall~~
762	other provisions of this Charter shall apply until	~~823~~	~~be entitled to terminate this Charter with immediate effect~~
763	~~redelivery~~ the end of the Charter Period.	~~824~~	~~by written notice to the Owners.~~
		~~825~~	~~(c) Loss of Vessel~~

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org.

First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART II

BARECON 2001 Standard Bareboat Charter

~~826~~	~~This Charter shall be deemed to be terminated if the~~ 	~~883~~	~~wishing to refer a dispute to arbitration shall appoint its~~
~~827~~	~~Vessel becomes a total loss or is declared as a~~ 	~~884~~	~~arbitrator and send notice of such appointment in writing~~
~~828~~	~~constructive or compromised or arranged total loss. For~~ 	~~885~~	~~to the other party requiring the other party to appoint its~~
~~829~~	~~the purpose of this sub-clause, the Vessel shall not be~~ 	~~886~~	~~own arbitrator within 14 calendar days of that notice and~~
~~830~~	~~deemed to be lost unless she has either become an~~ 	~~887~~	~~stating that it will appoint its arbitrator as sole arbitrator~~
~~831~~	~~actual total loss or agreement has been reached with~~ 	~~888~~	~~unless the other party appoints its own arbitrator and~~
~~832~~	~~her underwriters in respect of her constructive,~~ 	~~889~~	~~gives notice that it has done so within the 14 days~~
~~833~~	~~compromised or arranged total loss or if such agreement~~ 	~~890~~	~~specified. If the other party does not appoint its own~~
~~834~~	~~with her underwriters is not reached it is adjudged by a~~ 	~~891~~	~~arbitrator and give notice that it has done so within the~~
~~835~~	~~competent tribunal that a constructive loss of the Vessel~~	~~892~~	~~14 days specified, the party referring a dispute to~~
~~836~~	~~has occurred.~~	~~893~~	~~arbitration may, without the requirement of any further~~
~~837~~	~~(d) Either party shall be entitled to terminate this~~ 	~~894~~	~~prior notice to the other party, appoint its arbitrator as~~
~~838~~	~~Charter with immediate effect by written notice to the~~	~~895~~	~~sole arbitrator and shall advise the other party~~
~~839~~	~~other party in the event of an order being made or~~ 	~~896~~	~~accordingly. The award of a sole arbitrator shall be~~
~~840~~	~~resolution passed for the winding up, dissolution,~~	~~897~~	~~binding on both parties as if he had been appointed by~~
~~841~~	~~liquidation or bankruptcy of the other party (otherwise~~ 	~~898~~	~~agreement.~~
~~842~~	~~than for the purpose of reconstruction or amalgamation)~~ 	~~899~~	~~Nothing herein shall prevent the parties agreeing in~~
~~843~~	~~or if a receiver is appointed, or if it suspends payment,~~ 	~~900~~	~~writing to vary these provisions to provide for the~~
~~844~~	~~ceases to carry on business or makes any special~~ 	~~901~~	~~appointment of a sole arbitrator.~~
~~845~~	~~arrangement or composition with its creditors.~~ 	~~902~~	~~In cases where neither the claim nor any counterclaim~~
~~846~~	~~(e) The termination of this Charter shall be without~~ 	~~903~~	~~exceeds the sum of US$50,000 (or such other sum as~~
~~847~~	~~prejudice to all rights accrued due between the parties~~ 	~~904~~	~~the parties may agree) the arbitration shall be conducted~~
~~848~~	~~prior to the date of termination and to any claim that~~ 	~~905~~	~~in accordance with the LMAA Small Claims Procedure~~
~~849~~	~~either party might have.~~	~~906~~	~~current at the time when the arbitration proceedings are~~
		~~907~~	~~commenced.~~
850	29. Repossession (See also Clauses 41, 42 and 47)	~~908~~	~~*) (b) This Contract shall be governed by and construed~~
	In the event the Vessel is due for redelivery pursuant	~~909~~	~~in accordance with Title 9 of the United States Code~~
	to Clause 41 or Owners have made a request for	~~910~~	~~and the Maritime Law of the United States and any~~
	redelivery of the Vessel in accordance with the	~~911~~	~~dispute arising out of or in connection with this Contract~~
	applicable provisions of Clause 42.1,	~~912~~	~~shall be referred to three persons at New York, one to~~
851	~~In the event of the termination of this Charter in~~ 	~~913~~	~~be appointed by each of the parties hereto, and the third~~
~~852~~	~~accordance with the applicable provisions of Clause 28,~~ 	~~914~~	~~by the two so chosen; their decision or that of any two~~
853	the Owners shall have the right to repossess the Vessel	~~915~~	~~of them shall be final, and for the purposes of enforcing~~
854	from the Charterers at her current or next port of call, or	~~916~~	~~any award, judgement may be entered on an award by~~
855	at a port or place convenient to them without hindrance	~~917~~	~~any court of competent jurisdiction. The proceedings~~
856	or interference by the Charterers, courts or local	~~918~~	~~shall be conducted in accordance with the rules of the~~
857	authorities. Pending physical repossession of the Vessel	~~919~~	~~Society of Maritime Arbitrators, Inc.~~
858	in accordance with this Clause 29, the Charterers shall	~~920~~	~~In cases where neither the claim nor any counterclaim~~
859	hold the Vessel as gratuitous bailee only to the Owners and	~~921~~	~~exceeds the sum of US$50,000 (or such other sum as~~
	the Charterers shall procure that the master and crew	~~922~~	~~the parties may agree) the arbitration shall be conducted~~
	follow the directions of the Owners .	~~923~~	~~in accordance with the Shortened Arbitration Procedure~~
860	~~The Owners shall arrange for an authorised represent -~~	~~924~~	~~of the Society of Maritime Arbitrators, Inc. current at~~
~~861~~	~~ative to board the Vessel as soon as reasonably~~	~~925~~	~~the time when the arbitration proceedings are commenced.~~
~~862~~	~~practicable following the termination of the Charter. The~~ 	~~926~~	~~*) (c) This Contract shall be governed by and construed~~
863	~~Vessel shall be deemed to be repossessed by the~~ 	~~927~~	~~in accordance with the laws of the place mutually agreed~~
~~864~~	~~Owners from the Charterers upon the boarding of the~~ 	~~928~~	~~by the parties and any dispute arising out of or in~~
~~865~~	~~Vessel by the Owners’ representative.~~ All arrangements	~~929~~	~~connection with this Contract shall be referred to~~
866	and expenses relating to the settling of wages,	~~930~~	~~arbitration at a mutually agreed place, subject to the~~
867	disembarkation and repatriation of the Charterers’	~~931~~	~~procedures applicable there.~~
868	Master, officers and crew shall be the sole responsibility	~~932~~	~~(d) Notwithstanding (a), (b) or (c) above, the parties~~
869	of the Charterers.	~~933~~	~~may agree at any time to refer to mediation any~~
		~~934~~	~~difference and/or dispute arising out of or in connection~~
870	30. Dispute Resolution (See Clause 65)	~~935~~	~~with this Contract.~~
~~871~~	~~*) (a) This Contract shall be governed by and construed~~ 	~~936~~	~~In the case of a dispute in respect of which arbitration~~
~~872~~	~~in accordance with English law and any dispute arising~~ 	~~937~~	~~has been commenced under (a), (b) or (c) above, the~~
~~873~~	~~out of or in connection with this Contract shall be referred~~ 	~~938~~	~~following shall apply:-~~
~~874~~	~~to arbitration in London in accordance with the Arbitration~~ 	~~939~~	~~(i) Either party may at any time and from time to time~~
~~875~~	~~Act 1996 or any statutory modification or re-enactment~~ 	~~940~~	~~elect to refer the dispute or part of the dispute to~~
~~876~~	~~thereof save to the extent necessary to give effect to~~ 	~~941~~	~~mediation by service on the other party of a written~~
~~877~~	~~the provisions of this Clause.~~	~~942~~	~~notice (the “Mediation Notice”) calling on the other~~
~~878~~	~~The arbitration shall be conducted in accordance with~~ 	~~943~~	~~party to agree to mediation.~~
~~879~~	~~the London Maritime Arbitrators Association (LMAA)~~ 	~~944~~	~~(ii) The other party shall thereupon within 14 calendar~~
~~880~~	~~Terms current at the time when the arbitration proceed -~~	~~945~~	~~days of receipt of the Mediation Notice confirm that~~
~~881~~	~~ings are commenced.~~ 		
~~882~~	~~The reference shall be to three arbitrators. A party~~		

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org.

First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART II

BARECON 2001 Standard Bareboat Charter

~~946~~	~~they agree to mediation, in which case the parties~~	~~971~~	~~(vi) Unless otherwise agreed or specified in the~~
~~947~~	~~shall thereafter agree a mediator within a further~~	~~972~~	~~mediation terms, each party shall bear its own costs~~
~~948~~	~~14 calendar days, failing which on the application~~	~~973~~	~~incurred in the mediation and the parties shall share~~
~~949~~	~~of either party a mediator will be appointed promptly~~	~~974~~	~~equally the mediator’s costs and expenses.~~
~~950~~	~~by the Arbitration Tribunal (“the Tribunal”) or such~~	~~975~~	~~(vii) The mediation process shall be without prejudice~~
~~951~~	~~person as the Tribunal may designate for that~~	~~976~~	~~and confidential and no information or documents~~
~~952~~	~~purpose. The mediation shall be conducted in such~~	~~977~~	~~disclosed during it shall be revealed to the Tribunal~~
~~953~~	~~place and in accordance with such procedure and~~	~~978~~	~~except to the extent that they are disclosable under~~
~~954~~	~~on such terms as the parties may agree or, in the~~	~~979~~	~~the law and procedure governing the arbitration.~~
~~955~~	~~event of disagreement, as may be set by the~~	~~980~~	~~(Note: The parties should be aware that the mediation~~
~~956~~	~~mediator.~~	~~981~~	~~process may not necessarily interrupt time limits.)~~
~~957~~	~~(iii) If the other party does not agree to mediate, that~~	~~982~~	~~(e) If Box 35 in Part I is not appropriately filled in, sub-clause~~
~~958~~	~~fact may be brought to the attention of the Tribunal~~	~~983~~	~~30(a) of this Clause shall apply. Sub-clause 30(d) shall~~
~~959~~	~~and may be taken into account by the Tribunal when~~	~~984~~	~~apply in all cases.~~
~~960~~	~~allocating the costs of the arbitration as between~~	~~985~~	~~*) Sub-clauses 30(a), 30(b) and 30(c) are alternatives;~~
~~961~~	~~the parties.~~	~~986~~	~~indicate alternative agreed in Box 35.~~
~~962~~	~~(iv) The mediation shall not affect the right of either~~		
~~963~~	~~party to seek such relief or take such steps as it~~	987	31. Notices (See Clause 46)
~~964~~	~~considers necessary to protect its interest.~~	~~988~~	~~(a) Any notice to be given by either party to the other~~
~~965~~	~~(v) Either party may advise the Tribunal that they have~~	~~989~~	~~party shall be in writing and may be sent by fax, telex,~~
~~966~~	~~agreed to mediation. The arbitration procedure shall~~	~~990~~	~~registered or recorded mail or by personal service.~~
~~967~~	~~continue during the conduct of the mediation but~~	~~991~~	~~(b) The address of the Parties for service of such~~
~~968~~	~~the Tribunal may take the mediation timetable into~~	~~992~~	~~communication shall be as stated in Boxes 3 and 4~~
~~969~~	~~account when setting the timetable for steps in the~~	~~993~~	~~respectively.~~
~~970~~	~~arbitration.~~		

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org.

First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART III

PROVISIONS TO APPLY FOR NEWBUILDING VESSELS ONLY

(Optional, only to apply if expressly agreed and stated in Box 37)

~~1.~~	~~Specifications and Building Contract~~		~~62~~	~~Builders have estimated that the Vessel will be ready for~~
~~2~~	~~(a) The Vessel shall be constructed in accordance with~~ 		~~63~~	~~delivery to the Owners as therein provided but the delivery~~
~~3~~	~~the Building Contract (hereafter called “the Building~~		~~64~~	~~date for the purpose of this Charter shall be the date when~~
~~4~~	~~Contract”) as annexed to this Charter, made between the~~		~~65~~	~~the Vessel is in fact ready for delivery by the Builders after~~
~~5~~	~~Builders and the Owners and in accordance with the~~		~~66~~	~~completion of trials whether that be before or after as~~
~~6~~	~~specifications and plans annexed thereto, such Building~~		~~67~~	~~indicated in the Building Contract. The Charterers shall not~~
~~7~~	~~Contract, specifications and plans having been counter -~~		~~68~~	~~be entitled to refuse acceptance of delivery of the Vessel~~
~~8~~	~~signed as approved by the Charterers.~~		~~69~~	~~and upon and after such acceptance, subject to Clause~~
~~9~~	~~(b) No change shall be made in the Building Contract or~~		~~70~~	~~1(d), the Charterers shall not be entitled to make any claim~~
~~10~~	~~in the specifications or plans of the Vessel as approved by~~		~~71~~	~~against the Owners in respect of any conditions,~~
~~11~~	~~the Charterers as aforesaid, without the Charterers’~~		~~72~~	~~representations or warranties, whether express or implied,~~
~~12~~	~~consent.~~		~~73~~	~~as to the seaworthiness of the Vessel or in respect of delay~~
~~13~~	~~(c) The Charterers shall have the right to send their~~		~~74~~	~~in delivery.~~
~~14~~	~~representative to the Builders’ Yard to inspect the Vessel~~		~~75~~	~~(b) If for any reason other than a default by the Owners~~
~~15~~	~~during the course of her construction to satisfy themselves~~		~~76~~	~~under the Building Contract, the Builders become entitled~~
~~16~~	~~that construction is in accordance with such approved~~ 		~~77~~	~~under that Contract not to deliver the Vessel to the Owners,~~
~~17~~	~~specifications and plans as referred to under sub-clause~~		~~78~~	~~the Owners shall upon giving to the Charterers written~~
~~18~~	~~(a) of this Clause.~~		~~79~~	~~notice of Builders becoming so entitled, be excused from~~
~~19~~	~~(d) The Vessel shall be built in accordance with the~~		~~80~~	~~giving delivery of the Vessel to the Charterers and upon~~
~~20~~	~~Building Contract and shall be of the description set out~~ 		~~81~~	~~receipt of such notice by the Charterers this Charter shall~~
~~21~~	~~therein. Subject to the provisions of sub-clause 2(c)(ii)~~		~~82~~	~~cease to have effect.~~
~~22~~	~~hereunder, the Charterers shall be bound to accept the~~		~~83~~	~~(c) If for any reason the Owners become entitled under~~
~~23~~	~~Vessel from the Owners, completed and constructed in~~		~~84~~	~~the Building Contract to reject the Vessel the Owners shall,~~
~~24~~	~~accordance with the Building Contract, on the date of~~		~~85~~	~~before exercising such right of rejection, consult the~~
~~25~~	~~delivery by the Builders. The Charterers undertake that~~		~~86~~	~~Charterers and thereupon~~
~~26~~	~~having accepted the Vessel they will not thereafter raise~~		~~87~~	~~(i) if the Charterers do not wish to take delivery of the Vessel~~
~~27~~	~~any claims against the Owners in respect of the Vessel’s~~		~~88~~	~~they shall inform the Owners within seven (7) running days~~
~~28~~	~~performance or specification or defects, if any.~~		~~89~~	~~by notice in writing and upon receipt by the Owners of such~~
~~29~~	~~Nevertheless, in respect of any repairs, replacements or~~		~~90~~	~~notice this Charter shall cease to have effect; or~~
~~30~~	~~defects which appear within the first 12 months from~~		~~91~~	~~(ii) if the Charterers wish to take delivery of the Vessel~~
~~31~~	~~delivery by the Builders, the Owners shall endeavour to~~		~~92~~	~~they may by notice in writing within seven (7) running days~~
~~32~~	~~compel the Builders to repair, replace or remedy any defects~~		~~93~~	~~require the Owners to negotiate with the Builders as to the~~
~~33~~	~~or to recover from the Builders any expenditure incurred in~~		~~94~~	~~terms on which delivery should be taken and/or refrain from~~
~~34~~	~~carrying out such repairs, replacements or remedies.~~		~~95~~	~~exercising their right to rejection and upon receipt of such~~
~~35~~	~~However, the Owners’ liability to the Charterers shall be~~		~~96~~	~~notice the Owners shall commence such negotiations and/~~
~~36~~	~~limited to the extent the Owners have a valid claim against~~		~~97~~	~~or take delivery of the Vessel from the Builders and deliver~~
~~37~~	~~the Builders under the guarantee clause of the Building~~		~~98~~	~~her to the Charterers;~~
~~38~~	~~Contract (a copy whereof has been supplied to the~~		~~99~~	~~(iii) in no circumstances shall the Charterers be entitled to~~
~~39~~	~~Charterers). The Charterers shall be bound to accept such~~		~~100~~	~~reject the Vessel unless the Owners are able to reject the~~
~~40~~	~~sums as the Owners are reasonably able to recover under~~		~~101~~	~~Vessel from the Builders;~~
~~41~~	~~this Clause and shall make no further claim on the Owners~~		~~102~~	~~(iv) if this Charter terminates under sub-clause (b) or (c) of~~
~~42~~	~~for the difference between the amount(s) so recovered and~~		~~103~~	~~this Clause, the Owners shall thereafter not be liable to the~~
~~43~~	~~the actual expenditure on repairs, replacement or~~		~~104~~	~~Charterers for any claim under or arising out of this Charter~~
~~44~~	~~remedying defects or for any loss of time incurred.~~		~~105~~	~~or its termination.~~
~~45~~	~~Any liquidated damages for physical defects or deficiencies~~		~~106~~	~~(d) Any liquidated damages for delay in delivery under the~~
~~46~~	~~shall accrue to the account of the party stated in Box 41(a)~~		~~107~~	~~Building Contract and any costs incurred in pursuing a claim~~
~~47~~	~~or if not filled in shall be shared equally between the parties.~~		~~108~~	~~therefor shall accrue to the account of the party stated in~~
~~48~~	~~The costs of pursuing a claim or claims against the Builders~~		~~109~~	~~Box 41(c) or if not filled in shall be shared equally between~~
~~49~~	~~under this Clause (including any liability to the Builders)~~		~~110~~	~~the parties.~~
~~50~~	~~shall be borne by the party stated in Box 41(b) or if not~~			
~~51~~	~~filled in shall be shared equally between the parties.~~		~~111~~	~~3. Guarantee Works~~
			~~112~~	~~If not otherwise agreed, the Owners authorise the~~
~~52~~	~~2.Time and Place of Delivery~~		~~113~~	~~Charterers to arrange for the guarantee works to be~~
~~53~~	~~(a) Subject to the Vessel having completed her~~		~~114~~	~~performed in accordance with the building contract terms,~~
~~54~~	~~acceptance trials including trials of cargo equipment in~~		~~115~~	~~and hire to continue during the period of guarantee works.~~
~~55~~	~~accordance with the Building Contract and specifications~~		~~116~~	~~The Charterers have to advise the Owners about the~~
~~56~~	~~to the satisfaction of the Charterers, the Owners shall give~~		~~117~~	~~performance to the extent the Owners may request.~~
~~57~~	~~and the Charterers shall take delivery of the Vessel afloat~~		~~118~~	~~4. Name of Vessel~~
~~58~~	~~when ready for delivery and properly documented at the~~		~~119~~	~~The name of the Vessel shall be mutually agreed between~~
~~59~~	~~Builders’ Yard or some other safe and readily accessible~~		~~120~~	~~the Owners and the Charterers and the Vessel shall be~~
~~60~~	~~dock, wharf or place as may be agreed between the parties~~			
~~61~~	~~hereto and the Builders. Under the Building Contract the~~			

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org.

First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART III

PROVISIONS TO APPLY FOR NEWBUILDING VESSELS ONLY

(Optional, only to apply if expressly agreed and stated in Box 37)

~~121~~	~~painted in the colours, display the funnel insignia and fly~~ 		~~128~~	~~shall bear all survey expenses and all other costs, if any,~~
~~122~~	~~the house flag as required by the Charterers.~~		~~129~~	~~including the cost of docking and undocking, if required,~~
			~~130~~	~~as well as all repair costs incurred. The Charterers shall~~
~~123~~	~~5. Survey on Redelivery~~		~~131~~	~~also bear all loss of time spent in connection with any~~
~~124~~	~~The Owners and the Charterers shall appoint surveyors~~ 		~~132~~	~~docking and undocking as well as repairs, which shall be~~
~~125~~	~~for the purpose of determining and agreeing in writing the~~		~~133~~	~~paid at the rate of hire per day or pro rata.~~
~~126~~	~~condition of the Vessel at the time of re-delivery.~~			
~~127~~	~~Without prejudice to Clause 15 (Part II), the Charterers~~			

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org.

First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART IV

HIRE/PURCHASE AGREEMENT

(Optional, only to apply if expressly agreed and stated in Box 42)

~~1~~	~~On expiration of this Charter and provided the~~ 		~~27~~	~~shall be for Sellers’ account.~~
	~~Charterers~~		~~28~~	~~In exchange for payment of the last month’s hire~~
~~2~~	~~have fulfilled their obligations according to Part I and II~~ 		~~29~~	~~instalment the Sellers shall furnish the Buyers with a~~
~~3~~	~~as well as Part III, if applicable, it is agreed, that on~~		~~30~~	~~Bill of Sale duly attested and legalized, together with a~~
~~4~~	~~payment of the final payment of hire as per Clause 11~~ 		~~31~~	~~certificate setting out the registered encumbrances, if~~
~~5~~	~~the Charterers have purchased the Vessel with~~		~~32~~	~~any. On delivery of the Vessel the Sellers shall provide~~
~~6~~	~~everything belonging to her and the Vessel is fully paid~~ 		~~33~~	~~for deletion of the Vessel from the Ship’s Register and~~
~~7~~	~~for.~~		~~34~~	~~deliver a certificate of deletion to the Buyers.~~
~~8~~	~~In the following paragraphs the Owners are referred to~~ 		~~35~~	~~The Sellers shall, at the time of delivery, hand to the~~
~~9~~	~~as the Sellers and the Charterers as the Buyers.~~		~~36~~	~~Buyers all classification certificates (for hull, engines,~~
~~10~~	~~The Vessel shall be delivered by the Sellers and taken~~ 		~~37~~	~~anchors, chains, etc.), as well as all plans which may~~
~~11~~	~~over by the Buyers on expiration of the Charter.~~		~~38~~	~~be in Sellers’ possession.~~
~~12~~	~~The Sellers guarantee that the Vessel, at the time of~~ 		~~39~~	~~The Wireless Installation and Nautical Instruments,~~
~~13~~	~~delivery, is free from all encumbrances and maritime~~ 		~~40~~	~~unless on hire, shall be included in the sale without any~~
~~14~~	~~liens or any debts whatsoever other than those arising~~ 		~~41~~	~~extra payment.~~
~~15~~	~~from anything done or not done by the Buyers or any~~		~~42~~	~~The Vessel with everything belonging to her shall be at~~
~~16~~	~~existing mortgage agreed not to be paid off by the time~~ 		~~43~~	~~Sellers’ risk and expense until she is delivered to the~~
~~17~~	~~of delivery. Should any claims, which have been incurred~~ 		~~44~~	~~Buyers, subject to the conditions of this Contract and~~
~~18~~	~~prior to the time of delivery be made against the Vessel,~~		~~45~~	~~the Vessel with everything belonging to her shall be~~
~~19~~	~~the Sellers hereby undertake to indemnify the Buyers~~		~~46~~	~~delivered and taken over as she is at the time of delivery,~~
~~20~~ 	~~against all consequences of such claims to the extent it~~ 		~~47~~	~~after which the Sellers shall have no responsibility for~~
~~21~~	~~can be proved that the Sellers are responsible for such~~ 		~~48~~	~~possible faults or deficiencies of any description.~~
~~22~~	~~claims. Any taxes, notarial, consular and other charges~~		~~49~~	~~The Buyers undertake to pay for the repatriation of the~~
~~23~~	~~and expenses connected with the purchase and~~		~~50~~	~~Master, officers and other personnel if appointed by the~~
~~24~~	~~registration under Buyers’ flag, shall be for Buyers’~~		~~51~~	~~Sellers to the port where the Vessel entered the Bareboat~~
~~25~~	~~account. Any taxes, consular and other charges and~~		~~52~~	~~Charter as per Clause 3 (Part II) or to pay the equivalent~~
~~26~~	~~expenses connected with closing of the Sellers’ register,~~		~~53~~	~~cost for their journey to any other place.~~

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org.

First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART V

PROVISIONS TO APPLY FOR VESSELS REGISTERED IN A BAREBOAT CHARTER REGISTRY

(Optional, only to apply if expressly agreed and stated in Box 43)

~~1~~	~~1. Definitions~~		~~17~~	~~3. Termination of Charter by Default~~
~~2~~	~~For the purpose of this PART V, the following terms shall~~ 		~~18~~	~~If the Vessel chartered under this Charter is registered~~
~~3~~	~~have the meanings hereby assigned to them:~~		~~19~~	~~in a Bareboat Charter Registry as stated in Box 44, and~~
~~4~~	~~“The Bareboat Charter Registry” shall mean the registry~~ 		~~20~~	~~if the Owners shall default in the payment of any amounts~~
~~5~~	~~of the State whose flag the Vessel will fly and in which~~		~~21~~	~~due under the mortgage(s) specified in Box 28, the~~
~~6~~	~~the Charterers are registered as the bareboat charterers~~ 		~~22~~	~~Charterers shall, if so required by the mortgagee, direct~~
~~7~~	~~during the period of the Bareboat Charter.~~		~~23~~	~~the Owners to re-register the Vessel in the Underlying~~
~~8~~	~~“The Underlying Registry” shall mean the registry of the~~ 		~~24~~	~~Registry as shown in Box 45.~~
~~9~~	~~state in which the Owners of the Vessel are registered~~		~~25~~	~~In the event of the Vessel being deleted from the~~
~~10~~	~~as Owners and to which jurisdiction and control of the~~		~~26~~	~~Bareboat Charter Registry as stated in Box 44, due to a~~
~~11~~	~~Vessel will revert upon termination of the Bareboat~~		~~27~~	~~default by the Owners in the payment of any amounts~~
~~12~~	~~Charter Registration.~~		~~28~~	~~due under the mortgage(s), the Charterers shall have~~
			~~29~~	~~the right to terminate this Charter forthwith and without~~
~~13~~	~~2.Mortgage~~		~~30~~	~~prejudice to any other claim they may have against the~~
~~14~~	~~The Vessel chartered under this Charter is financed by~~ 		~~31~~	~~Owners under this Charter.~~
~~15~~	~~a mortgage and the provisions of Clause 12(b) (Part II)~~			
~~16~~	~~shall apply.~~			

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org.

First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

EXECUTION VERSION

ADDITIONAL CLAUSES TO BARECON 2001 ORIGINALLY DATED 21 MARCH 2022 AND FURTHER

AMENDED BY AN AMENDMENT AND RESTATEMENT DEED DATED 29 JUNE 2023

CLAUSE 32 – CHARTER PERIOD

32.1

The period of this Charter (the “Charter Period”) shall, subject to the terms of this Charter,  ~~continue for a period of seven (7) years starting~~ start from the Commencement Date and end on the date falling eighty-four (84) months from 31 December 2023 (31 December 2023 being the “Reference Date”).

32.2	Notwithstanding the fact that the Charter Period shall commence on the Commencement Date, this Charter shall be:

(a)	in full force and effect; and

(b)	valid, binding and enforceable against the parties hereto,

with effect from the date hereof until the end of the Charter Period (subject to the terms of this Charter).

CLAUSE 33 – CANCELLATION

33.1	If:

(a)	the Vessel is not delivered by the Charterers as sellers to the Owners as buyers under the MOA by the Cancelling Date (or such later date as the parties to the MOA may agree);

(b)	it becomes unlawful for the Charterers as sellers and the Owners as buyers to perform or comply with any or all of their obligations under the MOA; or

(c)	the MOA expires, is cancelled, terminated, rescinded or suspended or otherwise ceases to remain in full force and effect for any reason (in whole or in part),

then this Charter shall immediately terminate and be cancelled (without prejudice to Clause 57 (Indemnities) and without the need for either the Owners or the Charterers to take any action whatsoever), provided that the Owners shall be entitled to retain all fees and expenses paid by the Charterers pursuant to Clause 44 (Fees and Expenses) (and without prejudice to Clause 44 (Fees and Expenses) and any clause of the MOA, if such fees have not been paid, the Charterers shall forthwith pay such fees and expenses to the Owners in accordance with Clause 44 (Fees and Expenses)) and such payment shall be irrevocable and unconditional and is acknowledged by the Charterers to be proportionate as to amount, having regard to the legitimate interest of the Owners, in protecting against the Owners’ risk of the Charterers failing to perform its obligations under this Charter. For the avoidance of doubt, the termination of the Charter shall not prejudice the operation of any provision of any Leasing Document which is expressed to survive the termination or cancellation of this Charter.

CLAUSE 34 – DELIVERY AND CHARTER OF VESSEL

34.1	This Charter is part of a transaction involving the sale, purchase and charter back of the Vessel and constitutes one of the Leasing Documents.

34.2	The obligation of the Owners to charter the Vessel to the Charterers hereunder is subject to and conditional upon:

(a)	no Termination Event or Potential Termination Event having occurred on the date of this Charter and on the Commencement Date;

(b)	the representations and warranties contained in Clause 48 (Representations and Warranties)

being true and correct on the date hereof and on the Commencement Date;

(c)	the Vessel being delivered to the Head Sellers pursuant to the Shipbuilding Contract;

(d)	the Vessel being delivered to the Charterers under the Head MOA;

(e)	the Vessel being delivered to the Owners pursuant to the MOA;

(f)	the Delivery occurring on or before the Cancelling Date; and

(g)	the Owners having received from the Charterers:

(i)

on or before the date falling one (1) Business Day prior to the Prepositioning Date (or such other period as the Owners may otherwise agree), the documents or evidence set out in Part A of Schedule 2 (Conditions Precedent) in form and substance satisfactory to them; and

(ii)

on the Commencement Date and prior to or simultaneously with the Owners executing a dated and timed copy of the protocol of delivery and acceptance evidencing delivery of the Vessel under the MOA and a dated and timed copy of the Acceptance Certificate, the documents or evidence set out in Part B of Schedule 2 (Conditions Precedent) in form and substance satisfactory to them, and if any of the documents listed in sub-paragraph (g) above are not in the English language then they shall be accompanied by an English translation where required by the Owners.

34.3

On delivery to and acceptance by the Owners (in their capacity as buyers) of the Vessel from the Charterers (in their capacity as sellers) under the MOA, the Vessel shall be deemed to have been delivered to, and accepted without reservation by, the Charterers under this Charter and the Charterers shall become and be entitled to the possession and use of the Vessel on and subject to the terms and conditions of this Charter on the same day as the delivery date of the Vessel under the MOA.

34.4

On Delivery, as evidence of the commencement of the Charter Period, the Charterers shall sign and deliver to the Owners, the Acceptance Certificate. The Charterers shall be deemed to have accepted the Vessel under this Charter, and the commencement of the Charter Period having started, on Delivery even if, for whatever reason, the Acceptance Certificate is not signed.

34.5

The Charterers shall not be entitled for any reason whatsoever to refuse to accept delivery of the Vessel under this Charter once the Vessel has been delivered to and accepted by the Owners (in their capacity as buyers) from the Charterers (in their capacity as sellers) under the MOA, and the Owners shall not be liable for any losses, costs or expenses whatsoever or howsoever arising including without limitation, any loss of profit or any loss or otherwise:

(a)	resulting directly or indirectly from any defect or alleged defect in the Vessel or any failure of the Vessel; or

(b)	arising from any delay in the commencement of the Charter Period or any failure of the Charter Period to commence.

34.6

The Owners shall not be obliged to deliver the Vessel to the Charterers with any bunkers and unused lubricating oils and hydraulic oils and greases in storage tanks and unopened drums of the Vessel except for such items which are already on the Vessel on Delivery. The Owners shall not be responsible for the fitness, quality or quantity of any such bunkers  and unused lubricating oils and hydraulic oils and greases and the Charterers shall make no claim against Owners in respect of the same.

34.7

The Charterers shall procure receipt by the Owners of the conditions subsequent set out in Part C of Schedule 2 in a form and substance satisfactory to the Owners within the time periods permitted therein.

CLAUSE 35 – QUIET ENJOYMENT

35.1	Subject to the terms of any QEL and provided that:

(a)	the Charterers do not breach any term of this Charter or any other Leasing Document to which they are a party; and

(b)	no Termination Event or Total Loss has occurred,

the Owners hereby agree not to disturb or interfere with the Charterers’ lawful use, possession and quiet enjoyment of the Vessel during the Charter Period.

CLAUSE 36 – CHARTERHIRE AND ADVANCE CHARTERHIRE

36.1

In consideration of the Owners agreeing to charter the Vessel to the Charterers under this Charter at the request of the Charterers, the Charterers hereby irrevocably and unconditionally agree to pay to the Owners the Charterhire, the Advance Charterhire and all other amounts payable under this Charter in accordance with the terms of this Charter.

36.2

The Charterers shall pay to the Owners on the Commencement Date, an amount which is equal to the difference between the Purchase Price and the Owners’ Costs as of the Commencement Date (the “Advance Charterhire”). The Charterers shall be deemed to have paid the Advance Charterhire to the Owners on the Commencement Date by the Owners (as buyers under the MOA) setting off an amount equal to the Advance Charterhire against a corresponding amount of the Purchase Price payable by the Owners to the Charterers (as sellers) under the MOA.

36.3	The Advance Charterhire shall not bear interest and shall be non-refundable.

36.4

Following Delivery and commencing from the Commencement Date but ending on and including the Reference Date, the Charterers shall pay Charterhire in arrears in quarterly instalments on each Payment Date. Each instalment shall consist of:

(a)

a capital element of Charterhire (the “Initial Fixed Charterhire”) which shall be in an amount equivalent to 1/28 of the difference between the Opening Capital Balance and the Expiry Owners’ Costs; and

(b)	a variable element of Charterhire (the “Initial Variable Charterhire”) which shall be calculated by applying the aggregate of:

(i)	the applicable Interest Rate for the relevant Hire Period; and

(ii)	the Margin; and

(iii)	the Credit Adjustment Spread,

to the Owners’ Costs on the immediately preceding Payment Date (or, in the case of the First Payment Date only, on the Commencement Date) for the Hire Period ending on the relevant Payment Date by reference to the actual number of days elapsed.

36.5

Following the Reference Date (but excluding such date) for the rest of the Charter Period, the Charterers shall pay Charterhire in arrears in quarterly instalments on each Payment Date. Each instalment shall consist of:

(a)	a capital element of Charterhire (the “Fixed Charterhire”) which shall be in an amount equivalent to 1/28 of the difference between the Amended Owners’ Costs and the Amended Expiry Owners’ Costs; and

(b)	a variable element of Charterhire (the “Variable Charterhire”) which shall be calculated by applying the aggregate of:

(i)	the applicable Interest Rate for the relevant Hire Period; and

(ii)	the Amended Margin,

to the Owners’ Costs on the immediately preceding Payment Date (in case of the first payment following the Reference Date, to the Amended Owners’ Costs) for the Hire Period ending on the relevant Payment Date by reference to the actual number of days elapsed.

36.6	~~36.5~~Charterhire shall be payable in arrears on the following dates (each a “Payment Date”):

(a)	the first instalment of Charterhire shall be payable on the date falling three (3) months after the Commencement Date (the “First Payment Date”); and

(b)

each subsequent instalment of Charterhire (other than the last instalment of Charterhire) shall be payable quarterly thereafter, with the final instalment of Charterhire payable on the last day of the Charter Period, such that there are a total of ~~twenty eight (28~~thirty five (35) Payment Dates during the Charter Period.

36.7	~~36.6~~Payment of Charterhire on any Payment Date shall be made in same day available funds and received by the Owners by not later than 5.00 pm (Shanghai time). Any payment of

Charterhire which is due to be made on a Payment Date which is not also a Business Day shall be made on the previous Business Day instead.

36.8	~~36.7~~Time of payment of the Charterhire and any other payments by the Charterers under this Charter shall be of the essence.

36.9	~~36.8~~All payments of the Charterhire and any other moneys payable hereunder shall be made in Dollars.

36.10

~~36.9~~All payments of the Charterhire and any other moneys payable hereunder shall be payable by the Charterers to the Owners’ designated bank account as the Owners may notify the Charterers in writing from time to time.

36.11	~~36.10~~Payment of the Charterhire and any other amounts under this Charter shall be at the Charterers’ risk until receipt by the Owners.

36.12

~~36.11~~The Vessel shall not at any time be deemed off-hire and the Charterers’ obligation to pay the Charterhire and any other amounts payable under this Charter (including but not limited to the Termination Sum or the Total Loss Termination Sum) in Dollars shall be absolute and unconditional under any and all circumstances and shall not be affected by any circumstances of any nature whatsoever including but not limited to:

(a)

(except in the case of the Advance Charterhire) any set off, counterclaim, recoupment, defence, claim or other right which the Charterers may at any time have against the Owners or any other person for any reason whatsoever including, without limitation, any act, omission or breach on the part of the Owners under this Charter or any other agreement at any time existing between the Owners and the Charterers;

(b)

any change, extension, indulgence or other act or omission in respect of any indebtedness or obligation of the Charterers, or any sale, exchange, release or surrender of, or other dealing in, any security for any such indebtedness or obligation;

(c)	any title defect or encumbrance or any dispossession of the Vessel by title paramount or otherwise;

(d)

any defect in the seaworthiness, condition, value, design, merchantability, operation or fitness for use of the Vessel or the ineligibility of the Vessel for any particular trade or for registration or documentation under the laws of any relevant jurisdiction;

(e)	the Total Loss or any damage to or forfeiture or court marshall’s or other sale of the Vessel if the Termination Sum, Total Loss Termination Sum or any part thereof remains due;

(f)

any libel, attachment, levy, detention, sequestration or taking into custody of the Vessel or any restriction or prevention of or interference with or interruption or cessation in, the use or possession thereof by the Charterers;

(g)	any insolvency, bankruptcy, reorganization, arrangement, readjustment, dissolution, liquidation or similar proceedings by or against the Charterers and any other Obligors;

(h)

any invalidity, unenforceability, lack of due authorization or other defects, or any failure or delay in performing or complying with any of the terms and provisions of this Charter or any of the Leasing Documents by any party to this Charter or any other person;

(i)	any enforcement or attempted enforcement by the Owners of their rights under this Charter or any of the Leasing Documents executed or to be executed pursuant to this Charter;

(j)

any loss of use of the Vessel due to deficiency or default or strike of officers or crew, fire, breakdown, damage, accident, defective cargo or any other cause which would or might but for this provision have the effect of terminating or in any way affecting any obligation of the Charterers under this Charter; or

(k)

any prevention, delay, deviation or disruption in the use of the Vessel resulting from the wide outbreak of any viruses (including the 2019 novel coronavirus), including but not limited to those caused by:

(i)	closure of ports;

(ii)	prohibitions or restrictions against the Vessel calling at or passing through certain ports;

(iii)	restriction in the movement of personnel and/or shortage of labour affecting the operation of the Vessel or the operation of the ports (including stevedoring operations);

(iv)	quarantine regulations affecting the Vessel, its cargo, the crew members or relevant port personnel;

(v)	fumigation or cleaning of the Vessel; or

(vi)

any claims raised by any sub-charterer or manager of the Vessel that a force majeure event or termination event (or any other analogous event howsoever called) has occurred under the relevant charter agreement or management agreement (as the case may be) of the Vessel as a result of the outbreak of such viruses.

36.13

~~36.12~~All stamp duty, value added tax (for the avoidance of doubt, including without limitation, goods and services tax), withholding or other taxes and import and export duties and all other similar types of charges (for the avoidance of doubt any Owner’s income tax liabilities) which may be levied or assessed on or in connection with:

(a)	the operation of this Charter in respect of the hire and all other payments to be made pursuant to this Charter and the remittance thereof to the Owners; and

(b)	the import, export, purchase, delivery and re-delivery of the Vessel,

shall be borne by the Charterers. The Charterers shall pay, if applicable, value added tax and other similar tax levied on any Charterhire and other payments payable under this Charter by addition to, and at the time of payment of, such amounts.

CLAUSE 37 – CHANGES TO INTEREST RATE, DEFAULT INTEREST

37.1

(a)

Interpolated Term SOFR: If, in relation to any determination of the Interest Rate prior to a Published Rate Replacement Event, the Owners determine (which determination shall be conclusive and binding) that Term SOFR is not available for a Hire Period, the applicable Interest Rate shall be the Interpolated Term SOFR.

(b)

Historic Term SOFR: If paragraph (a) above applies but it is not possible to calculate the Interpolated Term SOFR for the relevant Hire Period, the applicable Interest Rate shall be the Historic Term SOFR.

(c)

Interpolated Historic Term SOFR: if paragraph (b) above applies but no Historic Term SOFR is available for the relevant Hire Period, the applicable Interest Rate shall be the Interpolated Historic Term SOFR.

(d)	Cost of Funds: if paragraph (c) above applies but it is not possible to calculate the Interpolated Historic Term SOFR, Clause 37.2 below shall apply.

37.2

(i) If this Clause 37.2 applies to any Hire Period pursuant to Clause 37.1(d) above; or (ii) after the occurrence of a Published Rate Replacement Event but prior to the making of any necessary amendment or waiver in accordance with Clause 37.3 below; or (iii) if the Charterers receive notification from the Owners that the costs of funding of the Owners would be in excess of the Market Disruption Rate, the Interest Rate shall be the rate per annum which is the cost certified by the Owners (expressed as an annual rate of interest) of funding the Owners’ Costs during the relevant Hire Period (as reasonably determined by the Owners).

37.3

If a Published Rate Replacement Event has occurred in relation to the Published Rate, the Owners are entitled to make any amendment or waiver to the terms of the Leasing Documents with the consent of the Charterers (at the Charterers’ cost) which relates to:

(a)	providing for the use of a Replacement Reference Rate in place of (or in addition to) that Published Rate; and

(b)

(i)	aligning any provision of any Leasing Document to the use of that Replacement Reference Rate;

(ii)

enabling that Replacement Reference Rate to  be used for the calculation of the Interest Rate under this Charter (including, without limitation, any consequential changes required to enable that Replacement Reference Rate to be used for the purposes of this Charter);

(iii)	implementing market conventions applicable to that Replacement Reference Rate;

(iv)	providing for appropriate fallback (and market disruption) provisions for that Replacement Reference Rate;

(v)

adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Reference Rate (and if any adjustment or method for calculating any adjustment  has  been  formally  designated,  nominated  or  recommended  by  the

Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation),

and pending any such amendment or waiver and the Replacement Reference Rate being utilised under the Leasing Documents to calculate the Interest Rate, Clause 37.2 shall apply to the calculation of the Interest Rate.

37.4

If the Charterers fail to make any payment due under this Charter on the due date, they shall pay additional interest on such late payment at a rate which is equal to two per cent. (2%) per annum above ~~the applicable Interest Rate for the relevant Hire Period and the Margin and the Credit Adjustment Spread~~ :

(a)	prior to and including the Reference Date, the applicable Interest Rate for the relevant Hire Period and the Margin and the Credit Adjustment Spread; and

~~37.4~~(b)

following and excluding the Reference Rate, the applicable Interest Rate for the relevant Hire Period and the Amended Margin, which shall apply prior to, during or following Delivery and shall accrue on a daily basis from the date on which ~~such~~ payment became due up to and excluding the date of payment thereof~~,~~ and the Charterers and the Owners agree that such default rate is proportionate as to amount, having regard to the legitimate interest of the Owners, in protecting against the Owners’ risk of the Charterers failing to perform its obligations under this Charter.

37.5

All interest (including default interest) and any other payments under this Charter which are of an annual or periodic nature shall accrue from day to day and shall be calculated on the basis of the actual number of days elapsed and a three hundred and sixty (360) days’ year.

CLAUSE 38 – POSSESSION OF VESSEL

38.1

The Charterers shall not, without the prior written consent of the Owners, assign, mortgage or pledge the Vessel or any interest therein and shall not permit the creation or existence of any Security Interest thereon (including for any monies paid in advance and not earned, and for any claims for damages arising from any breach by the Owners of this Charter and other amounts due to the Charterers under this Charter) except for the Permitted Security Interests.

38.2

The Charterers shall promptly notify any party (including without limitation, any sub-charterer) (as the Owners may request) in writing that the Vessel is the property of the Owners and the Charterers shall provide the Owners with a copy of such written notification and evidence that such party has received such written notification.

38.3

If the Vessel is arrested, seized, impounded, forfeited, detained or taken out of their possession or control (whether or not pursuant to any distress, execution or other legal process), the Charterers shall procure the immediate release of the Vessel (whether by providing bail or procuring the provision of security or otherwise do such lawful things as the circumstances may require) and shall immediately notify the Owners of such event and shall indemnify the Owners against all losses, costs or charges incurred by the Owners by reason thereof in re-taking possession or otherwise in re-acquiring the Vessel.

38.4	The Charterers shall pay and discharge or cause any sub-charterer of the Vessel to pay and discharge all obligations and liabilities whatsoever which have given or may give rise to liens on or claims enforceable against the Vessel. The Charterers shall take all reasonable steps to prevent (and shall procure that a sub-charterer shall take all reasonable steps to prevent) an arrest of the Vessel.

CLAUSE 39 – INSURANCE

39.1	The Charterers shall procure that insurances for the Vessel are effected:

(a)	in Dollars;

(b)

in the case of fire and usual hull and machinery, marine risks and war risks (including blocking and trapping), on an agreed value basis of at least the higher of (i) one hundred per cent (100%) of then applicable Fair Market Value of the Vessel and (ii) one hundred and twenty per cent (120%) of the then prevailing Owners’ Costs ;

(c)

in the case of oil pollution liability risks, for an aggregate amount equal to the higher of (i) US$1,000,000,000 or (ii) the highest level of cover from time to time available under basic protection and indemnity club entry and in the international marine insurance market;

(d)

in the case of protection and indemnity risks, in respect of the full tonnage of the Vessel and with a protection and indemnity club which is a member of the International Group of Protection and Indemnity Clubs;

(e)

through brokers approved by the Owners and with first class international insurers and/or underwriters acceptable to the Owners and having a Standard & Poor’s rating of BBB+ or above, a Moody’s rating of A or above or an AM Best rating of A- or above or otherwise acceptable to the Owners; and

(f)	otherwise on terms and in form acceptable to the Owners.

39.2	In addition to the terms set out in Clause 13(a) (Insurance and Repairs), the Charterers shall procure that the Obligatory Insurances shall:

(a)

subject always to paragraph (b), name the Owners, the Charterers and the Approved Technical Manager as the only named assureds unless the interest of every other named assured or co- assured is limited:

(i)	in respect of any Obligatory Insurances for hull and machinery and war risks;

(A)	to any provable out-of-pocket expenses that they have incurred and which form part of any recoverable claim on underwriters; and

(B)	to any third party liability claims where cover for such claims is provided by the policy (and then only in respect of discharge of any claims made against them); and

(ii)

in respect of any Obligatory Insurances for protection and indemnity risks, to any recoveries they are entitled to make by way of reimbursement following discharge of any third party liability claims made specifically against them, and every other named assured or co-assured has undertaken in writing to the Owners or the Owners’ Financiers (if any) (in such form as they may require) that any deductible shall be apportioned between the Charterers and every other named assured or co-assured (save for the Owners or the Owners’ Financiers (if any)) in proportion to the gross claims made by or paid to each of them and that they shall do all things necessary and provide all documents, evidence and information to enable the Owners and the Owners’ Financiers (if any) in accordance with the terms of the loss payable clause, to collect or recover any moneys which at any time become payable in respect of the Obligatory Insurances;

(b)	whenever the Owners require in respect of any Owners’ Financiers:

(i)

in respect of fire and other usual marine risks and war risks, name (or be amended to name) the same as additional named assured for their rights and interests, warranted no operational interest and with full waiver of rights of subrogation against such Owners’ Financier, but without such financiers thereby being liable to pay (but having the right to pay) premiums, calls or other assessments in respect of such insurance;

(ii)

in relation to protection and indemnity risks, name (or be amended to name) the same as additional insured or co-assured for their rights and interests to the extent permissible under the relevant protection and indemnity club rules; and

(iii)

name the Owners’ Financiers (if any) and the Owners as respectively the first ranking loss payee and the second ranking loss payee (and in the absence of any Owners’ Financiers, the Owners as first ranking loss payee) in accordance with the terms of the relevant loss payable clauses approved by the Owners’ Financiers and the Owners with such directions for payment in accordance with the terms of such relevant loss payable clause, as the Owners and the Owners’ Financiers (if any) may specify;

(c)

provide that all payments by or on behalf of the insurers under the Obligatory Insurances to the Owners and/or the Owners’ Financiers (as applicable) shall be made without set-off, counterclaim, deduction or condition whatsoever;

(d)	provide that such Obligatory Insurances shall be primary without right of contribution from other insurances which may be carried by the Owners or the Owners’ Financiers (if any);

(e)	provide that the Owners and/or the Owners’ Financiers (if any) may make proof of loss if the Charterers fail to do so; and

(f)

provide that if any Obligatory Insurance is cancelled, or if any substantial change is made in the coverage which adversely affects the interest of the Owners and/or the Owners’ Financiers (if any), or if any Obligatory Insurance is allowed to lapse for non-payment of premium, such cancellation, change or lapse shall not be effective with respect to the Owners and/or the Owners’ Financiers (if any) for thirty (30) days after receipt by the Owners and/or the Owners’ Financiers (if any) of prior written notice from the insurers of such cancellation, change or lapse.

39.3	The Charterers shall:

(a)	at least fourteen (14) days prior to Delivery (or such shorter period agreed by the parties), notify in writing the Owners of the terms and conditions of all Insurances;

(b)

at least fourteen (14) days before the expiry of any Obligatory Insurance or otherwise before the change of appointment of any brokers (or other insurers) and any protection and indemnity or war risks association through which Obligatory Insurances are taken from time to time pursuant to this Clause 39 (Insurance), notify the Owners of the brokers (or other insurers) and any protection and indemnity or war risks association through or with whom the Charterers propose to renew or obtain that Obligatory Insurance and of the proposed terms of such renewed or new insurance cover and obtain the Owners’ approval to such matters;

(c)

at least seven (7) days before the expiry of any Obligatory Insurance, procure that such Obligatory Insurance is renewed or to be renewed on its expiry date in accordance with the provisions of this Charter;

(d)

procure that the approved brokers and/or the war risks and protection and indemnity associations with which such a renewal is effected shall promptly after the renewal or the effective date of the new insurance and protection and indemnity cover notify the Owners in writing of the terms and conditions of the renewal; and

(e)

as soon as practicable after the expiry of any Obligatory Insurance and within thirty (30) days after such expiry, deliver to the Owners a letter of undertaking as required by this Charter in respect of such Insurances for the Vessel as renewed pursuant to Clause 39.3 together with copies of the relevant policies or cover notes or entry certificates duly endorsed with the interest of the Owners and/or the Owners’ Financiers (if any).

39.4

The Charterers shall ensure that all insurance companies and/or underwriters, and/or insurance brokers (if any) provide the Owners with copies (or upon the Owners’ request, originals) of policies, cover notes and certificates of entry relating to the Obligatory Insurances which they are to effect or renew and letter or letters of undertaking in a form required by the Owners or the Owners’ Financiers (if any) and including undertakings by the insurance companies and/or underwriters that:

(a)	they will have endorsed on each policy, immediately upon issuance, a loss payable clause and a notice of assignment complying with the provisions of this Charter and the Financial Instruments;

(b)

they will hold the benefit of such policies and such insurances, to the order of the Owners and/or the Owners’ Financiers (if any) and/or such other party in accordance with the said loss payable clause;

(c)	they will advise the Owners and the Owners’ Financiers (if any) promptly of any material change to the terms of the Obligatory Insurances of which they are aware;

(d)

they will notify the Owners and the Owners’ Financiers (if any) not less than fourteen (14) days before the expiry of the Obligatory Insurances, in the event of their not having received notice of renewal instructions from the Charterers and, in the event of their receiving instructions to renew, they will promptly notify the Owners and the Owners’ Financiers (if any) of the terms of the instructions; and

(e)

if any of the Obligatory Insurances form part of any fleet cover, the Charterers shall procure that the insurance broker(s), or leading insurer, as the case may be, undertakes to the Owners and the Owners’ Financiers (if any) that such insurance broker or insurer will not set off against any sum recoverable in respect of a claim relating to the Vessel under such  Obligatory Insurances any premiums due in respect of any other vessel under any fleet cover of which the Vessel forms a part or any premium due for other insurances, they waive any lien on the policies, or any sums received under them, which they might have in respect of such premiums, and they will not cancel such Obligatory Insurances by reason of non-payment of such premiums or other amounts, and will arrange for a separate policy to be issued in respect of the Vessel forthwith upon being so requested by the Owners or the Owners’ Financiers (if any) and where practicable.

39.5	The Charterers shall ensure that any protection and indemnity and/or war risks associations in which the Vessel is entered provides the Owners and the Owners’ Financiers (if any) with:

(a)	a copy of the certificate of entry for the Vessel as soon as such certificate of entry is issued;

(b)	a letter or letters of undertaking in such form as may be required by the Owners or the Owners’ Financiers (if any) or in such association’s standard form; and

(c)	a certified copy of each certificate of financial responsibility for pollution by oil or other Environmentally Sensitive Material issued by the relevant certifying authority in relation to the Vessel.

39.6	The Charterers shall ensure that all policies relating to the Obligatory Insurances are deposited with the approved brokers (if any) through which the insurances are effected or renewed.

39.7	The Charterers shall procure that all premiums or other sums payable in respect of the Obligatory Insurances are punctually paid and produce all relevant receipts when so required by the Owners.

39.8	The Charterers shall ensure that any guarantees required by a protection and indemnity or war risks association are promptly issued and remain in full force and effect.

39.9

The Charterers shall neither do nor omit to do (nor permit to be done or not to be done) any act or thing which would or might render any Obligatory Insurance invalid, void, voidable or unenforceable or render any sum payable under an Obligatory Insurance repayable in whole or in part and, in particular:

(a)

the Charterers shall procure that all necessary action is taken and  all  requirements  are complied with which may from time to time be applicable to the Obligatory Insurances, and (without limiting the obligations contained in this Clause) ensure that the Obligatory Insurances are not made subject to any exclusions or qualifications to which the Owners have not given their prior approval (unless such exclusions or qualifications are made in accordance with the rules of a protection and indemnity association which is a member of the International Group of Protection and Indemnity Clubs);

(b)

the Charterers shall not make or permit any changes relating to the classification or the classification society of the Vessel or, subject to procuring the provision of a replacement manager’s undertaking in substantially the same form as the Manager’s Undertaking, any changes to the manager or operator of the Vessel unless such changes have, if required, first been approved by the underwriters of the Obligatory Insurances and the Owners or the Owners’ Financiers (if any);

(c)

the Charterers shall procure that all quarterly or other voyage declarations which may be required by the protection and indemnity risks association in which the Vessel is entered to maintain cover for trading to the United States of America and Exclusive Economic Zone (as defined in the United States Oil Pollution Act 1990 or any other applicable legislation) are made and the Charterers shall promptly provide the Owners with copies of such declarations and a copy of its valid certificate of financial responsibility; and

(d)

the Charterers shall not employ the Vessel, nor allow it to be employed, otherwise than in conformity with the terms and conditions of the Obligatory Insurances, without first obtaining the consent of the insurers and complying with any requirements (as to extra premium or otherwise) which the insurers specify.

39.10

The Charterers shall not make or agree to any material alteration to the terms of any Obligatory Insurance nor waive any right relating to any Obligatory Insurance without the prior written consent of the Owners.

39.11

The Charterers shall not settle, compromise or abandon any claim under any Obligatory Insurance for Total Loss or for a Major Casualty, and shall do all things necessary and provide all documents, evidence and information to enable the Owners to collect or recover any moneys which at any time become payable in respect of the Obligatory Insurances.

39.12	The Charterers shall provide the Owners upon written request, copies of all material communications between the Charterers and:

(a)	the approved brokers;

(b)	the approved protection and indemnity and/or war risks associations; and

(c)	the approved insurers and/or underwriters,

which relate directly or indirectly to:

(i)	the Charterers’ obligations relating to the Obligatory Insurances including, without limitation, all requisite declarations and payments of additional premiums or calls; and

(ii)

any credit arrangements made between the Charterers and any of the persons referred to in paragraphs (a) or (b) above relating wholly or partly to the effecting or maintenance of the Obligatory Insurances; and

(iii)	any communication with any party involved in case of a claim under any of the Vessel’s insurances.

39.13	The Charterers shall promptly provide the Owners (or any persons which they may designate) with any information which the Owners may request for the purpose of:

(a)	obtaining or preparing any report from an independent marine insurance broker as to the adequacy of the Insurances (including but not limited to the report obtained under Clause 39.16); or

(b)

effecting, maintaining or renewing any such insurances as are referred to in Clause 13(a) (Insurance and Repairs) or this Clause 39 (Insurance) or dealing with or considering any matters relating to any such insurances;

39.14

The Charterers shall upon demand fully indemnify the Owners (including if requested by the Owners, make direct payment to the relevant insurer or broker for the same) in respect of all premiums and other expenses which are incurred by:

(a)

the Owners in connection with or with a view to effecting, maintaining or renewing an innocent owners interest insurance and an innocent owners additional perils insurance or any similar protective shipowner insurance that is taken out in respect of the Vessel; and/or

(b)

the Owners’ Financiers (if any) in connection with or with a view to effecting, maintaining or renewing a mortgagee’s interest insurance, a mortgagee’s additional perils insurance, all protection and indemnity insurance that is taken out in respect of the Vessel, in each case as referred to in paragraphs (a) and (b) above, in an amount not exceeding one hundred and twenty per cent (120%) of the Owners’ Costs from time to time and on such other terms, through such insurers and generally in such manner as the Owners or the Owners’ Financiers (as the case may be) may from time to time consider appropriate.

39.15

The Charterers shall be solely responsible for and indemnify the Owners in respect of all loss or damage to the Vessel (insofar as the Owners shall not be reimbursed by the proceeds of any insurance in respect thereof) however caused occurring at any time or times before physical possession thereof is retaken by the Owners, with only reasonable wear and tear to the Vessel excepted.

39.16

The Charterers shall reimburse or indemnify the Owners for any expenses incurred or to be incurred by the Owners in obtaining a detailed report signed by an independent firm of marine insurance brokers approved by the Owners dealing with the Obligatory Insurances and stating the opinion of such firm as to the adequacy of the Obligatory Insurances:

(a)	when an agreed form of such detailed report satisfactory to the Owners is obtained as a condition precedent requirement under Part A of Schedule 2 (Conditions Precedent) of this Charter;

(b)

when the Owners procure the issuance of such detailed report no more than once every calendar year, unless a Termination Event has occurred in which case such reports may be procured at the Charterer’s cost at any such time; and

(c)

further from time to time upon the Owners’ demand where, in the Owners’ opinion, at any time during the Charter Period there has been a material change in the terms of the Insurances and/or a change in the circumstances which would materially adversely affect the adequacy of the Obligatory Insurances.

39.17	The Charterers shall:

(a)

keep the Vessel insured at their expense against such other risks (not including loss of hire or earnings risks) which the Owners and the Owners’ Financiers (if any) consider reasonable for a prudent shipowner or operator to insure against for trading, management, operational and/or safety purposes at the relevant time (as notified by the Owners) and which risks are, at that time, generally insured against as market practice by owners or operators of vessels similar to the Vessel and having regard to the availability of such cover in the insurance market at that time; and

(b)

upon demand fully indemnify the Owners in respect of all premiums and other expenses incurred by the Owners in respect of any other insurances which the Owners deem necessary and takes out in respect of the Vessel.

CLAUSE 40 – WARRANTIES RELATING TO VESSEL

40.1

It is expressly agreed and acknowledged that the Owners are not the manufacturer or original supplier of the Vessel but that the Owners (in their capacity as buyers) have purchased the Vessel from the Charterers (in their capacity as sellers) pursuant to the MOA at the request of the Charterers, for the purpose of then chartering the Vessel to the Charterers hereunder and that no condition, term, warranty or representation of any kind is or has been given to the Charterers by or on behalf of the Owners in respect of the Vessel (or any part thereof).

40.2

All conditions, terms or warranties express or implied by the law relating to the specifications, quality, description, merchantability or fitness for any purpose of the Vessel (or any part thereof) or otherwise are hereby expressly excluded.

40.3

The Charterers agree and acknowledge that the Owners shall not be liable for any claim, loss, damage, expense or other liability of any kind or nature caused directly or indirectly by the Vessel or by any inadequacy thereof or the use or performance thereof or any repairs thereto or servicing thereof and the Charterers shall not by reason thereof be released from any liability to pay any Charterhire or other payment due under this Charter.

40.4

The Charterers further agree and acknowledge that the Owners are not operating the Vessel and the liability to surrender any Emission Allowances in respect of the Vessel under any applicable Emission Scheme shall lie with the Charterers and/or any other organisation or person whom the Charterers have contractually agreed to take over all duties and responsibilities (including any sub-charterer of the Vessel or the Approved Manager) imposed by the ISM Code, and the Charterers hereby agree that they shall promptly upon the Owners’ request, provide and submit a signed mandate letter in the form acceptable to the Owners and the relevant authority and any other information and documents as required by the Owners and/or the relevant authority.

40.5	Without prejudice to Clause 40.4, in relation to EU ETS:

(a)	the Charterers acknowledge that if the Vessel stops at ports in the European Union, they will incur liabilities under EU ETS and Fuel EU Maritime;

(b)

the Charterers acknowledge and agree that if they intend to sail the Vessel into ports in the European Union, the Charterers shall register the Vessel as part of a Shipping Company (as defined under the EU ETS) as required under the EU ETS and shall comply in all respects with the EU ETS and Fuel EU Maritime;

(c)

if required by the Owners, the Charterers shall provide a letter in a format to be agreed by the Owners confirming that they have assumed responsibility for the operation of the Vessel from the Owners (the “ETS and Fuel EU Maritime Letter”); and

(d)

the Charterers shall submit the ETS and Fuel EU Maritime Letter to the relevant administering authority upon registration of the Vessel pursuant to the EU ETS and shall provide the Owners with evidence of such registration within fourteen (14) days.

CLAUSE 41 – TERMINATION AND REDELIVERY

41.1

Upon termination of the leasing of the Vessel under this Charter pursuant to Clause 47.2, the Charterers shall be obliged to pay the Owners the Termination Sum on the Termination Date and it is hereby agreed by the parties hereto that:

(a)

without prejudice to Clause 42.2, the obligation to pay the Termination Sum is a continuing obligation and shall survive the termination of the leasing of the Vessel under this Charter and shall continue in full force and effect until irrevocably and unconditionally paid in full;

(b)

payment of the Termination Sum is deemed to be proportionate as to amount, having regard to the legitimate interest of the Owners, in protecting against the Owners’ risk of the Charterers failing to perform its obligations under this Charter; and

(c)

the Termination Sum shall, depending on the nature of the Termination Event(s) on the basis of which the Owners serve a Termination Notice, be either an obligation to pay damages following acceptance by the Owners of a breach of condition by the Charterers or an obligation to pay an agreed sum in specified circumstances which do not involve a breach of contract by the Charterers.

41.2

If the Charterers fail to make any payment of the Termination Sum on the Termination Date, Clause ~~37.6~~ 37.4 shall apply and the Owners shall be entitled to exercise their rights under Clause 42 (Sale of Vessel by the Owners in the event of Non-Payment of Termination Sum).

41.3

Concurrently with the unconditional and irrevocable payment of the Termination Sum in full pursuant to the terms of this Charter, this Charter shall terminate and the Owners shall (save in the event of Total Loss or in the event that the Vessel has been sold or contracted to be sold pursuant to Clause 42 (Sale of Vessel by the Owners in the event of Non-Payment of Termination Sum)), at the cost of the Charterers, transfer the legal and beneficial ownership of the Vessel on an “as is where is” basis to the Charterers or their nominees free from any registered mortgages, encumbrances, liens, debts or claims incurred or permitted by the Owners (save for those liens, encumbrances and debts incurred by the Charterers or arising out of or in connection with this Charter), and shall execute a bill of sale and a protocol of delivery and acceptance evidencing the same and such sale shall be completed otherwise in accordance with Clause 56.1(a) and 56.1(b).

41.4

The Charterers hereby undertake to indemnify the Owners against any claims incurred in relation to the Vessel prior to such transfer of ownership. Any taxes, notarial, consular and other costs, charges and expenses connected with closing of the Owners’ register shall be for the Charterers’ account.

41.5

On natural expiration of this Charter, unless the Purchase Option ~~Price or the Mandatory Sale~~ Price is paid by the Charterers in accordance with Clause 56 (Sale of the Vessel), the Charterers shall re-deliver the Vessel to the Owners in accordance with Clause 41.6 and shall ensure that they have fulfilled their obligations under this Charter and made payment of all Charterhire and all other moneys pursuant to the terms of this Charter. In such case, the Charterers shall give the Owners not less than 30/20/10/5 running days’ preliminary notice of expected date and range of ports or places of redelivery not less than 5/3/2/1/ running days’ definite notice of expected date and port or place of redelivery. Any changes thereafter in the Vessel’s position shall be notified immediately to the Owners.

41.6

If the Charterers are required to redeliver the Vessel to the Owners pursuant to the terms of this Charter, the Vessel shall be redelivered and taken over safely afloat at a safe and accessible berth or anchorage in such location as the Owners may reasonably require (which, for the avoidance of doubt, shall exclude any war listed area declared by the Joint War Committee). The Charterers shall ensure that, at the time of redelivery to the Owners, the Vessel:

(a)

be in an equivalent class as she was as at the Commencement Date and without any recommendations or conditions and with valid certificates for not less than six (6) months and free of average damage affecting the Vessel’s classification and in the same or as good structure, state, condition and classification as that in which she was deemed on the Commencement Date, fair wear and tear not affecting the Vessel’s classification excepted;

(b)

has passed her 5-year special survey (if applicable), and subsequent second intermediate surveys and drydock at the Charterers’ time and expense without any overdue recommendations or conditions to the satisfaction of the Approved Classification Society;

(c)	‘has her survey cycles up-to-date and trading and class certificate valid for at least the number of months agreed in Box 17;

(d)

be re-delivered to the Owners together with all spare parts and spare equipment as were on board at the time of Delivery, and any such spare parts and spare equipment on board at the time of re-delivery shall be taken over by the Owners free of charge;

(e)

be free of any cargo and Security Interest (save for the Security Interests granted pursuant to the Financial Instruments, if any) subject to the terms of any sub-charter which the Owners have approved pursuant to the terms of this Charter;

(f)	be free of any crew and officers unless otherwise instructed by the Owners;

(g)

be free of any charter or other employment (unless the Owners wish to retain the continuance of any prevailing charter or as otherwise agreed by the Owners in their absolute discretion or unless such sub-charter has been approved by the Owners pursuant to the terms of this Charter); and

(h)

have such amount of bunkers on board the Vessel as would be sufficient to enable the Vessel to sail to the nearest bunker port in compliance with all bunkering fuel content regulations then applicable in such place of redelivery.

41.7

The Charterers warrant that they will not permit (or request any sub-charterer not to) the Vessel to commence a voyage (including any preceding ballast voyage) which cannot reasonably be expected to be completed in time to allow redelivery of the Vessel within any time period required by this Clause 41 (Termination and Redelivery). Notwithstanding the above, should the Charterers fail to redeliver the Vessel within any time period required by this Clause 41 (Termination and Redelivery), the Charterers shall pay the daily equivalent to the rate of Charterhire plus ten per cent. (10%) or to the market rate, whichever is the higher, for the number of days by which the Charter Period is exceeded.

41.8

If the Charterers are required to redeliver the Vessel to the Owners pursuant to the terms of this Charter other than pursuant to Clause 42.1(a), the Owners and Charterers shall mutually appoint a surveyor (the “Joint Surveyor”) for the purpose of determining and agreeing in writing the condition of the Vessel at the time of such redelivery. The Charterers shall provide the Joint Surveyor with all such facilities and access to the Vessel as may be required to enable the Joint Surveyor to conduct its survey of the Vessel and shall take all such actions as may be reasonably recommended by the Joint Surveyor to ensure that the Vessel shall be redelivered in accordance with Clause 41.6.

41.9

If the Charterers are required to redeliver the Vessel to the Owners pursuant to Clause 42.1(a), the Owners shall appoint surveyors (the “Owners’ Surveyor”) for the purpose of determining and agreeing  in writing the condition of  the Vessel  at the time  of such  redelivery.  The Charterers shall provide the Owners’ Surveyor with all such facilities and access to the Vessel as may be required to enable the Owners’ Surveyor to conduct its survey of the Vessel and shall take all such actions as may be reasonably recommended by the Owners’ Surveyor to ensure that the Vessel shall be redelivered in accordance with Clause 41.6.

41.10

The Owners shall not be obliged to accept redelivery of the Vessel until the Owners are reasonably satisfied that all conditions for the redelivery of the Vessel under this Charter (including without limitation, Clause 41.6) are met, and the Vessel shall (if the redelivery is at the end of the Charter Period) continue to be on-hire under the terms of this Charter until such redelivery. The Owners reserve all rights to recover from the Charterers any costs, expense and/or liabilities incurred or suffered by them (including without limitation, the costs of any repairs which may be required to restore the Vessel to the condition required by Clause 41.6 as a result of the Vessel not being redelivered in accordance with the terms of this Charter.

41.11

The Owners shall, at the time of the redelivery of the Vessel, take over all bunkers, lubricating oil, unbroached provisions, paints, ropes, other consumable stores and spare parts in the Vessel at no cost to the Owners.

CLAUSE 42 – SALE OF VESSEL BY THE OWNERS IN THE EVENT OF NON-PAYMENT OF TERMINATION SUM

42.1	The Charterers agree that should the Termination Sum not be paid on the Termination Date:

(a)

save as required to comply with this Clause 42.1, the Charterers’ right to possess and operate the Vessel shall immediately cease and (without in any way affecting the Charterers’ obligation to pay the Charterer the Termination Sum and comply with its other obligations under this Charter) the Charterers shall hold the Vessel as gratuitous bailee only to the Owners, the Charterers shall procure that the master and crew follow the orders and directions of the Owners and the Charterers shall, upon the Owners’ request (at Owners’ sole discretion), be obliged to immediately (and at the Charterers’ own cost) redeliver the Vessel to the Owners at such ready and nearest safe port or location as the Owners may require and for the avoidance of doubt, any such redelivery shall not extinguish the Owners’ right to recover the Termination Sum from the Charterers under this Charter;

(b)

the Owners shall be entitled (at Owners’ sole discretion) to operate the Vessel as they may require and may create whatsoever interests thereon, including without limitation charterparties or any other form of employment contracts provided that the Earnings of the Vessel during such period less its operational expenses (the “Net Trading Proceeds”) shall be applied against the Termination Sum and any other amounts payable under the Leasing Documents pursuant to Clause 64 (General Application of Proceeds) provided, that if such use of the Vessel results in the Owners suffering a loss then such losses shall be included in the indemnities contained in Clause 57 (Indemnities) and be added to the Termination Sum; and

(c)

the Owners shall be entitled (at Owners’ sole discretion) to immediately thereafter sell the Vessel to any person on such terms as they deem fit, save that if required by the Charterers or the Guarantor and if agreed by the Owners, the Charterers or the Guarantor may within such reasonable time as specified by the Owners (the “Nomination Period”) first nominate or identify a purchaser for the Vessel (a “Nominated Purchaser”) and the Owners may sell the Vessel to such Nominated Purchaser subject to all the following conditions being satisfied:

(i)	the Nominated Purchaser is acceptable to the Owners; and

(ii)

the price to be paid by the Nominated Purchaser (after deducting any commissions, taxes and other costs of sale) is equal to or more than the applicable Termination Sum (unless otherwise agreed by the Owners in their absolute discretion) unless the shortfall is paid by any Obligor or member of the Group on or before such sale, and any net sale proceeds (after deducting all fees, taxes, disbursements and any other costs and expenses incurred by the Owners in connection with such sale) (the “Net Sales Proceeds”) derived from any such sale to a Nominated Purchaser or any other person shall be applied towards reduction of the Termination Sum in accordance with Clause 64 (General Application of Proceeds). If the Net Sales Proceeds are not sufficient to settle the Termination Sum in full, the Charterers shall remain liable to pay the shortfall and default interest shall continue to accrue on the unpaid portion of the Termination Sum in accordance with Clause ~~37.6~~37.4. The above is without prejudice to all of the Owners’ rights under the Leasing Documents (including to sell the Vessel to any person they deem fit) should there be no agreement as to the Nominated Purchaser.

42.2

Notwithstanding Clause 42.1, the Owners may, by written notice to the Charterers at any time after the expiry of the Nomination Period (if applicable pursuant to Clause 42.1(c) above), elect to retain the Vessel instead of selling the Vessel under Clause 42.1(c) above (with such option to elect to retain the Vessel to take effect from such date as they may nominate after the expiry of the Nomination Period (if applicable pursuant to Clause 42.1(c) above) (regardless of date of the notice)), and in doing so, the Owners shall first obtain the Fair Market Value of the Vessel (after deducting any commissions, taxes and costs which would be likely to be incurred in connection with a sale of the Vessel) not later than ten (10) days after the date of such nomination and if the Fair Market Value (less such deductions) of the Vessel is less than the Termination Sum as of the date of the determination of the Fair Market Value, the Charterers shall immediately pay the difference to the Owners upon the Owners’ demand. If the Fair Market Value of the Vessel (subject to the aforesaid deductions) exceeds the Termination Sum as at such date, the Owners shall within thirty (30) days (of the date of the notice) pay the difference to the Charterers.

CLAUSE 43 – TOTAL LOSS

43.1

Throughout the Charter Period, the Charterer shall bear the full risk of any Total Loss of or any other damage to the Vessel howsoever arising. If the Vessel becomes a Total Loss after Delivery, the Charterer shall, subject to Clause 43.2, pay the Total Loss Termination Sum to the Owners on the Total Loss Payment Date. Upon such receipt by the Owners of the Total Loss Termination Sum, this Charter shall terminate (without prejudice to any provision of this Charter expressed to survive termination) but until such receipt, the Charterers shall remain liable to make all payments of Charterhire and all other amounts to the Owners under this Charter, notwithstanding that the Vessel has become a Total Loss.

43.2

Any Total Loss Proceeds unconditionally received by the Owners (or the Owners’ Financiers in accordance with the terms of the relevant loss payable clause) shall be applied in accordance with Clause 64 (General Application of Proceeds) and shall satisfy the obligation of the Charterers to pay the Total Loss Termination Sum to the extent received by the Owners or the Owners’ Financiers in accordance with the terms of the relevant loss payable clause). The obligation of the Charterers to pay the Total Loss Termination Sum shall remain unaffected and exist regardless of whether any of the insurers have agreed or refused to meet or has disputed in good faith, the claim for Total Loss.

43.3

If the Total Loss Proceeds unconditionally received by the Owners or the Owners’ Financiers in accordance with the terms of the relevant loss payable clause) are less than the Total Loss Termination Sum, the Charterers shall pay such shortfall to the Owner on the Total Loss Payment Date.

43.4	The Owners shall have no obligation to supply to the Charterers with a replacement vessel following the occurrence of a Total Loss.

CLAUSE 44 – FEES AND EXPENSES

44.1

The Charterers shall pay to the Owners a non-refundable arrangement fee (the “Arrangement Fee”) in the amount and at the times agreed in the Fee Letter. The Charterers shall pay to the Owners a further non-refundable arrangement fee (the “Further Arrangement Fee”) in the amount and at the times agreed in the Further Arrangement Fee Letter.

44.2

All costs and expenses including, but not limited to documented legal costs, expenses and other disbursements reasonably incurred by the Owners and each of their legal counsels in relation to preparing, negotiating and executing this Charter and the Leasing Document, shall be for the account of the Charterers (regardless of whether the transaction contemplated by the Leasing Documents actually completes).

44.3	If:

(a)	the Charterers request an amendment, waiver or consent; or

(b)	the Charterers make a request to re-register the Vessel in another Flag State; or

the Charterers shall, on demand, reimburse the Owners for the amount of all costs and expenses (including legal fees) incurred by the Owners in responding to, evaluating, negotiating or complying with that request or requirement (including, for the avoidance of doubt, any amounts the Owners have to pay under the terms of the Financial Instruments).

44.4

All documented costs and expenses incurred by the Owners in relation to the acquisition, registration of title of the Vessel in the Owners’ name in the Flag State together with any and all fees (including but not limited to any vessel registration and tonnage fees and the Owners’ initial and ongoing registration and maintenance costs if required to be registered as a foreign maritime entity or the appointment of resident agents under the laws of the Flag State) payable by the Owners to register, maintain and/or renew such registration, shall be for the account of the Charterers. Without prejudice to the foregoing, if the Flag State requires the Owners to establish a physical presence or office in the jurisdiction of such Flag State, all fees, costs and expenses payable by the Owners to establish and maintain such physical presence or office shall be for the account of the Charterers. The Charterers shall promptly provide the Owners with evidence of payment of the annual register/tonnage tax amounts payable to the Flag State or any other aforesaid costs, expenses and/or taxes when the same fall due.

44.5

All documented costs and expenses (including legal fees) incurred by the Owners in relation to the transfer of title of the Vessel by the Owners to the Charterers and the re-delivery of the Vessel by the Charterers to the Owners pursuant to Clause 41 (Termination and Redelivery) shall be for the account of the Charterers.

44.6

The Charterers shall, on demand, pay to the Owners the amount of all documented costs and expenses (including legal fees) incurred by the Owners in connection with the enforcement of, or the preservation of any rights under, any Leasing Document, including, without limitation, any action brought by the Owners to arrest or recover possession of the Vessel, and with any proceedings instituted by or against the Owners as a consequence of it entering into a Leasing Document or enforcing those rights.

44.7

The Charterers shall on demand reimburse the Owners for the amount of all costs and expenses (including legal fees) reasonably incurred by the Owners in connection with any amendment, waiver or consent relating to any change arising as a result of an amendment required under Clause ~~37.4~~37.3.

CLAUSE 45 – NO WAIVER OF RIGHTS

45.1

No neglect, delay, act, omission or indulgence on the part of either Party in enforcing the terms and conditions of this Charter or any other Leasing Document (to which they are party to) shall prejudice the strict rights of that Party or be construed as a waiver thereof nor shall any single or partial exercise of any right of either party preclude any other or further exercise thereof.

45.2

No right or remedy conferred upon either Party by this Charter or any other Leasing Document shall be exclusive of any other right or remedy provided for herein or by law and all such rights and remedies shall be cumulative.

CLAUSE 46 – NOTICES

46.1

Any notice, certificate, demand or other communication to be served, given, made or sent under or in relation to this Charter shall be in English and in writing and (without prejudice to any other valid method or giving, making or sending the same) shall be deemed sufficiently given or made or sent if sent by registered post or by email to the following respective address:

(a)to the Owners:	c/o CMB Financial Leasing Co., Ltd.
21F, China Merchants Bank Building
No. 1088 Lujiazui Ring Road
Shanghai 200120
The People’s Republic of China

Attention:
Email:

Tel:

(b)to the Charterers:	c/o OET CHARTERING INC.
Ethnarchou Makariou & D. Falireos Str. 2
185 47, Neo Faliro, Piraeus, Greece

Attention:
Email:
Tel:

or, if a party hereto changes its address or email address, to such other address (or email address) as that party may notify to the other.

46.2Any such communication shall be deemed to have reached the party to whom it was addressed (a)when delivered (in case of a registered letter), or (b) when actually received in readable form (in case of an email). A notice or other such communication received on a non-working day or after 5.00 p.m. in the place of receipt shall be deemed to be served on the next following working day in such place.

CLAUSE 47 – TERMINATION EVENTS

47.1	The Owners and the Charterers hereby agree that any of the following events shall constitute a Termination Event:

(a)

any Obligor fails to pay or the Owners do not receive on the due date any amount payable pursuant to a Leasing Document, unless such failure to pay is caused by a technical error and payment is made within three (3) Business Days of its due date;

(b)

the Charterers breach or omit to observe or perform or procure the performance of any of the undertakings in Clauses 50.1(f), Clause 51 (Financial Covenants), Clause 52 (Valuations), 53.1(b), 53.1(c) and failed to remedy the breach in relation to the Delisting in Clause 50.1(i) above;

(c)

the Charterers fail to obtain and/or maintain the Insurances required under Clause 39(Insurance) in accordance with the provisions thereof (or any insurer in respect of such Insurances cancels the Insurances or disclaims liability with respect thereto);

(d)

any Obligor commits any other breach of, or omits to observe or perform, any of their other obligations or undertakings in any Leasing Document (other than a breach referred to in paragraphs (a) to (c) above) or any Approved Manager breaches any provision of, or omits to observe or perform, any of their obligations or undertakings in any Manager’s Undertaking unless such breach or omission is in the reasonable opinion of the Owners, remediable and the relevant Obligor or Approved Manager remedies such breach or omission to the satisfaction of the Owners within fifteen (15) Business Days of the earlier of (i) the date of the notice thereof from the Owners or (ii) upon the relevant Obligor or Approved Manager becoming aware of the same;

(e)

any representation or warranty made by or on behalf of an Obligor, in or pursuant to any Leasing Document to which it is a party, in the reasonable opinion of the Owners, proves to be materially untrue or misleading when it is made;

(f)	any of the following occurs in relation to any Financial Indebtedness of any Obligor:

(i)	any Financial Indebtedness is not paid when due or not paid within any originally applicable grace period;

(ii)

any Financial Indebtedness is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described) and following the expiry of any applicable grace period;

(iii)

any commitment for any Financial Indebtedness is cancelled or suspended by any of its creditors as a result of an event of default (however described) and following the expiry of any applicable grace period;

(iv)

any of its creditors becomes entitled to declare any Financial Indebtedness due and payable prior to its specified maturity as a result of an event of default (however described) and following the expiry of any applicable grace period; or

(v)

any overdraft, loan, note issuance, acceptance credit, letter of credit, guarantee, foreign exchange or other facility, or any swap or other derivative contract or transaction, relating to any Financial Indebtedness of such Obligors ceases to be available or becomes capable of being terminated or declared due and payable or cash cover is required or becomes capable of being required, as a result of any termination event or event of default (howsoever defined), provided that no Termination Event will occur under this paragraph (f) in respect of the Guarantor if the aggregate amount of Financial Indebtedness falling within sub-paragraphs (i) to (v) above (for the Guarantor) is less than US$10,000,000 (or its equivalent in any other currency or currencies);

(g)	any of the following occurs in relation to any Obligor:

(i)	it becomes unable to pay its debts as they fall due;

(ii)	any administrative or other receiver is appointed over all or a substantial part of its assets unless as part of a solvent reorganisation which has been approved in writing by the Owners;

(iii)

it makes any formal declaration of bankruptcy or any formal statement to the effect that it is insolvent or likely to become insolvent or a winding up or administration order is made in relation to it, or its members or directors of pass a resolution to the effect that it should be wound up, placed in administration or cease to carry on business or it makes any formal statement to the effect that it is reasonably likely to become insolvent;

(iv)

a petition is presented in any Relevant Jurisdiction for its winding up or administration, or the appointment of a provisional liquidator over it, unless the petition is being contested in good faith and on substantial grounds and is dismissed or withdrawn within twenty one (21) days of the presentation of the petition;

(v)

it petitions a court, or presents any proposal for, any form of judicial or non-judicial suspension or deferral of payments, reorganisation of its debt (or certain of its debt) or arrangement with all or a substantial proportion (by number or value) of their creditors or of any class of them or any such suspension or deferral of payments, reorganisation or arrangement is effected by court order, contract or otherwise;

(vi)

any meeting of its members or directors is summoned for the purpose of considering a resolution or proposal to authorise or take any action of a type described in paragraphs (ii), (iii), (iv) or (v) above;

(vii)	in a country other than England and Wales, any event occurs or any procedure is commenced which is similar to any of the foregoing described in paragraphs (ii), (iii),

(iv) or (v) above;

(viii)	any expropriation, attachment, sequestration, distress or execution (or any analogous process in any jurisdiction) affects any of its asset or assets (other than a Total Loss of the Vessel);

(ix)

it fails to comply with or pay any sum due from it under any final judgment or any final order made or given by a court or tribunal of competent jurisdiction unless the aggregate sum is less than US$10,000,000 in aggregate in respect of the Guarantor; or

(x)	if it suspends or ceases to carry on (or threatens to suspend or cease carrying on) all or a material part of its business,

provided that in the case of an Obligor other than the Charterers and the Guarantor, the occurrence of any of the above events falling within sub-paragraphs (i) to (x) above in respect of such Obligor shall be a Termination Event only if it has or is reasonably likely to have a Material Adverse Effect.

(h)

any consent, approval, authorisation, license or permit necessary to enable the Charterers to operate or charter the Vessel or to enable any Obligor to (i) comply with any provision of a Leasing Document to which it is a party or (ii) ensure that the obligations of that Obligor or Approved Manager under such Leasing Document are legal, valid, binding or enforceable, is not granted, expires without being renewed, is revoked or becomes, at the relevant time, expressly liable to or otherwise subject to automatic revocation or any condition of such a consent, approval, authorisation, license or permit is not fulfilled or waived within any applicable grace period (resulting in such consent, approval, authorisation, licence or permit being, at the relevant time, subject to automatic revocation or expiration);

(i)	any event or circumstance occurs which has or is reasonably likely to have a Material Adverse Effect;

(j)	an Obligor suspends or ceases carrying on its business;

(k)	the Security Interest constituted by any Security Document is in any way imperilled or in jeopardy or this Charter or any Leasing Document or any Security Interest created by a Security Document:

(i)

is cancelled, terminated, rescinded or suspended or otherwise ceases to remain in full force and effect for any reason or no longer constitutes valid, binding and enforceable obligations of any party to that document for any reason whatsoever; or

(ii)	is amended or varied without the prior written consent of the Owners, except for any amendment or variation which is expressly permitted by this Charter or any other relevant Leasing Document;

(l)	any Obligor or any Approved Manager rescinds, repudiates (or purports to rescind or repudiates or purports to repudiate) a Leasing Document;

(m)	it is or has become:

(i)

unlawful or prohibited, whether as a result of the introduction of a new law, an amendment to an existing law or a change in the manner in which an existing law is or will be interpreted or applied; or

(ii)	contrary to, or inconsistent with, any regulation,

for any Obligor or Approved Manager to maintain or give effect to any of its obligations under any Leasing Document;

(n)	if it becomes unlawful in any applicable jurisdiction for the Owners to perform any of their obligations as contemplated by this Charter or any other Leasing Document to which they are a party;

(o)

any Termination Event (as defined in an applicable Other Charter) occurs and is continuing under any Other Charter or a Termination Event (as defined in the Additional Other Charter) occurs and is continuing under the Additional Other Charter;

(p)

if as a result of any Sanctions, the Owners or the Owners’ Financiers are prohibited from performing any of their obligations under the Leasing Documents, the Financial Instruments or the transactions contemplated under each of these respective documents;

(q)

any lease, hire purchase agreement, charter or any other financing arrangement in respect of any Fleet Vessel (other than the Vessel, the Additional Other Vessel and the Other Vessel) is terminated, cancelled or repudiated by the relevant lessor or owner or financier as a consequence of any termination event or event of default (howsoever defined therein).

(r)	if any Obligor:

(i)	is or becomes a Prohibited Person;

(ii)	is owned or controlled by or acting directly or indirectly on behalf of or for the benefit of, a Prohibited Person;

(iii)	owns or controls a Prohibited Person;

(iv)	has a Prohibited Person serving as a director, officer or employee; or

(r)a Change of Control occurs without the prior written consent of the Owners.

47.2

Notwithstanding and without prejudice to Clause 33 (Cancellation), upon the occurrence of any Termination Event which is continuing, the Owners may issue a written notice to the Charterers terminating this leasing of the Vessel under this Charter and demanding payment of the Termination Sum (the “Termination Notice”),  whereupon the Charterers  shall  be obliged to pay the Termination Sum to the Owners on the date specified by the Owners in their sole discretion in the Termination Notice (the “Termination Date”).

47.3

For the avoidance of doubt, notwithstanding any action taken by the Owners following a Termination Event, the Charterers shall remain liable for the outstanding obligations on their part to be performed under this Charter including but not limited to all insurance, operational and maintenance covenants until such time as the Vessel is redelivered to the Owners in accordance with Clause 42 (Sale of Vessel by the Owners in the event of Non-Payment of Termination Sum), or the title is transferred to the Charterers in accordance with Clause 41.3 or the Vessel is sold in accordance with Clause 42 (Sale of Vessel by the Owners in the event of Non-Payment of Termination Sum).

47.4

Without limiting the generality of the foregoing or any other rights of the Owners, if a Termination Event occurs and it is continuing, the Charterers agree and acknowledge that the Owners shall have the sole and exclusive right and power to (i) settle, compromise, compound, adjust or defend any action, suit or proceeding relating to or pertaining to the Vessel and this Charter, (ii) make proof of loss, appear in and prosecute any action arising from any policy or policies of insurance maintained pursuant to this Charter, and settle, adjust or compromise any claims for loss, damage or destruction under, or take any other action in respect of, any such policy or policies and/or change or appoint a new manager for the Vessel and the appointment of any originally appointed manager may be terminated immediately without any recourse to the Owners.

47.5

Each Termination Event shall either be a breach of condition by the Charterers where it involves a breach of this Charter or any of the other Leasing Document by the Charterers or shall otherwise be an agreed terminating event, the occurrence of which gives rise to a right of the Owners to terminate the leasing of the Vessel under this Charter and to exercise its rights under this clause.

CLAUSE 48 – REPRESENTATIONS AND WARRANTIES

48.1	The Charterers represent and warrant to the Owners, save as otherwise stated in this Clause, as of the date hereof, and on each day henceforth until the last day of the Charter Period, as follows:

(a)	each of the Obligors is duly incorporated and validly existing under the laws of its jurisdiction of incorporation;

(b)

each Obligor and each Approved Manager has the corporate capacity and has taken all corporate actions to obtain and maintain all consents, approvals, authorisations, licenses or permits necessary or desirable for it:

(i)	to enable it lawfully to enter into, exercise its rights and comply with and perform its obligations under each of the Leasing Documents to which it is a party; and

(ii)	to make each of the Leasing Documents to which it is a party admissible in evidence in its Relevant Jurisdictions;

(c)	all consents, approvals, authorisations, licences or permits referred to in Clause 48(b) remain in full force and effect and nothing has occurred which makes any of them liable to revocation;

(d)

each Leasing Document to which an Obligor and Approved Manager is a party constitutes such Obligor’s and Approved Manager’s legal, valid and binding obligations enforceable against such party (and where expressed to be a deed, shall be enforceable as a deed) in accordance with its respective terms;

(e)	the entry into and performance by each Obligor and the transactions contemplated by, each Leasing Document to which such Obligors and Approved Manager is a party do not and will not conflict with:

(i)

any law or regulation applicable to it (including Anti-Money Laundering Laws, Anti- Bribery and Anti-Corruption Laws, Sanctions or laws relating to anti-trust or collusion and laws relating to human rights violation);

(ii)	its constitutional documents; and

(iii)	any agreement or instrument binding upon it or any of its assets or constitute a default or termination event (however described) under any such agreement or instrument;

(f)

the choice of governing law as stated in each Leasing Document and the agreement by the relevant parties thereto to refer disputes to the relevant courts or tribunals as stated in such Leasing Document are valid and binding against such parties;

(g)

under the laws of the Relevant Jurisdictions of each Obligor and Approved Manager it is not necessary for any of the Leasing Documents to which it is a party to be registered, filed, recorded, notarised or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, notarial or similar taxes or fees be paid on or in relation to the Leasing Documents to which it is a party or the transactions contemplated by those Leasing Documents except payment of associated fees which registration, filings, taxes and fees will be made and paid promptly after the date of the relevant Leasing Documents to which it is a party;

(h)

each Security Document to which an Obligor or Approved Manager is a party does now or, as the case may be, will upon execution and delivery create, the Security Interests it purports to create over any assets to which such Security Interest, by its terms, relates, and such Security Interests will, when created or intended to be created, be valid and effective;

(i)	no party has any Security Interest (other than the Permitted Security Interests) or any other interest, right or claim over, in or in relation to the Vessel, this Charter, any moneys payable under any Leasing Document or over any assets which are, the subject of the Security Interests created or intended to be created by the Security Documents;

(j)

the obligations of each Obligor, under each Leasing Document to which it is a party, are the direct, general and unconditional obligations of such Obligor and rank at least pari passu with all other present and future unsecured and unsubordinated creditors of each Obligor save for any obligation which is mandatorily preferred by law and not by virtue of any contract;

(k)

all payments which an Obligor is liable to make under any Leasing Document to which such Obligor is a party may be made by such party without deduction or withholding for or on account of any tax payable under the laws of their jurisdiction of incorporation;

(l)	no Obligor has failed to pay all taxes applicable to, or imposed on or in relation to it, its business or if applicable, the Vessel;

(m)	no Obligor has breached any law or regulation which breach has or is reasonably likely to have a Material Adverse Effect;

(n)	in relation to the Shipbuilding Contract:

(i)

all amounts due and payable to the Shipbuilding Contract on or prior to the date hereof have been fully and irrevocably paid to the Builder (receipt of which have been duly acknowledged by the Builder) and there are no outstanding amounts as at the date hereof which are due, owing or payable to the Builder thereunder; and

(ii)

on Delivery of the Vessel, there are no unresolved disputes and/or pending claims for payment between the Builder and the Charterers in respect of the Shipbuilding Contract or the Vessel (unless where notified to the Owners and where accepted by the Owners in writing prior to Delivery);

(o)

to the best of the Charterers’ knowledge, as at the date of this Charter, no Builder’s default nor buyer’s default under the Shipbuilding Contract has occurred which has not been waived unconditionally which will adversely affect the transfer of title of the Vessel under the MOA and/or chartering of the Vessel under this Charter;

(p)

no Obligor or other member of the Group, nor any of their subsidiaries, directors or officers, affiliates or any employee, has engaged in any activity or conduct which would violate any Anti- Bribery and Anti-Corruption Laws, laws pertaining to anti-terrorism or Anti-Money Laundering Laws in any applicable jurisdiction and each Obligor and Group member has instituted and maintained policies and procedures designed to prevent violation of such laws, regulations and rules;

(q)

no Obligor or other member of the Group, nor any of their subsidiaries, directors or officers, affiliates or employees, has taken or will take any action in furtherance of an offer, payment, promise to pay or authorisation or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any government official (which shall include without limitation, any officer or employee of a government or government owned or controlled entity or of a public international organisation or any person acting in an official capacity for and on behalf of the foregoing or any political party or party official or candidate for public office) to influence official action or secure an improper advantage;

(r)	no Environmental Claim has been made against any Obligor or any other member of the Group;

(s)	no Environmental Incident has occurred and no person has claimed that an Environmental Incident has occurred;

(t)

no Termination Event or Potential Termination Event has occurred and is continuing or might reasonably be expected to result from the entry into and performance of this Charter or any other Leasing Document and no other event or circumstance is outstanding which constitutes a default or a termination event (however described) under any other agreement or instrument which is binding on it or to which its assets are subject;

(u)

no litigation, arbitration or administrative proceedings or investigations (including proceedings or investigations relating to any alleged or actual breach of the ISM Code or of the ISPS Code) of or before any court, arbitral body or agency have been started against any Obligor which has or is reasonably likely to have a Material Adverse Effect;

(v)

the consolidated financial statements delivered pursuant to Clause 49.1(a) are prepared in accordance with IFRS consistently applied and give a true and fair view of (if audited) or fairly represent (if unaudited) the financial condition of each of the Charterers and the Guarantor as at the end of the period to which such financial statements relate;

(w)

since the date of the Original Financial Statements or as the case may be, the date of any more recent financial statements delivered pursuant to Clause 49.1(a), there has been no material adverse change in each of the Charterers and the Guarantor or the Group’s business, assets or financial condition;

(x)	in relation to any information provided by any Obligor (including any information in relation to the Shipbuilding Contract) for the purposes of this Charter:

(i)	such information was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated;

(ii)	any financial projections contained in such information have been prepared on the basis of recent historical information and on the basis of reasonable assumptions, and

(iii)	nothing has occurred or been omitted from any such information and no information has been given or withheld that results in any such information being untrue or misleading;

(y)

no corporate action, legal proceeding or other procedure or step described in Clause 47.1(g) or circumstances described in Clause 47.1(f) has been taken or exists or, to their knowledge, threatened in relation to an Obligor;

(z)

no Obligors, nor any of its assets are entitled to immunity on the grounds of sovereignty or otherwise from any legal action or proceeding (which shall include, without limitation, suit, attachment prior to judgment, execution or other enforcement);

(aa)

for the purposes of the Regulation, the centre of main interest (as that term is used in Article 3(1) of the Regulation) of each Obligor is situated in ~~its jurisdiction of incorporation~~ Greece and it has no “establishment” (as that term is used in Article 2(10) of the Regulation) in any other jurisdiction;

(bb)	no Obligor is a US Tax Obligor and none of them have established a place of business in the United States of America;

(cc)	no Obligor has established a place of business in the United Kingdom;

(dd)	no Obligor, Approved Manager, sub-charterer and no member of the Group:

(i)	is a Prohibited Person;

(ii)	is owned or controlled by or acting directly or indirectly on behalf of or for the benefit of, a Prohibited Person;

(iii)	owns or controls a Prohibited Person; or

(iv)	has a Prohibited Person serving as a director, officer or, to the best of its knowledge, employee;

(ee)

no Obligor nor its respective directors, member, officers and employee, member of the Group, nor any sub-charterer is in breach of applicable Sanctions, has been or is currently being investigated on compliance with Sanctions, have received notice or are aware of any claim, action, suit or proceeding against any of them with respect to Sanctions, or have taken any action to evade the application of Sanctions; and

(ff)

any factual information provided by the Charterers (or on their behalf) to the Owners was true and accurate (including all information in relation to the Shipbuilding Contract) as at the date it was provided or as the date at which such information was stated.

CLAUSE 49 – GENERAL INFORMATION UNDERTAKINGS

49.1	The Charterers undertake that they shall comply or procure compliance with the following information undertakings commencing from the date hereof and up to the last day of the Charter Period:

(a)	they will send to the Owners:

(i)

as soon as possible, but in no event later than ninety (90) days after the end of the first half of each financial year of each of the Charterers and the Guarantor, the unaudited semi-annual combined financial accounts of the Guarantor and the unaudited management accounts of the Charterers;

(ii)

as soon as possible, but in no event later than one hundred and eighty (180) days after the end of each financial year of the Guarantor, the audited annual combined financial accounts of the Guarantor and the unaudited management accounts of the Charterers,

(b)

they will procure that each set of financial statements delivered pursuant to Clause 49.1(a) shall be in English and certified by a duly authorised officer of the relevant company as giving a true and fair view (if audited) or fairly representing (if unaudited) its financial condition and operations as at the date as at which those financial statements were drawn up;

(c)	they will promptly provide to the Owners, copies of all notices and minutes relating to any of their extraordinary shareholders’ meetings which are despatched to the shareholders or to their creditors or any class thereof and its constitutional documents where these have been amended or varied (to the extent not contrary to the other provisions of this Charter);

(d)	they will provide the Owners as soon as reasonably practicable upon becoming aware of them, the details of:

(i)

any litigation, arbitration or administrative proceedings or investigations relating to any alleged or actual breach of any Sanctions, laws pertaining to anti-terrorism or Anti- Money Laundering Laws which are current or pending against any Obligor, Approved Manager, other member of the Group, or, to the best knowledge of the Charterers, any sub-charterer;

(ii)

any litigation, arbitration or administrative proceedings or investigations relating to any other matters not referred to in paragraph (i) above (including proceedings or investigations relating to any alleged or actual breach of the ISM Code or of the ISPS Code) in relation to an Obligor; and

(iii)	any Termination Event or Potential Termination Event that has occurred (and the steps, if any, being taken to remedy it);

(e)

they will, promptly upon a request by the Owners, supply to the Owners a certificate signed by an officer on its behalf certifying that no Termination Event or Potential Termination Event has occurred (or if a Termination Event or Potential Termination Event has occurred, specifying the nature of the Potential Termination Event or Termination Event (and the steps, if any, being taken to remedy it);

(f)	they will, as soon as practicable upon the request of the Owners, provide the Owners with any additional financial or other information relating to:

(i)	themselves, any Obligor and/or the Vessel (including, but not limited to the condition and location of the Vessel, its Earnings and its Insurances);

(ii)	the Security Interests relating to any Leasing Documents;

(iii)	compliance of each Obligor and any Approved Manager with the terms of the Leasing Documents;

(iv)	the financial condition, business and operations of the Obligors; or

(v)	to any other matter relevant to, or to any provision of any Leasing Document to which it is a party,

which may reasonably be requested by the Owners at any time;

(g)

they shall provide details of the Vessel’s management and employment status (including the entry into any pooling arrangements) at least every six (6) months to the Owners upon a request by the Owners; and

(h)

they shall as soon as reasonable practicable notify the Owners in writing if any payments which they or any other Obligor, is liable to make under any Leasing Document is subject to deduction or withholding or any other tax whatsoever;

CLAUSE 50 – GENERAL UNDERTAKINGS

50.1	The Charterers undertake that they shall comply or procure compliance with the following general undertakings commencing from the date hereof and up to the last day of the Charter Period:

(a)

they will, and will procure that each other Obligor and each Approved Manager shall, obtain and promptly renew or procure the provision or renewal of and provide copies of, from time to time, any necessary consents, approvals, authorisations, licenses or permits of any regulatory body or authority for the transactions contemplated under each Leasing Document to which any Obligor and each Approved Manager is a party (including without limitation the sale, chartering and operation of the Vessel);

(b)	they will at their own cost, and will procure and each other Obligor and each Approved Manager, will:

(i)	ensure that any Leasing Document to which they are a party validly creates the obligations and the Security Interests which such Leasing Document purports to create; and

(ii)

without limiting the generality of paragraph (i), promptly register, file, record or enrol any Leasing Document to which they are a party with any court or authority in all Relevant Jurisdictions, pay any stamp duty, registration or similar tax in all Relevant Jurisdictions in respect of any Leasing Document to which they are a party, give any notice or take any other step which, is or has become necessary or desirable for any such Leasing Document to be valid, enforceable or admissible in evidence or to ensure or protect the priority of any Security Interest which such Leasing Document creates;

(c)

they will not, and will procure each other Obligor and Approved Manager will not, create or permit to subsist any Security Interest over any of its assets which are, the subject of the Security Interests created or intended to be created by the Security Documents, unless with the prior written approval of the Owners and save for Permitted Security Interests;

(d)

they will not, and will procure each Obligor will not, change the location of its centre of main interest (as that term is used in Article 3(1) of the Regulation) from that stated in relation to it under 48.1(aa) and it will create no “establishment” (as that term is used in Article 2(10) of the Regulation) in any other jurisdiction;

(e)

except with the Owners’ prior written consent, they will not, and will procure each other Obligor will not, make a substantial change to the general nature of their respective businesses from that carried on at the date of this Charter;

(f)

except with the Owners’ prior written consent or where expressly permitted under the Leasing Documents, they will not enter into  any merger, amalgamation, demerger, solvent reorganisation or corporate reconstruction;

(g)	they will not:

(i)	enter into any borrowing except for loans from affiliates which are unsecured and fully subordinated to the Owners;

(ii)	incur any liabilities or obligations to any party except for those reasonably incurred in the ordinary course of operating, chartering, repairing and maintaining the Vessel;

(iii)	be the creditor in respect of any loan or any form of credit to any person;

(iv)

give or allow any to be outstanding any guarantee or indemnity to or for the benefit of any person in respect of any obligation of any other person or enter into any document under which they assume any liability of any other person other than any guarantee or indemnity given under the Leasing Documents;

(v)	enter into any material agreement other than the Leasing Documents or any other agreement expressly allowed under any term of the Leasing Documents;

(vi)

enter into a single transaction or a series of transactions (whether related or not) to sell, lease, transfer or otherwise dispose of any asset (including without limitation the Vessel, its Earnings or its Insurances); and

(vii)

without prejudice to the above sub-paragraphs (i) to (vi), enter into any transaction (whether with another member of the Group or otherwise) which are, in any respect, less favourable than those which they could obtain an a bargain made at arms’ length;

(h)

they will not, and shall procure that the Guarantor shall not, following the occurrence of a Termination Event which is continuing or where any of the following would result in the occurrence of a Potential Termination Event or Termination Event:

(i)

declare, make or pay any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind) on or in respect of its shares (or any class of its shares including any preferred shares);

(ii)	repay or distribute any dividend or share premium reserve;

(iii)	pay any management, advisory or other fee to or to the order of any of its shareholders; or

(iv)	redeem, repurchase, defease, retire or repay any of their shares or resolve to do so; and

(i)

they shall procure that a Delisting shall not occur provided that if a Delisting shall occur, then the Charterers shall, promptly and in any event no later than the date falling thirty (30) days from the date of such Delisting, make such prepayments or provide additional security to the satisfaction of the Owners.

CLAUSE 51 – FINANCIAL COVENANTS

51.1	The Charterers undertake that they shall procure that the Guarantor shall comply with the following financial covenants during the Charter Period:

(a)	the Guarantor’s Leverage Ratio shall not exceed seventy five per cent (75%).

(b)

the Guarantor shall maintain Liquid Assets (free of any Security and inclusive of any balances in time deposits) in an amount of not less than the higher of (i) $10,000,000 on an aggregate basis and (ii) $750,000 per Fleet Vessel;

(c)	the Guarantors’ Consolidated Net Worth shall not be less than $100,000,000.

51.2	In this Clause 51 (Financial Covenants):

“Accounting Information” means the annual audited combined financial accounts and the unaudited semi-annual combined financial accounts to be provided to the Owner in accordance with this Charter.

“Adjusted Total Assets” means, at any date, the amount which would be shown as “Total Assets” under the heading “ASSETS” in the balance sheet of the most recent Accounting Information as adjusted for the aggregate difference (positive or negative) between the book value (being the fixed asset value as per the most recent Accounting Information) and the Fleet Market Value minus the Liquid Assets.

“Consolidated Net Worth” means the aggregate of the Consolidated Market Value Adjusted Total Assets less the Consolidated Total Liabilities.

“Consolidated Net Worth” means the aggregate of the Consolidated Market Value Adjusted Total Assets less the Consolidated Total Liabilities.

“Consolidated Current Assets” means the aggregate of the cash and marketable securities, trade and other receivables from persons other than a member of the Group realisable within one year, inventories and prepaid expenses which are to be charged to income within one year less any doubtful debts and any discounts or allowances given, in each case in relation to the Group, as stated in the then most recent and relevant Accounting Information.

“Consolidated Market Value Adjusted Tangible Fixed Assets” means the Fleet Market Value plus the book value (less depreciation computed in accordance with the IFRS consistently applied) on a consolidated basis of all other tangible fixed assets of the Group (excluding the Fleet Vessels), as stated in the then most recent and relevant Accounting Information.

“Consolidated Market Value Adjusted Total Assets” means, at any relevant time, the aggregate of Consolidated Current Assets and Consolidated Market Value Adjusted Tangible Fixed Assets.

“Consolidated Total Liabilities” means the aggregate (as of the date of calculation) of all obligations of the Guarantor then outstanding for the payment or repayment of money as stated under “Total Liabilities” in the financial statements or, as the case may be, management accounts, then most recently required to be delivered pursuant to this Charter including, without limitation:

(a)	any amounts payable by the Guarantor under leases or similar arrangements over their respective periods;

(b)	any credit to the Guarantor from a supplier of goods or under any instalment purchase or other similar arrangement;

(c)	the aggregate amount then outstanding of liabilities and obligations of third parties to the extent that they are guaranteed by the Guarantor;

(d)

any contingent liabilities (including any taxes or other payments under dispute or arbitration) which have been or should be recorded in the notes to the Guarantor’s financial statements or, as the case may be, management accounts; and

(e)	any deferred tax liabilities.

“Fleet Market Value” means the aggregate Fair Market Value of the Fleet Vessels, and for the purpose of ascertaining the Fair Market Value of the Fleet Vessel, the definition of Fair Market Value in Clause 66 (Definitions) shall apply.

“Leverage Ratio” means, at any date, the ratio (expressed as a percentage) of:

(i)the Total Liabilities minus Liquid Assets; and

(ii)the Adjusted Total Assets.

“Liquid Assets” means, at any date, the amount of cash and cash equivalents which would be shown as “Cash and Cash Equivalents” under the heading “ASSETS” in the balance sheet of the most recent Accounting Information.

“Total Liabilities” means, at any date, the amount which would be shown as “Total current liabilities” plus the amount which would be shown as “Total non-current liabilities”, both under the heading “LIABILITIES AND SHAREHOLDERS’EQUITY” in the balance sheet of the most recent Accounting Information (which, for the avoidance of doubt, shall include potential leasing liabilities and shall only exclude shareholder loans when subordinated, non-interest bearing and not callable at will (minimum one year notice)).

51.3

The Charterers shall promptly notify the Owners if the Guarantor agrees to provide any new financial covenants to a creditor (or to amend existing ones such that they materially differ from the financial covenants under Clause 51.1 above placing such creditor in a position which is comparatively more favourable in terms of the financial covenants than the position of the Owners) under the agreements entered into or to be entered into in connection with any Financial Indebtedness owed by the Guarantor or a Group member to such creditor and agrees that it will and shall procure the Guarantor will promptly enter into such necessary documentation as may be required to amend and supplement (as applicable) this Charter and any applicable Leasing Document so as to reflect and incorporate such more favourable financial covenants into this Charter and any applicable Leasing Document (as the case may be).

CLAUSE 52  – VALUATIONS

52.1	The Charterers undertake that they shall comply or procure compliance with the following undertakings commencing from the date hereof and up to the last day of the Charter Period:

(a)	they shall at their cost:

(i)	provide to the Owners valuations of the Vessel (to be addressed to the Owners) to enable the Owners to determine the Initial Market Value of the Vessel;

(ii)

at least once per calendar year as requested by the Owners, provide to the Owners valuations of the Vessel (to be addressed to the Owners) to enable the Owners to determine the Fair Market Value of the Vessel; and

(iii)

at any time as requested by the Owners following the occurrence of a Termination Event or a Potential Termination Event, provide to the Owners valuations of the Vessel (to be addressed to the Owners) to enable the Owners to determine the Fair Market Value of the Vessel; and

(b)

if at any time, the Vessel’s Fair Market Value falls below an amount equivalent to one hundred and eighteen per cent (118%) of the Owners’ Costs (the “LTV Breach”, and the said difference between the Fair Market Value and the Owners’ Costs shall be referred to as the “shortfall” for the purposes of this paragraph) then the Charterers shall, promptly and in any event no later than the date falling thirty (30) days from the date which the valuations relating to the Vessel’s Fair Market Value are received by the Owners, make payment in an amount such as to eliminate the shortfall which payment shall be applied in the Owners’ sole discretion.

CLAUSE 53 – VESSEL UNDERTAKINGS

53.1

The Charterers undertake that they shall comply or procure compliance with the following Vessel and Sanctions related undertakings commencing from the date hereof and up to the last day of the Charter Period:

(a)	they will notify the Owners promptly upon becoming aware:

(i)	that any Environmental Claim has been made against the Charterers or in connection with the Vessel, or that any Environmental Incident has occurred;

(ii)	of any arrest or detention of the Vessel or any exercise or purported exercise of any lien on that Vessel or its Earnings or any requisition of the Vessel for hire;

(iii)	any modification or alteration of the Vessel of a value in excess of $1,000,000;

(iv)	any casualty or occurrence as a result of which the Vessel has become or is, by the passing of time or otherwise, likely to become, a Major Casualty; and

(v)	that a Total Loss has occurred,

and will keep the Owners fully up-to-date with all developments;

(b)

they will comply, and will procure that each other Obligor, each other member of the Group, and any sub-charterer will comply, with all Sanctions and all laws and regulations relating to them, the Vessel and its construction, ownership, employment, operation, management and registration, including the ISM Code, the ISPS Code (including the maintenance of an ISSC), all Environmental Laws, all Anti-Money Laundering Laws, laws pertaining to anti-terrorism, Anti- Bribery and Anti-Corruption Laws and the laws of the Vessel’s registry, and in particular, they shall effect and maintain a sanctions compliance policy which, inter alia, implements the recommendations of the Sanctions Advisory, to ensure compliance with all such laws and regulations implemented from time to time, including, without limitation they will, and will procure that each other Obligors, each other member of the Group and each sub-charterer will:

(i)	conduct their activities in a manner consistent with US and UN sanctions, as applicable;

(ii)	have sufficient resources in place to ensure execution of and compliance with their own sanctions policies by their personnel, e.g., direct hires, contractors, and staff;

(iii)	ensure subsidiaries and affiliates comply with the relevant policies, as applicable;

(iv)	have relevant controls in place to monitor automatic identification system (AIS) transponders;

(v)	have controls in place to screen and assess onboarding or offloading cargo in areas they determine to present a high risk;

(vi)	have controls to assess authenticity of bills of lading, as necessary; and

(vii)	have controls in place consistent with the Sanctions Advisory,

(c)	without limiting Clause 53.1(b), they will procure that:

(i)

the Vessel shall not be constructed, operated, employed, managed, used by or for the benefit of a Prohibited Person or in trading to or from a Prohibited Country, including calling at any port of a Prohibited Country;

(ii)	the Vessel shall not be used in any manner contrary to Sanctions, or in a manner that creates a risk that an Obligor will become a Prohibited Person;

(iii)	notwithstanding any other provision of this paragraph (c), the Vessel shall not be used in trading in any manner that creates a risk that the Vessel will become a Sanctioned Ship;

(iv)

the Vessel shall not be traded in any manner which would trigger the operation of any sanctions limitation or exclusion clause (or similar) in the Insurances or in any manner which would result or would reasonably be expected to result in any Obligor or the Owners becoming a Prohibited Person; and

(v)

that each charterparty in respect of the Vessel shall contain, for the benefit of the Owners, language which gives effect to the provisions of Clause 53.1(c) as regards Sanctions and of this Clause and which permits refusal of employment or voyage orders if compliance would result in a breach of Sanctions and which prohibits trading to any Prohibited Country;

(vi)

it and any sub-charterer of the Vessel or the Approved Manager will cooperate and exchange all relevant data and information in a timely manner to facilitate compliance with any applicable Emissions Scheme and enable each party to calculate the amount of Emissions Allowances in respect of the Vessel that must be surrendered to the authorities of the applicable Emissions Scheme for the Charter Period and that each relevant party will supply the relevant authority of such Emission Scheme with relevant mandating documents to surrender such allowances to ensure that the Owners and the Charterers will be in compliance with all Environmental Laws;

(d)

they will, promptly notify the Owners and provide all information which may be relevant for the purposes of ascertaining whether the Obligors, the Approved Manager and any sub- charterer are in compliance with all laws and regulations and Sanctions applicable to and/or binding on them, and in particular, they shall notify the Owners in writing immediately upon being aware that any of the Charterers’ shareholders, directors, officers or employees is a Prohibited Person or has otherwise become a target of any Sanctions;

(e)

save with the Owners’ prior consent in writing (such consent not to be unreasonably withheld) they shall not agree or enter into, and shall procure that the Builder does not agree or enter into, any transaction, agreement, document or do or omit to do anything which will have the effect of varying, amending, supplanting or waiving any term of the Shipbuilding Contract relating to the Builder’s Warranties in a material manner;

(f)

save with the Owners’ prior consent in writing, they shall not agree or enter into, and shall procure that each Approved Manager does not agree or enter into, any transaction, arrangement, document or do or omit to do anything which will have the effect of varying, amending, supplementing or waiving any term of the relevant management agreement which would result in an annual increase of the management fee to more than twenty per cent. (20%) of the management fee payable under the relevant management agreement as at the date of this Charter;

(g)	they shall not:

(i)

change an Approved Manager unless such change in appointment is approved in writing by the Owners (such approval not to be unreasonably withheld or delayed) and provided that such substitute Approved Manager has (prior to accepting its appointment) entered into an undertaking in a form substantially similar to the Manager’s Undertaking or in such other form as may be acceptable to the Owners; or

(ii)	terminate or otherwise assign or transfer the relevant management agreement unless with the prior approval in writing by the Owners (such approval not to be unreasonably withheld or delayed);

(h)	with effect from and following Delivery, ensure that the Vessel will be registered in the Flag State under the name of the Owners;

(i)

the Vessel shall be classed with an Approved Classification Society upon Delivery at the highest classification available for vessels of its type and be free of all overdue recommendations or conditions, and maintain such class during the Charter Period;

(j)

unless with the Owners’ prior written consent (such consent not to be unreasonably withheld or delayed save that such qualification shall not apply following the occurrence of a Termination Event), they shall not deactivate or lay up the Vessel;

(k)	they shall not make any structural change to the Vessel without the prior written consent of the Owners other than a structural change that:

(i)	is mandatorily required by any applicable law and regulation; or

(ii)	relates to the installation of exhaust gas cleaning systems (scrubbers) and/or ballast water treatment systems (and in the case of the ballast water treatment system, the

Charterers shall ensure that the same is installed and a USCG certificate of compliance regarding the same issued on a date prior to 1 July 2022); or

(iii)	would not, in the Owners’ reasonable opinion:

(A)	have a material adverse effect on the Vessel’s fitness for purpose;

(B)	materially alter the structure, type or performance characteristics of the Vessel; and/or

(C)	materially diminish the value of the Vessel or have a material adverse effect on the safety, performance or marketability of the Vessel,

and the Charterers shall provide the Owners with at least fifteen (15) days prior written notice of the commencement of any such alterations (as well as notification of such alterations being completed promptly after such completion) and shall provide the Owners with all information (including without limitation, any plans for the proposed modifications, repairs, replacement, installation or alteration, valuation reports and confirmation of class from the Approved Classification Society) as the Owners may require for the purposes of determining the matters set out in paragraphs (i) to (iii) above together with evidence that the Obligatory Insurances have been appropriately updated,  and  shall  indemnify the  Owners against all costs and expenses incurred by the Owners in connection with all such proposed modifications, repairs, replacement, installation or alteration of the Vessel and if such modification, repair or replacement or installation is approved or satisfies the requirements of this Clause, once effected, shall form part of the Vessel;

(l)

they will procure that each Approved Manager shall, upon the request of the Owners at the expense of the Charterers, furnish the Owners with an inspection report setting out such matters relating to the condition of the Vessel as the Owners may require on an annual basis and if a Termination Event occurs, at such other frequency as the Owners may otherwise require;

(m)	subject to the other terms of this Charter, the Charterers may freely sub-charter the Vessel save that the Owners’ prior written consent shall be required:

(i)	to any sub-bareboat or demise charter of the Vessel;

(ii)

to any other employment of the Vessel which would constitute an Assignable Sub- Charter (and upon the Owners’ consent the Charterers shall assign their rights and interests in such Assignable Sub-Charter to the Owners); and

(iii)	to any employment of the Vessel which does not permit a transfer of the registered ownership of the Vessel without the consent of the applicable sub-charterer;

(n)

they shall procure that all Earnings in connection with the Vessel are paid into the Operating Account and that the Charterers facilitate access by the Owners to information relating to the Operating Account;

(o)	they shall ensure that a minimum amount of $500,000 is maintained in the Operating Account at all times during the Charter Period; and

(p)

they shall, upon the request of the Owners and at the cost of the Charterers, on or before 31st July in each  calendar year,  supply or procure the supply to the Owners all information necessary in order for the Owners to comply with its or any Owners’ Financiers’ obligations under the Poseidon Principles in respect of the preceding year, including, without limitation, all ship fuel oil consumption data required to be collected and reported in accordance with Regulation 22A of Annex VI and any Statement of Compliance relating to the Vessel for the preceding calendar year and, for the avoidance of doubt, such information shall be “Confidential Information” for the purposes of Clause 63 (Confidentiality) but the Charterers acknowledge that, in accordance with the Poseidon Principles, such information will form part of the information published regarding the Owners’ and/or Owners’ Financiers’ portfolio climate alignment.

(q)	they shall procure that the Vessel is free of encumbrances and liens (save for those created by the Owners or otherwise permitted in writing under the terms of this Charter).

CLAUSE 54 – INSPECTION OF VESSEL

54.1	Without prejudice to Clause 54.2 below, the Owners shall be entitled to inspect or survey the Vessel or instruct a duly authorized surveyor to carry out such survey on their behalf:

(a)	to ascertain the condition of the Vessel and satisfy themselves that the Vessel is being properly repaired and maintained;

(b)	in dry-dock if the Charterers have not dry-docked the Vessel in accordance with Clause 10(g) (Periodical Dry-docking);

(c)	as may be required for classification purposes; and

(d)	for any other commercial reason they consider necessary,

and in doing so, the Charterers shall afford the Owners or their authorised surveyor with all proper facilities in relation to such inspection or survey.

54.2

The Owners shall be entitled to exercise its rights of inspection or survey as described under Clause 54.1 (Inspection of Vessel) once a year (subject to provision of reasonable prior notice) without interference to the operation of the Vessel save that upon the occurrence of a Termination Event or Potential Termination Event, the Owners shall have the right to inspect or survey the Vessel at any time (and for the avoidance of doubt, more than once a year).

54.3	The documented costs and fees for any inspection and survey permitted under this Clause shall be paid by the Charterers.

54.4	All time used in respect of inspection, survey or repairs pursuant to this Clause shall be for the Charterers’ account and form part of the Charter Period.

54.5

The Charterers shall also permit the Owners to inspect the Vessel’s log books or survey reports whenever requested and shall whenever required by the Owners furnish them with full information regarding any casualties or other accidents or damage to the Vessel.

CLAUSE 55 – PURCHASE OPTION

55.1

The Charterers shall have the option (the “Purchase Option”) to purchase the Vessel on each  ~~anniversary date on and~~ Payment Date as from the first ~~(1~~st) anniversary of the  ~~Commencement~~ Reference Date as specified in the Purchase Option Notice (as hereinafter defined) at the applicable Purchase Option Price, subject to the other terms of this Clause 55 (Purchase Option).

55.2	The Purchase Option shall be exercisable only:

(a)

upon the Charterers providing not less than sixty (60) days’ written notice (the “Purchase Option Notice”) to purchase the Vessel on a date specified therein (the “Purchase Option Date”) which shall fall on ~~an anniversary of the Commencement Date on or after the first (1~~st) ~~anniversary of the Commencement Date~~ a Payment Date described in Clause 55.1 or on the last day of the Charter Period (as the case may be) subject to Clause 60.1 (unless otherwise agreed by the Owners); and

(b)	in the absence of the occurrence of a Potential Termination Event or a Termination Event on or prior to either the date of the Purchase Option Notice or the Purchase Option Date.

55.3

The Purchase Option Notice shall be signed by a duly authorised officer or attorney of the Charterers and, once delivered to  the Owners, will in each case be irrevocable and the Charterers shall be bound to pay to the Owners the Purchase Option Price on the Purchase Option Date.

55.4	The sale of the Vessel pursuant to the Charterers’ exercise of the Purchase Option shall be conducted in accordance with Clause 56 (Sale of the Vessel).

55.5	If the Charterers do not exercise the Purchase Option on or before the expiration of the Charter Period:

(a)	the Charterers shall pay the Option Premium to Owners on the last day of the Charter Period;

(b)

the Charterers shall on the last day of the Charter Period re-deliver the Vessel to the Owners in accordance with Clause 41.6 and shall ensure that they have fulfilled their obligations under this Charter and made payment of the Option Premium, all Charterhire and all other moneys pursuant to the terms of this Charter; and

(c)

the Owners shall be entitled (at Owners’ sole discretion) to sell or operate the Vessel as they may require. For the avoidance of doubt, the Charterers agree that should the Option Premium not be paid or not be paid in full on its due date for payment under the terms of this Charter, any net proceeds deriving from the sale or operation of the Vessel by the Owners shall not be applied towards reduction of the unpaid Option Premium, Charterhire or any other moneys due pursuant to the terms of this Charter.

CLAUSE 55A – ~~MANDATORY SALE~~ DELIBERATELY LEFT BLANK

~~If the Mandatory Sale Price becomes payable in accordance with Clause 37.5 (Changes to Interest Rate, Default Interest), the same shall be payable in consideration of the purchase and transfer of the legal and beneficial title of the Vessel pursuant to Clause 56 (Sale of the Vessel). The day on which the~~

~~Mandatory Sale Price is paid pursuant to Clause 37.5 (Changes to Interest Rate, Default Interest) is a “Mandatory Sale Date” and such transfer of the Vessel provided therein is a “Mandatory Sale”.~~

CLAUSE 56 – SALE OF THE VESSEL

56.1 The sale of the legal and beneficial interest and title in the Vessel pursuant to the Charterers’ exercise of, as the case may be, the Charterers’ Purchase Option under Clause 55 (Purchase Option) or pursuant to Clause 41.3, ~~or the completion of a Mandatory Sale under Clause 55A (Mandatory Sale)~~ shall be on an “as is where is” and subject to the following terms and conditions:

(a)

no condition, warranty or representation of any kind is or has been given by or on behalf of the Owners in respect of the Vessel or any part thereof, and accordingly the Charterers hereby confirm that they have not, in entering into this Charter, relied on any condition, warranty or representation by the Owners or any person on the Owners’ behalf, express or implied, whether arising by law or otherwise in relation to the Vessel or any part thereof, including, without limitation, warranties or representations as to the description, suitability, quality, merchantability, fitness for any purpose, value, state, condition, appearance, safety, durability, design or operation of any kind or nature of the Vessel or any part thereof, and the benefit of any such condition, warranty or representation by the Owners is hereby irrevocably and unconditionally waived by the Charterers to the extent permissible under applicable law, and the Charterers hereby also waive any rights which they may have in tort in respect of any of the matters referred to above and irrevocably agree that the Owners shall have no greater liability in tort in respect of any such matter than they would have in contract after taking account of  all of the foregoing  exclusions. No  third party making any  representation or warranty relating to the Vessel or any part thereof is the agent of the Owners nor has any such third party authority to bind the Owners thereby. Notwithstanding anything contained above, nothing contained herein is intended to obviate, remove or waive any rights or warranties or other claims relating thereto which the Charterers (or their nominee) or the Owners may have against the manufacturer or supplier of the Vessel or any third party;

(b)

the Vessel shall be free from any registered mortgages incurred by the Owners (save for those mortgages, liens, encumbrances and debts arising out of or in connection with this Charter or the Leasing Documents);

(c)

the Purchase Option Price~~,~~ or Termination Sum ~~or Mandatory Sale Price~~ (as applicable) shall be paid by (or on behalf of) the Charterers to the Owners together with (without double counting) unpaid amounts of Charterhire, Breakfunding Costs (if applicable), default interest accruing under Clause ~~37.6~~ 37.4 (if applicable), fees, expenses and any other moneys owing by or accrued or due from the Charterers under this Charter on or prior to the Purchase Option Date or the Termination Date ~~or the Mandatory Sale Date~~ (as the case may be) which remain unpaid; and

(d)

concurrently with the Owners receiving irrevocable payment of the Purchase Option Price or the Termination Sum ~~or the Mandatory Sale Price~~ (as applicable) and all other moneys payable under this Charter in full pursuant to the terms of this Charter, the Owners shall (save in the event of Total Loss) (at Charterers’ cost) transfer the legal and beneficial ownership of the Vessel on an “as is where is” basis to the Charterers or their nominees and shall (at Charterers’ cost) execute a bill of sale and a protocol of delivery and acceptance evidencing the same and any other document strictly necessary to transfer the title of the Vessel, as well as procure the relevant ship registry to issue a certificate of title or any other evidence provided in accordance with the practice of such registry showing that the Vessel shall be free from any registered mortgages in favour of the Owners, to the Charterers and the relevant ship registry of the Vessel under the Charterers’ flag of choice (and to the extent required for such purposes, the Vessel shall be deemed first to have been redelivered to the Owners), provided that the Owners shall not be obliged to do anything which would (in its reasonable opinion) constitute a breach of the applicable QEL (if any). Any fees (including legal fees), costs or disbursements incurred by the Owners in connection with the Charterers’ exercise of the Purchase Option or transfer of the Vessel following payment of the Termination Sum ~~or Mandatory Sale Price~~ (as the case may be) shall be indemnified or reimbursed by the Charterers to the Owners upon the Owners’ demand on or prior to the Purchase Option Date or date of payment of the Termination Sum ~~or Mandatory Sale Date~~ (as applicable).

CLAUSE 57 – INDEMNITIES

57.1

The Charterers shall pay such amounts to the Owners, on the Owners’ demand, in respect of all documented claims, expenses, liabilities, losses, taxes, fees (including but not limited to any vessel registration and tonnage fees) suffered or incurred by or imposed on the Owners arising from this Charter and any Leasing Document, whether prior to, during or after termination of the leasing of this Charter, including without limitation:

(a)	as a result of incorporating the Owners in the relevant jurisdiction selected by the Charterers or required for the purpose of flying the flag of the Vessel in a particular jurisdiction;

(b)

in connection with delivery, possession, performance, control, registration, repair, survey, insurance, maintenance, manufacture, purchase, ownership or operation of the Vessel (including but not limited to any social security contributions);

(c)

in connection with the prevention or release of liens or detention of or requisition, use, operation, redelivery, sale or disposal of the Vessel (or any part of it) and/or whether prior to, during or after termination;

(d)	in connection with delay in the scheduled delivery date of the Vessel under the Shipbuilding Contract;

(e)

in connection with or following the occurrence of a Termination Event or Potential Termination Event (including without limitation, by reason thereof in re-taking possession or otherwise in acquiring the Vessel pursuant to Clause 38.3).

Without prejudice to its generality, this Clause covers any claims, expenses, liabilities and losses which arise, or are asserted, under or in connection with any law relating to safety at sea, the ISM Code, the ISPS Code, the MARPOL Protocol, any Environmental Law or any Sanctions.

57.2

The Charterers hereby irrevocably agree to indemnify and hold harmless the Owners against all consequences or liabilities arising from the master, officers or agents signing bills of lading or other documents and any claim, expense, liability or  loss incurred by the Owners in liquidating or employing deposits from the Owners’ Financiers or third parties to fund the acquisition of the Vessel pursuant to the MOA, the Head MOA and/or the Shipbuilding Contract.

57.3

Notwithstanding anything to the contrary herein (but subject and without prejudice to Clause 33 (Cancellation)) and without prejudice to any right to damages or other claim which the Charterers may have at any time against the Owners under this Charter, the indemnities provided by the Charterers in favour of the Owners shall continue in full force and effect notwithstanding any breach of the terms of this Charter or termination of this Charter pursuant to the terms hereof or termination of this Charter by the Owners.

57.4

All rights which the Charterers have at any time (whether in respect of this Charter or any other transaction) against any Obligors shall be fully subordinated to the rights of the Owners under the Leasing Documents and until the end of this Charter and unless the Owners otherwise direct, the Charterers shall not exercise any rights which it may have (whether in respect of this Charter or any other transaction) by reason of performance by it of its obligations under any Leasing Document or by reason of any amount becoming payable, or liability arising, under this Clause:

(a)	to be indemnified by any Obligor;

(b)	to claim any contribution from any third party providing security for, or any other guarantor of, any Obligor under any Leasing Document;

(c)

to take any benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of any Obligor under any Leasing Document or of any other guarantee or security taken pursuant to, or in connection with, any Leasing Document by any Obligors;

(d)	to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of any Leasing Document;

(e)	to exercise any right of set-off against any Obligor; and/or

(f)	to claim or prove as a creditor of any Obligor,

and if the Charterers receive any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Owners by any Obligor or in connection with any Leasing Document to be repaid in full on trust for the Owners and shall promptly pay or transfer the same to the Owners.

CLAUSE 58 – NO SET-OFF OR TAX DEDUCTION

58.1	All Charterhire and any payment made from the Charterers to enable the Owners to pay all amounts under a Leasing Document shall be paid punctually and:

(a)	without any form of set-off, cross claim, condition or counterclaim;

(b)	free and clear of any tax deduction or withholding unless required by law; and

(c)	net of any bank charges or bank fees.

58.2	Without prejudice to Clause 58.1, if the Owners are required by law to make a tax deduction from any payment:

(a)	the Owners shall notify the Charterers as soon as they become aware of the requirement; and

(b)

the amount due in respect of the payment shall be increased by the amount necessary to ensure that the Owners receive and retain (free from any liability relating to the tax deduction) a net amount which, after the tax deduction, is equal to the full amount which they would otherwise have received.

58.3

The Charterers shall (within three (3) Business Days of demand by Owners) pay to the Owners an amount equal to the loss, liability or cost which the Owners determine will be or has been (directly or indirectly) suffered for or on account of tax by the Owners in respect of a Leasing Document.

58.4	Clause 58.3 shall not apply:

(a)

with respect to any tax assessed on the Owners under the law of the jurisdiction in which the Owners are incorporated or, if different, the jurisdiction (or jurisdictions) in which the Owners are treated as resident for tax purposes if that tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by the Owners; or

(b)	to the extent a loss, liability or cost is compensated for by an increased payment under Clause 58.2.

58.5

Notwithstanding any other provision to this Charter, if any deduction or withholding or other tax is or will be required to be made by the Charterers or the Owners in respect of a payment to the Owners as a result of the Owners being incorporated in a particular jurisdiction, the Owners shall have the right to transfer their interest in the Vessel (and this Charter) to any person nominated by the Owners and all costs in relation to such transfer shall be for the account of the Charterers.

58.6

If the Charterers compensate the Owners by an increased payment pursuant to Clauses 58.2 or 58.3 and the Owners determine that they have obtained and utilized a tax credit attributable to this increased payment, the Owners shall reimburse the Charterers that increased payment (or part thereof if the tax credit is attributable to only part of such increased payment).

CLAUSE 59 – INCREASED COSTS

59.1	This Clause 59 (Increased Costs) applies if the Owners notify the Charterers that they consider that as a result of:

(a)

the introduction or alteration after the date of this Charter of a law or an alteration after the date of this Charter in the manner in which a law is interpreted or applied (disregarding any effect which relates to the application to payments under this Charter of a tax on the Owners’ overall net income); or

(b)

complying with any regulation (including any which relates to capital adequacy or liquidity controls or which affects the manner in which the Owners allocates capital resources to their obligations under this Charter) which is introduced, or altered, or the interpretation or application of which is altered, after the date of this Charter, the Owners (or a parent company of them) has incurred or will incur an “increased cost”.

59.2	In this Clause 59 (Increased Costs), “increased cost” means, in relation to the Owners:

(a)

an additional or increased cost incurred as a result of, or in connection with, the Owners or the Owners’ parent company having entered into, or being a party to, this Charter, or funding the acquisition of the Vessel pursuant to the MOA or performing their obligations under this Charter (including as a result of, or in connection with, incorporating itself in a particular jurisdiction as requested by the Charterers or in order to fly a particular flag in respect of the Vessel);

(b)	an additional or increased cost of funding or financing the acquisition of the Vessel pursuant to the MOA; or

(c)	a liability to make a payment or a return forgone, which is calculated by reference to any amounts received or receivable by the Owners under this Charter,

and for the purposes of this Clause, the Owners may in good faith allocate or spread costs an/or losses among their assets and liabilities (or any class of their assets and liabilities) on such basis as they consider appropriate.

59.3

Subject to the terms of Clause 59.1, the Charterers shall pay to the Owners, upon receipt of the Owners’ demand and any evidence thereto (where available to the Owners), the amounts which the Owners from time to time notify the Charterers to be necessary to compensate the Owners for the increased cost.

CLAUSE 60 – MISCELLANEOUS

60.1	Unless otherwise expressly stated to the contrary in this Charter, any payment which is due to be made on a day which is not a Business Day shall be made on the preceding Business Day instead.

60.2

If, at any time, any provision of any Leasing Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions under the law of that jurisdiction nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

60.3

The Charterers waive any rights of sovereign immunity which they or any of their properties may enjoy in any jurisdiction and subjects itself to civil and commercial law with respect to their obligations under this Charter.

60.4	No term of this Charter is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Charter.

60.5

This Charter and each other Leasing Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Charter or that Leasing Document, as the case may be.

CLAUSE 61 – FATCA

61.1Defined terms

For the purposes of this Clause 61 (FATCA), the following terms shall have the following meanings:

“Code” means the United States Internal Revenue Code of 1986, as amended.

“FATCA” means:

(a)	sections 1471 to 1474 of the Code or any associated regulations;

(b)

any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or

(c)

any agreement pursuant to  the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the IRS, the US government or any governmental or taxation authority in any other jurisdiction.

“FATCA Deduction” means a deduction or withholding from a payment under this Charter or the Leasing Documents required by or under FATCA.

“FATCA Exempt  Party” means  a  Relevant Party  that  is  entitled  under  FATCA  to  receive payments free from any FATCA Deduction.

“FATCA Non-Exempt Party” means any Relevant Party who is not a FATCA Exempt Party.

“IRS” means the United States Internal Revenue Service or any successor taxing authority or agency of the United States government.

“Relevant Party” means any of the parties to this Charter and the Leasing Documents.

61.2	FATCA Information

(a)	Subject to paragraph (c) below, each Relevant Party shall, on the date of this Charter, and thereafter within ten (10) Business Days of a reasonable request by another Relevant Party:

(i)	confirm to that other party whether it is a FATCA Exempt Party or is not a FATCA Exempt Party; and

(ii)

supply to the requesting party (with a copy to all other Relevant Parties) such other form or forms (including IRS Form W-8 or Form W-9 or any successor or substitute form, as applicable) and any other documentation and other information relating to its status under FATCA (including its applicable “pass thru percentage” or other information required under FATCA or other official guidance including intergovernmental agreements) as the requesting party reasonably requests for the purpose of the requesting party’s compliance with FATCA.

(b)

If a Relevant Party confirms to any other Relevant Party that it is a FATCA Exempt Party or provides an IRS Form W-8 or W-9 to showing that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, or that the said form provided has ceased to be correct or valid, that party shall so notify all other Relevant Parties or provide the relevant revised form, as applicable, reasonably promptly.

(c)

Nothing in this Clause shall oblige any Relevant Party to do anything which would or, in its reasonable opinion, might constitute a breach of any law or regulation, any policy of that party, any fiduciary duty or any duty of confidentiality, or to disclose any confidential information (including, without limitation, its tax returns and calculations); provided, however, that nothing in this paragraph shall excuse any Relevant Party from providing a true, complete and correct IRS Form W-8 or W-9 (or any successor or substitute form where applicable). Any information provided on such IRS Form W-8 or W-9 (or any successor or substitute forms) shall not be treated as confidential information of such party for purposes of this paragraph.

(d)

If a Relevant Party fails to confirm its status or to supply forms, documentation or other information requested in accordance with the provisions of this Charter or the provided information is insufficient under FATCA, then:

(i)

if that party failed to confirm whether it is (and/or remains) a FATCA Exempt Party then such party shall be treated for the purposes of this Charter and the Leasing Documents as if it is a FATCA Non-Exempt Party; and

(ii)

if that party failed to confirm its applicable passthru percentage then such party shall be treated for the purposes of this Charter and the Leasing Documents (and payments made thereunder) as if its applicable passthru percentage is 100%, until (in each case) such time as the party in question provides sufficient confirmation, forms, documentation or other information to establish the relevant facts.

61.3	FATCA Deduction and gross-up by Relevant Party.

(a)

If the representation made by the Charterers under 48.1(bb) proves to be untrue or misleading such that the Charterers are required to make a FATCA Deduction, the Charterers shall make the FATCA Deduction and any payment required in connection with that FATCA Deduction within the time allowed and in the minimum amount required by FATCA.

(b)

If the Charterers are required to make a FATCA Deduction then the Charterers shall increase the payment due from them to the Owners to an amount which (after making any FATCA Deduction) leaves an amount equal to the payment which would have been due if no FATCA Deduction had been required.

(c)

The Charterers shall promptly upon becoming aware that they must make a FATCA Deduction (or that there is any change in the rate or basis of a FATCA Deduction) notify the Owners accordingly. Within thirty (30) days of the Charterers making either a FATCA Deduction or any payment required in connection with that FATCA Deduction, the Charterers shall deliver to the Owners evidence reasonably satisfactory to the Owners that the FATCA Deduction has been made or (as applicable) any appropriate  payment paid  to  the  relevant governmental or taxation authority.

61.4	FATCA Deduction by Owners.

The Owners may make any FATCA Deduction they are required by FATCA to make, and any payment required in connection with that FATCA Deduction, and the Owners shall not be required to increase any payment in respect of which they make such a FATCA Deduction or otherwise compensate the recipient for that FATCA Deduction.

61.5	FATCA Mitigation.

Notwithstanding any other provision to this Charter, if a FATCA Deduction is or will be required to be made by any party under Clause 61.4 in respect of a payment to the Owners as a result of the Owners not being a FATCA Exempt Party, the Owners shall have the right to transfer their interest in the Vessel (and this Charter) to any person nominated by the Owners and all costs in relation to such transfer shall be for the account of the Charterers.

CLAUSE 62 – ASSIGNMENT, TRANSFER AND REFINANCING

62.1	The Charterers shall not assign or transfer (whether by novation or otherwise) their rights and/or obligations under this Charter or any other Leasing Document.

62.2	The Charterers acknowledge that, at any time during the Charter Period:

(a)

the Owners are entitled to enter into certain funding arrangements in relation to the Vessel with the Owners’ Financiers in order to refinance the then outstanding Owners’ Costs (or part thereof), which funding arrangements may be secured, inter alia, by the relevant Financial Instruments;

(b)	the Owners may do any of the following as security for the funding arrangements referred to in paragraph (a) above, in each case without consent of the Charterers but with notice to the Charterers:

(i)	execute a ship mortgage over the Vessel or any other Financial Instrument in favour of the Owners’ Financiers;

(ii)	assign their rights and interests to, in or in connection with this Charter and/or any other Leasing Document in favour of the Owners’ Financiers;

(iii)	assign their rights and interests to, in or in connection with the Insurances, the Earnings and the Requisition Compensation of the Vessel in favour of the Owners’ Financiers; and

(iv)	enter into any other document or arrangement which is necessary to give effect to such financing arrangements.

62.3

The Charterers undertake to comply, and provide such information and documents reasonably required to enable the Owners to comply, with all such instructions or directions in regard to the employment, insurances, operation, repairs and maintenance of the Vessel as laid down in any Financial Instrument or as may be reasonably directed from time to time during the currency of this Charter by the Owners’ Financiers in conformity with any Financial Instrument. The Charterers further agree and acknowledge for themselves all relevant terms, conditions and provisions of each Financial Instrument (if any) and agree to acknowledge this in writing in any form that may be reasonably required by the Owners’ Financiers subject to not imposing to the Charterers any more onerous obligations than those included in the Leasing Documents. The Charterers further agree to enter into any required acknowledgements of assignments and other customary documents as may be required in connection with the Financing Documents.

62.4

The Owners shall, if requested by the Charterers or any applicable sub-charterer, procure that on or around the time a mortgage over the Vessel is executed in favour of Owners’ Financiers, the Owners’ Financiers shall enter into a QEL with the Owners and the Charterers or any applicable sub-charterer (in a form to be agreed among the Owners’ Financiers, the Owners, the Charterers and any applicable sub-charterer).

62.5	During the Charter Period, the Owners may procure a:

(a)	change in the registered ownership of the Vessel; and/or

(b)	assign or transfer by novation of any of its rights and obligations under any of the Leasing Documents,

without the consent of the Charterers to any other financial institution, trust, fund, leasing company or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets provided always that such change of ownership or transfer shall not disturb or interfere with the Charterers’ lawful use, possession and quiet enjoyment of the Vessel during the Charter Period. The Charterers shall be liable to the aforesaid new owner of the Vessel for its performance of all obligations under this Charter (as novated) after any such change of the registered ownership from the Owners to such new owner and the Charterers shall procure that any party to a Leasing Document:

(i)	becomes liable to the new of owner of the Vessel for its performance of all obligations pursuant to such Leasing Document; and

(ii)

enters into all necessary documents or takes any necessary actions required for such Leasing Document and any Security Interest created thereunder remaining in full force and effect (or to be novated and/or re-executed) as from the completion of the relevant sale.

62.6

The Charterers agree and undertake to enter into any such usual documents and provide all necessary assistance as the Owners shall require to complete or perfect the transfer of the Vessel (with the benefit and burden of this Charter) or any novation or assignment made pursuant to this Clause 62 (Assignment, Transfer and Re-financing) at no cost for the Charterers.

CLAUSE 63 – CONFIDENTIALITY

The Parties agree to keep the terms and conditions of this Charter and any other Leasing Document (the “Confidential Information”) strictly confidential, provided that a Party may disclose Confidential Information in the following cases:

(a)	it is already known to the public or becomes available to the public other than through the act or omission of the disclosing Party;

(b)	it is required to be disclosed under the applicable laws of any Relevant Jurisdiction or by a governmental order, decree, regulation or rule;

(c)	in filings with a court or arbitral body in proceedings in which the Confidential Information is relevant and in discovery arising out of such proceedings;

(d)	to any other party to a Leasing Document;

(e)

to (or through) whom a Party assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Leasing Document (as permitted by the terms thereof) provided that such person shall undertake that it would not disclose Confidential information to any other party save for circumstances arising which are similar to those described under this Clause;

(f)	to any of the following persons (on a need to know basis):

(i)	a shareholder or an Affiliate of either Party or a party referred to in paragraph (d);

(ii)	its board of directors, employees or its shareholders;

(iii)	professional advisers retained by a disclosing party;

(iv)	any rating agencies;

(v)	the Approved Classification Society;

(vi)	the ship registry of the Flag State; and

(vii)	in the case of the disclosing party being the Owners, persons advising on, providing or considering the provision of financing to the Owners or an Affiliate of the Owners,

provided that the disclosing party shall exercise due diligence to ensure that no such person shall disclose Confidential Information to any other party save for circumstances arising which are similar to those described under this Clause or such other circumstances as may be permitted by all Parties;

(g)

to any person which is a classification society or other entity which the Owners or the Owners’ Financiers have engaged to make the calculations necessary to enable the Owners and/or the Owners’ Financiers to comply with their reporting obligations under the Poseidon Principles; or

(h)

with the prior written consent of all Parties and if required by any Party, subject to a corresponding confidentiality undertaking obtained from the party to whom the Confidential Information is disclosed to.

CLAUSE 64 – GENERAL APPLICATION OF PROCEEDS

64.1

Any Net Trading Proceeds, Net Sales Proceeds, Total Loss Proceeds, any proceeds realised by the Owners in connection with the enforcement of the Security Documents (unless otherwise specified in the Security Documents) and any proceeds received by the Owners from any Other Owner (as trustee for the Owners) shall be applied in the following order of application against amounts payable under the Leasing Documents:

(a)

firstly, in or towards any amounts outstanding under the Leasing Documents other than the Termination Sum (including but not limited to any costs and expenses incurred in the enforcement of the Security Documents, to the extent these are not covered under the Termination Sum);

(b)

secondly, in or towards satisfaction of the Charterers’ obligation to pay the Termination Sum (or such portion of it that then remains unpaid) in any order of application in the amounts comprising the Termination Sum as the Owners may determine; and

(c)

thirdly, upon satisfaction in full of all amounts payable to the Owners under the Leasing Documents, in payment of any surplus to the Charterers, but subject always to the terms of the General Assignment.

CLAUSE 65 – GOVERNING LAW AND ENFORCEMENT

65.1	This Charter, and any non-contractual obligations arising out of or in connection with it, shall be governed by English law.

65.2

Any dispute arising out of or in connection with any Leasing Document (including a dispute regarding the existence, validity or termination of any Leasing Document or any non- contractual obligation arising out of or in connection with any Leasing Document) (a “Dispute”) shall be referred to arbitration in London in accordance with the Arbitration Act 1996 or any statutory modification or re-enactment thereof save to the extent necessary to give effect to the provisions of this Clause.

65.3

The arbitration shall be conducted in accordance with the London Maritime Arbitrators Association (LMAA) Terms current at the time when the arbitration proceedings are commenced. The reference shall be to three (3) arbitrators. A Party wishing to refer the Dispute to arbitration shall appoint its arbitrator and send notice of such appointment in writing to the other Party requiring the other Party to appoint its own arbitrator within 14 calendar days of that notice and stating that it will appoint its arbitrator as sole arbitrator unless the other Party appoints its own arbitrator and give notice that it has done so within the fourteen (14) days specified. If the other Party does not appoint its own arbitrator and give notice that it has done so within the fourteen (14) days specified, the Party referring a Dispute to arbitration may, without the requirement of any further prior notice to the other Party, appoint its arbitrator as sole arbitrator and shall advise the other Party accordingly. The award of a sole arbitrator shall be binding on both Parties as if he had been appointed by agreement. Nothing herein shall prevent the Parties agreeing in writing to vary these provisions to provide for the appointment of a sole arbitrator.

65.4

In cases where neither the claim nor any counterclaim exceeds the sum of US$100,000 (or such other sum as the Parties may agree) the arbitration shall be conducted in accordance with the LMAA Small Claims Procedure current at the time when the arbitration proceedings are commenced.

CLAUSE 66 – DEFINITIONS

66.1	In this Charter the following terms shall have the meanings ascribed to them below:

“Acceptance Certificate” means a certificate substantially in the form set out in Schedule 1 (Acceptance Certificate) to be signed by the Charterers at Delivery.

“Account Bank” means ABN AMRO Bank N.V., Netherlands or such other bank approved by the Owners.

“Account Charge” means the document creating charge(s) over the Operating Account executed or to be executed by the Charterers in favour of the Owners.

“Additional Other Charter” means, in relation to the Additional Other Vessel, the bareboat charterparty to be entered into between the Additional Other Owner and the Additional Other Charterer.

“Additional Other Charterer” means Moonsprite Shipping Corp., a corporation incorporated under the laws of the Republic of the Marshall Islands with registered address at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960.

“Additional Other Owner” means Sea 112 Leasing Co. Limited, a company incorporated under the laws of Hong Kong with registered address at 46/F, Champion Tower 3, Garden Road, Central, Hong Kong.

“Additional Other Vessel” means m.v. Nissos Anafi with IMO number 9856086 currently flagged under the laws of the Republic of the Marshall Islands.

“Advance Charterhire” has the meaning as defined under Clause 36.2 of the Charter.

“Affiliate” means in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

“Amended Expiry Owners’ Costs” means US$40,921,875.

“Amended Margin” means 2.00% per annum.

“Amended Owners’ Costs” meansUS$66,384,375 which is equal to the Owners’ Costs as at the Reference Date, for the avoidance of doubt, after having deducted the Initial Fixed Charterhire due and payable on the Reference Date.

“Annex VI” means Annex VI of the Protocol of 1997 to amend the International Convention for the Prevention of Pollution from Ships 1973 (Marpol), as modified by the Protocol of 1978 relating thereto.

“Anti-Bribery and Anti-Corruption Laws” means the US Foreign Corrupt Practices Act of 1977 as amended and the rules and regulations thereunder, the UK Bribery Act of 2010, and/or any similar laws, rules or regulations issued, administered or enforced by the United States, United Kingdom, the European Union or any of its member states, or any other country or governmental agency having jurisdiction over the Owners or any Obligors or their respective subsidiaries.

“Anti-Money Laundering Laws” means all applicable financial record-keeping and reporting requirements, anti-money laundering statutes (including all applicable rules and regulations thereunder) and all applicable related or similar laws, rules, regulations or guidelines, of all jurisdictions including and without limitation, the United States of America, the United Kingdom, Greece, the Republic of the Marshall Islands, Hong Kong and the People’s Republic of China and which in each case are:

(a)	issued, administered or enforced by any governmental agency having jurisdiction over the Charterers or any other Obligors or their respective subsidiaries;

(b)	of any jurisdiction in which the Charterers or any other Obligor conducts business; or

(c)	to which the Charterers or any other Obligor is subjected or subject to.

“Approved Classification Society” means the classification society stipulated in the Shipbuilding Contract or any other classification society which is a member of the International Association of Classification Societies and approved by the Owners in writing.

“Approved Commercial Manager” means OET Chartering Inc. or any other reputable ship management company as may be approved by the Owners in writing prior to its appointment as commercial manager of the Vessel in accordance with this Charter.

“Approved Manager” means the Approved Commercial Manager or the Approved Technical Manager.

“Assignable Sub-charter” means any period time charters relating to the Vessel, whether or not already in existence.

“Approved Technical Manager” means Kyklades Maritime Corporation or any other reputable ship management company as may be approved by the Owners in writing prior to its appointment as technical manager of the Vessel in accordance with this Charter.

“Approved Valuer” means Clarksons Platou, Simpson Spence Young, Braemar ACM, Arrow, Fearnleys, Maersk Brokers or such other independent and reputable shipbroker nominated by the Charterers and approved by the Owners.

“Arrangement Fee” has the meaning as defined under Clause 44.1.

“Breakfunding Costs” means all breakfunding costs and expenses incurred or payable by the Owners when a repayment or prepayment under the relevant funding arrangement entered into by the Owners for the purpose of financing the Purchase Price (or any part thereof) does not fall on a Payment Date, a Purchase Option Date or a date specified by the Owners in any Termination Notice.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for business in the principal business centres of Shanghai, Singapore, Amsterdam and Piraeus or:

(a)	in respect of a day on which a payment is required to be made or other dealing is due to take place under this Agreement in Dollars, a day on which banks are open in New York City; and

(b)	in respect of the calculation of any Initial Variable Charterhire or Variable Charterhire, a US Government Securities Business Day.

“Builder” has the meaning ascribed to such term in the MOA.

“Builder’s Warranties” means the guarantees and/or warranties provided by the Builder to the Head Sellers under Article IX of the Shipbuilding Contract and assigned by the Head Sellers to the Charterers which the Charterers will on-assign to the Owners pursuant to the Builder’s Warranties Assignment.

“Builder’s Warranties Assignment” means the tripartite assignment executed between (a) the Head Sellers (b) the Charterers and (c) the Owners in relation to the Builder’s Warranties in relation to the Vessel.

“Cancelling Date” has the meaning ascribed to such term in the MOA.

“Change of Control” means:

(a)	the Guarantor ceasing to directly own one hundred percent (100%) of the shares in the Charterers; or

(b)	Mr. Ioannis Alafouzos and Mr. Themistoklis Alafouzos cease to hold less than 35% of the shares (directly or indirectly) of the Guarantor.

“Charter Period” means the period described in Clause 32.1 unless it is terminated earlier in accordance with the provisions of this Charter.

“Charterhire” means each of, as the context may require, all of the instalments of hire payable hereunder on each applicable Payment Date comprising in each case either (before the Reference Date) both Initial Fixed Charterhire and Initial Variable Charterhire or (after the Reference Date) both Fixed Charterhire and Variable Charterhire, as further detailed in Clause 36.

“Commencement Date” means the date on which Delivery takes place. “Credit Adjustment Spread” means zero point one five per cent. (0.15%);

“Delisting” means the Guarantor ceasing to be listed on ~~the Oslo Stock Exchange (Oslo Børs)~~.  both :

(a)	the Oslo Stock Exchange (Oslo Børs); and

(b)	the New York Stock Exchange.

“Delivery” means the physical  and legal delivery of the Vessel from  the  Owners  to  the Charterers pursuant to the terms of this Charter.

“Dollars” and “US$” mean the lawful currency for the time being of the United States of America.

“Earnings” means all moneys whatsoever which are now, or later become, payable (actually or contingently) to the Charterers and which arise out of the use or operation of the Vessel, including (but not limited to):

(a)	all freight, hire and passage moneys;

(b)	any compensation payable in the event of requisition of the Vessel for hire;

(c)	any remuneration for salvage and towage services;

(d)	any demurrage and detention moneys;

(e)	damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of the Vessel;

(f)	all moneys which are at any time payable to the Charterers in relation to general average contribution; and

(g)

if and whenever the Vessel is employed on terms whereby any moneys falling within paragraphs (a) to (f) are pooled or shared with any other person, that proportion of the net receipts of the relevant pooling or sharing arrangement which is attributable to the Vessel.

“Emission Allowances” means an allowance, credit, quota, permit or equivalent, representing a right of a vessel to emit a specified quantity of greenhouse gas emissions recognised by the Emissions Scheme.

“Emission Scheme” means a greenhouse gas emissions trading scheme which for the purposes of this Charter shall include the EU ETS and any other similar systems imposed by applicable lawful authorities that regulate the issuance, allocation, trading or surrendering of Emission Allowances.

“Environmental Claim” means any claim by any governmental, judicial or regulatory authority or any other person which arises out of an Environmental Incident or an alleged Environmental Incident or which relates to any Environmental Law and, for this purpose, “claim” includes a claim for damages, compensation, contribution, injury, fines, losses and penalties or any other payment of any kind, including in relation to clean-up and removal, whether or not similar to the foregoing; an order or direction to take, or not to take, certain action or to desist from or suspend certain action; and any form of enforcement or regulatory action, including the arrest or attachment of any asset.

“Environmental Incident” means:

(a)

any release, emission, spill or discharge of Environmentally Sensitive Material whether within the Vessel or from the Vessel into any other vessel or into or upon the air, water, land or soils (including the seabed) or surface water; or

(b)

any incident in which Environmentally Sensitive Material is released, emitted, spilled or discharged into or upon the air, water, land or soils (including the seabed) or surface water from a vessel other than the Vessel and which involves a collision between the Vessel and such other vessel or some other incident of navigation or operation, in either case, in connection with which the Vessel is actually or potentially liable to be arrested, attached, detained or  injuncted and/or the Vessel and/or any  Obligors and/or any operator or manager of the Vessel is at fault or allegedly at fault or otherwise liable to any legal or administrative action; or

(c)

any other incident in which Environmentally Sensitive Material is released, emitted, spilled or discharged into or upon the air, water, land or soils (including the seabed) or surface water otherwise than from the Vessel and in connection with which the Vessel is actually or potentially liable to be arrested and/or where any Obligors and/or any operator or manager of the Vessel is at fault or allegedly at fault or otherwise liable to any legal or administrative action.

“Environmental Law” means any present or future law relating to pollution or protection of human health or the environment, to conditions in the workplace, to the carriage, generation, handling, storage, use, release or spillage of Environmentally Sensitive Material or to actual or threatened releases of Environmentally Sensitive Material including any law pertaining to any Emission Scheme.

“Environmentally Sensitive Material” means and includes all contaminants, oil, oil products, toxic substances and any other substance (including any chemical, gas or other hazardous or noxious substance) which is (or is capable of being or becoming) polluting, toxic or hazardous.

“EU ETS” means the European Union Emissions Trading System specifically applicable to shipping pursuant to the European Directive 2023/959 amending European Directive 2003/87/EC and Commission Implementing Regulation (EU) 2023/2599 of 22 November 2023 laying down rules for the application of Directive 2003/97/EC of the European Parliament and of the Council as regards the administration of shipping companies by administering authorities in respect of a shipping company.

“ETS and Fuel EU Maritime Letter” shall have the meaning as defined under Clause 40.5(c).

“Expiry Owners’ Costs” means an amount equal to sixty five per cent. (65%) of the Opening Capital Balance.

“Fair Market Value” means the value of the Vessel determined as follows:

(a)	subject to sub-paragraph (b) below, the arithmetic mean of the valuations shown by two (2) valuation reports each addressed to the Buyers and prepared at the Sellers’ cost:

(i)	on a date no earlier than thirty (30) days prior to the relevant date of valuation;

(ii)	by Approved Valuers one nominated by the Owners and the other nominated by the Charterers (but with the report addressed to the Owners);

(iii)	without physical inspection of the Vessel; and

(iv)	on the basis of a sale for prompt delivery for cash on normal arm’s length commercial terms as between a willing seller and a willing buyer, without taking into account any charter; and

(b)

if there is a discrepancy of five per cent. (5%) or more between the market valuations shown on the two (2) valuation reports obtained pursuant to paragraph (a) above (using the lower valuation figure as the denominator), then a third valuation shall be obtained and prepared on the same terms and conditions as set out under paragraph (a) above (except that the third valuation report additionally required under this sub- paragraph (b) shall be prepared by an Approved Valuer nominated by the Owners), with the arithmetic mean taken from the valuations shown by such three (3) valuation reports.

“Fee Letter” mean the fee letter referred to under Clause 44.1 for payment of the Arrangement Fee.

“Financial Indebtedness” means, in relation to a person (the “debtor”), a liability of the debtor:

(a)	for principal, interest or any other sum payable in respect of any moneys borrowed or raised by the debtor;

(b)	under any loan stock, bond, note or other security issued by the debtor;

(c)	under any acceptance credit, guarantee or letter of credit facility made available to the debtor;

(d)

under a financial lease, a deferred purchase consideration arrangement (other than deferred payments for assets or services obtained on normal commercial terms in the ordinary course of business) or any other agreement having the commercial effect of a borrowing or raising of money by the debtor;

(e)

under any foreign exchange transaction, any interest or currency swap or any other kind of derivative transaction entered into by the debtor or, if the agreement under which any such transaction is entered into requires netting of mutual liabilities, the liability of the debtor for the net amount; or

(f)

under a guarantee, indemnity or similar obligation entered into by the debtor in respect of a liability of another person which would fall within paragraphs (a) to (e) if the references to the debtor referred to the other person.

“Financial Instruments” means the applicable loan or facility agreement entered into between the Owners (or their affiliate) and the Owners’ Financiers and any mortgage, deed of covenants, assignment in respect of any of the Leasing Documents, assignment in respect of Earnings, Insurances and Requisition Compensation, manager’s undertaking and subordination (including assignment of manager’s interests in the Insurances) or any other financial security instruments granted by the Owners to the Owners’ Financiers as security for the financing or refinancing of the Owners’ acquisition of the Vessel.

“First Payment Date” shall have the meaning as defined under ~~36.5(a~~36.6(a).

“Fixed Charterhire” shall have the meaning as defined under Clause ~~36.4(a~~36.5(a).

“Flag State” means the flag state named in Box 5 of this Charter or any other state or jurisdiction approved in writing by the Owners (whose approval shall not be unreasonably withheld or delayed).

“Fleet Vessel” means any ship or vessel (including, but not limited to, the Vessel, the Additional Other Vessel and the Other Vessel) from time to time wholly leased, hired, chartered or financed under any lease, hire purchase agreement, charter or any other financing arrangement by affiliates of the Owners and/or the Other Owner to subsidiaries or affiliates of the Guarantor.

“Fuel EU Maritime” means Fuel EU Maritime Regulation 2023/1805 dated 13 September 2023 on the use of renewable and low-carbon fuels in maritime transport, and amending Directive 2009/16/EC.

“Further Arrangement Fee” has the meaning as defined under Clause 44.1.

“Further Arrangement Fee Letter” means the fee letter referred to under Clause 44.1 for payment of the Further Arrangement Fee.

“General Assignment” means the assignment agreement executed or to be executed between the Charterers and the Owners in respect of the Vessel, pursuant to which the Charterers shall, inter alia, assign its rights under:

(a)	the Earnings, Insurances, Requisition Compensation in respect of the Vessel; and

(b)	any Assignable Sub-charter; in favour of the Owners.

“Group” means the Guarantor and its Subsidiaries (whether directly or indirectly owned) from time to time.

“Guarantee” means the guarantee executed by the Guarantor in favour of the Owners on or about the date hereof.

“Guarantor” means Okeanis Eco Tankers Corp., a corporation incorporated and existing under the laws of the Republic of the Marshall Islands with registration number 96382 and its registered address at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Republic of the Marshall Islands MH 96960.

“Head MOA” means the memorandum of agreement dated 29 June 2021 and made between the Charterers (in their capacity as buyers) and the Head Sellers (in their capacity as sellers), pursuant to which the Head Sellers agreed to sell and the Charterers agreed to purchase the Vessel upon the terms and conditions set out therein.

“Head Sellers” means Felton Enterprises S.A., a corporation incorporated and existing under the laws of the Republic of the Marshall Islands with registration number 106138 and registered address at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro MH 96960.

“Hire Period” means (i) in the case of the first Hire Period, the period commencing on the Commencement Date and ending on the First Payment Date; and (ii) in the case of each subsequent Payment Date, the period of commencing on the last day of the preceding Hire Period and ending on the next occurring Payment Date.

“Historic Term SOFR” means, in relation to any Hire Period, the most recent applicable Term SOFR for a period equal in length to that Hire Period and which is as of a day which is no more than three US Government Securities Business Days before the Quotation Day.

“Holding Company” means, in relation to a person, any other person in relation to which (i) it is a Subsidiary or (ii) it is a Subsidiary of a Subsidiary.

“IAPPC” means a valid international air pollution prevention certificate for the Vessel issued pursuant to the MARPOL Protocol.

“IFRS” means International Financing Reporting Standards.

“Initial Fixed Charterhire” has the meaning defined in Clause 36.4(a).

“Initial Market Value” has the meaning ascribed to such term in the MOA.

“Initial Variable Charterhire” has the meaning defined in Clause 36.4(b).

“Insurances” means:

(a)

all policies and contracts of insurance, including entries of the Vessel in any protection and indemnity or war risks association, which are effected in respect of the Vessel or otherwise in relation to it whether before, on or after the date of this Charter; and

(b)

all rights and other assets relating to, or derived from, any of the foregoing, including any rights to a return of a premium and any rights in respect of any claim whether or not the relevant policy, contract of insurance or entry has expired on or before the date of this Charter.

“Interpolated Historic Term SOFR” means, in relation to any Hire Period, the rate (rounded to the same number of decimal places as Term SOFR) which results from interpolating on a linear basis between:

(A)	either:

(1)

the most recent applicable Term SOFR (as of a day which is not more than three US Government Securities Business Days before the Quotation Day) for the longest period (for which Term SOFR is available) which is less than the Hire Period; or

(2)

if no such Term SOFR is available for a period which is less than the Hire Period, SOFR for a day which is no more than five US Government Securities Business Days (and no less than two US Government Securities Business Days) before the Quotation Day; and

(B)

the most recent applicable Term SOFR (as of a day which is not more than three US Government Securities Business Days before the Quotation Day) for the shortest period (for which Term SOFR is available) which exceeds the Hire Period.

“Interpolated Term SOFR” means, in relation to any Hire Period, the rate (rounded to the same number of decimal places as Term SOFR) which results from interpolating on a linear basis between:

(A)	either:

(1)	the applicable Term SOFR (as of the Quotation Day in respect of that Hire Period) for the longest period (for which Term SOFR is available) which is less than that Hire Period; or

(2)	if no such Term SOFR is available for a period which is less than that Hire Period, SOFR for the day which is two US Government Securities Business Days before the Quotation Day; and

(B)	the applicable Term SOFR (as of the Quotation Day in respect of that Hire Period) for the shortest period (for which Term SOFR is available) which exceeds that Hire Period.

“Interest Rate” means, for any Hire Period, the applicable Reference Rate.

“ISM Code” means the International Safety Management Code (including the guidelines on its implementation), adopted by the International Maritime Organisation Assembly as Resolutions A.741 (18) and A.788 (19), as the same may be amended or supplemented from time to time (and the terms “safety management system”, “Safety Management Certificate” and “Document of Compliance” have the same meanings as are given to them in the ISM Code).

“ISPS Code” means the International Ship and Port Security Code as adopted by the Conference of Contracting Governments to the Safety of Life at Sea Convention 1974 on 13 December 2002 and incorporated as Chapter XI-2 of the Safety of Life at Sea Convention 1974, as the same may be supplemented or amended from time to time.

“ISSC” means a valid international ship security certificate for the Vessel issued pursuant to the ISPS Code.

“Joint Surveyor” shall have the meaning as defined under Clause 41.8.

“Leasing Documents” means this Charter, the Guarantee, the MOA, the Fee Letter, the Further Fee Letter, any QEL , the Security Documents, any other document designated as a “Leasing Document” as agreed between the Charterers and the Owners and each, as the context may require, the “Leasing Document”.

“Major Casualty” means any casualty to the Vessel in respect of which the claim or the aggregate of the claims against all insurers, before adjustment for any relevant franchise or deductible, exceeds US$2,000,000 or the equivalent in any other currency.

“Manager’s Undertaking” means, in relation to an Approved Manager, a letter of undertaking to be executed by that Approved Manager in favour of the Owners subordinating the rights of that Approved Manager against the Vessel and the Charterers to the rights of the Owners.

~~“Mandatory Sale” has the meaning given to that term in Clause 55A.~~

~~“Mandatory Sale Date” has the meaning given to that term in Clause 55A.~~

~~“Mandatory Sale Price” means, in respect of the Mandatory Sale Date, the aggregate of:~~

~~(a)~~	~~the Owners’ Costs prevailing as at the Mandatory Sale Date;~~

~~(b)~~	~~any Charterhire accrued but unpaid as at the date of payment of the Mandatory Sale Price;~~

~~(c)~~	~~any Breakfunding Costs including any Swap Costs;~~

(~~d)~~	~~any documented legal or other costs incurred by the Owners in connection with the exercise of the Mandatory Sale; and~~

~~(e)~~	~~aside from the amounts described under paragraphs (a) to (d) above, any other moneys due and owing under the Leasing Documents at the Mandatory Sale Date.~~

“Margin” means two point four five per cent. (2.45%) per annum.

“Market Disruption Rate” means :

(a)	prior to the Reference Date, the percentage rate per annum which is the aggregate of the Reference Rate and the Credit Adjustment Spread.; and

(b)	following the Reference Date, the Reference Rate.

“MARPOL Protocol” means Annex VI (Regulations for the Prevention of Air Pollution from Ships) to the International Convention for the Prevention of Pollution from Ships 1973 (as amended in 1978 and 1997).

“Material Adverse Effect” means, in the reasonable opinion of the Owners, a material adverse effect on:

(a)	the business, operations, property, condition (financial or otherwise) of any Obligor or the Group (taken as a whole); or

(b)	the ability of any Obligor to perform its obligations under any Leasing Document to which it is a party; or

(c)

the validity or enforceability of, or the effectiveness or ranking of any Security Interests granted pursuant to, any of the Leasing Documents or the rights or remedies of the Owners under any of the Leasing Documents.

“MOA” means the memorandum of agreement dated on or about the date of this Charter and made between the Owners (in their capacity as buyers) and the Charterers (in their capacity as sellers), pursuant to which the Charterers agree to sell and the Owners agree to purchase the Vessel upon the terms and conditions set out therein.

“Net Sales Proceeds” has the meaning given to it under Clause 42.1(c). “Net Trading Proceeds” has the meaning given to it under Clause 42.1(b). “Nominated Purchaser” has the meaning given to it under Clause 42.1(c).

“Obligatory Insurances” means any insurances of the Vessel required to be effected by or on behalf of the Charterers pursuant to Clause 39.

“Obligors” means:

(a)	the Charterers;

(b)	the Guarantor;

(c)	the Approved Managers as at the date of this Charter which is an entity within the Group;

(d)	any sub-charterer of the Vessel which is an entity within the Group; and

(e)

any other party providing security for the Charterers’ obligations under this Charter pursuant to a Security Document or otherwise (except any Approved Manager or sub- charterer which are not entities within the Group).

“Opening Capital Balance” shall have the same meaning as defined under the MOA.

“Operating Account” means an interest bearing account opened or to be opened in the name of the Charterers with the Account Bank.

“Option Premium” means an amount of ~~US$1,500,000~~US$6,000,000.

“Original Financial Statements” means in relation to the Guarantor, its audited consolidated financial statements for the fiscal year ended 31 December 2020 and its unaudited consolidated financial statements for the fiscal year ended 31 December 2021.

“Original Jurisdiction” means, in relation to an Obligor, the jurisdiction under whose laws they are incorporated as at the date of this Charter.

“Other Charters” means, in relation to each Other Vessel, each bareboat charterparty dated on or around the date of this Charter which is entered into between each applicable Other Owner and each applicable Other Charterer.

“Other Charterer” means, in relation to an Other Vessel, Theta Navigation Ltd.

“Other Leasing Documents” means the Leasing Documents as defined in the Other Charter. “Other Owner” means, in relation to an Other Vessel, Sea 290 Leasing Co. Limited.

“Other Vessel” means each, or as the context may require, Hull Number 3212.

“Owners’ Costs” means, on any relevant date, (i) the Opening Capital Balance minus (ii) the aggregate of Initial Fixed Charterhire and Fixed Charterhire which has been paid by the Charterers and received by the Owners as at such date.

“Owners’ Financier” means any financier providing financing or refinancing facilities to the Owners or any affiliate of the Owners in respect of the Owners’ purchase and/or lease of the Vessel to the Charterers under the terms of the Leasing Documents.

“Owners’ Surveyor” shall have the meaning as defined under Clause 41.9. “Party” means a party to this Charter, namely the Owners or the Charterers. “Payment Date” shall have the meaning as defined under Clause ~~36.5~~36.6.

“Permitted Security Interest” means:

(a)	any Security Interest created by a Security Document or a Financial Instrument;

(b)	any lien for unpaid master’s and crew’s wages in accordance with the ordinary course of operation of the Vessel or in accordance with usual reputable maritime practice;

(c)	any lien for salvage;

(d)	any lien for master’s disbursements incurred in the ordinary course of trading;

(e)

any other lien arising by operation of law or otherwise in the ordinary course of the operation, repair or maintenance of the Vessel provided such liens do not secure amounts more than thirty (30) days overdue;

(f)

any Security Interest created in favour of a plaintiff or defendant in any action of the court or tribunal before whom such action is brought as security for costs and expenses where the Owners are prosecuting or defending such action in good faith by appropriate steps; and

(g)

Security Interests arising by operation of law in respect of taxes which are not overdue or for payment of taxes which are overdue for payment but which are being contested by the Owners or the Charterers in good faith by appropriate steps and in respect of which adequate reserves have been made, provided that the foregoing have not arisen due to the default or omission of any Obligor.

“Poseidon Principles” means the financial industry framework for assessing and disclosing the climate alignment of ship finance portfolios published in June 2019 as the same may be amended or replaced to reflect changes in applicable law or regulation or the introduction of or changes to mandatory requirements of the International Maritime Organisation from time to time.

“Potential Termination Event” means, an event or circumstance specified in Clause 47 (Termination Event) which would with the giving of any notice, the lapse of time, and/or a determination of the Owners, constitute a Termination Event.

“Prepositioning Date” shall have the same meaning as defined under the MOA.

“Prohibited Countries” means countries or territories whose government is the target of Sanctions or that is subject to comprehensive country-wide or territory-wide Sanctions  ~~(currently and, in any case, as long as the Sanctions remain in place, as regards United States Sanctions, Cuba, Syria, Iran, North Korea, Crimea and Venezuela), including~~ , in particular but not limited to ~~or~~ pursuant to the US’s Office of Foreign ~~Assets~~ Asset Control of the ~~U.S~~US Department of Treasury (“OFAC”).

“Prohibited Person” means any person who is the subject of Sanctions (whether designated by name or by reason of being included in a class of persons to whom the applicable Sanctions apply in accordance with their terms).

“Published Rate” means Term SOFR for three (3) months.

“Published Rate Replacement Event” means, in relation to a Published Rate:

(a)	the methodology, formula or other means of determining that Published Rate has, in the opinion of the Owners and the Charterers, materially changed;

(b)	(i)

(I)	the administrator of that Published Rate or its supervisor publicly announces that such administrator is insolvent; or

(II)

information is published in an order, decree, notice, petition or filing, howsoever described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of that Published Rate is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide that Published Rate;

(ii)

the administrator of that Published Rate publicly announces that it has ceased or will cease, to provide that Published Rate permanently or indefinitely and, at that time, there is no successor administrator to  continue to provide that Published Rate;

(iii)	the supervisor of the administrator of that Published Rate publicly announces that such Published Rate has been or will be permanently or indefinitely continued; or

(iv)	the administrator of that Published Rate or its supervisor publicly announces that that Published Rate may no longer be used; or

(c)

the administrator of that Published Rate (or the administrator of an interest rate which is a constituent element of that Published Rate) determines that that Published Rate should be calculated in accordance with its reduced submissions or other contingency or fallback policies or arrangements and either:

(i)	the circumstance(s) or event(s) leading to such determination are not (in the opinion of the Owners and the Charterers) temporary; or

(ii)	that Published Rate is calculated in accordance with any such policy or arrangement for a period no less than a time period approved by the Owners and the Charterers; or

(d)	in the opinion of the Owners and the Charterers, that Published Rate is otherwise no longer appropriate for the purposes of calculating interest under this Charter.

“Purchase Option” means the purchase option referred to in Clause 55.1.

“Purchase Option Date” shall have the meaning ascribed thereto in Clause 55.2.

“Purchase Option Notice” shall have the meaning ascribed thereto in Clause 55.2.

“Purchase Option Price” means, in respect of any Purchase Option Date:

(a)

~~if~~ If the Purchase Option Date falls on or after the first (1st) anniversary of the  ~~Commencement~~ Reference Date but prior to the seventh (7th) anniversary of the  ~~Commencement~~ Reference Date, the aggregate of:

(i)	the Owners’ Costs prevailing as at the relevant Purchase Option Date;

~~(ii)~~	~~the Relevant Fee (if appliable);~~

(ii)	~~(iii)~~any Charterhire accrued but unpaid as at the date of payment of the Purchase Option Price;

(iii)	~~(iv)~~any Breakfunding Costs including any Swap Costs;

(iv)	~~(v)~~any documented legal or other costs incurred by the Owners in connection with the exercise of the Purchase Option under Clause 55 (Purchase Option); and

(v)	~~(vi)~~aside from the amounts described under ~~paragraphs~~ paragraph (i) to (~~v~~iv) above, any other moneys due and owing under the Leasing Documents at the relevant Purchase Option Date;

(b)	if the Purchase Option Date falls on ~~or after~~ the seventh (7th) anniversary of the ~~Commencement~~ Reference Date, the aggregate of:

(i)	the Amended Expiry Owners’ Costs;

(ii)	any Charterhire accrued but unpaid as at the date of payment of the Purchase Option Price;

(iii)	any documented legal or other costs incurred by the Owners in connection with the exercise of the Purchase Option under Clause 55 (Purchase Option); and

(iv)	aside from the amounts described under paragraphs (i) to (iii) above, any other moneys due and owing under the Leasing Documents at the relevant Purchase Option Date.

“Purchase Price” has the meaning given to it in the MOA.

“QEL” means any agreement (entered or, as the context may require, to be entered into) between the Owners, the Owners’ Financiers (if applicable), the Charterers and (if applicable) any sub-charterer.

“Quotation Day” means, in relation to any Hire Period, two (2) US Government Securities Business Days before the first day of that Hire Period unless market practice differs in the relevant syndicated loan market in which case the Quotation Day will be determined by the Owners in accordance with that market practice (and if quotations would normally be given on more than one day, the Quotation Day will be the last of those days).

“Reference Rate” means, in relation to a Hire Period:

(a)	the applicable Term SOFR for three (3) months as of 5:00pm New York time on the Quotation Day for dollars; or

(b)	as otherwise determined pursuant to Clause 37 (Changes to Interest Rate, Default Interest),

and if, in either case, (i) prior to (and including) the Reference Date, the aggregate of that rate and the Credit Adjustment Spread is less than zero, the Reference Rate shall be deemed to be such a rate that the aggregate of the Reference Rate and the Credit Adjustment Spread is zero  and (ii) following (and excluding) the Reference Date, if that  rate is less than zero, the Reference Rate shall be deemed to be zero.

“Relevant Jurisdiction” means, in relation to an Obligor:

(a)	its Original Jurisdiction;

(b)	any jurisdiction where any property owned by it and charged under a Leasing Document is situated;

(c)	any jurisdiction where it conducts its business; or

(d)	any jurisdiction whose laws govern the perfection of any of the Security Documents entered into by it creating a Security Interest.

“Relevant Nominating Body” means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board.

~~“Relevant Fee” means, in relation to the Vessel, the amount set out corresponding to the relevant Purchase Option Date below:~~

~~Relevant Anniversary Date~~	~~Relevant Fee (US$)~~
~~1st Anniversary~~	~~1.5% of the Owners’ Costs~~
~~2nd Anniversary~~	~~1.25% of the Owners’ Costs~~
~~3rd Anniversary~~	~~1% of the Owners’ Costs~~
~~4th Anniversary~~	~~0.75% of the Owners’ Costs~~
~~5th Anniversary~~	~~0.5% of the Owners’ Costs~~
~~6th Anniversary~~	~~0% of the Owners’ Costs~~

“Replacement Reference Rate” means a reference rate which is:

(a)	formally designated, nominated or recommended as the replacement for a Published Rate by:

(i)	the administrator of that Published Rate (provided that the market or economic reality that such benchmark rate measures is the same as that measured by that Published Rate); or

(ii)	any Relevant Nominating Body,

and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the “Replacement Reference Rate” will be the replacement under sub-paragraph (ii) above;

(b)

in the opinion of the Owners and the Charterers, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor or alternative to that Published Rate; or

(c)	in the opinion of the Owners and the Charterers, an appropriate successor or alternative to a Published Rate.

“Requisition Compensation” includes all compensation or other moneys payable by reason of any act or event such as is referred to in paragraph (a) of the definition of “Total Loss”.

“Sanctions” means any sanctions (including US “secondary sanctions”), embargoes, freezing provisions, prohibitions or other restrictions relating to trading, doing business, investment, exporting, financing or making assets available (or other activities similar to or connected with any of the foregoing):

(a)

imposed by law or regulation of the United Kingdom, the Council of the European Union, the United Nations or its Security Council, the People’s Republic of China, the Special Administrative Region of Hong Kong or the United States of America; or

(b)	otherwise imposed by any law or regulation which are applicable to and/or binding on any Obligor.

“Sanctions Advisory” means the Sanctions Advisory for the Maritime Industry, Energy and Metals Sectors, and Related Communities issued May 14, 2020 by the US Department of the Treasury, Department of State and Coast Guard, as may be amended or supplemented, and any similar future advisory.

“Sanctioned Ship” means a ship which is the subject of Sanctions.

“Security Documents” means:

(a)	the Account Charge;

(b)	the General Assignment;

(c)	the Shares Security;

(d)	the Builder’s Warranties Assignment;

(e)	each Manager’s Undertaking; and

(f)	any other security document conferring any Security Interest in respect of the obligations of the Charterers under or in connection with this Charter.

“Security Interest” means:

(a)	a mortgage, charge (whether fixed or floating) or pledge, any maritime or other lien or any other security interest of any kind;

(b)	the security rights of a plaintiff under an action in rem; or

(c)

any other right which confers on a creditor or potential creditor a right or privilege to receive the amount actually or contingently due to it ahead of the general unsecured creditors of the debtor concerned; however this paragraph (c) does not apply to a right of set off or combination of accounts conferred by the standard terms of business of a bank or financial institution.

“Shareholder” means the Guarantor.

“Shares Security” means a first priority charge/pledge over the shares of the Charterers executed or to be executed by the Shareholder in favour of the Owners.

“Shipbuilding Contract” means the shipbuilding contract dated 28 September 2020 entered into between the Head Sellers (as defined in the MOA) and the Builder (in its capacity as seller) for the construction and purchase of the Vessel as may from time to time be amended, supplemented.

“Shipbuilding Contract Price” means the contract price to be paid by the Head Sellers (as defined in the MOA) to the Builder under the Shipbuilding Contract.

“SOFR” means the secured  overnight financing  rate (SOFR) administered  by the Federal Reserve Bank of New York (or any other person which takes over the administration of that rate) published (before any correction, recalculation or republication by the administrator) by the Federal Reserve Bank of New York (or any other person which takes over the publication of that rate).

“Statement of Compliance” means a Statement of Compliance related to fuel oil consumption pursuant to regulations 6.6 and 6.7 of Annex VI.

“Subsidiary” means a subsidiary within the meaning of section 1159 of the UK Companies Act 2006.

“Swap Costs” means any amount payable by the Owners or documented costs incurred by the Owners (after netting out any gains) as a result of the termination or close-out of any Treasury Transaction entered into in connection with the Leasing Documents.

“Termination Date” has the meaning given to it under Clause 47.2.

“Termination Event” means any event described in Clause 47 (Termination Events).

“Termination Fee” means one point five per cent. (1.50%) of the Owners’ Costs as at the relevant date.

“Termination Notice” has the meaning given to it under Clause 47.2.

“Term SOFR” means the term SOFR reference rate administered by CME Group Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant period published (before any correction, recalculation or republication by that administrator) by CME Group Benchmark Administration Limited (or any other person which takes over the administration of that rate).

“Termination Sum” means, in respect of any date (such date being referred to as the “Relevant Date” for the purposes of this definition only), the aggregate of (without double counting amounts that may be included in more than one sub-paragraph below):

(a)	the Owners’ Costs prevailing as at the Relevant Date;

(b)	any Variable Charterhire accrued and unpaid as at the date of payment of the Termination Sum;

(c)	the Termination Fee;

(d)	any Breakfunding Costs including any Swap Costs;

(e)

any and all evidenced and documented direct costs, losses and liabilities incurred by the Owners as a result of the early termination of the leasing under this Charter (including any losses based on estimated market charter rates provided by an Approved Valuer of re-chartering the Vessel to another party other than the Charterers for the period up until the natural expiry of the Charter Period) including but not limited to any legal costs, any agency or broker fees incurred in attempting to re-charter or otherwise dispose of the Vessel;

(f)

any and all documented costs, losses and liabilities incurred by the Owners in locating, repossessing, recovering, repositioning, berthing, insuring and maintaining the Vessel and/or in collecting any payments due under this Charter and/or in obtaining the due performance of the obligations of the Charterers under this Charter or the other Leasing Documents; and

(g)

aside from the amounts described under paragraphs (a) to (f) above, any other moneys due and owing under the Leasing Documents at the Relevant Date including any default interest on amounts under (a) to (f) above.

“Total Loss” means:

(a)

any expropriation, confiscation, requisition (other than a requisition for hire) or acquisition of the Vessel, whether for full consideration, a consideration less than its proper value, a nominal consideration or without any consideration, which is effected by any government or official authority or by any person or persons claiming to be or to represent a government or official authority;

(b)

any requisition for hire, arrest, condemnation, capture, seizure or detention of the Vessel (including any hijacking or theft but excluding any event specified in paragraph (a) of this definition) unless it is redelivered within thirty (30) days to the full control of the Owners or the Charterers; or

(c)	actual, constructive, compromised, agreed or arranged total loss of the Vessel.

“Total Loss Date” means, in relation to the Total Loss of the Vessel:

(a)

in the case of a Total Loss occurring under paragraph (a) of the definition of Total Loss, on the date on which the expropriation, confiscation, requisition or, as the case may be, the acquisition of the Vessel is completed by delivery of the Vessel to the relevant government or official authority or the person or persons claiming to be or to represent the relevant government or official authority;

(b)	in the case of a Total Loss occurring under paragraph (b) of the definition of Total Loss, the date falling on the expiration of such thirty (30) day period;

(c)	in the case of an actual loss of the Vessel, the date on which it occurred; and

(d)	in the case of a constructive, compromised, agreed or arranged total loss of the Vessel, the earliest of:

(i)	the date when the Vessel was last heard of;

(ii)	the date on which a notice of abandonment is given to the insurers; and

(iii)	the date of any compromise, arrangement or agreement made by or on behalf of the Charterers with the insurers in which the insurers agree to treat the Vessel as a Total Loss.

“Total Loss Payment Date” means, following the occurrence of a Total Loss, the earlier of:

(a)	the date falling ninety (90) days after the Total Loss Date or such later date as the Owners may agree; and

(b)	the date on which the Owners receive the Total Loss Proceeds.

“Total Loss Proceeds” means the proceeds of any policy or contract of insurance or any Requisition Compensation in each case arising in respect of a Total Loss.

“Total Loss Termination Sum” means, in respect of any date (such date being referred to as the “Relevant Date” for the purposes of this definition only), the aggregate of (without double counting amounts that may be included in more than one sub-paragraph below):

(a)the  Owners’ ~~Costs prevailing~~ Costsprevailing as at the Relevant Date;

(b)any  Variable  Charterhire  accrued  and  unpaid  as  at  the  date  of  payment  of  the Termination Sum;

(c)any Breakfunding Costs including any Swap Costs;

(d)

any and all evidenced and documented direct costs, losses and liabilities incurred by the Owners as a result of the early termination of the leasing under this Charter (including any losses based on estimated market charter rates provided by an Approved Valuer of re-chartering the Vessel to another party other than the Charterers for the period up until the natural expiry of the Charter Period) including but not limited to any legal costs, any agency or broker fees incurred in attempting to re-charter or otherwise dispose of the Vessel;

(e)

any and all documented costs, losses and liabilities incurred by the Owners in collecting any payments due under this Charter and/or in obtaining the due performance of the obligations of the Charterers under this Charter or the other Leasing Documents; and

(f)

aside from the amounts described under paragraphs (a) to (e) above, any other moneys due and owing under the Leasing Documents at the Relevant Date including any default interest on amounts under (a) to (e) above.

“Treasury Transaction” means any derivative transaction entered into in connection with protection against or benefit from any fluctuation in price or rate.

“US” means the United States of America.

“US Government Securities Business Day” means any day other than:

(a)	a Saturday or a Sunday; and

(b)

a day on which the Securities Industry and Financial Markets Association (or any successor organisation) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in US Government securities.

“US Tax Obligor” means:

(a)	a person which is resident for tax purposes in the US; or

(b)	a person some or all of whose payments under the Leasing Documents are from sources within the US for US federal income tax purposes.

“Variable Charterhire” shall have the meaning as defined under Clause ~~36.4(b~~36.5(b).

“Vessel” means the VLCC with hull number 3211 and registered or to be registered under the name of the Owners under the Flag State upon Delivery.

66.2	In this Charter:

“agreed form” means, in relation to a document, such document in a form agreed in writing between the Owners and the Charterers;

“asset” includes every kind of property, asset, interest or right, including any present, future or contingent right to any revenues or other payment;

“company” includes any partnership, joint venture and unincorporated association;

“consent” includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration, notarisation and legalisation;

“contingent liability” means a liability which is not certain to arise and/or the amount of which remains unascertained;

“control” over a particular company means the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:

(a)	cast, or control the casting of, fifty one per cent. (51%) or more of the maximum number of votes that might be cast at a general meeting of such company; or

(b)	appoint or remove all, or the majority, of the directors or other equivalent officers of such company; or

(c)	give directions with respect to the operating and financial policies of such company with which the directors or other equivalent officers of such company are obliged to comply;

“document” includes a deed; also a letter or fax or email;

“expense” means any kind of cost, charge or expense (including all legal costs, charges and expenses) and any applicable value added or other tax;

“law” includes any order or decree, any form of delegated legislation, any treaty or international convention and any regulation or resolution of the Council of the European Union, the European Commission, the United Nations or its Security Council;

“legal or administrative action” means any legal proceeding or arbitration and any administrative or regulatory action or investigation;

“liability” includes every kind of debt or liability (present or future, certain or contingent), whether incurred as principal or surety or otherwise;

“months” shall be construed in accordance with Clause 66.3;

“person” includes any company; any state, political sub-division of a state and local or municipal authority; and any international organisation;

“policy”, in relation to any insurance, includes a slip, cover note, certificate of entry or other document evidencing the contract of insurance or its terms;

“protection and indemnity risks” means the usual risks covered by a protection and indemnity association which is a member of the International Group of Protection and Indemnity Clubs including pollution risks, extended passenger cover and the proportion (if any) of any sums payable to any other person or persons in case of collision which are not recoverable under the hull and machinery policies by reason of the incorporation in them of clause 6 of the International Hull Clauses (1/11/02 or 1/11/03), clause 8 of the Institute Time Clauses (Hulls)

(1/10/83) or clause 8 of the Institute Time Clauses (Hulls) (1/11/1995) or the Institute Amended Running Down Clause (1/10/71) or any equivalent provision;

“regulation” includes any regulation, rule, official directive, request or guideline whether or not having the force of law of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation; and

“tax” includes any present or future tax, duty, impost, levy or charge of any kind which is imposed by any state, any political sub-division of a state or any local or municipal authority (including any such imposed in connection  with exchange controls), and any connected penalty, interest or fine.

66.3	Meaning of “month”

A period of one or more “months” ends on the day in the relevant calendar month numerically corresponding to the day of the calendar month on which the period started (“the numerically corresponding day”), but:

(a)

on the Business Day following the numerically corresponding day if the numerically corresponding day is not a Business Day or, if there is no later Business Day in the same calendar month, on the Business Day preceding the numerically corresponding day; or

(b)

on the last Business Day in the relevant calendar month, if the period started on the last Business Day in a calendar month or if the last calendar month of the period has no numerically corresponding day;

and “month” and “monthly” shall be construed accordingly.

66.4	In this Charter:

(a)

references to a Leasing Document or any other document being in the form of a particular appendix or to any document referred to in the recitals include references to that form with any modifications to that form which the Owners approve;

(b)	references to, or to a provision of, a Leasing Document or any other document are references to it as amended or supplemented, whether before the date of this Charter or otherwise;

(c)	references to, or to a provision of, any law include any amendment, extension, re-enactment or replacement, whether made before the date of this Charter or otherwise; and

(d)	words denoting the singular number shall include the plural and vice versa.

66.5	Headings

In interpreting a Leasing Document or any provision of a Leasing Document, all clauses, sub- clauses and other headings in that and any other Leasing Document shall be entirely disregarded.

EXECUTION PAGE

OWNERS

SIGNED BY)

for and on behalf of)

SEA 289 LEASING CO. LIMITED)

as attorney-in-fact)

in the presence of)

Witness’ signature:)

Witness’ name:)

Witness’ address:)

CHARTERERS

SIGNED BY)

for and on behalf of)

ARK MARINE S.A.

as attorney-in-fact)

in the presence of)

Witness’ signature:)

Witness’ name:)

Witness’ address:)

SCHEDULE 1

ACCEPTANCE CERTIFICATE

SCHEDULE 2

CONDITIONS PRECEDENT

EXECUTION PAGES

OWNER

EXECUTED AND DELIVERED AS A DEED	)
by Wan Tsz Chun	) /s/ Wan Tsz Chun
)
Its Attorney-in-Fact	)
for and on behalf of	)
SEA 289 LEASING CO. LIMITED	)
in the presence of:	)

Witness’ signature:	) /s/ CHAN Wai Yan Regina
Witness’ name: CHAN Wai Yan Regina	)
Witness’ address: Suites 4610-4619,	)
Jardine House, 1 Connaught Place, Hong Kong

CHARTERER

EXECUTED AND DELIVERED AS A DEED	)
by Thaleia Kalafati	) /s/ Thaleia Kalafati
attorney-in-fact	)
for and on behalf of	)
ARK MARINE S.A.	)
in the presence of:	)

Witness’ signature:	) /s/ Eirini Chaidemenou
Witness’ name: Eirini Chaidemenou	)
Witness’ address: Attorney at Law	)
Athens Bar Association
Athens - Greece

GUARANTOR AND SHAREHOLDER

EXECUTED AND DELIVERED AS A DEED	)

by Thaleia Kalafati	) /s/ Thaleia Kalafati
attorney-in-fact	)
for and on behalf of	)
OKEANIS ECO TANKERS CORP.	)
in the presence of:	)

Witness’ signature:	) /s/ Eirini Chaidemenou
Witness’ name: Eirini Chaidemenou	)
Witness’ address: Attorney at Law	)
Athens Bar Association
Athens - Greece

9

EXECUTION VERSION

Dated         21 March         2022

OKEANIS ECO TANKERS CORP.

as Guarantor

– and –

SEA 289 LEASING CO. LIMITED

as Owner

GUARANTEE

relating to a Bareboat Charter of one (1) very large crude carrier with Builder’s Hull No. 3211

INDEX

Clause		Page
1	INTERPRETATION	1
2	GUARANTEE	2
3	LIABILITY AS PRINCIPAL AND INDEPENDENT DEBTOR	3
4	EXPENSES	3
5	ADJUSTMENT OF TRANSACTIONS	4
6	PAYMENTS	4
7	INTEREST	4
8	SUBORDINATION	4
9	ENFORCEMENT	5
10	REPRESENTATIONS AND WARRANTIES	5
11	UNDERTAKINGS	7
12	JUDGMENTS AND CURRENCY INDEMNITY	11
13	SET-OFF	11
14	SUPPLEMENTAL	12
15	ASSIGNMENT	13
16	NOTICES	14
17	INVALIDITY OF LEASING DOCUMENTS	14
18	INCORPORATION OF BAREBOAT CHARTER PROVISIONS	15
19	GOVERNING LAW AND JURISDICTION	15
SCHEDULE 1		16
FORM OF COMPLIANCE CERTIFICATE		16
EXECUTION PAGE		17

EXECUTION VERSION

THIS GUARANTEE is made on          21 March          2022

BETWEEN

(1)

OKEANIS ECO TANKERS CORP., a corporation incorporated and existing under the laws of the Republic of the Marshall Islands with registration number 96382 and having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (the “Guarantor”); and

(2)

SEA 289 LEASING CO. LIMITED, a company incorporated under the laws of Hong Kong with registration number 3089456 whose registered office is at 27/F, Three Exchange Square, 8 Connaught Place Central, Hong Kong (the “Owner”, which expression includes its successors and assigns).

BACKGROUND

(A)

By a bareboat charter dated          21 March          2022 (the “Bareboat Charter”) and made between (i) the Owner as owner and (ii) Ark Marine S.A. as charterer (the “Bareboat Charterer”), the Owner has agreed to bareboat charter the Vessel to the Bareboat Charterer pursuant to the terms and conditions contained therein.

(B)	The Guarantor is a shareholder of the Bareboat Charterer and holds 100 per cent of all of the issued shares in the Bareboat Charterer.
(C)

The execution and delivery to the Owner of this Guarantee is one of the conditions to the purchase of the Vessel by the Owner from the Bareboat Charterer in accordance with the MOA and the chartering of the Vessel by the Owner to the Bareboat Charterer under the Bareboat Charter.

(D)	This Guarantee is the Guarantee referred to in the Bareboat Charter.

IT IS AGREED as follows:

1	INTERPRETATION
1.1	Defined expressions. Words and expressions defined in the Bareboat Charter shall have the same meanings when used in this Guarantee unless the context otherwise requires.
1.2	Construction of certain terms. In this Guarantee:

“bankruptcy” includes a liquidation, receivership or administration and any form of suspension of payments, arrangement with creditors or reorganisation under any corporate or insolvency law of any country.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Compliance Certificate” means a certificate in the form set out in Schedule 1 (Form of Compliance Certificate) or in any other form agreed between the Guarantor and the Owner.

“control” over a particular company means the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:

(a)	cast, or control the casting of, more than 51 per cent, of the maximum number of votes that might be cast at a general meeting of such company;

(b)	appoint or remove all, or the majority, of the directors or other equivalent officers of such company; or
(c)	give directions with respect to the operating and financial policies of such company with which the directors or other equivalent officers of such company are obliged to comply;

“FATCA” means:

(a)	sections 1471 to 1474 of the Code or any associated regulations;
(b)

any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or

(c)

any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the IRS, the US government or any governmental or taxation authority in any other jurisdiction.

“FATCA Deduction” means a deduction or withholding from a payment under the Bareboat Charter or the Leasing Documents required by or under FATCA.

“FATCA Exempt Party” means a Relevant Party that is entitled under FATCA to receive payments free from any FATCA Deduction.

“Okeanis Group” means the Guarantor and each of the Guarantor’s Subsidiaries (whether directly or indirectly owner) from time to time.

“Party” means a party to this Guarantee.

“Subsidiary” means a subsidiary within the meaning of section 1159 of the Companies Act 2006.

“US Tax Obligor” means:

(a)	a Party which is resident for tax purposes in the United States of America; or
(b)	a Party some or all of whose payments under this Guarantee, the Bareboat Charter are from sources within the United States for US federal income tax purposes.

1.3References to “Bareboat Charterer”.References to the Bareboat Charterer under this Guarantee shall, for the avoidance of doubt, include reference to the Bareboat Charterer in its various capacities under the Leasing Documents.

1.4	Application of construction and interpretation provisions of Bareboat Charter

Clauses 66.2 to 66.5 of the Bareboat Charter apply, with any necessary modifications, to this Guarantee.

2	GUARANTEE
2.1	Guarantee and indemnity. The Guarantor unconditionally and irrevocably:
(a)	guarantees the due payment of all amounts payable by the Bareboat Charterer under or in connection with the Leasing Documents;

2

(b)	guarantees the punctual performance by the Bareboat Charterer of all the Bareboat Charterer’s obligations under or in connection with the Leasing Documents;
(c)

undertakes to pay to the Owner, immediately on the Owner’s demand as if it was the principal obligor, any such amount which is not paid by the Bareboat Charterer when due and payable under or in connection with the Leasing Documents; and

(d)

undertakes to fully indemnify, as an independent and primary obligation, the Owner immediately on its demand in respect of all documented claims, expenses, liabilities, costs and losses which are made or brought against or incurred by the Owner as a result of or in connection with any obligation or liability of the Bareboat Charterer under the Leasing Documents and/or any obligation or liability guaranteed by the Guarantor being or becoming unenforceable, invalid, void or illegal; and the amount recoverable under this indemnity shall be equal to the amount which the Owner would otherwise have been entitled to recover under the applicable Leasing Documents.

2.2	No limit on number of demands. The Owner may serve more than one (1) demand under Clause 2.1.
2.3	Guarantee of whole amount.

This Guarantee shall be construed and take effect as a guarantee of all amounts due to the Owner under the Leasing Documents (or any of them).

3	LIABILITY AS PRINCIPAL AND INDEPENDENT DEBTOR
3.1

Principal and independent debtor. The Guarantor shall be liable under this Guarantee as a principal and independent debtor and accordingly it shall not have, as regards this Guarantee, any of the rights or defences of a surety.

3.2	Waiver of rights and defences. Without limiting the generality of Clause 3.1, the Guarantor shall neither be discharged by, nor have any claim against the Owner in respect of:
(a)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;
(b)	any amendment or supplement being made to any Leasing Document (however fundamental and whether or not more onerous);
(c)	any arrangement or concession (including a rescheduling or acceptance of partial payments) relating to, or affecting, any Leasing Document;
(d)	any release or loss (even though negligent) of any right or Security Interest created by any Leasing Document;
(e)

any failure (even though negligent) promptly or properly to exercise or enforce any such right or Security Interest, including a failure to realise for its full market value an asset covered by such a Security Interest;

(f)	any Leasing Document being or later becoming void, unenforceable, illegal or invalid or otherwise defective in whole or in part for any reason, including a neglect to register it or
(g)	any insolvency or similar proceedings.
4	EXPENSES
4.1	Costs of preservation of rights, enforcement etc. The Guarantor shall pay to the Owner on its demand the amount of all documented expenses (including, without limitation, out of

3

pocket expenses and legal fees) incurred by the Owner in connection with the enforcement of, or the preservation of any rights under this Guarantee or any Leasing Document, including any advice, claim or proceedings relating to this Guarantee or any Leasing Document.

4.2

Fees and expenses payable under Leasing Documents. Clause 4.1 is without prejudice to the Guarantor’s liabilities in respect of the Bareboat Charterer’s obligations under any Leasing Document to which it is a party.

5	ADJUSTMENT OF TRANSACTIONS
5.1

Reinstatement of obligation to pay. The Guarantor shall pay to the Owner on its demand any amount which the Owner is required, or agrees, to pay pursuant to any claim by, or settlement with, a trustee in bankruptcy of the Bareboat Charterer on the ground that the Bareboat Charter (as the case may be), or a payment by the Bareboat Charterer or other Obligor, was invalid or on any similar ground.

6	PAYMENTS
6.1	Method of payments. Any amount due under this Guarantee shall be paid:
(a)	in immediately available funds;
(b)	to such account as the Owner may from time to time notify to the Guarantor;
(c)	without any form of set-off, cross-claim or condition; and
(d)	free and clear of any tax deduction or withholding for or on account of any tax payable except a tax deduction or withholding which the Guarantor is required by law to make.
6.2

Grossing-up for taxes. If the Guarantor is required by law to make a tax deduction, the amount due to the Owner shall be increased by the amount necessary to ensure that the Owner receives and retains a net amount which, after the tax deduction, is equal to the full amount that it would otherwise have received.

7	INTEREST
7.1

Accrual of interest. Any amount due under this Guarantee shall carry interest after the date on which the Owner demands payment of it until it is actually paid, unless interest on that same amount also accrues under the relevant Leasing Document.

7.2	Calculation of interest. Interest under this Guarantee shall be calculated and accrue in the same way as interest under clause 37 of the Bareboat Charter, as applicable.
7.3	Guarantee extends to interest payable under Leasing Documents. For the avoidance of doubt, it is confirmed that this Guarantee covers all interest payable under the Leasing Documents.
8	SUBORDINATION
8.1

Subordination of rights of Guarantor. All rights which the Guarantor at any time has (whether in respect of this Guarantee or any other transaction) against the Bareboat Charterer or any other Obligor or their respective assets shall be fully subordinated to the rights of the Owner under the Leasing Documents and, in particular, the Guarantor shall not:

(a)

claim, or in a bankruptcy of the Bareboat Charterer or any Obligor prove for, any amount payable to the Guarantor by the Bareboat Charterer or any Obligor, whether in respect of this Guarantee or any other transaction;

4

(b)	take or enforce any Security Interest for any such amount;
(c)	claim to set-off any such amount against any amount payable by the Guarantor to the Bareboat Charterer or any Obligor; or
(d)	claim any subrogation or other right in respect of any Leasing Document or any sum received or recovered by the Owner under the Leasing Documents.
9	ENFORCEMENT
9.1

No requirement to commence proceedings against Bareboat Charterer. The Owner will not need to commence any proceedings under, or enforce any Security Interest created by any Leasing Document before claiming or commencing proceedings under this Guarantee.

9.2	Conclusive evidence of certain matters. However, as against the Guarantor:
(a)	any judgment or order of a court in any Relevant Jurisdiction in connection with any Leasing Document; and
(b)	any statement or admission of the Bareboat Charterer in connection with any Leasing Document,

shall be binding and conclusive as to all matters of fact and law to which it relates.

10	REPRESENTATIONS AND WARRANTIES
10.1	General. The Guarantor represents and warrants to the Owner, as at the date of this Guarantee and throughout the Charter Period, as follows.
10.2	Status.
(a)	The Guarantor is duly incorporated and validly existing and in good standing under the laws of the Republic of the Marshall Islands.
(b)	The Guarantor is not a US Tax Obligor.
10.3	Corporate power.
(a)	The Guarantor has the corporate capacity, and has taken all corporate action and obtained all consents necessary for it:
(i)	to execute this Guarantee or any other Security Document to which it is a party; and
(ii)	to make all the payments contemplated by, and to comply with, this Guarantee or any other Security Document to which it is a party.
(b)

For the avoidance of doubt, the Guarantor executes this Guarantee in furtherance of its corporate purposes pursuant to s.16 of the Marshall Islands’ Business Corporations Act, as amended, and no authorisation by vote of its shareholders is (or shall be) required for it to execute this Guarantee.

10.4	Consents in force. All the consents referred to in Clause 10.3 remain in force and nothing has occurred which makes any of them liable to revocation.
10.5

Legal validity. This Guarantee and the Security Documents to which it is a party constitute the Guarantor’s legal, valid and binding obligations enforceable against the Guarantor in accordance with their terms subject to any relevant insolvency laws affecting creditors’ rights generally.

5

10.6

No third party Security Interests. Without limiting the generality of Clause 10.5, at the time of the execution and delivery of this Guarantee and any other Security Document to which the Guarantor is a party:

(a)	the Guarantor will have the right to create all the Security Interests which that Security Document purports to create; and
(b)

no third party will have any Security Interest (except for Permitted Security Interests) or any other interest, right or claim over, in or in relation to any asset to which any such Security Interest, by its terms, relates.

10.7

No conflicts. The execution by the Guarantor of this Guarantee and any other Security Document to which it is a party and its compliance with this Guarantee and such Security Documents will not involve or lead to a contravention of:

(a)	any law or regulation; or
(b)	the constitutional documents of the Guarantor; or
(c)	any contractual or other obligation or restriction which is binding on the Guarantor or any of its assets.
10.8

No withholding taxes. All payments which the Guarantor is liable to make under this Guarantee and the Security Documents to which it is a party may be made without deduction or withholding for or on account of any tax payable under any law of any Relevant Jurisdiction.

10.9	No default. No Termination Event or Potential Termination Event has occurred and is continuing.
10.10

Information. All information which has been provided in writing by or on behalf of the Guarantor to the Owner in connection with any Security Document satisfies the requirements of Clause 11.2; all audited and unaudited accounts which have been so provided satisfies the requirements of Clause 11.4; and there has been no Material Adverse Effect in the financial position or state of affairs of the Guarantor from that disclosed in the latest of those accounts.

10.11	No litigation. No legal or administrative action involving the Guarantor has been commenced or taken which has or is reasonably likely to have a Material Adverse Effect.
10.12	Restricted Persons. Neither the Guarantor, nor any of its directors, officers or employees or any person acting on its behalf is a Restricted Person or otherwise a target of applicable Sanctions.
10.13

Sanctions. None of the Guarantor nor its directors, officers or employees are in breach of applicable Sanctions laws, have been or are currently being investigated on compliance with Sanctions, have received notice of or are aware of any claim, action, suit, proceeding or investigation against them with respect of Sanctions and none of them have taken any action to evade the application of Sanctions.

10.14	Anti-Money Laundering Laws. The Guarantor is not in breach of any Anti-Money Laundering Laws and has instituted and maintained systems, controls, policies and procedures designed to:
(i)	prevent and detect incidences of bribery and corruption, money laundering and terrorism financing; and
(ii)	promote and achieve compliance with Anti-Money Laundering Laws including, but not limited to, ensuring thorough and accurate books and records, and utilization of best

6

efforts to ensure that Affiliates acting on behalf of the Guarantor shall act in compliance with Anti-Money Laundering Laws.

10.15	Taxes paid. The Guarantor has paid all taxes applicable to, or imposed on or in relation to the Guarantor or its business.
10.16	Provisions of Leasing Documents. The Guarantor is fully familiar with and agrees with all provisions of the Leasing Documents to which the Bareboat Charterer is a party.
10.17

No waiver. No oral or written statement has been made to the Guarantor by or on behalf of the Owner or any other person which could be construed as a waiver of any provisions of this Guarantee or a statement of intention not to enforce this Guarantee in accordance with its terms.

11	UNDERTAKINGS
11.1	General. The Guarantor undertakes with the Owner to comply with the following provisions of this Clause 11 at all times during the Charter Period, except as the Owner may otherwise permit.
11.2

Information provided to be accurate. All financial and other information which is provided in writing by or on behalf of the Guarantor under or in connection with this Guarantee will be true and not misleading and will not omit any material fact or consideration.

11.3	Provision of financial statements. The Guarantor will send to the Owner:
(a)

as soon as possible, but in no event later than one hundred and eighty (180) days after the end of each financial year of the Guarantor, the audited annual combined financial reports of the Guarantor for that financial year;

(b)

as soon as possible, but in no event later than ninety (90) days after the end of each half-year, the consolidated semi-annual management accounts of the Guarantor certified as to their correctness by at least one officer of the Guarantor; and

(c)	such financial and other information as the Owner or its financiers may reasonably request.
11.4	Form of financial statements. All accounts (audited and unaudited) delivered under Clause 11.3 will:
(a)	be prepared in accordance with all applicable laws and generally accepted accounting principles consistently applied;
(b)	give a true and fair view of the state of affairs of the Guarantor and the Okeanis Group at the date of those accounts and of their profit for the period to which those accounts relate;
(c)	fully disclose or provide for all significant liabilities of the Guarantor and the Okeanis Group; and
(d)	if not in the English language, be accompanied by an English translation duly certified as to its correctness.
11.5	Shareholder and creditor notices. The Guarantor will send the Owner, at the same time as they are despatched, copies of all material communications in relation to any Leasing Document.
11.6	Consents. The Guarantor will maintain in force and promptly obtain or renew, and will, upon the request of the Owner, promptly send certified copies to the Owner of, all consents required:

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(a)	for the Guarantor to perform its obligations under this Guarantee and any other Security Document to which it is a party; and
(b)	for the validity or enforceability of this Guarantee and any other Security Document to which it is a party,

and the Guarantor will comply with the terms of all such consents.

11.7	Maintenance of Security Interests. The Guarantor will:
(a)	at its own cost, do all that it reasonably can to ensure that any Security Document to which it is a party validly creates the obligations and the Security Interests which it purports to create; and
(b)

without limiting the generality of paragraph (a) above, at its own cost, promptly register, file, record or enrol any Security Document to which it is a party with any court or authority in all Relevant Jurisdictions, pay any stamp, registration or similar tax in all Relevant Jurisdictions in respect of any Security Document to which it is a party, give any notice or take any other step which may be or become necessary or desirable for any Security Document to which it is a party to be valid, enforceable or admissible in evidence or to ensure or protect the priority of any Security Interest which it creates.

11.8

Notification of litigation. The Guarantor will provide the Owner with details of any legal, arbitral or administrative action which are current, threatened or pending against the Guarantor as soon as such action is instituted.

11.9	Notification of default. The Guarantor will notify the Owner as soon as the Guarantor becomes aware of:
(a)	the occurrence of a Termination Event or a Potential Termination Event; or
(b)	any matter which indicates that a Termination Event or a Potential Termination Event may have occurred,

and will thereafter keep the Owner fully up-to-date with all developments.

11.10	Maintenance of status. The Guarantor will maintain its separate corporate existence as a corporation and remain in good standing under the laws of the Republic of the Marshall Islands.
11.11

Negative Pledge. The Guarantor shall procure that the Bareboat Charterer will not create or permit to arise any Security Interest over any asset present or future except for the Permitted Security Interests.

11.12	No disposal of assets, change of business. The Guarantor shall not, and shall procure that the Bareboat Charterer will not:
(a)

transfer, lease or otherwise dispose of all or a substantial part of its assets, whether by one transaction or a number of transactions, whether related or not except in the usual course of its trading operations; or

(b)

make any substantial change to the nature of its business or its corporate structure from that existing at the date of this Guarantee, provided that no breach of this clause will occur if (a) and (b) occurs in relation to the Guarantor but such event does not cause a Material Adverse Effect.

11.13	No payment of dividend. The Guarantor shall not make or pay any dividend or other distribution of its share capital (including in relation to any preferred shares) following the

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occurrence of a Termination Event which is continuing or where the payment of such dividend or distribution of such share capital will result in the occurrence of a Potential Termination Event or Termination Event.

11.14	No merger etc. The Guarantor shall procure that the Bareboat Charterer will not, enter into any form of merger, sub-division, amalgamation, demerger, reorganisation or corporate reconstruction.
11.15	Maintenance of ownership of Bareboat Charterer. The Guarantor shall remain the direct owner of one hundred percent (100%) of the shares in the Charterers.
11.16

Sanctions. The Guarantor shall comply with all applicable laws and regulations in respect of Sanctions, and in particular, the Guarantor shall effect and maintain a sanctions compliance policy to ensure compliance with all such laws and regulations implemented from time to time.

11.17Anti-Money Laundering Laws.The Guarantor shall conduct its business in compliance with Anti-Money Laundering Laws and maintain systems, controls, policies and procedures designed to promote and achieve ongoing compliance with Anti-Money Laundering Laws.

11.18	FATCA. The Guarantor shall not, and shall procure that the Bareboat Charterer will not become a US Tax Obligor.
11.19	Financial covenants. The Guarantor shall ensure that, at all times:
(a)	the Guarantor’s Leverage Ratio shall not exceed seventy five per cent (75%).
(b)

it shall maintain Liquid Assets (free of any Security and inclusive of any balances in time deposits) in an amount of not less than the higher of (i) $10,000,000 on an aggregate basis and (ii) $750,000 per Fleet Vessel;

(c)	its Consolidated Net Worth shall not be less than $100,000,000.

For the purposes of this Clause 11.19;

“Accounting Information” means the annual audited combined financial accounts and the unaudited semi-annual combined financial accounts to be provided to the Owner in accordance with the Bareboat Charter.

“Adjusted Total Assets” means, at any date, the amount which would be shown as “Total Assets” under the heading “ASSETS” in the balance sheet of the most recent Accounting Information as adjusted for the aggregate difference (positive or negative) between the book value (being the fixed asset value as per the most recent Accounting Information) and the Fleet Market Value minus the Liquid Assets.

“Consolidated Net Worth” means the aggregate of the Consolidated Market Value Adjusted Total Assets less the Consolidated Total Liabilities.

“Consolidated Net Worth” means the aggregate of the Consolidated Market Value Adjusted Total Assets less the Consolidated Total Liabilities.

“Consolidated Current Assets” means the aggregate of the cash and marketable securities, trade and other receivables from persons other than a member of the Group realisable within one year, inventories and prepaid expenses which are to be charged to income within one year less any doubtful debts and any discounts or allowances given, in each case in relation to the Group, as stated in the then most recent and relevant Accounting Information.

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“Consolidated Market Value Adjusted Tangible Fixed Assets” means the Fleet Market Value plus the book value (less depreciation computed in accordance with the IFRS consistently applied) on a consolidated basis of all other tangible fixed assets of the Group (excluding the Fleet Vessels), as stated in the then most recent and relevant Accounting Information.

“Consolidated Market Value Adjusted Total Assets” means, at any relevant time, the aggregate of Consolidated Current Assets and Consolidated Market Value Adjusted Tangible Fixed Assets.

“Consolidated Total Liabilities” means the aggregate (as of the date of calculation) of all obligations of the Guarantor then outstanding for the payment or repayment of money as stated under “Total Liabilities” in the financial statements or, as the case may be, management accounts, then most recently required to be delivered pursuant to this Charter including, without limitation:

(a)	any amounts payable by the Guarantor under leases or similar arrangements over their respective periods;
(b)	any credit to the Guarantor from a supplier of goods or under any instalment purchase or other similar arrangement;
(c)	the aggregate amount then outstanding of liabilities and obligations of third parties to the extent that they are guaranteed by the Guarantor;
(d)

any contingent liabilities (including any taxes or other payments under dispute or arbitration) which have been or should be recorded in the notes to the Guarantor’s financial statements or, as the case may be, management accounts; and

(e)any deferred tax liabilities.

“Fleet Market Value” means the aggregate Fair Market Value of the Fleet Vessels.

“Leverage Ratio” means, at any date, the ratio (expressed as a percentage) of:

(a)	the Total Liabilities minus Liquid Assets; and
(b)	the Adjusted Total Assets.

“Liquid Assets” means, at any date, the amount of cash and cash equivalents which would be shown as “Cash and Cash Equivalents” under the heading “ASSETS” in the balance sheet of the most recent Accounting Information.

“Total Liabilities” means, at any date, the amount which would be shown as “Total current liabilities” plus the amount which would be shown as “Total non-current liabilities”, both under the heading “LIABILITIES AND SHAREHOLDERS’EQUITY” in the balance sheet of the most recent Accounting Information (which, for the avoidance of doubt, shall include potential leasing liabilities and shall only exclude shareholder loans when subordinated, non-interest bearing and not callable at will (minimum one year notice)).

11.20	Compliance Certificate.
(a)	The Guarantor shall supply to the Owner, a Compliance Certificate setting out (in reasonable detail) computations as to compliance with Clause 11.19 (financial covenants) together with:

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(i)	the annual consolidated financial reports of the Guarantor to be provided to the Owner in accordance with Clause 11.3(a); and
(ii)	semi-annual consolidated accounts of the Guarantor to be provided to the Owner in accordance with Clause 11.3(b); and
(b)	Each Compliance Certificate shall be signed by an officer of the Guarantor as appropriate.
11.21	Listing.

The Guarantor shall remain listed on the Oslo Stock Exchange (Oslo Børs) and shall procure that the Charterers will make the necessary prepayments or provide additional security under Clause 50.1(i) of the Bareboat Charter should it cease to be listed on the Oslo Stock Exchange (Oslo Børs).

12	JUDGMENTS AND CURRENCY INDEMNITY
12.1	Judgments relating to Leasing Documents. This Guarantee shall cover any amount payable by the Bareboat Charterer under or in connection with any judgment relating to any Leasing Document.
12.2

Currency indemnity. If any sum due from the Guarantor to the Owner under this Guarantee or under any order or judgment relating to this Guarantee has to be converted from the currency in which this Guarantee provided for the sum to be paid (the “Contractual Currency”) into another currency (the “Payment Currency”) for the purpose of:

(a)	making or lodging any claim or proof against the Guarantor, whether in its liquidation, any arrangement involving it or otherwise; or
(b)	obtaining an order or judgment from any court or other tribunal; or
(c)	enforcing any such order or judgment;

the Guarantor shall indemnify the Owner against the loss arising when the amount of the payment actually received by the Owner is converted at the available rate of exchange into the Contractual Currency.

In this Clause 12.2, the “available rate of exchange” means the rate at which the Owner is able, at the opening of business (Beijing time) on the Business Day after it receives the sum concerned, to purchase the Contractual Currency with the Payment Currency.

13	SET-OFF
13.1	Application of credit balances. The Owner or any affiliate of the Owner may without prior notice:
(a)

apply any balance (whether or not then due) which at any time stands to the credit of any account in the name of the Guarantor at any office in any country of the Owner or its affiliate in or towards satisfaction of any sum then due from the Guarantor to the Owner or its affiliate under this Guarantee and any other Security Document; and

(b)	for that purpose:
(i)	break, or alter the maturity of, all or any part of a deposit of the Guarantor;
(ii)	convert or translate all or any part of a deposit or other credit balance into Dollars; and

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(iii)	enter into any other transaction or make any entry with regard to the credit balance which the Owner or its affiliate considers appropriate.
13.2

Existing rights unaffected. The Owner or its affiliate shall not be obliged to exercise any of its rights under Clause 13.1; and those rights shall be without prejudice and in addition to any right of set-off, combination of accounts, charge, lien or other right or remedy to which the Owner or its affiliate is entitled (whether under the general law or any document).

14	SUPPLEMENTAL
14.1	Continuing guarantee. This Guarantee shall remain in force as a continuing security at all times from the date of this Guarantee up to the last day of the Charter Period.
14.2

Rights cumulative, non-exclusive. The Owner’s rights under and in connection with this Guarantee are cumulative, may be exercised as often as appears expedient and shall not be taken to exclude or limit any right or remedy conferred by law.

14.3

No impairment of rights under Guarantee. If the Owner omits to exercise, delays in exercising or invalidly exercises any of its rights under this Guarantee, that shall not impair that or any other right of the Owner under this Guarantee.

14.4

Severability of provisions. If any provision of this Guarantee is or subsequently becomes void, illegal, unenforceable or otherwise invalid, that shall not affect the validity, legality or enforceability of its other provisions.

14.5

Guarantee not affected by other security. This Guarantee shall not impair, nor be impaired by, any other guarantee, any Security Interest or any right of set-off or netting or to combine accounts which the Owner may now or later hold in connection with the Leasing Documents.

14.6

Guarantor bound by Leasing Documents. The Guarantor agrees with the Owner to be bound by all provisions of each Leasing Document in the same way as if those provisions had been set out (with any necessary modifications) in this Guarantee.

14.7

Applicability of provisions of Guarantee to other Security Interests. Any Security Interest which the Guarantor creates (whether at the time at which it signs this Guarantee or at any later time) to secure any liability under this Guarantee shall be a principal and independent security, and Clauses 3 and 17 shall, with any necessary modifications, apply to it, notwithstanding that the document creating the Security Interest neither describes it as a principal or independent security nor includes provisions similar to Clauses 3 and 17.

14.8

Applicability of provisions of Guarantee to other rights. Clauses 3 and 17 shall also apply to any right of set-off or netting or to combine accounts which the Guarantor creates by an agreement entered into at the time of this Guarantee or at any later time (notwithstanding that the agreement does not include provisions similar to Clauses 3 and 17), being an agreement referring to this Guarantee.

14.9	Third party rights. A person who is not a party to this Guarantee has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Guarantee.
14.10	Counterparts. This Guarantee may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Guarantee.
14.11	FATCA Information.
(a)	Subject to paragraph (c) below, each Party shall, on the date of this Guarantee, and thereafter within ten (10) Business Days of a reasonable request by the other Party:

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(i)	confirm to the other Party whether it is:
(A)	a FATCA Exempt Party; or
(B)	not a FATCA Exempt Party; and
(ii)

supply to the requesting party (with a copy to all other Relevant Parties) such other form or forms (including IRS Form W-8 or Form W-9 or any successor or substitute form, as applicable) and any other documentation and other information relating to its status under FATCA (including its applicable “pass thru percentage” or other information required under FATCA or other official guidance including intergovernmental agreements) as the requesting party reasonably requests for the purposes of the requesting party’s compliance with FATCA.

(b)

If a Relevant Party confirms to any other Relevant Party that it is a FATCA Exempt Party or provides an IRD Form W-8 or W-9 to showing that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, or that the said form provided has ceased to be correct or valid, that Party shall notify the other Party reasonably promptly.

(c)

Nothing in this Clause shall oblige any Relevant Party to do anything which would or, in its reasonable opinion, might constitute a breach of any law or regulation, any policy of that party, any fiduciary duty or any duty of confidentiality, or to disclose any confidential information (including, without limitation, its tax returns and calculations); provided, however, that nothing in this paragraph shall excuse any Relevant Party from providing a true, complete and correct IRS Form W-8 or W-9 (or any successor or substitute form where applicable). Any information provided on such IRS Form W-8 or W-9 (or any successor or substitute forms) shall not be treated as confidential information of such party for purposes of this paragraph.

(d)

If a Relevant Party fails to confirm its status or to supply forms, documentation or other information requested in accordance with the provisions of this Guarantee or the provided information is insufficient under FATCA, then:

(i)

if that Party failed to confirm whether it is (and/or remains) a FATCA Exempt Party then such Party shall be treated for the purposes of this Guarantee and the Leasing Documents as if it is not a FATCA Exempt Party; and

(ii)

if that Party failed to confirm its applicable passthru percentage then such Party shall be treated for the purposes of the Leasing Documents (and payments made thereunder) as if its applicable passthru percentage is 100%, until (in each case) such time as the Party in question provides sufficient confirmation, forms, documentation or other information to establish the relevant facts.

15	ASSIGNMENT
15.1	Assignment by Charterer. The Charterer shall not assign or transfer (whether by novation or otherwise) its rights and/or obligations under this Guarantee.
15.2

Assignment by Owner. The Owner may assign any of its rights and transfer any of its obligations under this Guarantee to the same extent as it may transfer the same under the other Leasing Documents to which it is a party subject always to the provisions of the Bareboat Charter.

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16	NOTICES
16.1

Notices. Any notice, certificate, demand or other communication to be served, given made or sent under or in relation to this Guarantee shall be in English and in writing and (without prejudice to any other valid method or giving making or sending the same) shall be deemed sufficiently given or made or sent if sent by registered post or by email to the following respective addresses:

(A)	to the Owner:	c/o CMB Financial Leasing Co., Ltd 21F, China Merchants Bank Building No. 1088, Lujiazui Ring Road Shanghai 200120 The People’s Republic of China Attention: Email: Tel:
(B)	to the Guarantor:	c/o OET CHARTERING INC. Ethnarchou Makariou & D. Falireos Str. 2 185 47, Neo Faliro, Piraeus, Greece Attention: Email: Tel:

or, if a party hereto changes its address, to such other address as that party may notify to the other.

16.2	Validity of demands. A demand under this Guarantee shall be valid notwithstanding that it is served:
(a)	on the date on which the amount to which it relates is payable by the Bareboat Charterer under a Leasing Document; and
(b)	at the same time as the service of the Termination Notice referred to under clause 47.2 of the Bareboat Charter;

and a demand under this Guarantee should specifically refer to each amount payable under or in connection with a Leasing Document.

17	INVALIDITY OF LEASING DOCUMENTS
17.1	Invalidity of Leasing Documents. In the event of:
(a)

any Leasing Document now being or later becoming, with immediate or retrospective effect, void, illegal, unenforceable or otherwise invalid for any other reason whatsoever, whether of a similar kind or not; or

(b)

without limiting the scope of paragraph (a), a bankruptcy or insolvency of any Obligor, the introduction of any law or any other matter resulting in any Obligor being discharged from liability under any Leasing Document, or the Bareboat Charter ceasing to operate (for example, by interest ceasing to accrue), this Guarantee shall cover any amount which would have been or become payable under or in connection with a Leasing Document if such Leasing Document had been and remained entirely valid, legal and enforceable, or the Bareboat Charterer had not suffered bankruptcy or insolvency, or any combination of such events or circumstances, as the case may be, and

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the Bareboat Charterer had remained fully liable under it for obligations whether invalidly incurred or validly incurred but subsequently retrospectively invalidated; and references in this Guarantee to amounts payable by the Bareboat Charterer under or in connection with a Leasing Document shall include references to any amount which would have so been or become payable as aforesaid.

18	INCORPORATION OF BAREBOAT CHARTER PROVISIONS
18.1	The following provisions of the Bareboat Charter apply to this Guarantee as if they were expressly incorporated therein with any necessary modifications:

Clause 45 (No waiver of rights);

Clause 58 (No set-off or tax deduction);

Clause 61 (FATCA); and

Clause 63 (Confidentiality).

18.2	Clause 18.1 is without prejudice to the application to this Guarantee of any provision of the Bareboat Charter which, by its terms, applies or relates to this Guarantee.
19	GOVERNING LAW AND JURISDICTION
19.1	This Guarantee and any non-contractual obligations arising out of or in connection with it are governed by English law.
19.2

Any dispute arising out of or in connection with this Guarantee shall be referred to arbitration in London in accordance with the Arbitration Act 1996 or any statutory modification or re-enactment thereof save to the extent necessary to give effect to the provisions of this Clause 19. The arbitration shall be conducted in accordance with the London Maritime Arbitrators Association (LMAA) Terms current at the time when the arbitration proceedings are commenced.

19.3

The reference shall be to three arbitrators. A party wishing to refer a dispute to arbitration shall appoint its arbitrator and send notice of such appointment in writing to the other party requiring the other party to appoint its own arbitrator within 14 calendar days of that notice and stating that it will appoint its arbitrator as sole arbitrator unless the other party appoints its own arbitrator and gives notice that it has done so within the 14 days specified. If the other party does not appoint its own arbitrator and give notice that it has done so within the 14 days specified, the party referring a dispute to arbitration may, without the requirement of any further prior notice to the other party, appoint its arbitrator as sole arbitrator and shall advise the other party accordingly. The award of a sole arbitrator shall be binding on both parties as if he had been appointed by agreement. Nothing herein shall prevent the parties agreeing in writing to vary these provisions to provide for the appointment of a sole arbitrator.

19.4

In cases where neither the claim nor any counterclaim exceeds the sum of US$100,000 (or such other sum as the parties may agree) the arbitration shall be conducted in accordance with the LMAA Small Claims Procedure current at the time when the arbitration proceedings are commenced. Where the reference is to three arbitrators the procedure for making appointments shall be in accordance with the procedure for full arbitration stated above.

THIS GUARANTEE has been executed and delivered as a deed on the date stated at the beginning of this Guarantee.

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SCHEDULE 1

FORM OF COMPLIANCE CERTIFICATE

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EXECUTION PAGE

GUARANTOR

EXECUTED AND DELIVERED AS A DEED	)
by	)Thaleia Kalafati
as an attorney-in-fact	)/s/ Thaleia Kalafati
for and on behalf of	)
OKEANIS ECO TANKERS CORP.	)
In the presence of:	)/s/ Eirini Chaidemenou
)Attorney at Law
Witness’ signature:	)Athens Bar Association
Witness’ name:	)Eirini Chaidemenou
Witness’ address:	)Athens - Greece, +306976172522

OWNER

SIGNED, SEALED AND DELIVERED AS A DEED	)
by	)Wong Wai Sum
as an attorney-in-fact	)/s/ Wong Wai Sum
for and on behalf of	)
SEA 289 LEASING CO. LIMITED	)
In the presence of:	)
)
Witness’ signature:	)/s/ Sandrea Mar
Witness’ name:	)Sandrea Mar
Witness’ address:	)Suites 4610-4619 Jardine House
1 Connaught Place, Hong Kong

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